     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1996



                                                       REGISTRATION NO. 333-3888

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              GARTNER GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

            DELAWARE                          7372                         04-3099750
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)

                                 P.O. BOX 10212
                              56 TOP GALLANT ROAD
                            STAMFORD, CT 06904-2212
                                 (203) 964-0096
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN F. HALLIGAN
                           EXECUTIVE VICE PRESIDENT,
                       CHIEF FINANCIAL OFFICER, TREASURER
                            AND CORPORATE SECRETARY
                              GARTNER GROUP, INC.
                                 P.O. BOX 10212
                              56 TOP GALLANT ROAD
                            STAMFORD, CT 06904-2212
                                 (203) 964-0096
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

            LARRY W. SONSINI, ESQ.                        ROBERT A. ROSENBAUM, ESQ.
            HOWARD S. ZEPRUN, ESQ.                         ERIC M. NICHOLSON, ESQ.
            MARTIN W. KORMAN, ESQ.                          DORSEY & WHITNEY LLP
            JAMES E. WILLIAMS, ESQ.                        220 SOUTH SIXTH STREET
       WILSON SONSINI GOODRICH & ROSATI                  MINNEAPOLIS, MN 55402-1498
           PROFESSIONAL CORPORATION                            (612) 340-2600
              650 PAGE MILL ROAD
           PALO ALTO, CA 94304-1050
                (415) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

               UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              GARTNER GROUP, INC.

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-4

FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING             LOCATION IN PROSPECTUS
- ------------------------------------------------  ---------------------------------------------
                                 (INFORMATION ABOUT THE TRANSACTION)
  1.  Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus....  Facing Page; Cross-Reference Sheet; Outside
                                                  Front Cover Page
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................  Available Information; Incorporation of
                                                  Certain Documents by Reference; Inside Front
                                                  and Outside Back Cover Pages of Prospectus
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information.............  Summary; Risk Factors; Selected Historical
                                                  and Pro Forma Financial Data; Comparative
                                                  Historical and Pro Forma Per Share Data; The
                                                  Merger and Related Transactions; Terms of the
                                                  Merger
  4.  Terms of the Transaction..................  Summary; Introduction; The Merger and Related
                                                  Transactions; Terms of the Merger; Comparison
                                                  of Rights of Holders Gartner Common Stock and
                                                  Holders of J3 Capital Stock
  5.  Pro Forma Financial Information...........  Pro Forma Combined Condensed Financial
                                                  Statements
  6.  Material Contacts with the Company Being
      Acquired..................................  The Merger and Related Transactions
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed
      to be Underwriters........................  *
  8.  Interests of Named Experts and Counsel....  Legal Matters
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................  *
                                 (INFORMATION ABOUT THE REGISTRANT)
 10.  Information with Respect to S-3
      Registrants...............................  Available Information; Incorporation of
                                                  Certain Documents by Reference
 11.  Incorporation of Certain Information by
      Reference.................................  Incorporation of Certain Documents by
                                                  Reference
 12.  Information with Respect to S-2 or S-3
      Registrants...............................  *
 13.  Incorporation of Certain Information by
      Reference.................................  *
 14.  Information with Respect to Registrants
      Other Than S-2 or S-3 Registrants.........  *
                           (INFORMATION ABOUT THE COMPANY BEING ACQUIRED)
 15.  Information with Respect to S-3
      Companies.................................  *
 16.  Information with Respect to S-2 or S-3
      Companies.................................  *

FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING             LOCATION IN PROSPECTUS
- ------------------------------------------------  ---------------------------------------------
 17.  Information with Respect to Companies
      other than S-2 or S-3 Companies...........  Summary; Risk Factors; The Merger and Related
                                                  Transactions; J3 Business, Principal
                                                  Shareholders of J3 and Security Ownership of
                                                  Management, Selected Consolidated Financial
                                                  Data of J3 Learning Corporation, Management's
                                                  Discussion and Analysis of Financial
                                                  Condition and Results of Operations; J3
                                                  Financial Statements
                              (VOTING AND MANAGEMENT INFORMATION)
 18.  Information if Proxies, Consents or
      Authorizations Are to be Solicited........  Summary; Introduction; J3 Learning
                                                  Corporation Special Meeting; The Merger and
                                                  Related Transactions
 19.  Information if Proxies, Consents or
      Authorizations Are Not to be Solicited or
      in an Exchange Offer......................  *

- ---------------
* Not Applicable.

                            J3 LEARNING CORPORATION
                              10729 BREN ROAD EAST
                          MINNEAPOLIS, MINNESOTA 55343


                                                                 June [  ], 1996


Dear Shareholder:


     You are cordially invited to attend a Special Meeting (the "Special Meeting") of the shareholders of J3 Learning Corporation ("J3"), to be held on
[          ] July [  ], 1996 at [9:00 a.m.], local time, at the offices of
Dorsey & Whitney LLP, counsel to J3, located at 220 South Sixth Street, Pillsbury Center South, 20th Floor, Minneapolis, MN 55402-1498.



     At this Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of March 11, 1996, as amended on May 29, 1996 (the "Merger Agreement"), among J3, Gartner Group, Inc., a Delaware corporation ("Gartner"), and Gartner's wholly owned subsidiary, GJ Acquisition Corporation, a Minnesota corporation ("Sub"), providing for the merger (the "Merger") of Sub with and into J3, as described in the accompanying Prospectus/Proxy Statement.



     Upon the consummation of the Merger, holders of J3 capital stock and holders of warrants and options not assumed by Gartner will receive an aggregate amount of cash and shares of Gartner common stock, Class A, ranging in aggregate value from $39 million (less certain Merger expenses of J3) to $45.2 million (less certain Merger expenses of J3), depending upon the average price of a share of Gartner common stock, Class A ("Gartner Common Stock"), for a period prior to the closing date of the Merger. Warrants and options to acquire J3 common stock, at the election of the holders thereof, will be converted into the right to receive a portion of the Merger Consideration (as defined below) or will be assumed by Gartner, all as more fully described in the accompanying Prospectus/Proxy Statement in the section entitled "Terms of the Merger -- Manner and Basis of Converting Shares." The consideration payable by virtue of the Merger (the "Merger Consideration") will consist of cash and shares of Gartner Common Stock, with the actual amount of cash and number of shares to be determined upon the closing of the Merger. The holders of J3 Series A convertible preferred stock will be paid in cash the portion of the Merger Consideration to which they are entitled to the extent cash (out of the aggregate Merger Consideration) is available to pay such holders, and holders of J3 common stock and holders of warrants and options not assumed by Gartner will receive cash only to the extent that there remains cash after payments in respect of shares of J3 preferred stock. A portion of the Merger Consideration, cash and shares of Gartner Common Stock having a value of $3,100,000, will be placed in an escrow account at the closing of the Merger to secure certain post-closing indemnification obligations of J3's shareholders. Commencing on p. 29 is an illustrative example of the allocation of the total consideration payable by Gartner to holders of J3 capital stock, warrants and options pursuant to the Merger.



     J3's Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and unanimously recommends a vote in favor of approval and adoption of the Merger Agreement. Shareholders of J3 who together hold of record approximately 45.5% of the outstanding shares of J3 preferred stock, approximately 69.3% of the outstanding shares of J3 common stock and approximately 61.9% of the outstanding shares of J3 capital stock (on an as converted basis) have (i) signed voting agreements with Gartner pursuant to which they have agreed to vote all such shares held by them in favor of approval and adoption of the Merger Agreement, and (ii) delivered irrevocable proxies in favor of Gartner to vote in favor of approval and adoption of the Merger Agreement. Charles J. Gorman, J3's Chief Executive Officer, Daniel Frawley, J3's President and John Barrow, J3's Vice Chairman and Executive Vice President, among others, have executed such voting agreements. Approval of the Merger requires the affirmative vote of holders of (i) a majority of the outstanding shares of J3 common stock, voting separately as a single class; (ii) a majority of the outstanding shares of J3 preferred stock, voting separately as a single class and (iii) a majority of the outstanding shares of J3 capital stock, voting together. If the Merger is approved and consummated, you will receive detailed information on how to transmit your J3 share certificates to obtain your cash portion of the Merger consideration and your shares of Gartner Common Stock.

     In the material accompanying this letter, you will find a Prospectus/Proxy Statement relating to the actions to be taken by J3 shareholders at the Special Meeting. Also enclosed herewith are certain of Gartner's public reports and filings filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including Gartner's annual report to its stockholders and other related information. The Prospectus/Proxy Statement more fully describes the proposed Merger and includes important information concerning Gartner and J3.

     Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your Proxy in the manner described in the accompanying Prospectus/Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,


                                          /s/ CHARLES J. GORMAN

                                          CHARLES J. GORMAN
                                          Chief Executive Officer

                            J3 LEARNING CORPORATION
                              10729 BREN ROAD EAST
                          MINNEAPOLIS, MINNESOTA 55343

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JULY [   ], 1996


TO THE SHAREHOLDERS OF J3 LEARNING CORPORATION:


     NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of J3 Learning Corporation, a Minnesota corporation ("J3"), will be
held on [          ], July [  ], 1996 at [9:00 A.M.], local time, at the offices of Dorsey & Whitney LLP, counsel to J3, located at 220 South Sixth Street, Pillsbury Center South, 20th Floor, Minneapolis, MN 55402-1498.



     At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of March 11, 1996, as amended on May 29, 1996 (the "Merger Agreement"), among J3, Gartner Group, Inc., a Delaware corporation ("Gartner"), and Gartner's wholly owned subsidiary, GJ Acquisition Corporation, a Minnesota corporation ("Sub"), providing for the merger of Sub with and into J3 (the "Merger"), as described in the accompanying Prospectus/Proxy Statement.


     In particular, you will be asked to vote on the following matters:


          1. To adopt and approve an Agreement and Plan of Merger, dated as of March 11, 1996, as amended on May 29, 1996, by and among J3, Gartner and Sub, which provides, among other things, for the merger of Sub with and into J3, all as more fully described in the accompanying Prospectus/Proxy Statement.


          2. For the transaction of such other business as may properly come before said meeting or adjournments thereof.

     In addition to your review of the details of the proposed Merger appearing in the accompanying Prospectus/Proxy Statement and in the Merger Agreement and related agreements attached as exhibits thereto, you should carefully review the investment considerations associated with the Merger discussed under the section entitled "Risk Factors" in the accompanying Prospectus/Proxy Statement.

     If the Merger is consummated, shareholders of J3 who do not vote in favor of the Merger Agreement and who otherwise comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act ("Minnesota Law") will be entitled to statutory dissenters' appraisal rights. The rights of dissenting shareholders under Minnesota Law are discussed in the section entitled "J3 Learning Corporation Special Meeting -- Rights of Dissenting J3 Shareholders." Any exercise of dissenters' rights must be in accordance with the procedures set forth in Sections 302A.471 and 302A.473 of the Minnesota Law, which sections are attached as Annex B to the Prospectus/Proxy Statement.


     Only shareholders of record at the close of business on June [ ], 1996 are entitled to notice of, and to vote at, the Special Meeting, or at any continuance(s) or adjournment(s) thereof. Shareholders of J3 who together hold of record approximately 45.5% of the outstanding shares of J3 preferred stock, approximately 69.3% of the outstanding shares of J3 common stock and approximately 61.9% of the outstanding shares of J3 capital stock have (i) signed voting agreements with Gartner pursuant to which they have agreed to vote all such shares held by them in favor of approval and adoption of the Merger Agreement, and (ii) delivered irrevocable proxies in favor of Gartner to vote in favor of approval and adoption of the Merger Agreement. Charles J. Gorman, J3's Chief Executive Officer, Daniel Frawley, J3's President and John Barrow, J3's Vice Chairman and Executive Vice President, among others, have executed such voting agreements.

     You are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the Special Meeting, you may still revoke such proxy at any time prior to the Special Meeting by providing written notice of such revocation to J3 Learning Corporation, Attention: Corporate Secretary.

                                          By Order of the Board of Directors,

                                          /s/  CHARLES J. GORMAN

                                          --------------------------------------
                                          Charles J. Gorman
                                          Chief Executive Officer

Minneapolis, Minnesota

June [  ], 1996

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN
  AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE,
     WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. DO NOT
       SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. THE
        PROCEDURE FOR THE EXCHANGE OF YOUR SHARES AFTER THE MERGER IS
          CONSUMMATED IS SET FORTH IN THE ATTACHED PROSPECTUS/PROXY
             STATEMENT.

     A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                   SUBJECT TO COMPLETION. DATED JUNE   , 1996


                              GARTNER GROUP, INC.

                            J3 LEARNING CORPORATION
                           PROSPECTUS/PROXY STATEMENT


     This Prospectus/Proxy Statement is being furnished to shareholders of J3 Learning Corporation, a Minnesota corporation ("J3"), in connection with the proposed acquisition of J3 by Gartner Group, Inc., a Delaware corporation ("Gartner"), by means of the merger of GJ Acquisition Corporation, a Minnesota corporation ("Sub") and wholly owned subsidiary of Gartner, with and into J3 (the "Merger"), pursuant to the terms set forth in the Agreement and Plan of Merger, dated as of March 11, 1996 as amended on May 29, 1996, (the "Merger Agreement"), by and among Gartner, Sub and J3.



     Pursuant to the proposed Merger, Gartner will issue to shareholders and option holders of J3 an aggregate of up to 1,321,000 shares of its Common Stock, Class A (the "Common Stock") of Gartner.



     Assuming the "Assumptions" (as set forth on page 30 of the Prospectus/Proxy Statement), and subject to the escrow provision of the Merger Agreement (as set forth on page 35 of the Prospectus/Proxy Statement) holders of shares of J3 Preferred Stock will receive cash and stock in amounts ranging as follows: in the event the closing price of Gartner Common Stock is $24.00, holders of J3 Preferred Stock will receive approximately $17.94 in cash and approximately 0.74 shares of Gartner Common Stock for each share of J3 Preferred Stock held by them. In the event the closing price of Gartner Common Stock is $50.00 per share, holders of J3 Preferred Stock will receive cash in the amount equal to approximately $21.35 in cash and approximately 0.290 shares of Gartner Common Stock for each share of J3 Preferred Stock held by them.



     Similarly, assuming the "Assumptions" and subject to the escrow provision of the Merger Agreement (as set forth on page 35 of the Prospectus/Proxy Statement) holders of J3 Common Stock, in the event the closing price of Gartner Common Stock is $24.00, will receive approximately $0.638 in cash and approximately 1.260 shares of Gartner Common Stock for each share of J3 Common Stock held by them; in the event the closing price of Gartner Common Stock is $50.00 per share, holders of J3 Common Stock will receive approximately $0.633 in cash and approximately 0.740 shares of Gartner Common Stock for each share of J3 Common Stock held by them. For the purposes of this calculation, the closing price of Gartner Common Stock refers to the average of the closing sale prices of Gartner Common Stock on the Nasdaq National Market over the ten market trading days ending on and including the third trading day prior to the closing of the proposed Merger.



     This Prospectus/Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of J3 on or about June [ ], 1996.



     This Prospectus/Proxy Statement constitutes (a) the Proxy Statement of J3 relating to the Special Meeting of Shareholders of J3, scheduled to be held on July [ ], 1996 (the "Special Meeting") and (b) the Prospectus of Gartner constituting part of the registration statement. All information herein with respect to J3 has been furnished by J3, and all information herein with respect to Gartner and Sub has been furnished by Gartner.


     SEE "RISK FACTORS" COMMENCING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY J3 SHAREHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.

     NEITHER THIS TRANSACTION NOR THE SECURITIES OF GARTNER OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        The date of this Prospectus/Proxy Statement is June [  ], 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................     2
SUMMARY...............................................................................     4
  The Companies.......................................................................     4
  Special Meeting of Shareholders of J3...............................................     4
  The Merger..........................................................................     5
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA......................................     9
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA...................................    12
RISK FACTORS..........................................................................    13
INTRODUCTION..........................................................................    17
J3 LEARNING CORPORATION SPECIAL MEETING...............................................    17
  Date, Time and Place of Special Meeting.............................................    17
  Record Date and Outstanding Shares..................................................    17
  Vote Required.......................................................................    17
  Proxies.............................................................................    18
  Recommendation of J3 Board of Directors.............................................    18
  Rights of Dissenting J3 Shareholders................................................    18
THE MERGER AND RELATED TRANSACTIONS...................................................    20
  Joint Reasons For the Merger........................................................    20
  Gartner's Reasons For the Merger....................................................    20
  J3's Reasons For the Merger.........................................................    20
  Material Contacts and Board Deliberations...........................................    21
  Financial Advisor...................................................................    23
  Certain Federal Income Tax Considerations...........................................    23
  Governmental and Regulatory Approvals...............................................    26
  Accounting Treatment................................................................    26
TERMS OF THE MERGER...................................................................    27
  Effective Time......................................................................    27
  Manner and Basis of Converting Shares...............................................    27
  Conduct of the Business of the Combined Companies Following the Merger..............    32
  Conduct of J3's Businesses Prior to the Merger......................................    33
  No Solicitation.....................................................................    34
  Indemnification by J3 and Escrow of Merger Consideration............................    34
  Conditions to the Merger............................................................    35
  Termination or Amendment of Merger Agreement........................................    37
  Employment Agreements...............................................................    37
  Shareholders Agreements.............................................................    37
  Affiliate Agreements................................................................    38
  Release from Guarantees/Payment of Indebtedness.....................................    38
  Rights of Dissenting J3 Shareholders................................................    39
INTERESTS OF CERTAIN PERSONS IN THE MERGER............................................    41
STOCK PRICE AND DIVIDEND INFORMATION..................................................    42

                                                                                        PAGE
                                                                                        ----
J3 BUSINESS...........................................................................    43
  Overview............................................................................    43
  Industry Background.................................................................    43
  J3's Objective and Key Strategies...................................................    43
  Products............................................................................    44
  Product Development.................................................................    44
  Sales and Marketing.................................................................    45
  Clients.............................................................................    46
  Competition.........................................................................    46
  Intellectual Property and Licenses..................................................    46
  Litigation..........................................................................    47
  Employees...........................................................................    47
  Facilities..........................................................................    47
PRINCIPAL SHAREHOLDERS OF J3 AND SECURITY OWNERSHIP OF MANAGEMENT.....................    48
SELECTED CONSOLIDATED FINANCIAL DATA OF J3 LEARNING CORPORATION.......................    51
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................    52
  Overview............................................................................    52
  Results of Operations...............................................................    52
  Inflation and Foreign Currency Exchange.............................................    55
  Liquidity and Capital Resources.....................................................    55
MANAGEMENT............................................................................    57
GARTNER GROUP, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.......    59
DESCRIPTION OF J3'S CAPITAL STOCK.....................................................    64
  General.............................................................................    64
  J3 Common Stock.....................................................................    64
  J3 Preferred Stock..................................................................    64
  Undesignated Preferred Stock........................................................    65
COMPARISON OF RIGHTS OF HOLDERS OF GARTNER COMMON STOCK AND HOLDERS OF J3 CAPITAL
  STOCK...............................................................................    66
  Liability and Indemnification.......................................................    66
  Dividends...........................................................................    67
  Special Meetings of the Stockholders................................................    67
  Charter Amendments..................................................................    67
  Preemptive Rights...................................................................    68
  Voting Rights Generally.............................................................    68
  Action by Written Consent...........................................................    68
  Voting in the Election of Directors.................................................    69
  Number and Qualification of Directors...............................................    69
  Classification of Board.............................................................    70
  Removal of Directors................................................................    70
  Filling Vacancies on the Board of Directors.........................................    70
  Transactions Involving Directors....................................................    71
  Mergers, Tender Offers and Sales of Substantially All of a Corporation's Assets.....    71
  Appraisal Rights....................................................................    72
  Anti-Takeover Provisions; Transactions with Interested Stockholders.................    72
  Dissolution.........................................................................    73

                                                                                        PAGE
                                                                                        ----
EXPERTS...............................................................................    73
LEGAL MATTERS.........................................................................    73
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................................   F-1
Annex A  Agreement and Plan of Merger among Gartner Group, Inc. a Delaware corporation, GJ Acquisition Corporation, a Minnesota corporation and J3
         Learning Corporation, a Minnesota corporation, dated as of March 11, 1996, as amended on May 29, 1996, and the exhibits thereto
Annex B  Sections 302A.471 and 302A.473 of the Minnesota Business Corporations Act
         (Dissenters' Rights Sections)
PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS.....................................  II-1

                             AVAILABLE INFORMATION


     Gartner is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Gartner's Common Stock is quoted on the Nasdaq National Market and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.


     Gartner has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Gartner Common Stock to be issued pursuant to the Merger. This Prospectus/Proxy Statement does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus/Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to such other document, each such statement being qualified in all respects by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GARTNER OR J3. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the SEC by Gartner are incorporated herein by reference:


        1. Gartner's Annual Report on Form 10-K for the year ended September 30, 1995 (File No. 000-15144);



        2. Gartner's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995 (File No. 000-15144);



        3. Gartner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 000-15144);



        4. Gartner's Proxy Statement dated December 20, 1995 in connection with the Gartner Annual Meeting held on January 25, 1996 (File No. 000-15144);



        5. Gartner's Registration Statement on Form 8-A as filed with the SEC on August 18, 1993 (File No. 000-15144);



        6. Gartner's Report on Form 8-K, filed with the SEC on December 15, 1995 (File No. 000-15144);



        7. Gartner's Report on Form 8-K-A, filed with the SEC on February 9, 1996 (File No. 000-15144); and



        8. Gartner's Information Statement filed with the SEC on February 26, 1996 (File No. 000-15144).



     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROSPECTUS/PROXY STATEMENT IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). REQUESTS FOR DOCUMENTS OF GARTNER GROUP, INC. HEREIN BY REFERENCE SHOULD BE DIRECTED TO DIRECTOR, INVESTOR RELATIONS, GARTNER GROUP, INC., P.O. BOX 10212, 56 TOP GALLANT ROAD, STAMFORD, CT, 06904-2212 (TELEPHONE (203) 964-0096). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE J3 LEARNING CORPORATION SPECIAL MEETING TO WHICH THIS PROSPECTUS/PROXY STATEMENT
RELATES, ANY SUCH REQUEST SHOULD BE MADE BEFORE JULY   , 1996.


     All reports and definitive proxy or information statements filed by Gartner pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act subsequent to the date of this Prospectus/Proxy Statement and prior to the termination of the offering of the Gartner Common Stock to which this Prospectus/Proxy Statement relates shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                                    SUMMARY

     The following contains a brief summary of certain information contained elsewhere in this Prospectus/Proxy Statement. This summary does not contain a complete statement of all provisions of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement and in the information and documents annexed hereto and/or incorporated by reference herein.

     Gartner Group, Inc. effected a 2-for-1 stock split of its common stock, Class A (the "Gartner Common Stock") and common stock, Class B in the form of a stock dividend on March 29, 1996. All per share amounts, "Closing Prices" and other Gartner stock information contained in this Prospectus/Proxy Statement, except as set forth in the exhibits hereto, have been restated to reflect such stock split.

THE COMPANIES

     Gartner Group, Inc. Gartner Group, Inc. ("Gartner" or the "Company") is the leading independent provider of research and analysis of the computer hardware, software, communications and related technology industries (collectively, the "information technology" or "IT" industry). Gartner's core business is the research and analysis of significant IT industry developments, packaging such analysis into annually renewable subscription-based products and the distribution of such products through print and electronic media. Gartner's product offerings collectively provide comprehensive coverage of the information technology industry.

     Gartner's continuous services products are generally grouped into three categories of technology: application, direction, and management. Gartner also owns a controlling interest in Relational Courseware, L.P., a Delaware partnership ("RCI") in a business similar to J3. Gartner employed over 1,400 associates worldwide as of September 30, 1995, and has sales offices and distributors in Europe, North and South America, the Middle East, Africa, Asia and the Pacific. Gartner currently has approximately 6,300 client organizations who subscribe to Gartner's continuous service products.

     As used in this Prospectus/Proxy Statement, unless the context indicates otherwise, the "Company" or "Gartner" refers to Gartner Group, Inc., a Delaware corporation, and its subsidiaries and Gartner Common Stock shall refer to Gartner's Class A Common Stock. The Company's principal executive offices are located at 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212 and its telephone number at that address is (203) 964-0096.

     Acquisition Subsidiary. GJ Acquisition Corporation, a Minnesota corporation ("Sub"), is a corporation wholly owned by Gartner and will be utilized for the purpose of effecting the acquisition of J3. It has no material assets and is not engaged in any activities except in connection with such proposed acquisition. Sub's executive offices are located at 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212 and its telephone number at that address is (203) 964-0096.

     J3 Learning Corporation. J3 publishes, markets and distributes software educational materials for corporate and individual training. J3's products address software training needs relating to desktop applications, operating systems, relational databases, networking technologies, and developer languages and tools. J3 develops its products in collaboration with major software companies and delivers its products in video, computer based training and multimedia formats. J3 was incorporated under the laws of the state of Minnesota in 1982. J3's principal offices are located at 10729 Bren Road East, Minneapolis, MN 55343, and its telephone number at that address is (612) 930-0330.

SPECIAL MEETING OF SHAREHOLDERS OF J3


     Time, Date, Place and Purpose.  A Special Meeting of Shareholders of J3
(the "Special Meeting") will be held 9:00 a.m., local time, on July   , 1996 at
the offices of Dorsey & Whitney LLP, counsel to J3, located at 220 South Sixth Street, Pillsbury Center South, 20th Floor, Minneapolis, MN 55402-1498. The purpose of the Special Meeting is to approve and adopt the Merger Agreement, providing for the merger of Sub with and into J3, and to transact such other business as may properly come before the meeting.

     Record Date and Vote Required. Only J3 shareholders of record at the close of business on June [ ], 1996 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of holders of (i) a majority of the outstanding shares of J3 Preferred Stock, voting separately as a single class; (ii) a majority of the outstanding shares of J3 Common Stock, voting separately as a single class; and
(iii) a majority of the outstanding shares of J3 Capital Stock, voting together. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of J3 Capital Stock entitled to vote at the Special Meeting (with the J3 Preferred Stock being treated on an as-converted basis) is necessary to constitute a quorum at the Special Meeting. As used herein, the term "J3 Capital Stock" shall include all of the issued and outstanding shares of J3 Common Stock and J3 Preferred Stock; the term "J3 Warrants" refers to all issued and outstanding warrants to acquire shares of J3 Common Stock; and the term "J3 Options" refers to all issued and outstanding options to acquire shares of J3 Common Stock.



     As of the Record Date, there were outstanding an aggregate of 760,784 shares of J3 Common Stock held by 19 holders of record, and an aggregate of 343,096 shares of J3 Preferred Stock held by 14 holders of record.



     Shareholders of J3 who hold of record approximately 45.5% of the outstanding shares of J3 Preferred Stock, approximately 69.3% of the outstanding shares of J3 Common Stock and approximately 61.9% of the outstanding shares of J3 Capital Stock have (i) signed voting agreements with Gartner pursuant to which they have agreed to vote all such shares held by them in favor of approval and adoption of the Merger Agreement, and (ii) delivered irrevocable proxies in favor of Gartner to vote in favor of approval and adoption of the Merger Agreement. Charles J. Gorman, J3's Chief Executive Officer, Daniel Frawley, J3's President, and John Barrow, J3's Vice Chairman and Executive Vice President, among others, have executed such voting agreements.


THE MERGER


     Terms of the Merger. At the Effective Time (as defined below), Sub, a wholly owned subsidiary of Gartner, will be merged into J3. After the Merger, J3 will become a wholly owned subsidiary of Gartner but will continue to use the corporate name "J3 Learning Corporation." The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of Minnesota (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur on or about July [ ], 1996 (the "Closing Date").


     The aggregate purchase price (the "Purchase Price") to be paid by Gartner
(i) in exchange for the acquisition of all shares of J3 Capital Stock outstanding as of the Effective Time and (ii) in consideration for the termination or assumption of all J3 Warrants and J3 Options outstanding as of the Effective Time, will be determined as specified below, and will depend on the Fair Market Value (as defined below) of a share of Gartner Common Stock on the Closing Date (the "Closing Price"). The Purchase Price will range in value from $39 million (less Third Party Expenses of J3, as defined below) to $45.2 million (less Third Party Expenses of J3). The "Fair Market Value" per share of Gartner Common Stock on the Closing Date will be the average of the closing sale prices of Gartner Common Stock on the Nasdaq National Market over the ten market trading days ending (and including) the third market trading day immediately preceding the Closing Date.


     The Purchase Price will be paid in cash and shares of Gartner Common Stock. The composition of the Purchase Price (in terms of the actual amount of cash and number of shares of Gartner Common Stock that will comprise the Purchase Price, collectively referred to herein as the "Merger Consideration") will be determined as hereinafter described. For a more complete description of the allocation of the cash portion and stock portion of the Merger Consideration among holders of J3 Preferred Stock, J3 Common Stock, J3 Warrants and J3 Options. No fractional shares of Gartner Common Stock will be issued in connection with the Merger. In lieu thereof, each holder of shares of J3 Capital Stock or J3 Options or J3 Warrants entitled to acquire a fraction of a share of Gartner Common Stock will receive an amount of cash equal to the product of (i) such fraction multiplied by (ii) the Closing Price of Gartner Common Stock. The Closing Price is defined as the average closing sale prices of Gartner Common Stock on the Nasdaq National Market over the ten market trading days ending (and including) the third market trading day immediately preceding the closing date of the Merger. See "Terms of the Merger -- Manner and Basis of Converting Shares."



     Conditions to the Merger; Termination; Amendment. Consummation of the Merger is subject to the satisfaction of various conditions. The Merger Agreement may be terminated under certain circumstances, including (a) by mutual written consent of Gartner and J3, (b) by either Gartner or J3 if the other party is in material breach of any representation, warranty or covenant contained in the Merger Agreement which has not been cured within five business days after delivery of a notice of a breach, (c) by either party if the Merger is not consummated on or before July 15, 1996; and (d) by Gartner if the Closing Price is less than $20 per share. See "Terms of the Merger -- Conditions to the Merger."


     The Merger Agreement may be amended by Gartner, J3 and Sub, by action taken by their respective Boards of Directors, at any time before or after the approval of the Merger Agreement by the J3 shareholders, provided that after any such shareholder approval has been obtained no amendment of any of the agreements executed in connection with the Merger may be made which by law requires the further approval of the shareholders, without obtaining such further approval. See "Terms of the Merger -- Termination or Amendment of Merger Agreement."

     Indemnification by J3 and its Shareholders and Escrow of Merger Consideration. In connection with the Merger, a portion of the aggregate Merger Consideration will be placed into escrow; in particular, cash (the "Escrow Cash") and shares of Gartner Common Stock (the "Escrow Shares") having a value as of the Closing Date equal to $3,100,000 will be placed into escrow (collectively, such cash and Escrow Shares are referred to as the "Aggregate Escrow Amount" or the "Aggregate Escrow Fund"). At the Closing, the Aggregate Escrow Fund, without any further act by any J3 shareholder, will be placed into an escrow account with First Trust of California National Association Global Escrow D.S. The Escrow Amount shall be contributed on behalf of each holder of J3 Common Stock, J3 Warrants and J3 Options (collectively, the "Holders in Escrow") in proportion to the aggregate portion of the Merger Consideration such holder would otherwise receive in exchange for such holder's J3 Common Stock or the termination of its J3 Options or J3 Warrants by virtue of the Merger. Up to $3,000,000 of the Aggregate Escrow Amount (the "Escrow Amount") will be held in escrow as security for any losses incurred by Gartner in the event of certain breaches by J3 of covenants, representations or warranties contained in the Merger Agreement, with the remaining $100,000 available to pay for costs and expenses incurred by the agent of the Holders in Escrow in connection with such breaches. No amounts will be contributed to the Aggregate Escrow Fund on behalf of holders of J3 Preferred Stock. In addition to J3's representations, warranties and covenants, certain shareholders of J3 have entered into agreements with Gartner pursuant to which, among other things, such shareholders have made certain representations and warranties with respect to (i) certain tax and environmental matters concerning J3 and (ii) the validity of their title to their shares of J3 Capital Stock.

     By approving the Merger Agreement, J3 shareholders will be deemed to have consented to the appointment of Tony J. Christianson, currently a director of J3, to act as the agent on behalf of the Holders in Escrow to deliver monies and shares held in escrow to Gartner in satisfaction of claims brought by Gartner, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises with respect to such claims, and to take certain other actions on behalf of the Holders in Escrow, all as more fully described in Article VII of the Merger Agreement. As noted above an aggregate of $100,000 of the Aggregate Escrow Amount (the "Agent Escrow Amount") shall be available for use by such agent to pay expenses incurred by him in performing his responsibilities as agent of the Holders in Escrow. The portion of the Agent Escrow Amount that is not utilized for the payment of such expenses shall be distributed to the Holders in Escrow when the Escrow Fund is terminated.

     See "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration" and "Shareholders Agreements" and Article VII of the Merger Agreement for a more detailed explanation of the Escrow Fund and rights with respect thereto.


     Stock Ownership Following the Merger. Based upon the foregoing discussion under the section entitled "Summary -- The Merger" and the number of shares of Gartner Common Stock issued and outstanding as of June [ ], 1996, and assuming no exercise of dissenters' rights and the delivery of termination consents with respect to all J3 Warrants and J3 Options in exchange for their respective portion of the Merger Consideration, following the Merger, former holders of J3 Capital Stock, J3 Warrants and J3 Options would hold approximately [ ]% of Gartner's total issued and outstanding shares.


     Market Price Data. The Common Stock of Gartner has been traded on the Nasdaq National Market under the symbol "GART" since Gartner's initial public offering in October 1993. No established trading market exists for J3 Capital Stock.



     The closing sale prices per share of Gartner Common Stock, as reported on the Nasdaq National Market on March 11, 1996, the last full trading day before the execution of the Merger Agreement by Gartner, and on June [ ], 1996, the latest practicable trading day before the printing of this Prospectus/Proxy Statement, were $27.13 per share and $[ ], respectively. See "Stock Price and Dividend Information."


     Reasons for the Merger. In the discussions that led to the signing of the Merger Agreement, Gartner and J3 identified a number of potential benefits which may result from the Merger. Reasons for the Merger include a broader product line, expanded channels of distribution, expanded sales and marketing capabilities, expanded technical expertise and a diversified intellectual property base for each of the companies' respective computer-based training businesses. In addition, J3's Board of Directors believes that the Merger will provide liquidity to the shareholders of J3 and a significant source of financial, marketing and development resources for J3 to assist J3 in expansion of its business. Gartner's Board of Directors believes that the Merger will assist Gartner in expanding its computer-based training business. See "The Merger and Related Transactions -- Joint Reasons for the Merger, Gartner's Reasons for the Merger and J3's Reasons for the Merger."

     Recommendation of J3 Board of Directors. The Board of Directors of J3 has unanimously approved the Merger Agreement and UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. See "The Merger and Related Transactions."

     Conduct of the Combined Companies Following the Merger. Assuming the Merger is consummated, Sub will be merged into J3 and cease to exist as a corporation. All of the business, assets, liabilities and obligations of J3 will continue to be held and managed by J3 as the surviving corporation (the "Surviving Corporation"). Gartner's current intention is to operate J3 as an independent subsidiary with its headquarters remaining in Minnesota. The Board of Directors of the Surviving Corporation will consist of John Halligan, Executive Vice President and Chief Financial Officer of Gartner, Timothy Marken, a Senior Vice President of Gartner, Michael Fleisher, a Senior Vice President of Gartner, Follet Carter, Executive Vice President and Chief Marketing Officer of Gartner, and Charles J. Gorman, Chief Executive Officer of J3. Mr. Gorman will act as President of the Surviving Corporation; Mr. Halligan will act as Chief Financial Officer and Daniel Frawley, President of J3, will act as Secretary. See "Terms of the Merger -- Conduct of the Business of the Combined Companies Following the Merger."

     Exchange of J3 Stock Certificates. At, or if practicable, at least five days prior to the Effective Time, Gartner, acting through an exchange agent (the "Exchange Agent"), will deliver to each J3 shareholder of record and each holder of J3 Warrants and J3 Options a letter of transmittal with instructions to be used by such shareholder, J3 Warrant holder or J3 Option holder in surrendering certificates or agreements, as the case may be, which, prior to the Merger, represented shares of J3 Capital Stock, or the right to acquire shares of J3 common stock, as the case may be. CERTIFICATES AND/OR AGREEMENTS SHOULD NOT BE SURRENDERED BY THE HOLDERS OF J3 CAPITAL STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. See "Terms of the
Merger -- Manner and Basis of Converting Shares."

     Employment Agreements. Under the Merger Agreement, Gartner has agreed to offer to enter into employment agreements (the "Employment Agreements") with three employees of J3: Charles J. Gorman, Chief Executive Officer, Daniel Frawley, President, and John Barrow, Vice Chairman and Executive Vice President. The Employment Agreements would be between these employees and J3 and their effectiveness is contingent upon the closing of the Merger. In addition, Gartner's obligation to consummate the transaction contemplated by the Merger Agreement is contingent upon the execution of the Employment Agreements by Messrs. Gorman, Frawley and Barrow. See "Terms of the Merger -- Employment Agreements."

     Affiliate Agreements. As a condition to the Merger, sixteen shareholders, each of whom was identified by J3 as an affiliate, of J3 entered into an agreement with Gartner, providing that such shareholder will not offer to sell or otherwise dispose of any Gartner Common Stock obtained as a result of the Merger, except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder. See "Terms of the Merger -- Conditions to the Merger" and "-- Affiliate Agreements."


     Interests of Certain Persons in the Merger. Certain principal shareholders, officers, directors and affiliates of shareholders of J3 have special interests in the Merger. As conditions to the closing of the Merger, (i) Gartner must cause J3 to deliver to each of Charles J. Gorman, J3's Chief Executive Officer, Daniel J. Frawley, J3's Vice President, and John F. Barrow, J3's Vice Chairman and Executive Vice President, unconditional releases of any outstanding personal guaranties by them of indebtedness of J3 to First Bank National Association, and (ii) Gartner or J3 must repay the outstanding indebtedness of J3 to certain principal shareholders, executive officers and directors of J3. In addition, Messrs. Gorman, Frawley and Barrow expect to enter into employment agreements with J3 as of the Effective Time and J3 has entered into a severance agreement effective as of the Effective Time requiring certain payments to be made to Jeffrey Traynor, J3's Chief Financial Officer. Finally, upon completion of the Merger, Robertson, Stephens & Company, whose affiliates own approximately 42.4% of J3's Preferred Stock, will be paid the cash sum of $365,000, in return for certain advisory services provided to J3. See "Interests of Certain Persons in the Merger."



     Certain Income Tax Considerations. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly (i) none of Gartner, J3 or Sub should recognize gain or loss as a result of the Merger, (ii) in general, holders of J3 Capital Stock that recognize gain in the Merger will be required to include such gain in income in an amount equal to the cash received, and (iii) holders of J3 Options who elect to terminate their J3 Options will be required to include in their income the amount of Merger Consideration received by them for their J3 Options. The ability of Gartner, J3 and the J3 shareholders to treat the Merger as a reorganization under Section 368(a) of the Code, and the corresponding right of the J3 shareholders to defer recognition of gain realized on the receipt of Gartner Common Stock in the Merger, are dependent upon the satisfaction of the "continuity-of-interest" requirement. J3's shareholders are not prohibited by the terms of any agreement from selling their shares of Gartner Common Stock upon completion of the Merger. Accordingly, there can be no assurance that the continuity-of-interest requirement will be satisfied or that the Merger will qualify as a tax-free reorganization. ALL J3 SHAREHOLDERS AND HOLDERS OF J3 OPTIONS AND J3 WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISORS. See "The Merger and Related Transactions -- Certain Federal Income Tax Considerations."


     Accounting Treatment. The Merger will be treated as a purchase for financial reporting purposes in accordance with generally accepted accounting principles. See "Terms of the Merger -- Accounting Treatment."

     Dissenters' Rights. Shareholders of J3 who give proper written demand of the appraisal of their shares prior to the Special Meeting, who do not vote in favor of the Merger and who comply with other applicable requirements of Minnesota Law will have a right to demand payment for the "fair value" of their shares of J3 Capital Stock. The obligation of Gartner to consummate the Merger is subject to the condition that J3 shall not have received notices of intent to exercise dissenters' rights from shareholders holding more than 2% of the issued and outstanding J3 Capital Stock. See "Terms of the Merger -- Rights of Dissenting J3 Shareholders."

     Regulatory Matters. Neither Gartner nor J3 is aware of any governmental or regulatory approvals required to be obtained by such party, respectively, for consummation of the Merger, other than compliance with the federal securities laws and applicable securities laws of the various states. See "The Merger and Related Transactions -- Governmental and Regulatory Approvals."

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


     The following selected historical financial data of Gartner, insofar as it relates to each of the fiscal years ended September 30, 1993 through September 30, 1995, has been derived from annual consolidated financial statements, including the consolidated balance sheets at September 30, 1995 and 1994 and the related consolidated statements of operations and of cash flows for each of the three fiscal years in the period ended September 30, 1995 and the related notes thereto appearing elsewhere herein. The selected historical financial data of Gartner for the six months ended March 31, 1996 and 1995 has been derived from unaudited consolidated financial statements also appearing elsewhere herein and which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows at the dates and for the periods presented.



     The following selected historical financial data of J3, insofar as it relates to each of the fiscal years ended December 31, 1993 through December 31, 1995, has been derived from annual consolidated financial statements, including the consolidated balance sheets at December 31, 1995 and 1994 and the related consolidated statements of operations and of cash flows for each of the three fiscal years in the period ended December 31, 1995 and the related notes thereto appearing elsewhere herein. The selected historical financial data of J3 for the three months ended March 31, 1995 and 1996 has been derived from unaudited consolidated financial statements also appearing elsewhere herein and which, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position, results of operations and cash flows at the dates and for the periods presented. The results for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.



     The following unaudited selected pro forma combined condensed financial data is qualified in its entirety by reference to, and should be read in conjunction with, the unaudited pro forma combined condensed financial statements and notes thereto that are included elsewhere herein. The unaudited pro forma combined condensed statement of operations data combines Gartner's consolidated results of operations for the year ended September 30, 1995 and for the six months ended March 31, 1996 with J3's consolidated results of operations for the year ended December 31, 1995 and for the six months ended March 31, 1996. The unaudited pro forma combined condensed balance sheet data combines Gartner's consolidated balance sheet at March 31, 1996 with J3's consolidated balance sheet at that date giving effect to the Merger as if it had occurred on March 31, 1996. Gartner effected a two-for-one split of its common stock, Class A and common stock, Class B by means of a stock dividend on March 29, 1996. All earnings per share and per share data presented herein have been restated retroactively to reflect the impact of the common stock split.

                       SELECTED HISTORICAL FINANCIAL DATA

                              GARTNER GROUP, INC.
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                             SIX MONTHS ENDED
                                               FISCAL YEAR ENDED SEPTEMBER 30,                   MARCH 31,
                                     ----------------------------------------------------   -------------------
                                       1991       1992     1993(1)    1994(1)    1995(1)    1995(1)      1996
                                     --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA:
  Total revenues...................  $ 84,422   $100,353   $175,322   $225,472   $295,146   $136,845   $187,309
  Operating (loss) income..........  $ (3,696)  $  2,049   $ 13,618   $ 43,950   $ 43,740   $ 25,404   $ 39,057
  Net (loss) income................  $(10,388)  $ (5,529)  $  2,479   $ 24,057   $ 25,161   $ 14,912   $ 23,205
  Net (loss) income per common
    share..........................  $   (.18)  $   (.10)  $    .03   $    .25   $    .27   $    .16   $    .24
  Weighted average shares
    outstanding....................    56,584     55,592     75,000     95,008     94,762     93,536     98,412



                                                         SEPTEMBER 30,                             MARCH 31,
                                  ------------------------------------------------------------     ---------
                                    1991         1992       1993(1)      1994(1)      1995(1)        1996
                                  --------     --------     --------     --------     --------     ---------
BALANCE SHEET DATA:
  Working capital
    (deficit)(2)................  $(13,566)    $(32,749)    $(52,201)    $(21,433)    $(18,956)    $  3,200
  Total assets..................  $114,143     $109,489     $171,992     $265,923     $332,906     $339,758
  Long-term obligations.........  $ 47,747     $ 32,789     $  4,952     $  6,419           --           --
  Stockholders' (deficit)
    equity......................  $ (9,231)    $(13,729)    $ 24,751     $ 53,887     $ 74,251     $ 98,778


                            J3 LEARNING CORPORATION

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                THREE MONTHS
                                                                                                    ENDED
                                                         YEAR ENDED DECEMBER 31,                  MARCH 31,
                                               --------------------------------------------   -----------------
                                                1991     1992     1993     1994      1995      1995      1996
                                               ------   ------   ------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
  Net sales..................................  $4,427   $5,677   $8,538   $13,913   $15,004   $ 3,748   $ 3,674
  Operating income (loss)....................     150      180      892    (1,801)   (7,659)   (1,624)   (1,143)
  Net income (loss)..........................      75       79      480    (2,279)   (7,463)   (1,668)   (1,238)
  Net income (loss) per common share and
    common equivalent shares.................  $ 0.12   $ 0.13   $ 0.79   $ (3.04)  $ (9.33)  $ (1.95)  $ (1.63)
  Weighted average number of common shares
    outstanding..............................     611      611      611       749       800       856       761



                                                                DECEMBER 31,                         MARCH 31,
                                             ---------------------------------------------------     ---------
                                              1991       1992       1993       1994       1995         1996
                                             ------     ------     ------     ------     -------     ---------
BALANCE SHEET DATA:
  Working capital (deficit)................  $   57     $  300     $  228     $ (176)    $  (710)     $(1,922)
  Total assets.............................   1,700      2,221      3,212      9,078       8,888        7,434
  Long-term obligations....................      --        411        165      2,651         856          630
  Redeemable preferred stock...............      --         --         --         --       9,317        9,317
  Shareholders' equity (deficit)...........     341        420        900      1,342      (7,979)      (9,217)


- ---------------
(1) The Gartner Selected Historical Financial Data reflects the acquisition of Dataquest, Inc. (formerly a wholly-owned subsidiary of D&B) by Gartner on December 1, 1995. The transaction between Gartner and D&B was under common control and accordingly, the Gartner Consolidated Financial Statements have been restated in a manner similar to a pooling of interests from the date common control was established in fiscal 1993. See the Gartner Consolidated Financial Statements elsewhere in this Prospectus/Proxy Statement.

(2) See Note 1 on page 11 regarding the composition of Gartner's working capital, which includes current deferred revenues.
                            See accompanying notes.

                              GARTNER GROUP, INC.

         UNAUDITED SELECTED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                           SIX
                                                                                         MONTHS
                                                                       YEAR ENDED         ENDED
                                                                      SEPTEMBER 30,     MARCH 31,
                                                                          1995            1996
                                                                      -------------     ---------
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS DATA:
  Total revenues....................................................    $ 310,150       $ 193,966
  Operating income..................................................    $  34,223       $  34,173
  Net income........................................................    $  16,360       $  18,516
  Net income per common share.......................................    $    0.17       $    0.19
  Weighted average shares outstanding...............................       95,755          99,405



                                                                                        MARCH 31,
                                                                                          1996
                                                                                        ---------
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
  Working capital (deficit)(1).....................................................     $  (6,037)
  Total assets.....................................................................     $ 353,362
  Long-term obligations............................................................     $     630
  Total stockholders' equity.......................................................     $ 103,278


- ---------------

(1) Working capital consists of total current assets of $234,489 less total current liabilities of $240,526. Included in total current liabilities are deferred revenues of $161,163.


                            See accompanying notes.

              COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA

     The following table sets forth (1) historical income per share and historical book value per share data of Gartner; (2) historical net loss per share and historical book value per share data of J3; and (3) combined net income per share and pro forma book value per share data of Gartner after giving effect to the Merger on a purchase accounting basis; based on the exchange of cash and shares of Gartner Common Stock for each share of J3 Capital Stock. See "Terms of the Merger -- Manner and Basis of Converting Shares." The information in the table should be read in conjunction with the audited consolidated financial statements and the unaudited interim condensed consolidated financial statements of Gartner and the notes thereto incorporated by reference herein and the Gartner Unaudited Pro Forma Combined Condensed Financial Statements included in this Prospectus/Proxy Statement. The unaudited pro forma combined financial data are not necessarily indicative of the net income per share or book value per share that would have been achieved had the Merger been consummated as of the respective dates and should not be construed as representative of such amounts for any future dates or periods.

     Gartner effected a two-for-one split of its common stock, Class A and common stock, Class B by means of a stock dividend on March 29, 1996. All earnings per share and per share data presented herein have been restated retroactively to reflect the impact of the common stock split.


                                                                  HISTORICAL(1)          GARTNER
                                                                ------------------      PRO FORMA
                                                                GARTNER     J3(2)      COMBINED(1)
                                                                -------     ------     -----------
NET INCOME (LOSS) PER SHARE:(3)
  Six months ended March 31, 1996.............................   $0.24      $(3.64)       $0.19
  Year ended(4)...............................................   $0.27      $(7.13)       $0.17
  Book value per share:
     March 31, 1996...........................................   $1.07      $ 0.09        $1.11


- ---------------
(1) Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of the period. Gartner pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of Gartner Common Stock which would have been outstanding had the Merger been consummated as of the balance sheet date. See the Gartner Unaudited Pro Forma Combined Condensed Financial Statements elsewhere in this Prospectus/Proxy Statement.

(2) Although anti-dilutive, for the purpose of this schedule, loss per share and book value per share are computed based on the number of shares of J3 Common Stock outstanding and the number of shares of J3 Common Stock issuable upon conversion of all outstanding shares of J3 Preferred Stock.


(3) No dividends were declared or paid during the fiscal year ended September 30, 1995 by Gartner and the year ended December 31, 1995 by J3 or for the interim periods ended March 31, 1996 by either Gartner or J3.



(4) Year ended data for Gartner is for Gartner's fiscal year ended September 30, 1995, and year ended data for J3 is for J3's fiscal year ended December 31, 1995.

                                  RISK FACTORS

     THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY. FOR PERIODS FOLLOWING THE MERGER, REFERENCES TO THE PRODUCTS, BUSINESS, FINANCIAL RESULTS OR FINANCIAL CONDITION OF GARTNER SHOULD BE CONSIDERED TO REFER TO GARTNER AND ITS SUBSIDIARIES, INCLUDING J3, UNLESS THE CONTEXT OTHERWISE REQUIRES.

     Integration of Certain Operations; Effect on Gartner Common Stock. Gartner and J3 have entered into the Merger Agreement with the expectation that, in the long term, the Merger will result in beneficial synergies for the combined companies. See "The Merger and Related Transactions -- Joint Reasons for the Merger" "-- Gartner's Reasons for the Merger" and "-- J3's Reasons for the Merger." There can be no assurances, however, that the integration of the two companies' businesses can be achieved in an efficient and effective manner. The combination of the two companies will require, among other things, integration of the companies' respective product and service offerings and coordination of their sales and marketing and research and development efforts. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined company. Failure to effectively accomplish the integration of the two companies' operations could have an adverse effect on Gartner's results of operations and financial condition. In addition, although the companies believe that beneficial synergies will result from the Merger, there can be no assurances that the integration of the two companies' businesses, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by each company independently. In addition, the companies cannot determine the period of time required to achieve such result. There is also no assurance that shareholders of J3 would not achieve greater returns on investment if J3 were to remain an independent company.

     Dilution. The issuance of shares of Gartner Common Stock pursuant to the Merger will have the effect of reducing Gartner's income per share unless and until revenue growth and other business synergies sufficient to offset the effect of such issuance can be achieved. There can be no assurance that any such revenue growth or other business synergies will be achieved. A reduction in Gartner's income per share could result in a decline in the market price of Gartner Common Stock.

     Development of New Products and Market. In order to achieve the business synergies sought in the Merger, Gartner and J3 will need to develop new and enhanced business software education products. There can be no assurance that the combined company will be successful in its attempt to develop new business software education products. In addition, the U.S. market for business software education products is relatively new and there can be no assurance that the market will continue to develop.


     Effect of Gartner Stock Price on Value of Merger Consideration. Under the terms of the Merger Agreement, each share of J3 Capital Stock issued and outstanding at the Effective Time will be converted into the right to receive a number of shares of Gartner Common Stock, plus an amount of cash. See "Terms of the Merger -- Manner and Basis of Converting Shares." The number of shares of Gartner Common Stock to be issued and/or reserved for issuance by virtue of the Merger is dependent upon, in part, the Closing Price of Gartner Common Stock. The Merger Agreement contains certain provisions for adjustment of the number of shares of Gartner Common Stock to be issued and/or reserved for issuance by virtue of the Merger based on fluctuations in the price of Gartner Common Stock. However, in the event that the Closing Price of Gartner Common Stock is above $30.00, the aggregate Merger Consideration (which consists of cash and shares of Gartner Common Stock) will be $45,200,000, regardless of actual Closing Price. As a result, J3 shareholders will receive a lesser number of shares of Gartner Common Stock than they would be entitled to receive if the aggregate amount of the Merger Consideration were not subject to the restriction that it not be greater than $45,200,000. As of March 11, 1996, the last trading day before the execution of the Merger Agreement, the closing sale price of Gartner Common
Stock was $27.13 per share and as of June [            ], 1996, the closing sale
price of Gartner Common Stock was $[            ]. However, there can be no
assurance that the Closing Price of Gartner Common Stock will not be greater than $30.00 as of the Effective Time.

     Competition in Gartner's Traditional Markets. Gartner experiences competition in the market for information products and services from other independent providers of similar services as well as the internal marketing and planning organizations of Gartner's clients. Gartner also competes against other information providers, including electronic and print media companies and consulting firms. Gartner's competitors, many of whom have substantially greater financial, information gathering and marketing resources than Gartner, could choose to compete directly against Gartner in the future. In addition, although Gartner believes that it has established a significant market presence, there are few barriers to entry into Gartner's market and new competitors could readily seek to compete against Gartner in one or more market segments addressed by Gartner's continuous service products. Increased competition, direct and indirect, could adversely affect Gartner's operating results through pricing pressure and loss of market share. There can be no assurance that Gartner will be able to continue to compete successfully against existing or new competitors.

     Competition in Business Software Education Market. The business software education market addressed by J3's products is highly competitive and subject to rapid technological change. J3 may experience competition from other companies which decide to enter the business software education market. J3 and Gartner anticipate increased competition from existing competitors and from a number of companies that may enter the existing or future markets. Many of the combined company's current and potential competitors have substantially greater financial, marketing and technical resources than the combined company. Increased competition could result in price reductions, reduced profit margins, and loss of market share, which would adversely affect the combined company's market share and operating results. There can be no assurance that the combined company will be able to compete successfully against current and future competitors as the business software education markets and technology evolve.


     Control by Principal Stockholder. Upon completion of the Merger, The Dun & Bradstreet Corporation ("D & B"), will own at least 46,109,648 shares of Gartner Common Stock and 1,600,000 shares of Gartner common stock, Class B (representing all outstanding shares of Gartner common stock, Class B). The Class B shares have four votes per share in the election of directors and one vote per share on all other matters. Accordingly, D & B will hold securities representing at least
  % of the voting interest of Gartner with respect to the election of directors
and   % with respect to other matters. D & B has 2 representatives on Gartner's
Board of Directors as of June   , 1996, but has voting powers sufficient to
elect the entire Board. Accordingly, D & B may be deemed to have control over the management and affairs of Gartner. D & B also has sufficient voting power to determine the outcome of matters submitted to the Gartner stockholders for approval. D & B's majority ownership of Gartner may have the effect of making certain transactions more difficult or impossible to consummate without the support of D & B, including proxy contests, mergers involving Gartner, tender offers, open-market purchase programs or other purchases of Gartner Common Stock that could give stockholders of Gartner the opportunity to realize a premium over the then prevailing market price for their shares of Gartner Common Stock. Moreover, D & B's voting control could preclude or discourage a competitive bid in the event D & B bids to acquire remaining shares of outstanding Gartner Common Stock. The share ownership position of D & B could also impair the existence of a liquid market for Gartner's Common Stock. D & B is not restricted by Gartner in its ability to increase its ownership position in Gartner.



     Potential Decline in Renewal Rates. Gartner's principal products are annually renewable subscription services, called continuous services, which on an ongoing basis, highlight industry developments, review new products and technologies and analyze industry trends within a particular technology or market sector. Consequently, it is critical that Gartner sustain a high renewal rate of its subscription services by its clients. As of March 31, 1996, approximately 83% of Gartner's clients have renewed one or more subscriptions in the last twelve months. There can be no assurance that Gartner will be able to sustain such high renewal rates. Any deterioration in Gartner's ability to generate significant new business would have an adverse effect on future growth in Gartner's business. Moreover, a significant portion of Gartner's new business in any given year has historically been generated in the last portion of the year. Accordingly, any such situation might not be apparent until late in Gartner's fiscal year.


     Technological Change and New Products and Services. The market for Gartner's products and services is characterized by rapidly changing technology and frequent new product introductions. Gartner's success will depend upon its ability to enhance its existing products and to introduce new products on a timely and cost-effective basis that meet dynamic client requirements. There can be no assurance that, despite testing, new products and services or new versions of existing products and services will not contain flaws that will delay the introduction or commercial acceptance of such products and services. The introduction of new products and services will require Gartner to incur substantial advertising and promotional costs to establish its new products and services, which may affect operating results in future quarters. Commercial acceptance of Gartner's products and services could be adversely affected by critical or negative statements or reports by brokerage firms, industry and financial analysts and industry periodicals concerning Gartner, its products, business or by the advertising or marketing efforts of competitors, or other factors that could affect consumer perception.

     International Operations. Approximately 39%, 38%, and 37% of Gartner's total revenues for the years ended September 30, 1993, 1994 and 1995, respectively, were from international operations (i.e. sales to clients outside the U.S.). There can be no assurance that the combined company will not experience fluctuations in international revenues. Gartner's operations and financial results could be significantly affected by factors associated with international operations such as changes in foreign currency exchange rates and uncertainties relative to regional economic or political circumstances. Although Gartner takes into account changes in exchange rates over time in its pricing strategy, the combined company's business and results of operations could be materially and adversely affected by fluctuations in foreign currency exchange rates. International revenues may also be affected by the delays in obtaining regulatory approvals for certain products in countries that require such approvals. International operations also are subject to certain other risks, including staffing and managing foreign operations.

     Key Personnel. Gartner's success depends in part on the continued contributions of its officers and other key personnel. J3's success, and the successful integration of J3's and Gartner's businesses, depend in part on continued contributions of J3's officers and key personnel, particularly Charles
J. Gorman, its Chief Executive Officer, Daniel Frawley, its President and John Barrow, its Vice Chairman and Executive Vice President. The services of these key personnel would be difficult to replace. Although these three individuals are expected to have entered into employment agreements with J3 as of the Effective Time, there can be no assurance that the combined company will be able to retain the services of these persons for the terms of their proposed agreements, or thereafter. See "Terms of the Merger -- Employment Agreements." The success of the combined company also depends in part on its ability to attract and retain qualified technical, managerial, sales and marketing personnel. The competition for such personnel is intense and there can be no assurance that the combined company will be able to attract and retain those personnel.

     Limitations on Protection of Intellectual Property and Proprietary
Rights. Gartner relies, and the combined company following the Merger will rely, on a combination of patent, trade secret, copyright and trademark laws and contractual provisions to protect its proprietary rights in its products. There can be no assurance that these protections will be adequate or that competitors will not independently develop technologies that are substantially equivalent or superior to the combined company's technology. In addition, copyright and trade secret protection for the combined company's products may be unavailable in certain foreign countries. There can be no assurance that a third party will not assert that its patents or other proprietary rights are violated by products offered by the combined company. Any such claims, with or without merit, may be time consuming and expensive to defend, and could have an adverse effect on the combined company's business and results of operations. While each of Gartner and J3 believes that its respective products do not infringe other parties' proprietary rights, neither can be certain that its products are not doing so. Infringement of valid third party proprietary rights could have an adverse effect on the combined company's business and results of operations.

     Reliance on Independent Developers. Historically, J3 has depended on third party software developers to create, produce and develop portions of the software and intellectual property used in J3's business software education products. Because these developers were independent contractors, J3 has historically paid more than J3 would have had to pay if the developers were its own employees. Recently, J3 has attempted to rely less on independent developers and more on its own employees to develop and produce its business software education products. The competition for the services of capable software developers is intense and there can be no assurance that J3 will be able to continue to build its internal development capabilities and attract such developers or retain their services in the future. If J3 is unable to attract and retain such developers, and develop its own internal development capabilities, J3 will be forced to continue to rely on independent contractors to develop its business software education products. Such a failure could have a material adverse effect on J3 and the combined companies' business and results of operations.

     Volatility of Gartner Stock Prices. The market for Gartner's Common Stock is highly volatile. The trading price of Gartner's Common Stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products or services by Gartner or its competitors, changes in prices of Gartner's or its competitors' products and services, changes in product mix, changes in Gartner's revenue and revenue growth rates for Gartner as a whole or for individual geographic areas, business units, products or product categories, as well as other events or factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which Gartner does business or relating to Gartner specifically have resulted, and could in the future result, in an immediate and adverse effect on the market price of Gartner's stock. Statements by financial or industry analysts regarding the extent of the dilution in Gartner's net income per share resulting from the Merger and the extent to which such analysts expect potential business synergies to offset such dilution can be expected to contribute to volatility in the market price of Gartner Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many high-technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Gartner Common Stock.

                                  INTRODUCTION


     This Prospectus/Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of J3 Learning Corporation, a Minnesota corporation ("J3"), to be used at the Special Meeting of Shareholders of J3 (the "Special Meeting") to be held at 9:00 a.m. (local time) on July [ ], 1996 and at any adjournment or postponement thereof. This Prospectus/Proxy Statement is dated June [ ], 1996 and was first mailed to J3's shareholders of record as of the Record Date on or about June [ ], 1996.


     This Prospectus/Proxy Statement is also furnished by Gartner to J3 shareholders and holders of J3 Warrants and J3 Options in connection with the issuance by Gartner of shares of Gartner Common Stock in connection with the Merger described herein.

     The information set forth herein concerning J3 has been furnished by J3. The information set forth herein concerning Gartner and Sub has been furnished by Gartner.


     This Prospectus/Proxy Statement contains certain information set forth more fully in the Agreement and Plan of Merger, dated as of March 11, 1995, as amended May 29, 1996 (the "Merger Agreement"), by and among Gartner, GJ Acquisition Corporation., a Minnesota corporation and wholly owned subsidiary of Gartner ("Sub") and J3 attached (along with the exhibits thereto) hereto as Annex A and is qualified in its entirety by reference to the Merger Agreement (including all exhibits thereto) which is hereby incorporated herein by reference. The Merger Agreement should be read carefully by each J3 shareholder in formulating a voting decision with respect to the proposed Merger and other transactions contemplated by the Merger Agreement.


                    J3 LEARNING CORPORATION SPECIAL MEETING

     At the Special Meeting, the shareholders of J3 will consider and vote upon a proposal to approve and adopt the Merger Agreement.

DATE, TIME AND PLACE OF SPECIAL MEETING


     The Special Meeting will be held at the offices of at the offices of Dorsey & Whitney LLP, counsel to J3, located at 220 South Sixth Street, Pillsbury Center South, 20th Floor, Minneapolis, MN 55402-1498 on July [ ], 1996 at 9:00 a.m.. (local time).


RECORD DATE AND OUTSTANDING SHARES


     Shareholders of record of J3 Capital Stock at the close of business on June [ ], 1996 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 19 holders of record of J3 Common Stock holding an aggregate of approximately 760,784 shares of J3 Common Stock and 14 holders of record of J3 Preferred Stock holding an aggregate of approximately 343,096 shares of J3 Preferred Stock.


VOTE REQUIRED

     Approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of (i) J3 Preferred Stock, voting separately as a single class, (ii) J3 Common Stock, voting separately as a single class, and (iii) J3 Capital Stock, voting together. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of J3 Capital Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

     Charles J. Gorman, Chief Executive Officer of J3, Cherry Tree Ventures III, Parsnip River Company, Omega Ventures II, L.P., Omega Ventures II Cayman, L.P., Bayview Investors, Ltd., John Barrow, Vice Chairman and Executive Vice President of J3, RS & Co., IV, L.P., and Daniel F. Frawley, President of J3, have entered into Voting Shareholders Agreements with Gartner, pursuant to which each such shareholder has agreed to vote shares of J3 Capital Stock held by them in favor of the Merger. Collectively, such shareholders hold of record 45.5%, 69.3% and 61.9%, respectively of J3 Preferred Stock, J3 Common Stock and J3 Capital Stock. See "Terms of the
Merger -- Shareholder Agreements."


PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of J3 Capital Stock in connection with the Special Meeting. All shares of J3 Capital Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at the Special Meeting in accordance with the instructions indicated on such proxies. If an executed proxy card is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote but will not be considered to have been voted in favor of such matter. Only votes cast FOR approval of the Merger Agreement or other matters constitute affirmative votes. Accordingly, abstentions will have the same effect as a vote against the Merger Agreement. If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to postpone or adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of J3, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of J3 before the taking of the vote at the J3 Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered before the taking of the vote at the Special Meeting to J3 Learning Corporation, 10729 Bren Road East, Minneapolis, Minnesota 55343, Attention: Corporate Secretary, or hand delivered to the Secretary of J3 before the taking of the vote at the Special Meeting.

     The Special Meeting may be postponed or adjourned from time to time without notice other than such notice as may be given at the Special Meeting or any postponement or adjournment thereof, including, without limitation, if a quorum is not obtained, or if fewer shares are likely to be voted in favor of approval and adoption of the Merger Agreement than the number required for approval. Any business for which notice has been given may be transacted at any such postponed or adjourned meeting. If the Special Meeting is postponed or adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile or other forms of communication by directors, officers and employees of J3, who will not be specially compensated for such activities.

RECOMMENDATION OF J3 BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF J3 HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RIGHTS OF DISSENTING J3 SHAREHOLDERS

     If the Merger is consummated, shareholders of J3 who do not vote in favor of the Merger Agreement and who otherwise comply with Sections 302A.471 and 302A.473 of the Minnesota Law will be entitled to statutory dissenters' rights. A vote against the Merger Agreement is not sufficient to perfect dissenters' rights.

As required by MBCA sec. 302A.473, any person who desires to exercise his dissenters' rights with respect to his J3 Capital Stock must take each of the following three actions:

          (a) The shareholder must file with J3, prior to the vote of J3 shareholders on the Merger Agreement, a written notice of intent to demand the fair value of his shares; and

          (b) The shareholder must not vote his shares in favor of the Merger Agreement; and

          (c) Within thirty days of receiving notice of procedure from J3 or Gartner (sent after shareholder approval of the Merger Agreement), the shareholder must make written demand on J3, as the survivor of the Merger, for payment of the fair value of his J3 Capital Stock, determined as of the day prior to the date on which the vote to approve the Merger Agreement was taken. The demand must state the date on which the shareholder acquired the shares, and the shareholder must deposit all share certificates representing his shares of J3 Capital Stock with J3 at this time.

     The procedures for asserting dissenters' rights are more fully described in the accompanying Proxy Statement/Prospectus under the heading "TERMS OF THE MERGER -- Rights of Dissenting J3 Shareholders," and a copy of the relevant sections of Minnesota Law relating to dissenters' rights is attached to the enclosed Prospectus/ Proxy Statement as Annex B.

     If holders of more than 2% of the outstanding shares of J3 Capital Stock exercise dissenters' rights, Gartner shall have the right under the Merger Agreement not to consummate the Merger.

                      THE MERGER AND RELATED TRANSACTIONS

     The following discussion summarizes the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Merger Agreement, a conformed copy of which (with exhibits) is attached to this Prospectus/Proxy Statement as Annex A. Statements made in this Prospectus/Proxy Statement with respect to the terms of the Merger and such related transactions are qualified in their respective entireties by reference to the more detailed information set forth in the Merger Agreement. The discussion and analysis below contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth under "Risk Factors," and elsewhere in this Prospectus/Proxy Statement.

JOINT REASONS FOR THE MERGER

     The Boards of Directors of Gartner and J3, in voting to recommend the proposed Merger, identified a number of potential benefits that J3 and Gartner believe will contribute to the success of the combined company, including:

     - The combination of J3's products with Gartner's products will enable the combined companies to provide clients with a broader range of business software education products.

     - A larger combined client base and complementary distribution channels should provide expanded marketing and sales opportunities for the combined companies.

     - Gartner's financial resources together with J3's technology should allow for faster development and market introduction of new business software education products planned by both companies.

GARTNER'S REASONS FOR THE MERGER

     In addition to the anticipated joint benefits described above, the Board of Directors of Gartner believes, for the following additional reasons, that the Merger will be beneficial to Gartner:

     - The acquisition of J3 will provide Gartner with a fully developed telesales organization to market Gartner's products and J3's products to each of the two companies' clients.

     - The acquisition of J3 will provide Gartner with additional management expertise in the development and distribution of IT training products and services.

     - The acquisition of J3 will provide Gartner with products for the home and small office marketplace and additional delivery vehicles for IT training content.

J3'S REASONS FOR THE MERGER

     J3's Board of Directors considered a number of factors in deciding to proceed with the Merger including, without limitation, the following:

     - The terms and conditions of the Merger Agreement, particularly the amount and form of the consideration, as well as the parties' representations, warranties and covenants, and the conditions to their respective obligations.

     - J3's Capital Stock is unregistered and no public market currently exists for J3's Capital Stock.

     - The expressed desire of significant holders of J3's Capital Stock to receive freely tradeable shares of a public company's stock in any proposed transaction.

     - The recent market prices of the Gartner Common Stock.

     - The changing nature of the IT training and education market, including the likelihood of entry by new competitors and increased competitive rivalry.

     - The businesses, assets, management, financial condition, results of operations, competitive position, and prospects of J3 and Gartner.

     - The business risks and constraints faced by J3 if it were to continue as an independent company.

     - Gartner's experience in closely related markets and products and the likelihood that this would significantly enhance J3's distribution capabilities and market position.

     - Management's belief that the proposed transaction would increase J3's chances of obtaining a more significant market share in the IT training market than it could on its own.

     - The compatibility of the business philosophies of Gartner and J3.

     While J3's Board of Directors did not assign any specific or relative weights in considering the foregoing factors, the Board of Directors of J3 considered the Merger to be advantageous to the shareholders of J3.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

     For several years, J3's management has believed that the IT training business is likely to undergo a significant transition. It is an emerging segment of the computer industry with high projected growth rates, no dominant competitors, potential strategic significance to some of the largest existing companies in the computer industry and relatively attractive economics. J3's management believes that a few dominant companies will likely arise as the market matures and that market position, scale and growth rate will be the critical success factors for companies aspiring to attain a leadership position in the IT training market. As a result, J3's management has from time to time considered whether a combination with another larger corporation would be advantageous to J3.

     On May 8 and 9, 1995, Mr. Charles J. Gorman, Chief Executive Officer of J3, and Mr. Daniel J. Frawley, President of J3, met with Mr. Manuel A. Fernandez, Chief Executive Officer of the Gartner Group, Mr. Timothy G. Marken, Senior Vice President of the Gartner, Mr. John F. Halligan, Executive Vice President and Chief Financial Officer of Gartner, and other Gartner representatives at Gartner's offices in Stamford, Connecticut. The group discussed the potential for a mutually agreeable business combination that would be consistent with the goals of the two organizations.


     In June 1995, J3's management also began to have various preliminary discussions, meetings and communications with a number of other organizations, including a large competitor and a large software vendor concerning the possibility of a business combination involving J3. The discussions with the large competitor continued intermittently through July 1995, but never became active due, in part, to a lack of commitment by the competitor's senior management at the time to a transaction with J3. The discussions with the large software vendor, on the other hand, were more substantive, and continued from time to time until November. The vendor informed J3 that it could not seriously consider any business combination until sometime in 1996. At the same time, as noted below, J3's Board of Directors was presented with a letter of intent from Gartner for an acquisition of 100% of J3's capital stock. At Gartner's insistence, the letter of intent (which was eventually signed in November 1995) contained a "no shop" clause prohibiting J3 from continuing to seek or entertain offers of other business combinations from other parties. Accordingly, by the time J3 entered into the letter of intent, it had terminated its preliminary discussions regarding a business combination with the other organizations. Neither of the other sets of preliminary discussions resulted in a definitive agreement regarding an alternative transaction and, in the opinion of J3's Board of Directors, neither of the discussions involved the favorable timing outlined in the letter of intent with Gartner.


     On August 1, 1995, Mr. Fernandez and Mr. Marken met with J3's management at the J3's offices in Minneapolis, Minnesota to further explore the possibility of a business combination between Gartner and J3. Mr. Fernandez subsequently accepted an invitation to meet with J3's Board of Directors in Minneapolis on August 8, 1995, to discuss the Gartner's interest in the IT training industry and in J3. Mr. Fernandez and the Board of Directors of J3 discussed Gartner's and J3's respective products and markets and the potential benefits of a transaction between Gartner and J3.

     As a result of these ongoing discussions with Gartner and other communications with other companies, on August 31, 1995, J3's Board of Directors decided to retain Robertson, Stephens & Co ("RSC") as an investment banking advisor to assist J3 in considering the benefits to its shareholders and J3 of a strategic business combination or of remaining as an independent entity and pursuing an initial public offering of J3's Common Stock. Affiliates of RSC hold of record approximately 42.4%, 4.1% and 16.0% of the outstanding J3 Preferred Stock, J3 Common Stock and J3 Capital Stock, respectively. See "Principal Shareholders of J3 and Security Ownership of Management."


     On September 1, 1995, Messrs. Halligan and Marken, as well as Joseph Gustafson, President of RCI, and Messrs. Gorman and Barrow and representatives of RSC met to discuss the impact of a potential transaction between Gartner and J3 on RCI, Gartner's majority owned subsidiary in the IT training business.

     On September 29, 1995, Mr. Gorman received a draft letter of intent from Mr. Marken in which Gartner offered to purchase a controlling interest in J3.


     The parties focused at this time on the purchase of a controlling interest in J3 in light of the desire by Gartner to acquire all or at least a controlling interest in J3, balanced against the desire of certain J3 shareholders to continue to maintain an equity interest in the Company following a transaction between Gartner and J3.


     On October 5, 1995, Mr. Marken held a meeting with Mr. Gorman to further the possibility of an acquisition by Gartner of a controlling interest in J3 and to discuss the draft letter of intent Gartner had sent to J3. Individuals from RSC, investment banking advisor to J3, were also present at the meeting. It was agreed that further discussions and exchanges of information would be of interest to both companies.

     On October 24, 1995, Mr. Marken and Mr. Gorman met to discuss the structure of a possible transaction between Gartner and J3. The discussions focused on the two companies' respective products, markets and organizational structures, as well as the anticipated benefits which might arise from a transaction between the two companies. On October 25, 1995, Messrs. Halligan, Fleisher and Marken met with Messrs. Gorman, Barrow and Frawley and representatives of RSC to further discuss the structure of a possible transaction between Gartner and J3.

     On October 27, 1995, Mr Marken met with Mr. Frawley to discuss how the businesses of Gartner and J3 could be integrated.

     On November 2, 1995, a draft letter of intent, summarizing the terms of the proposed transaction among Gartner and J3 was circulated among Gartner, J3, RSC and Gartner's and J3's legal advisors. Shortly thereafter, on November 10, 1995, Mr. Marken, and Mr. Michael Fleisher, a Senior Vice President of Gartner, met with members of the senior management team of J3 met to discuss the terms of the letter of intent and the unresolved issues in the proposed transaction, including valuation and structure and the integration of the businesses of Gartner and J3.

     On November 12, 1995, Messrs. Fleisher and Halligan met with the Board of Directors of Gartner to discuss the proposed structure of the transaction between Gartner and J3. After this meeting, Gartner's Board of Directors authorized Gartner's management team to proceed with the negotiations with J3 and authorized Gartner's senior management team to, if appropriate, execute a nonbinding letter of intent with J3. On November 16, 1995, Gartner and J3 entered into a nonbinding letter of intent regarding (i) the acquisition by Gartner of a controlling interest in J3 and (ii) a distribution arrangement to be entered into by Gartner and J3 that Gartner and J3 would use as a basis for continuing negotiations.

     Officers of Gartner made a trip to J3's principal headquarters in Minneapolis on November 27, 1995, to conduct due diligence inquiries with management of J3 and its financial and legal advisors. Selected Gartner and J3 employees also attended this due diligence session. The parties discussed J3's products, operations and financial condition.

     On November 29, 1995, officers of Gartner informed Gartner's Board of Directors of potential problems with the proposed transaction between Gartner and J3. The problems included the legal and business structure of the transaction as well as the valuation of J3's business. Gartner's Board of Directors authorized Gartner's senior management team to investigate alternative structures for the proposed transaction and proceed with the negotiations.

     On December 6, 1995, Messrs. Marken and Fleisher met with officers of J3 to discuss possible alternative legal structures for the proposed transaction, including entering into an agreement pursuant to which Gartner would distribute J3's products. On December 11, 1995, Mr. Marken met, via a telephone conference call, with officers of J3, to attempt to resolve the issues involving the structure of the proposed transaction between Gartner and J3. Three days later, on December 14, 1995, Mr. Marken and officers of J3 again met to continue to discuss alternative structures for the proposed transaction.

     On January 14, 1996, Mr. Fernandez informed Gartner's senior management team that Gartner would no longer pursue a transaction with J3 in the then current structure. Mr. Fernandez then telephoned Mr. Gorman on January 16, 1996, to terminate the letter of intent on behalf of Gartner.

     On January 25, 1996, Gartner's Board of Directors met to discuss alternate structures for a transaction with J3, including a merger and purchase of all of the equity interests of J3. Gartner's Board of Directors then authorized Gartner's senior management team to investigate new alternatives for a merger of Gartner and J3 and, if appropriate, to enter into a nonbinding letter of intent regarding the proposed transaction.

     On February 3, 1996, Mr. Marken sent to J3 a letter of intent outlining potential ways to structure a business combination between Gartner and J3. Under the proposed structure, Gartner offered to purchase 100% of the business of J3. On February 7, 1996, Mr. Marken met with officers of J3 to discuss the proposed letter of intent. The next day, on February 8, 1996, Messrs. Marken and Gorman executed a nonbinding letter of intent pursuant to which Gartner would acquire J3 pursuant to a merger. This letter of intent outlined a structure of a potential business combination transaction that Gartner and J3 would use as a basis for continuing negotiations.


     The letter of intent provided for the acquisition of 100% of J3, notwithstanding the original letter of intent which provided for the acquisition only of a controlling interest. The acquisition of the entire corporation was consistent with the original desire of Gartner and upon further negotiations the parties were able to reach agreement on the acquisition of all of J3 by Gartner on mutually acceptable terms which, among other things, would provide additional liquidity to the shareholders of J3.



     On February 8, 1996, Mr. Fernandez provided a memorandum to members of the Board of Directors with an update on the proposed transaction, and on February 8 and 9 called Board members to review the terms of the letter of intent. Based on the prior discussions among the members of the Board, the Board of Directors individually approved the transaction on the proposed terms, authorized the execution of definitive agreements, and directed that the transaction be formally approved at the next meeting of the Board.


     On February 23, 1996, certain members of Gartner's management and J3's management and representatives of the respective legal and financial advisors of both companies held a telephone conference call to discuss certain outstanding issues associated with the proposed merger. Thereafter, on February 26, 1996, Mr. Marken updated Gartner's senior management team on the progress of the negotiations.


     On March 8, 1996, the Board of Directors of J3 unanimously approved J3's execution and delivery of the definitive Merger Agreement and related documents, and authorized J3's management to finalize, within certain parameters, any outstanding issues. During the course of J3's negotiations with Gartner outlined above, J3's Board of Directors, in consultation with RSC, considered alternatives to a business combination with Gartner, including undertaking an initial public offering of J3's commn stock. Ultimately, however, J3's Board of Directors approved the transaction with Gartner for the reasons set forth above under "The Merger and Related Transactions -- Joint Reasons for the Merger" and "The Merger And Related Transactions -- J3's Reasons for the Merger."



     Later on March 8, 1996, representatives of Gartner and J3, together with their counsel, held several telephone conferences to discuss the remaining open issues with respect to the proposed merger documentation. On March 11, 1996, after continued negotiations, Gartner and J3 entered into the Merger Agreement.


     On April 25, 1996 the Board of Directors confirmed its prior approval of the transaction and adopted formal resolutions ratifying the same.

FINANCIAL ADVISOR


     J3's Financial Advisor. The Board of Directors of J3 selected RSC as its financial advisor in connection with J3's discussions with Gartner and other companies regarding a strategic business combination and J3's consideration of remaining as an independent entity and pursuing an initial public offering of J3's Common Stock. RSC was selected by the Board of Directors of J3 because of its qualifications and expertise in providing advice to companies in the business software education industry as well as its reputation as an internationally recognized investment banking firm. Affiliates of RSC held of record approximately 42.1%, 4.1% and 16.0% of the outstanding shares of J3 Preferred Stock, J3 Common Stock and J3 Capital Stock, respectively, on the Record Date. See "Principal Shareholders of J3 and Security Ownership of Management." RSC will be paid the cash sum of $365,000 if the Merger is consummated. This amount will be included in the Third Party Expenses of J3 and will, therefore, be deducted from the Purchase Price.


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion summarizes the principal federal income tax considerations of the Merger that are material to holders of J3 Capital Stock. This discussion does not deal with all income tax considerations that may be relevant to particular J3 shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, foreign persons or shareholders who acquired their shares upon the exercise of stock options or in other compensatory transactions. In addition, the following discussion does not address the tax consequences to holders of J3 Warrants of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of J3 Capital Stock were or are acquired or shares of Gartner Common Stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, J3 SHAREHOLDERS AND HOLDERS OF J3 WARRANTS AND J3 OPTIONS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.



     The Merger is being structured to constitute a "reorganization" under Sections 368(a) of the Code, with the result that, as discussed more fully below, (i) none of Gartner, J3 or Sub should recognize gain or loss as a result of the Merger and (ii) holders of J3 Capital Stock that exchange their shares for Gartner Common Stock and cash should recognize gain (but not loss) in the Merger but not in excess of the amount of cash received, assuming the "continuity-of interest requirement" is satisfied. See "Certain Federal Income Tax Considerations -- Tax-Free Reorganization -- Continuity of Interest Requirements."



TAX-FREE REORGANIZATION


     Assuming that the Merger qualifies as a reorganization, that J3 is not a "collapsible corporation" within the meaning of Section 341 of the Code and that the J3 Capital Stock exchanged and the Gartner Common Stock received by each J3 shareholder are held as capital assets within the meaning of Section 1221 of the Code, the following tax consequences should result:

     General. A J3 shareholder will not recognize any loss upon the receipt of Gartner Common Stock and cash. A J3 shareholder that recognizes a gain (measured by the sum of the fair market value of the Gartner Common Stock received (including the Escrow Shares (as defined herein) -- see "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration") plus the amount of any cash received (including the Escrow Cash) minus the tax basis of the shares of J3 Capital Stock exchanged) and that receives both Gartner Common Stock and cash in exchange for J3 Capital Stock will be required to include such gain in income in an amount up to the amount of any cash received. Such gain should generally be capital gain, subject to recharacterization as a dividend as described more fully below, and should generally be long-term capital gain if the shares of J3 Capital Stock exchanged for cash have been held for more than one year. The parties are not requesting a ruling from the IRS in connection with the Merger. Neither J3 nor Gartner has requested or received an opinion from legal counsel to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

     The tax basis of the Gartner Common Stock received will be the same as the tax basis of the J3 Capital Stock exchanged, decreased by (i) the basis of any fractional share interest for which cash is received in the Merger and (ii) the amount of cash received (other than cash received for a fractional share interest) and increased by the amount of gain recognized on the exchange, including any gain treated as a dividend (see discussion below).

     In certain circumstances, a J3 shareholder that actually or constructively owns shares of J3 Capital Stock that are exchanged for Gartner Common Stock in the Merger or that actually or constructively owns Gartner Common Stock after the Merger will be required to treat any gain recognized as dividend income (rather than capital gain) up to the amount of cash received in the Merger if the receipt of cash by such shareholder has the effect of the distribution of a dividend. Whether the receipt of cash has the effect of the distribution of a dividend would depend upon the shareholder's particular circumstances.

     In general, the determination of whether a shareholder who exchanges J3 Capital Stock and receives Gartner Common Stock and cash recognizes capital gain or dividend income is made under Sections 356(a)(2) and 302 of the Code. Under
Section 356(a)(2) of the Code, each holder of J3 Capital Stock will be treated for tax purposes as if such shareholder had received only Gartner Common Stock in the Merger, and immediately thereafter Gartner had redeemed appropriate portions of such Gartner Common Stock in exchange for the cash actually distributed to such shareholder in the Merger. Under Section 302 of the Code, the gain recognized by a shareholder on the exchange will be taxed as capital gain if the deemed redemption from such shareholder (i) is a "substantially disproportionate redemption" of stock with respect to such shareholder, or (ii) is "not essentially equivalent to a dividend" with respect to such shareholder. In making this determination, shareholders should be aware that, under Section 318 of the Code, a shareholder may be considered to own, after the Merger, Gartner Common Stock owned (and in some cases constructively owned) by certain related individuals and entities and Gartner Common Stock which the shareholder (or such related individuals or entities) has the right to acquire upon the exercise or conversion of options.

     The deemed redemption of a J3 shareholder's Gartner Common Stock will be a "substantially disproportionate redemption" if, as a result of the deemed redemption, the ratio determined by dividing the number of shares of Gartner Common Stock owned by such shareholder immediately after the Merger by the total number of outstanding shares of Gartner Common Stock is less than 80% of the same ratio calculated as if only Gartner Common Stock, and not cash, were issued to the J3 shareholder in the Merger. It is unlikely that any J3 shareholder will meet this test.

     The deemed redemption of a shareholder's Gartner Common Stock will be "not essentially equivalent to a dividend" if the shareholder experiences a "meaningful reduction" in his or her proportionate equity interest in Gartner by reason of the deemed redemption. Although there are no fixed rules for determining when a meaningful reduction has occurred, the Internal Revenue Service (the "IRS") has indicated in a published ruling that the receipt of cash in a redemption of stock by a corporation would not be characterized as a dividend if the shareholder's percentage ownership interest in the corporation was minimal, the shareholder exercises no control over the affairs of the corporation, and the shareholder's percentage ownership interest in the corporation is reduced in the redemption by any extent. If neither of the redemption tests set forth above are satisfied, a J3 shareholder will be treated as having received a dividend equal to the amount of such shareholder's recognized gain, assuming that such shareholder's ratable share of the earnings and profits of J3 (and, possibly, Gartner) equals or exceeds such recognized gain.

     Treatment of Escrow Shares and Escrow Cash. Escrow Shares and Escrow Cash deposited in the Aggregate Escrow Fund on behalf of a J3 shareholder pursuant to the Merger Agreement may be considered and will be treated by Gartner and J3 as having been transferred to such shareholder as of the Effective Time. However, the tax treatment of the Escrow Cash is uncertain and J3 shareholders should consult with their own tax advisors as to the tax consequences (including the potential applicability of the installment method of accounting) of the payment of the Escrow Cash into the Aggregate Escrow Fund.

     Return of Escrow Shares or Escrow Cash. Upon a return of the Escrow Shares to Gartner, a J3 shareholder should generally not recognize gain or loss and such return should be treated as an adjustment in the amount of Merger Consideration received by a J3 shareholder. The tax basis of any Escrow Shares returned to Gartner should be added to the tax basis of the Gartner Common Stock held by such shareholder. The return of any J3 shareholders' allocable share of Escrow Cash should give rise to a loss to the extent such J3 shareholder recognizes gain in connection with the deemed receipt of such Escrow Cash.

     Dissenting Shareholders. A J3 shareholder that exercises such shareholder's right to seek an appraisal of such shareholder's shares of J3 Capital Stock generally will recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of the shares of J3 Capital Stock exchanged therefor. Such capital gain or loss will be long-term capital gain or loss if the shares of J3 Capital Stock exchanged by such dissenting shareholder have been held for more than one year. In addition, the amount of cash received may be treated as dividend income if the dissenting shareholder actually or constructively owns Gartner Common Stock after the Merger as discussed above.

     Fractional Shares. If a holder of shares of J3 Capital Stock receives cash in lieu of a fractional share of Gartner Common Stock in the Merger, such cash amount will be treated as received in exchange for the fractional share of Gartner Common Stock. Gain or loss recognized as a result of that exchange will be equal to the cash amount received for the fractional share of Gartner Common Stock reduced by the proportion of the holder's tax basis in shares of J3 Capital Stock exchanged and allocable to the fractional share of Gartner Common Stock. Such gain or loss will be long-term capital gain or loss if the shares of J3 Capital Stock exchanged therefor have been held for more than one year.


     Continuity-of-Interest Requirement. The ability of Gartner, J3 and the J3 shareholders to treat the Merger as a reorganization under Section 368(a) of the Code, and the corresponding right of the J3 shareholders to defer recognition of gain realized on the receipt of Gartner Common Stock in the Merger, are dependent upon the satisfaction of the "continuity-of-interest" requirement. In general, the continuity-of-interest requirement will be satisfied if (i) the Gartner Common Stock received in the Merger, in the aggregate, represents a substantial portion of the entire consideration received by the J3 shareholders in the Merger, and (ii) the J3 shareholders do not pursuant to a plan or intent existing at the time of the Merger dispose of so much of the Gartner Common Stock received in the Merger that the J3 shareholders, no longer have a substantial proprietary interest in the J3 business being conducted by Gartner after the Merger. Although there are no fixed rules for determining when the continuity-of-interest requirement is satisfied, it should be noted that the IRS guidelines for advance ruling purposes would require that the J3 shareholders do not have any plan or intention to sell, exchange or otherwise dispose of a number of shares of Gartner Common Stock received pursuant to the Merger that would reduce the ownership of Gartner Common Stock by the pre-Merger holders of J3 Capital Stock to a number of shares having a value, as of the date of the Merger, which is less than 50% of the value of all of the formerly outstanding J3 Capital Stock as of the same date.



TAXABLE MERGER



     If the Merger does not qualify as a tax-free reorganization (as a result of a failure of the "continuity-of-interest" requirement or otherwise) a J3 shareholder would recognize the full amount of his or her gain or loss with respect to each share of J3 Capital Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Gartner Common Stock received in exchange therefor plus the cash received. J3's shareholders are not prohibited by the terms of any agreement from selling their shares of Gartner Common Stock upon completion of the Merger. Accordingly, there can be no assurance that the continuity-of-interest requirement will be satisfied or that the Merger will qualify as a tax-free reorganization.



HOLDERS OF J3 OPTIONS



     Regardless of whether the Merger qualifies as a tax-free reorganization, any holder of a J3 Option who delivers a Termination Consent in exchange for a portion of the Merger Consideration will recognize taxable ordinary compensation income equal to the fair market value of the Merger Consideration received by such holder, which may be subject to deductions for income and payroll tax withholding. If a J3 Option is not so terminated but is instead assumed by Gartner as of the Effective Time, such assumption is not expected to result in the realization of taxable income to the holder of such J3 Option.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, J3 SHAREHOLDERS, J3 WARRANT HOLDERS AND J3 OPTION HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

GOVERNMENTAL AND REGULATORY APPROVALS

     Neither Gartner nor J3 is aware of any governmental or regulatory approvals required to be obtained by such party, respectively, for consummation of the Merger, other than compliance with the federal securities laws and applicable securities laws of the various states.

ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with generally accepted accounting principles. After the Effective Time of the Merger, the results of operations of J3 will be included in Gartner's consolidated results of operations. See "Selected Historical and Pro Forma Financial Data."

                              TERMS OF THE MERGER

EFFECTIVE TIME


     The Merger Agreement provides that the Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of Minnesota in accordance with Minnesota Law (the "Effective Time"). It is anticipated that if the Merger Agreement is approved at the Special Meeting and all other conditions of the Merger have been fulfilled or waived, the Effective Time will occur on or about July [ ], 1996, or on a date as soon as practicable thereafter.


     At the Effective Time of the Merger, Sub, a wholly owned subsidiary of Gartner, will be merged with and into J3.

MANNER AND BASIS OF CONVERTING SHARES

     The aggregate purchase price (the "Purchase Price") to be paid by Gartner
(i) in exchange for the acquisition of all shares of J3 Capital Stock outstanding as of the Effective Time and (ii) in consideration for the termination or assumption of all J3 Warrants and J3 Options outstanding as of the Effective Time will be determined as specified below, and will depend on the Fair Market Value (as defined below) of a share of Gartner Common Stock on the Closing Date (the "Closing Price"). The Purchase Price will range in value from $39 million (less Third Party Expenses of J3, as defined below) to $45.2 million (less Third Party Expenses of J3). The "Fair Market Value" per share of Gartner Common Stock on the Closing Date will be the average of the closing sale prices of Gartner Common Stock on the Nasdaq National Market over the ten market trading days ending (and including) the third market trading day immediately preceding the Closing Date.

     The Purchase Price will be paid in cash and shares of Gartner Common Stock. The composition of the Purchase Price (in terms of the actual amount of cash and number of shares of Gartner Common Stock that will comprise the Purchase Price, collectively referred to herein as the "Merger Consideration") will be determined as described below. The allocation of the cash portion and stock portion of the Merger Consideration among holders of J3 Preferred Stock, J3 Common Stock, J3 Warrants and J3 Options is also described below.

     1. Determination of Amount of Purchase Price. The aggregate amount of the Purchase Price will be determined as follows:

          (i) in the event that the Closing Price is greater than or equal to $25 per share and less than or equal to $30 per share, then the Purchase Price will be an amount equal to the sum of (A) $8 million plus (B) the product of the Closing Price multiplied by 1,240,000 shares, less the amount of all Third Party Expenses of J3 ("Third Party Expenses of J3" means the fees and expenses of J3 in connection with the Merger, including without limitation, all fees and expenses of legal, financial and accounting advisors of J3 incurred by J3 in connection with the Merger);

          (ii) in the event that the Closing Price is less than $25 per share, then the aggregate Purchase Price will be $39,000,000, less the amount of all Third Party Expenses of J3;

          (iii) in the event that the Closing Price is greater than $30 per share, then the aggregate Purchase Price will be $45,200,000, less the amount of all Third Party Expenses of J3;


     It is currently estimated that the Third Party Expenses will be approximately $600,000. However, there is no contractual limit or cap on the amount of the Third Party Expenses.


     2. Determination of Composition of Purchase Price. The Merger Consideration will be comprised of cash and shares of Gartner Common Stock having an aggregate value as of the Closing Date equal to the Purchase Price. In general, assuming no Dissenting Shares (as defined below), the portion of the Merger Consideration comprised of cash shall be in an amount equal to the difference between (A) 19% of the Purchase Price and (B) the aggregate amount of Third Party Expenses of J3. The remainder of the Merger Consideration shall be comprised of shares of Gartner Common Stock valued at the Closing Price. "Dissenting Shares" will mean shares of J3 Capital Stock held by a shareholder who elects to exercise and perfect dissenters' rights for such shares in accordance with the Minnesota Business Corporation Act ("Minnesota Law") and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights.

     3. Determination of Allocation of Cash and Gartner Common Stock among Preferred Stock, Common Stock, Warrants and Options. The Merger Consideration will be allocated among holders of J3 Preferred Stock, J3 Common Stock, J3 Warrants and J3 Options as follows:

     First, cash and shares of Gartner Common Stock having a Fair Market Value as of the Closing Date equal to $3,100,000 (the "Escrow Amount") will be deposited into an escrow account at First Trust of California National Association Global Escrow D.S. in the same proportion as the aggregate cash portion of the aggregate Merger Consideration bears to the aggregate Gartner Common Stock portion of the aggregate Merger Consideration. See "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration."

     Second, the portion of the Merger Consideration to which the holders of J3 Preferred Stock are entitled pursuant to the Merger will be paid in cash to the extent that any cash portion of the Merger Consideration remains (with each holder of J3 Preferred Stock to be entitled to a pro rata portion of such cash, based on the number of shares of J3 Preferred Stock held by such holder as of immediately prior to the Effective Time), with the balance, if any, of the Merger Consideration payable to the holders of J3 Preferred Stock pursuant to the Merger to be paid in shares of Gartner Common Stock.

     Third, the portion of the Merger Consideration payable in respect of J3 Common Stock, and, if not assumed by Gartner (as discussed below), J3 Warrants and J3 Options, pursuant to the Merger will be paid in cash to holders of J3 Common Stock, J3 Warrants and J3 Options to the extent that any cash portion of the Merger Consideration remains, with the balance, if any, of the aggregate Merger Consideration so payable to be paid in Gartner Common Stock. However, the portion of the Merger Consideration payable in respect of J3 Options and J3 Warrants will only be paid to the holders of such warrants and options who have executed and delivered to Gartner prior to the Effective Time a Termination Consent with respect to their options and warrants in exchange for a portion of the Merger Consideration (rather than allowing Gartner to assume such J3 Options and Warrants, all as described below under the heading entitled "J3 Warrants and J3 Options.") "Termination Consent" means an instrument in form acceptable to Gartner under which the holder of a J3 Option or a J3 Warrant has agreed to terminate such J3 Option or J3 Warrant at the Effective Time in exchange for a portion of the Merger Consideration in respect of the number of Net Issuance Shares for such J3 Warrant or J3 Option. For the purposes of the Merger, the "Net Issuance Shares" means the number of shares of J3 Common Stock equal to the difference between (a) the number of shares of J3 Common Stock underlying such J3 Warrant or J3 Option, and (b) the number of shares of J3 Common Stock which would be required to pay the aggregate exercise price of the J3 Warrant or J3 Option in shares of J3 Common Stock (instead of cash), with J3 Common Stock valued for such purposes at the Common Exchange Ratio (as defined below).

     Merger Consideration Per Share. The Merger Consideration payable per share of J3 Capital Stock and J3 Warrants and J3 Options not assumed by Gartner is summarized below.

          J3 Preferred Stock. Of the Merger Consideration, each share of J3 Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than any Dissenting Shares) will be entitled to receive cash and shares of Gartner Common Stock together having a Fair Market Value equal to (x) $30.8025 plus (y) an amount equal to the product of (A) $27.38 multiplied by (B) one and one twenty-fourths of one percent (1 1/24%) multiplied by (C) the number of whole calendar months (and not any portion thereof) that will have elapsed between January 31, 1995 and the Effective Time; provided, however, that in no event may the amount exceed $41.07 per such share. The consideration to be paid in respect of J3 Preferred Stock will not be subject to the escrow provisions of the Merger Agreement described under the section entitled "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration" below.

          J3 Common Stock. Of the Merger Consideration, each share of J3 Common Stock issued and outstanding as of immediately prior to the Effective Time (other than Dissenting Shares) will be entitled to receive a portion equal to the quotient obtained by dividing (i) the difference between (A) the Merger Consideration and (B) the portion of the Merger Consideration payable in respect of shares of J3 Preferred Stock (the "Preferred Merger Consideration"), by (ii) the aggregate number of shares of J3 Common Stock issued and outstanding immediately prior to the Effective Time (assuming, for the purposes of this calculation that all J3 Warrants and J3 Options are terminated and the maximum number of Net Issuance Shares is deemed outstanding). This amount per share (expressed as a dollar amount) of J3 Common Stock is sometimes hereinafter referred to as the "Common Exchange Ratio." The consideration to be paid in respect of J3 Common Stock will be subject to the escrow provisions of the Merger Agreement described under the section entitled "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration" below.

          J3 Warrants and J3 Options. By virtue of the Merger, all outstanding J3 Warrants and J3 Options will be treated, at the election of the holders of J3 Warrants and J3 Options, in one of the following two ways. If the holder of a J3 Warrant or J3 Option elects to deliver a Termination Consent to Gartner prior to the Closing Date and receive a portion of the Merger Consideration in respect of each Net Issuance Share of such J3 Warrant or J3 Option, such holder would be entitled to receive, by virtue of such holdings and the Merger, an amount of Merger Consideration equal to the product of the Common Exchange Ratio multiplied by the number of Net Issuance Shares of such J3 Warrant or J3 Option. The consideration to be paid in respect of J3 Warrants and J3 Options will be subject to the escrow provisions of the Merger Agreement described under the section entitled "Terms of the Merger -- Indemnification by J3 and Escrow of Merger Consideration" below.

          Each J3 Warrant and J3 Option with respect to which a holder has not specifically executed and delivered a Termination Consent would be assumed by Gartner as of the Effective Time. Each J3 Option so assumed will continue to have, and be subject to, the same terms and conditions as set forth in J3's option plans and as provided in the respective option agreement governing such J3 Option immediately prior to the Effective Time. Each J3 Warrant so assumed will continue to have, and be subject to, the same terms and conditions as set forth in the respective warrant agreement governing such J3 Warrant immediately prior to the Effective Time. Notwithstanding the foregoing, however, after giving effect to such assumption by Gartner, each J3 Warrant and J3 Option will be exercisable for that whole number of shares of Gartner Common Stock equal to the product of (i) the number of shares of J3 Capital Stock that were issuable upon exercise of such J3 Warrant or J3 Option immediately prior to the Effective Time multiplied by (ii) the quotient obtained by dividing (x) the Common Exchange Ratio by (y) the Closing Price, rounded down to the nearest whole number of shares of Gartner Common Stock. In addition, the per share exercise price for the shares of Gartner Common Stock issuable upon exercise of each assumed J3 Warrant or J3 Option will be equal to the quotient determined by dividing (x) the product of the exercise price per share of J3 Common Stock at which such J3 Warrant or J3 Option was exercisable immediately prior to the Effective Time, multiplied by the Closing Price by (y) the Common Exchange Ratio, rounded up to the nearest whole cent.

ILLUSTRATION.

  Example 1 -- Closing Price less than $25 per share:


     1. Determination of Purchase Price. If the Closing Price were less than $25.00, then the aggregate Purchase Price would be equal to $39 million less the Third Party Expenses of J3. For illustrative purposes only, if the Closing Price is equal to $24.00 (assuming (i) the Third Party Expenses of J3 of $600,000;
(ii) no Dissenting Shares; (iii) an Effective Time of July 15, 1996; (iv) none of the J3 Preferred Stock is converted into J3 Common Stock prior to the Closing; (v) the termination of all J3 Warrants and J3 Options and (vi) the capitalization of J3 as of April 1, 1996; collectively, the "Assumptions"), then the Purchase Price would be equal to $38.4 million (comprised of $39 million less $600,000 of Third Party Expenses); the cash portion of the Merger Consideration would be $6.696 million (equal to the difference between (x) the product of 19% multiplied by $38.4 million and (y) $600,000 in Third Party Expenses) and the stock portion of the

Merger Consideration would consist of 1,321,000 shares of Gartner Common Stock. Furthermore, shares of J3 Capital Stock, and J3 Warrants and J3 Options would be entitled to cash and shares of Gartner Common Stock as follows:


     2. Consideration for Shares of J3 Preferred Stock. Each share of J3 Preferred Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $35.65 per share, payable in an amount equal to approximately $17.94 in cash and approximately 0.74 shares of Gartner Common Stock.



     3. Consideration for Shares of J3 Common Stock. Each share of J3 Common Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $30.88 per share (consisting of the quotient of (i) $38.4 million Purchase Price, less the approximately $12.23 million aggregate Preferred Merger Consideration divided by (ii) a total of 847,727 shares of J3 Common Stock outstanding after giving effect to the termination of all J3 Warrants and J3 Options). Such Merger Consideration would be payable in approximately $0.638 in cash and approximately 1.260 shares of Gartner Common Stock in respect of each share of J3 Common Stock.



     4. J3 Warrants and J3 Options. At the Effective Time, all J3 Warrants and J3 Options would be treated as follows. If the holder of a J3 Warrant or J3 Option elects to terminate its warrant or option by delivering a Termination Consent to Gartner in order to receive a portion of the Merger Consideration in respect of each Net Issuance Share of such J3 Warrant or J3 Option, the J3 Warrants and J3 Options so treated would terminate and cease to be exercisable and would thereafter represent solely the right to receive Merger Consideration having a value of $30.88 per share, based on the Merger Consideration payable for each share of J3 Common Stock. As with the J3 Common Stock, such Merger Consideration would be payable via approximately $0.638 in cash and approximately 1.260 shares of Gartner Common Stock in respect of each Net Issuance Share of such J3 Warrant or J3 Option in accordance with the terms of the Termination Consent.


  Example 2 -- Closing Price greater than or equal to $25 and less than or equal to $30 per share :

     1. Determination of Purchase Price. For illustrative purposes only, if the Closing Price were greater than or equal to $25.00 and less than or equal to $30.00, the aggregate Purchase Price would vary between $39 million (less the Third Party Expenses of J3) and $45.2 million (less the Third Party Expenses of
J3), based upon the Closing Price. Assuming the Closing Price is $27.50 and assuming the Assumptions, then the Purchase Price would be equal to $41.5 million (comprised of $42.1 million minus $600,000 of Third Party Expenses); the cash portion of the Merger Consideration would be $7.285 million (equal to the difference between (x) the product of 19% multiplied by $41.5 million and (y) $600,000 in Third Party Expenses) and the stock portion of the Merger Consideration would consist of 1,244,182 shares of Gartner Common Stock. Furthermore, shares of J3 Capital Stock, J3 Warrants and J3 Options would be entitled to cash and shares of Gartner Common Stock as follows:


     2. Consideration for Shares of J3 Preferred Stock. Each share of J3 Preferred Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $35.65 per share, payable in an amount equal to approximately $19.65 in cash and approximately 0.582 shares of Gartner Common Stock.



     3. Consideration for Shares of J3 Common Stock. Each share of J3 Common Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $34.16 per share (consisting of the quotient of (i) $41.5 million Purchase Price, less the approximately $12.23 million aggregate Preferred Merger Consideration divided by (ii) a total of 856,846 shares of J3 Common Stock outstanding after giving effect to the termination of all J3 Warrants and J3 Options). Such Merger Consideration would be payable in approximately $0.635 in cash and approximately 1.219 shares of Gartner Common Stock in respect of each share of J3 Common Stock.

     4. J3 Warrants and J3 Options. At the Effective Time, all J3 Warrants and J3 Options would be treated as follows. If the holder of a J3 Warrant or J3 Option elects to terminate its warrant or option by delivering a Termination Consent to Gartner in order to receive a portion of the Merger Consideration in respect of the Net Issuance Share of such J3 Warrant or J3 Option, the J3 Warrants and J3 Options so treated would terminate and cease to be exercisable and would thereafter represent solely the right to receive Merger Consideration having a value of $34.16 per share, based on the Merger Consideration payable for each share of J3 Common Stock. As with the J3 Common Stock, such Merger Consideration would be payable via an amount equal to approximately $0.635 in cash and approximately 1.219 shares of Gartner Common Stock in respect of each Net Issuance Share of such J3 Warrant or J3 Option in accordance with the terms of the Termination Consent.


  Example 3 -- Closing Price greater than $30 per share:

     1. Determination of Purchase Price. For illustrative purposes only, if the Closing Price were greater than $30.00, then the aggregate Purchase Price would be $45.2 million, less the Third Party Expenses of J3. Assuming the Closing Price is $32.50 and assuming the Assumptions, then the Purchase Price would be equal to $44.6 million (comprised of $45.2 million less $600,000 in Third Party Expenses); the cash portion of the Merger Consideration would be $7.874 million (equal to the difference between (x) the product of 19% multiplied by $44.6 million, and (y) $600,000 in Third Party Expenses) and the stock portion of the Merger Consideration would consist of 1,130,031 shares of Gartner Common Stock. Furthermore, shares of J3 Capital Stock, J3 Warrants and J3 Options would be entitled to cash and shares of Gartner Common Stock as follows:


     2. Consideration for Shares of J3 Preferred Stock. Each share of J3 Preferred Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $35.65 per share, payable in an amount equal to approximately $21.35 in cash and approximately 0.440 shares of Gartner Common Stock.



     3. Consideration for Shares of J3 Common Stock. Each share of J3 Common Stock issued and outstanding as of immediately prior to Effective Time (other than any Dissenting Shares) would be canceled and extinguished at the Effective Time and would be converted at such time into the right to receive Merger Consideration having a value of $37.46 per share (consisting of the quotient of (i) $44.6 million Purchase Price, less the approximately $12.23 million aggregate Preferred Merger Consideration divided by (ii) a total of 864,369 shares of J3 Common Stock outstanding after giving effect to the termination of all J3 Warrants and J3 Options). Such Merger Consideration would be payable in approximately $0.633 in cash and approximately 1.133 shares of Gartner Common Stock in respect of each share of J3 Common Stock.



     4. J3 Warrants and J3 Options. At the Effective Time, all J3 Warrants and J3 Options would be treated as follows. If the holder of a J3 Warrant or J3 Option elects to terminate its warrant or option by delivering a Termination Consent to Gartner in order to receive a portion of the Merger Consideration in respect of each Net Issuance Share of such J3 Warrant or J3 Option, the J3 Warrants and J3 Options so treated would terminate and cease to be exercisable and would thereafter represent solely the right to receive Merger Consideration having a value of $37.46 per share, based on the Merger Consideration payable for each share of J3 Common Stock. As with the J3 Common Stock, such Merger Consideration would be payable via cash in an amount equal to approximately $0.633 in cash and approximately 1.133 shares of Gartner Common Stock in respect of each Net Issuance Share of such J3 Warrant or J3 Option in accordance with the terms of the Termination Consent.



     On March 11, 1996, the last trading day prior to the execution of the Merger Agreement by Gartner and J3, the closing sale price of Gartner Common Stock as reported on the Nasdaq National Market was $27.13. On June [ ], 1996, the closing sale price of Gartner Common Stock as reported on the Nasdaq
National Market was $[          ]. There can be no assurance as to the actual
price of Gartner Common Stock prior to, at, or at any time following, the Effective Time. Accordingly, there can be no assurance as to the actual amount of cash and shares of Gartner Common Stock that a holder of J3 Preferred Stock, J3 Common Stock, J3 Warrant or J3 Option would receive by virtue of the Merger.

     Stock Ownership Following the Merger. Based upon the number of shares of J3 Capital Stock issued and outstanding as of June [ ], 1996 (assuming no exercise of dissenters' rights and assuming the delivery of Termination Consents with respect to all J3 Warrants and J3 Options (collectively, the
"Parameters")), and assuming that the Closing Price is $[          ], an
aggregate of [     ] shares of Gartner Common Stock and an amount of cash equal
to $[          ] will be issued to J3 shareholders, holders of J3 Warrants and holders of J3 Options in the Merger. In the event all holders of J3 Options and J3 Warrants do not deliver Termination Consents to Gartner and instead elect to have their respective options and warrants assumed by Gartner, based on the J3
Options and J3 Warrants outstanding as of June [     ], 1996, and assuming that
the Closing Price is $[          ] (although there can be no assurance that it
will be so), Gartner will assume such options and warrants to purchase up to an
aggregate [     ] shares of Gartner Common Stock to holders of the unexercised
J3 Options and J3 Warrants.



     Assuming the Parameters and the number of shares of Gartner Common Stock issued and outstanding as of June [ ], 1996, then, following the Merger, former holders of J3 Capital Stock, J3 Warrants and J3 Options would hold approximately
[     ]% of Gartner's total issued and outstanding shares.


     No fractional shares will be issued by Gartner in the Merger. Each shareholder of J3 and holder of J3 Warrants and J3 Options otherwise entitled to a fractional share (after aggregating all fractional shares of Gartner Common Stock) held by such individual holder will receive from Gartner an amount of cash equal to such fraction of a share multiplied by the Closing Price.

     At, or if practicable, at least five days prior to the Effective Time, Boston EquiServe, as exchange agent for Gartner, (the "Exchange Agent") will deliver to each J3 shareholder of record and to each holder of J3 Warrants and each holder of J3 Options who delivers a Termination Consent with respect to his or her respective options and warrants, a letter of transmittal with instructions to be used by such individual in surrendering certificates warrants or option agreements, as the case may be, which, prior to the Merger, represented shares of J3 Capital Stock or the right to purchase shares of J3 Capital Stock. CERTIFICATES, WARRANTS AND OPTION AGREEMENTS SHOULD NOT BE SURRENDERED BY THEIR HOLDERS UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

     Upon the surrender of a certificate, warrant, or option agreement, as the case may be, representing shares of J3 Capital Stock (or the right to purchase such shares) to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such certificate (or agreement) will be entitled to receive in exchange therefor the amount of cash and the number of shares of Gartner Common Stock to which such holder of is entitled pursuant to the provisions of the Merger Agreement. In the event of a transfer of ownership of shares of J3 Capital Stock which is not registered on the transfer records of J3, the appropriate amount of cash and number of shares of Gartner Common Stock may be delivered to a transferee if the certificate representing such shares of J3 Capital Stock is presented to the Exchange Agent properly endorsed, together with the related letter of transmittal, and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     Until a certificate, warrant, or option agreement representing shares of J3 Capital Stock has been surrendered to the Exchange Agent, each such certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash and the number of shares of Gartner Common Stock to which the holder thereof is entitled under the Merger Agreement.

CONDUCT OF THE BUSINESS OF THE COMBINED COMPANIES FOLLOWING THE MERGER

     Once the Merger is consummated, Sub, a wholly owned subsidiary of Gartner will cease to exist as a corporation, and J3 will be become a wholly owned subsidiary of Gartner and the surviving corporation (the "Surviving Corporation"). Gartner's current intention is to operate J3 as an independent subsidiary with its headquarters remaining in Minnesota.

     Pursuant to the Merger Agreement, the Articles of Incorporation of Sub in effect immediately prior to the Effective Time will become the Articles of Incorporation of the Surviving Corporation and the Bylaws of

Sub will become the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of John Halligan, Executive Vice President and Chief Financial Officer of Gartner, Timothy Marken, a Senior Vice President of Gartner, Michael Fleisher, a Senior Vice President of Gartner, Follet Carter, Executive Vice President and Chief Marketing Officer of Gartner and Charles J. Gorman, Chief Executive Officer of J3. Mr. Gorman will act as President of the Surviving Corporation; Mr. Halligan will act as Chief Financial Officer; and Daniel Frawley, President of J3, will act as Secretary.

CONDUCT OF J3'S BUSINESSES PRIOR TO THE MERGER

     Under the Merger Agreement, J3 has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time (a) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted; (b) to pay its debts and taxes when due;
(c) to pay or perform other obligations when due; and, (d) to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to (i) preserve intact J3's present business organizations; (ii) keep available the services of its present officers and key employees; and (iii) preserve its relationships with clients, suppliers, distributors, licensors, licensees, and others having business dealings with J3. J3 is also obligated to promptly notify Gartner of any event or occurrence not in the ordinary course of business of J3, and any material event involving J3 which would result in any of the representations and warranties of J3 in the Merger Agreement being inaccurate in any material respect.

     In addition, under the Merger Agreement, J3 has agreed, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms and the Effective Time, except to the extent that Gartner otherwise consents in writing, that J3 and each of its subsidiaries will not (a) revalue any of its assets, other than in the ordinary course of business; (b) amend or terminate any distribution agreement or any contract, agreement or license to which J3 is a party or by which it is bound, other than pursuant to the terms thereof; (c) make any loan to any person or entity; (d) change the prices or royalties set or charged by J3; (e) transfer to any person or entity any rights to the J3's intellectual property rights (other than pursuant to end user licenses in the ordinary course of business); (f) enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of J3; (g) commence any litigation; (h) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of J3 Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor); (i) except for the issuance of shares of J3 Capital Stock upon exercise or conversion of presently outstanding J3 warrants or J3 options and the issuance of certain new options under J3's employee stock plan, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; (j) cause or permit any amendments to its articles of incorporation or bylaws; (k) acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of J3; (l) sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business; (m) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of J3 or guarantee any debt securities of others; (n) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except (a) payments made pursuant to standard written agreements outstanding on the date hereof and (b) payments made consistent with J3's past practices; (o) adopt or amend any employee benefit plan, or any severance plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than normal merit salary increases for employees other than officers, made in the ordinary course of business in accordance with J3's past practices; (p) pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in J3's financial statements (or the notes thereto); (q) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; (r) enter into any strategic alliance or joint marketing arrangement or agreement; or (s) take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (s) above, or any other action that would prevent J3 from performing or cause J3 not to perform its covenants under the Merger Agreement.

NO SOLICITATION

     Until the earlier to occur of the Closing Date or 10 days following the date of termination of the Merger Agreement pursuant to the provisions thereof, as the case may be, J3 will not (nor will J3 permit any of J3's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Gartner and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, other than Gartner, relating to the possible acquisition of J3 or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (b) provide information with respect to it or any of its subsidiaries to any person, other than Gartner, relating to the possible acquisition of J3 or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Gartner, providing for the acquisition of J3 or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of J3 or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Gartner.

     In addition to the foregoing, if J3 or any of its subsidiaries receives any unsolicited bona fide offer or proposal relating to any of the above, J3 shall immediately notify Gartner thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

INDEMNIFICATION BY J3 AND ESCROW OF MERGER CONSIDERATION

     In connection with the Merger, a portion of the aggregate Merger Consideration will be placed into escrow; in particular cash (the "Escrow Cash") and Gartner Shares (the "Escrow Shares") having a value as of the Closing Date equal to $3,100,000 will be placed into escrow (collectively, the Escrow Cash and Escrow Shares are referred to as the "Aggregate Escrow Amount"). The Escrow Cash and Escrow Stock, without any act of any J3 shareholder, will be placed into an escrow account with First Trust of California National Association Global Escrow D.S. The Aggregate Escrow Amount shall be contributed on behalf of each holder of J3 Common Stock, J3 Warrants and J3 Options in proportion to the aggregate consideration such holder would otherwise receive by virtue of the Merger. Up to $3,000,000 of the Aggregate Escrow Amount (the "Escrow Amount" or the "Escrow Fund") will be held in escrow as security for any losses incurred by Gartner in the event of certain breaches by J3 of covenants, representations or warranties contained in the Merger Agreement. No amounts will be contributed to the Aggregate Escrow Fund on behalf of holders of J3 Preferred Stock.

     In the Merger Agreement, J3 has made a variety of representations and warranties including, without limitation, those relating to J3's organization and standing, capital structure, subsidiaries, authority, financial statements, absence of changes, taxes, title to properties and condition of equipment, intellectual property, material contracts, minute books, environmental matters, employee matters, compliance with laws, and full disclosure. Resort to the Escrow Fund will be the exclusive contractual remedy of Gartner and its affiliates for any such breaches and misrepresentations if the Merger closes, provided that, (i) resort to the escrow shall not be the exclusive contractual remedy of Gartner for breaches of representations and warranties relating to (a) tax matters, (b) environmental matters or (c) the validity of the title of J3 shareholders to their shares of J3 Capital Stock and
(ii) nothing will limit any remedy for fraud. Notwithstanding the foregoing, Gartner may not receive any amounts from the Escrow Fund unless and until losses in excess of $50,000 have been suffered by Gartner, in which case Gartner may recover from the Escrow Fund an amount equal to the total of its losses in excess of but not including the first $50,000. Subject to resolution of unsatisfied claims of Gartner, portions of the escrow fund shall be released to holders of J3 Common Stock, J3 Warrants and J3 Options (the "Holders in Escrow") on whose behalf the Escrow Cash and Escrow Shares were placed into the Escrow Fund on three dates following the Closing Date. In particular, (i) one-sixth
( 1/6) of the Escrow Fund shall be released to the Holders in Escrow in proportion to their interest in the Escrow Fund on the date ninety days following the Closing Date, less any amounts previously paid out of the Escrow Fund to Gartner subject to the resolution of unsatisfied claims by Gartner; (ii) one-sixth ( 1/6) of the Escrow Fund shall be released to the Holders in Escrow in proportion to their interest in the Escrow Fund prior to October 31, 1996, less any amounts previously paid out of the Escrow Fund to Gartner subject to the resolution of unsatisfied claims by Gartner; and the Escrow Fund shall terminate and be released to the Holders in Escrow in proportion to their interest in the Escrow Fund, less any amounts previously paid out of the Escrow Fund to Gartner subject to the resolution of unsatisfied claims by Gartner, on the date which is the earlier of (i) December 31, 1996 and (ii) the date which is 30 days following the release of audited consolidated financial statements of Gartner for the year ending September 30, 1996. The J3 shareholders will have voting rights with respect to the Escrow Stock while in escrow.

     BY APPROVING THE MERGER AGREEMENT, J3 SHAREHOLDERS WILL BE DEEMED TO HAVE CONSENTED TO THE APPOINTMENT OF TONY J. CHRISTIANSON, CURRENTLY A DIRECTOR OF J3, TO ACT AS THE AGENT ON BEHALF OF THE HOLDERS IN ESCROW TO DELIVER MONIES AND SHARES HELD IN ESCROW TO GARTNER IN SATISFACTION OF CLAIMS BROUGHT BY GARTNER, TO OBJECT TO SUCH DELIVERIES, TO AGREE TO, TO NEGOTIATE AND ENTER INTO SETTLEMENTS AND COMPROMISES WITH RESPECT TO SUCH CLAIMS, AND TO TAKE CERTAIN OTHER ACTIONS ON BEHALF OF THE HOLDERS IN ESCROW, ALL AS MORE FULLY DESCRIBED IN
ARTICLE VII OF THE MERGER AGREEMENT. AS NOTED ABOVE AN AGGREGATE OF $100,000 OF THE AGGREGATE ESCROW AMOUNT (THE "AGENT ESCROW AMOUNT") SHALL BE AVAILABLE FOR USE BY SUCH AGENT TO PAY EXPENSES INCURRED BY HIM IN PERFORMING HIS RESPONSIBILITIES AS AGENT OF THE HOLDERS IN ESCROW. THE PORTION OF THE AGENT ESCROW AMOUNT THAT IS NOT UTILIZED FOR THE PAYMENT OF SUCH EXPENSES SHALL BE DISTRIBUTED TO THE HOLDERS IN ESCROW WHEN THE ESCROW FUND IS TERMINATED. SEE
ARTICLE VII OF THE MERGER AGREEMENT FOR A MORE DETAILED EXPLANATION OF THE ESCROW FUND AND RIGHTS WITH RESPECT THERETO.

CONDITIONS TO THE MERGER

     The respective obligations of each party to the Merger Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of J3; and (b) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending or brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     In addition, the obligations of J3 to consummate and effect the Merger Agreement and the transactions contemplated and thereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by J3.

     (a) the representations and warranties of Gartner and Sub in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Gartner and Sub shall have performed and complied with all covenants and obligations of the Merger Agreement in all material respects required to be performed and complied with by it as of the Effective Time; (b) J3 shall have been provided with a certificate executed on behalf of Gartner by its President and its Chief Financial Officer or Treasurer to the effect that, as of the

Effective Time: (1) all representations and warranties made by Gartner and Sub under this Merger Agreement are true and correct in all material respects; and
(2) all covenants and obligations of this Merger Agreement to be performed by Gartner and Sub on or before such date have been so performed in all material respects; (c) there shall not have occurred any claims against Gartner (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby, and there shall not have occurred any material adverse change in the business, assets or financial condition of Gartner; (d) the J3's shareholders shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to Gartner; (e) certain promissory notes issued by J3 to certain of J3's shareholders shall have been paid in full by Gartner and/or J3; and (f) the personal guaranties granted by Charles Gorman, Chief Executive Officer of J3, Daniel Frawley, President of J3 and John Barrow, Vice Chairman and Executive Vice President of J3, to First Bank National Association, J3's bank lender shall have been unconditionally released.

     In addition, the obligations of Gartner and Sub to consummate and effect the Merger Agreement and the transactions contemplated thereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Gartner: (a) the representations and warranties of J3 and the J3 shareholders in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and J3 shall have performed and complied with all covenants and obligations of the Merger Agreement in all material respects required to be performed and complied with by it as of the Effective Time; (b) Gartner shall have been provided with a certificate executed on behalf of J3 by its Chief Executive Officer to the effect that, as of the Effective Time: (1) all representations and warranties made by J3 in the Merger Agreement are true and correct in all material respects; and (2) all covenants and obligations of the Merger Agreement to be performed by J3 on or before such date have been so performed in all material respects; (c) Gartner shall have been provided with a certificate executed by or on behalf of the shareholders who have entered into the Voting Shareholders Agreements and Nonvoting Shareholders Agreements (collectively, the "Shareholders Agreements" ) to the effect that, as of the Closing Date, all representations and warranties made by the Shareholders in the Shareholders Agreements are true and correct; and all covenants, obligations and conditions of the Shareholders Agreements and Affiliate Agreements to be performed by the shareholders who are parties thereto on or before such date have been so performed; (d) there shall not have occurred any claims against J3 (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement, and there shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of J3; (e) all consents, waivers, and approvals under certain of J3's contracts shall have been obtained; (f) Gartner shall have received a legal opinion from Dorsey & Whitney LLP, legal counsel to J3; (g) there shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Gartner, Sub or J3, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of the Merger Agreement; (h) there shall not have occurred any material adverse change in the business, assets or financial condition of J3; (i) Gartner shall have received from certain J3 shareholders an executed Affiliate Agreement which shall be in full force and effect; (j) holders of no more than 2% of the outstanding J3 Capital Stock shall have exercised dissenters' rights with respect to the transactions contemplated by the Merger Agreement; (k) the Employment Agreements shall have been duly executed and delivered by Charles J. Gorman, J3's Chief Executive Officer, Daniel Frawley, its President and John Barrow, its Vice Chairman and Executive Vice President, and shall be in full force and effect; (l) the Shareholders Agreements shall have been duly executed and delivered by each of the persons who are parties thereto and shall be in full force and effect; (m) Gartner shall be able to issue the Gartner Shares that comprises part of the Merger Consideration in compliance with the Securities Act and the rules and regulations thereunder; and (n) J3 shall have delivered to Gartner J3's audited consolidated financial statements (balance sheets, income statements, statements of cash flows and statements of shareholders equity) as of and for the fiscal year ended December 31, 1995, and such financial statements shall not differ in any material respect from the unaudited financial statements as of and for the same period previously delivered to Gartner.

TERMINATION OR AMENDMENT OF MERGER AGREEMENT


     The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by J3's shareholders, (a) by mutual consent of Gartner and J3, (b) by Gartner or J3 if the closing of the transactions contemplated by the Merger Agreement have not occurred by July 15, 1996; (c) by Gartner or J3, if there shall be a final, non-appealable order from a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make the consummation of the Merger illegal; (d) by Gartner if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would prohibit Gartner's or J3's ownership or operation of all or a material portion of the business of J3 or compel Gartner or J3 to dispose of or hold separate all or a material portion of the business or assets of J3 or Gartner as a result of the Merger; (e) by Gartner if it is not in material breach of its obligations under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of J3 unless such breach, if curable, is cured within 5 business days; (f) by J3 if it is not in material breach of its obligations under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Gartner or Sub unless such breach, if curable, is cured within 5 business days; and (g) by Gartner, if the Closing Price is less than $20 per share.


     In the event of termination of the Merger Agreement pursuant to its terms, the Merger Agreement shall become void and there shall be no liability or obligation on the part of Gartner, Sub or J3, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of the Merger Agreement prior to its termination. Notwithstanding the foregoing, however, the provisions of the Merger Agreement (i) preventing solicitation by J3 of a business combination or other similar transaction with any party other than Gartner; (ii) requiring Gartner and J3 to maintain the confidentiality of certain information mutually exchanged by Gartner and J3 during their negotiations; (iii) providing for the payment of each party's Third Party Expenses and (iv) certain other provisions shall remain in full force and effect and survive any termination of the Merger Agreement.

EMPLOYMENT AGREEMENTS

     Gartner, through J3, and three employees of J3, Charles J. Gorman, J3's Chief Executive Officer, Daniel Frawley, its President, and John Barrow, its Vice Chairman and Executive Vice President, expect to enter into employment agreements (the "Employment Agreements") with J3 which become effective as of the Effective Time. The proposed Employment Agreements are expected to contain provisions substantially similar to the provisions of the existing employment agreements between J3, on the one hand, and Messrs. Gorman, Frawley and Barrow, on the other, and are expected to have provisions that are consistent with agreements between Gartner and employees of comparable level at Gartner.

SHAREHOLDERS AGREEMENTS


     Shareholders Agreements (with voting provisions). In their capacities as shareholders, Charles J. Gorman, Chief Executive Officer of J3, John Barrow, Vice Chairman and Executive Vice President of J3, Daniel F. Frawley, President of J3, Cherry Tree Ventures III, Parsnip River Company, Omega Ventures II, L.P., Omega Ventures II Cayman, L.P., Bayview Investors, Ltd., RS & Co., IV, L.P., and (an employee of J3) have entered into a shareholders agreement (the "Voting Shareholders Agreements") with Gartner, pursuant to which each such shareholder has granted to the Gartner Board of Directors an irrevocable proxy to vote all shares of J3 Capital Stock owned by such shareholder in favor of approval and adoption of the Merger Agreement at the Special Meeting. Collectively, such shareholders hold of record approximately 45.5% of the outstanding shares of J3 Preferred Stock, approximately 69.3% of the outstanding shares of J3 Common Stock and approximately 61.9% of the outstanding shares of J3 Capital Stock. These entities and individuals have also agreed to indemnify Gartner in the event of certain breaches by these entities and individuals of certain representations and warranties in the Voting Shareholders Agreements. (In the Voting Shareholders Agreements, these entities and individuals have made certain representations and warranties with respect to (i) certain tax and environmental matters concerning J3 and (ii) the validity of their title to their shares of J3 Capital Stock.)

     Shareholders Agreements (without voting provisions). In their capacities as shareholders, Colin E. Grant, Interwest Partners V, St Paul Fire and Marine Insurance Company, Nippon Wilson Learning Corporation Limited, Shelley Mann, AT&T Venture Company, L.P., Debra Mann and Gil Mann, , have entered into shareholders agreements (the "Nonvoting Shareholders Agreements") with Gartner, pursuant to which each such shareholder has agreed to indemnify Gartner in the event of certain breaches by these entities and individuals of certain representations and warranties in the Shareholder Agreements. (In the Nonvoting Shareholders Agreements, these entities and individuals have made certain representations and warranties with respect to (i) certain tax and environmental matters concerning J3 and (ii) the validity of their title of their shares of J3 Capital Stock.)

AFFILIATE AGREEMENTS

     Affiliate Agreements. Rules 144 and 145 under the Securities Act impose restrictions on the manner in which affiliates of the parties to a merger transaction may resell securities and also on the quantity of securities that such affiliates and others with whom they might act in concert may resell within any three-month period. As a condition to the Merger, Cherry Tree Ventures III, a limited partnership, Parsnip River Company, Omega Ventures II, L.P., Omega Ventures II Cayman L.P., Bayview Investors, Ltd., John F. Barrow, RS & Co. IV, L.P., Daniel J. Frawley, D.M. Winton, John Carney, Tony J. Christianson, Michael Stark, Charles J Gorman, Jeffrey M. Traynor and Deena Flammang, (all of whom were identified by J3 as affiliates of J3) have each entered into an agreement with Gartner providing that each such person will not offer to sell or otherwise dispose of any Gartner Common Stock obtained as a result of the Merger except in compliance with the Securities Act and the rules and regulations thereunder. Generally, this will require that such sales be made in accordance with Rule 145 under the Securities Act, which in turn requires that, for specified periods, such sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act. The volume limitations should not pose any material limitations on any Gartner stockholder who owns less than one percent of the outstanding Gartner Common Stock after the Merger unless, pursuant to Rule 144, such stockholder's shares are required to be aggregated with those of another Gartner stockholder.

RELEASE FROM GUARANTEES/PAYMENT OF INDEBTEDNESS


     Release from Personal Guarantees. As a condition to the closing of the Merger, the Merger Agreement requires Gartner to cause J3 to deliver to each of Charles J. Gorman, J3's Chief Executive Officer, Daniel J. Frawley, J3's President, and John F. Barrow, J3's Vice Chairman and Executive Vice President, unconditional releases of any outstanding personal guaranties by them of indebtedness of J3 to First Bank National Association. As of May 31, 1995, Mr. Gorman had provided a personal guaranty of repayment of J3's indebtedness to First Bank National Association to the extent $375,000, and Mr. Frawley and Mr. Barrow each had provided a personal guaranty of J3's indebtedness to First Bank National Association to the extent of $187,500. As of May 31, 1996, J3 had outstanding indebtedness to First Bank National Association in the aggregate amount of $3,325,000.


     Repayment of Shareholder Indebtedness. Under the Merger Agreement, as a condition to the closing of the Merger, Gartner or J3 must repay the outstanding principal balance of, and accrued interest on, J3's outstanding promissory notes to certain shareholders of J3 (the "Shareholders Notes"), including Shareholders Notes issued in 1993 and 1994 (the "1993 Shareholders Notes" and the "1994 Shareholders Notes," respectively). Each of the Shareholders Notes is unsecured and subordinated in repayment to J3's indebtedness to First Bank.


     The 1993 Shareholders Notes bear interest at the rate of 1.5% over the bank reference rate and are payable on demand. As of May 31, 1996, J3 had the following amounts of indebtedness outstanding under 1993 Shareholders Notes held by principal shareholders, executive officers and directors of J3: Cherry Tree Ventures, III ($50,914), Parsnip River Company ($36,257), Gil Mann ($17,743), Debra Mann ($17,743), and Charles J. Gorman ($12,343).



     The Shareholders Notes issued in 1994 bear interest at the rate of 8%, with accrued interest payable quarterly and the principal amount payable in one lump sum payment in 1999. As of May 31, 1996, J3 had the following amounts of indebtedness outstanding under 1994 Shareholders Notes held by principal shareholders, executive officers and directors of J3: Cherry Tree Ventures, III ($240,567), Parsnip River Company ($172,222), Gil Mann ($83,608), Debra Mann ($83,608), Charles J. Gorman ($58,529), John F. Barrow ($71,286) and Daniel J. Frawley ($71,286).

RIGHTS OF DISSENTING J3 SHAREHOLDERS

     The following summary does not purport to be a complete statement of the rights of dissenting shareholders under Sections 302A.471 and 302A.473 of Minnesota Law, and is qualified in its entirety by reference to said section, copies of which are attached as Annex B to this Prospectus/Proxy Statement.

     Subject to certain conditions, holders of J3 Capital Stock who are entitled to vote at the Special Meeting have the right under Minnesota Law sec. 302A.471 to object to the terms of the Merger, and if the Merger is consummated, to receive the fair value of their shares immediately before the Effective Time. Such rights are referred to herein as "Dissenters' Rights," and the J3 Capital Stock with respect to which such rights are exercised are referred to as "Dissenting Shares." A shareholder may not assert Dissenters' Rights with respect to less than all shares owned by such shareholder. The Merger Agreement provides that the obligations of Gartner to consummate the Merger are subject to the condition that J3 shall not have received notice of intent to exercise Dissenters' Rights from shareholders holding more than 2% of the issued and outstanding J3 Capital Stock.

     A vote against the Merger is not sufficient to perfect Dissenters' Rights. As required by Minnesota Law sec. 302A.473, any person who desires to exercise his Dissenters' Rights with respect to his J3 Capital Stock must take each of the following three actions:

          (a) The shareholder must file with J3, prior to the vote of J3 shareholders on the Merger Agreement, a written notice of intent to demand the fair value of his shares; and

          (b) The shareholder must not vote his shares in favor of the Merger Agreement; and

          (c) Within thirty days of receiving notice of procedure from J3 or Gartner (sent after shareholder approval of the Merger Agreement), the shareholder must make written demand on J3, as the survivor of the Merger, for payment of the fair value of his J3 stock determined as of the day prior to the date on which the vote to approve the Merger Agreement was taken. The demand must state the date on which the shareholder acquired the shares, and the shareholder must deposit all share certificates with J3 at such time.

     After the Merger takes effect, or after J3 receives a valid demand for payment, J3 will remit to reach dissenting shareholder who has complied with the above requirements the amount J3 estimates to be the fair value of the shares, plus interest. Such payment will be accompanied by financial statements for J3 and a description of the basis for the fair value determination. J3 may withhold any such remittance from a person who was not a shareholder on the date the Merger was first announced to the public.

     If a dissenting shareholder believes that the amount remitted is less than the fair value of the shares, plus interest, such dissenting shareholder may, within thirty (30) days after J3 mails such remittance, give written notice to J3 of his own estimate of fair value, and demand payment of the difference. Any dissenting shareholder who does not file such notice and demand for payment of difference will only be entitled to receive the amount remitted by J3.

     If J3 receives such notice and demand for payment of difference, J3 shall, within sixty (60) days of receipt of such demand, either (a) pay the amount demanded, (b) pay an amount agreed to by such dissenting shareholder, or (c) file in court a petition requesting court determination of the fair value of the shares, plus interest. Any such petition must be filed with the Minnesota District Court in Hennepin County, Minnesota. In addition to the fair value of the shares, the court shall determine whether such dissenting shareholder has complied with all procedural requirements.

     Dissenters' Rights cannot be validly exercised by persons other than the record holders of J3 Capital Stock, regardless of the beneficial ownership thereof. Persons who are beneficial owners of J3 Capital Stock, but whose shares are held of record by another person, such as a broker, bank or nominee, should instruct the record holder to follow the procedure outlined in this section if they wish to dissent from the Merger with respect to their J3 Capital Stock.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


     J3's Board of Directors was aware of the agreements, transactions and interests of certain persons in the Merger described below and considered them, among other matters, in recommending approval of the Merger and the transactions contemplated thereby.



     Release from Personal Guarantees. As a condition to the closing of the Merger, the Merger Agreement requires Gartner to cause J3 to deliver to each of Charles J. Gorman, J3's Chief Executive Officer, Daniel J. Frawley, J3's President, and John F. Barrow, J3's Vice Chairman and Executive Vice President, unconditional releases of any outstanding personal guaranties by them of indebtedness of J3 to First Bank National Association. As of May 31, 1995, Mr. Gorman had provided a personal guaranty of repayment of J3's indebtedness to First Bank National Association to the extent $375,000, and Mr. Frawley and Mr. Barrow each had provided a personal guaranty of J3's indebtedness to First Bank National Association to the extent of $187,500. As of May 31, 1996, J3 had outstanding indebtedness to First Bank National Association in the aggregate amount of $3,325,000.



     Repayment of Shareholder Indebtedness. Under the Merger Agreement, as a condition to the closing of the Merger, Gartner or J3 must repay the outstanding principal balance of, and accrued interest on, J3's outstanding promissory notes to certain shareholders of J3 (the "Shareholders Notes"), including Shareholders Notes issued in 1993 and 1994 (the "1993 Shareholders Notes" and the "1994 Shareholders Notes," respectively). Each of the Shareholders Notes is unsecured and subordinated in repayment to J3's indebtedness to First Bank.



     The 1993 Shareholders Notes bear interest at the rate of 1.5% over the bank reference rate and are payable on demand. As of May 31, 1996, J3 had the following amounts of indebtedness outstanding under 1993 Shareholders Notes held by principal shareholders, executive officers and directors of J3: Cherry Tree Ventures, III ($50,914), Parsnip River Company ($36,257), Gil Mann ($17,743), Debra Mann ($17,743), and Charles J. Gorman ($12,343).



     The Shareholders Notes issued in 1994 bear interest at the rate of 8%, with accrued interest payable quarterly and the principal amount payable in one lump sum payment in 1999. As of May 31, 1996, J3 had the following amounts of indebtedness outstanding under 1994 Shareholders Notes held by principal shareholders, executive officers and directors of J3: Cherry Tree Ventures, III ($240,567), Parsnip River Company ($172,222), Gil Mann ($83,608), Debra Mann ($83,608), Charles J. Gorman ($58,529), John F. Barrow ($71,286) and Daniel J. Frawley ($71,286).



     Agreement between J3 and Robertson, Stephens & Company. On August 31, 1995, J3 retained RSC as its financial advisor to review potential business combinations, including the transaction with Gartner and to consider the possibility of J3's remaining independent and pursuing an initial public offering of J3 Common Stock. Affiliates of RSC held of record approximately 42.4%, 4.1% and 16.0% of the outstanding shares of J3 Preferred Stock, J3 Common Stock, and J3 Capital Stock, respectively, as of the Record Date. Because the J3 Preferred Stock and the J3 Common Stock will be treated differently in the Merger (see "Terms of the Merger -- Manner and Basis of Converting Shares"), RSC's ownership, through its affiliates, of both J3 Preferred Stock and J3 Common Stock may give rise to a conflict of interest. See "The Merger and Related Transactions -- Financial Advisors" and "Principal Shareholders of J3 and Security Ownership of Management." RSC will be paid the cash sum of $365,000 if the Merger is consummated. This amount will be included in the Third Party Expenses of J3 and will be deducted from the Purchase Price.



     Severance Agreement. Effective as of the Effective Time, J3 entered into a severance agreement with Jeffrey Traynor, J3's Chief Financial Officer and Secretary (the "Severance Agreement"). Under the severance agreement, J3 will continue to employ Mr. Traynor at his current rate of compensation until approximately one week after the Effective Time. During the first year following termination of Mr. Traynor's employment, Mr. Traynor will receive severance payments from J3 in the amount of $13,750 per month, will be covered under J3's current medical and dental programs, and will be eligible to participate in Gartner's employee stock purchase plan. Under the agreement, Mr. Traynor will be prohibited from competing with J3 for a period of 12 months following the date of the final severance payment.

     Employment Agreements. Gartner, through J3, and three employees of J3, Charles J. Gorman, Chief Executive Officer, Daniel Frawley, its President, and John Barrow, its Vice Chairman and Executive Vice President, expect to enter into the Employment Agreements. The proposed Employment Agreements are expected to contain provisions substantially similar to the provisions of the existing employment agreements between J3, on the one hand, and Messrs. Gorman, Frawley and Barrow, on the other, and are expected to have provisions that are consistent with agreements between Gartner and employees of comparable level at Gartner.


     The foregoing interests of members of management or shareholders of J3 in the Merger may mean that such persons have personal interests in the Merger which may not be identical to interests of nonaffiliated persons.


                              CERTAIN TRANSACTIONS



     Loan Agreement. On June 4, 1996, Gartner and J3 entered into a Loan Agreement pursuant to which Gartner Credit Corporation, an affiliate of Gartner has agreed to lend J3, pursuant to a line of credit, up to an aggregate of $1,000,000 for working capital purposes at an interest rate equal to the prime rate plus 3%. All amounts borrowed under this line of credit are payable on or before 30 days following the earlier of (i) July 15, 1996, and (ii) the termination of the Merger Agreement pursuant to its terms. J3's payment obligations under this line of credit are secured by a security interest granted to Gartner Credit Corporation in all of J3's assets. Repayment of this line of credit and the security interest of Gartner Credit Corporation in J3's assets are, however, subordinated to repayment of J3's indebtedness to First Bank National Association. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity." The outstanding indebtedness under this line of credit as of June 5, 1996, was $500,000.



     Distribution Agreement.  On June   , 1996, RCI, Gartner's majority owned
subsidiary in the business software education market, and J3 entered into an arrangement pursuant to which J3 will acquire certain of RCI's business software education market products so that J3 may integrate and combine RCI's products with its own products. On the same day, Gartner and J3 entered into a distribution agreement pursuant to which Gartner will distribute the combined and integrated RCI/J3 product. The distribution agreement between RCI and J3 may be terminated by either RCI or J3 in the event the Merger does not close by July 15, 1996; the distribution agreement between Gartner and J3 is subject to an identical termination provision.

                      STOCK PRICE AND DIVIDEND INFORMATION


     The Gartner Common Stock has been traded on the National Market of the National Association of Securities Dealers, Inc.'s Automated Quotation System ("Nasdaq") under the symbol "GART" since Gartner's initial public offering in October 1993. Following the Merger, Gartner Common Stock will continue to be traded on the Nasdaq National Market under the symbol "GART." The following table sets forth the range of high and low closing prices for the Gartner Common Stock as reported on the Nasdaq National Market for the periods indicated. The following prices have been adjusted to give effect to the two for one split of Gartner's Common Stock effected on March 29, 1996.



                                                                          HIGH       LOW
                                                                         ------     ------
    Fiscal 1994
      First quarter (from October 4, 1993).............................  $ 4.66     $ 2.75
      Second quarter...................................................  $ 5.34     $ 4.00
      Third quarter....................................................  $ 5.82     $ 4.00
      Fourth quarter...................................................  $ 7.38     $ 5.55
    Fiscal 1995
      First quarter....................................................  $ 9.88     $ 7.00
      Second quarter...................................................  $12.07     $ 8.88
      Third quarter....................................................  $14.94     $ 9.41
      Fourth quarter...................................................  $17.13     $13.13
    Fiscal 1996
      First quarter....................................................  $24.06     $22.00
      Second quarter...................................................  $33.13     $19.75
      Third quarter (through June [  ], 1996)..........................  $43.13     $30.50



     On March 11, 1996, the last trading day prior to the announcement by Gartner and J3 that they had reached an agreement concerning the proposed Merger, the closing sale price of Gartner Common Stock as reported on the Nasdaq National Market was $27.13 per share. On June 4, 1996, the closing sale price of Gartner Common Stock as reported on the Nasdaq National Market was $37.75. There can be no assurance as to the actual price of Gartner Common Stock prior to, at, or at any time following, the Effective Time of the Merger or at any time thereafter.



     No established trading market exists for J3 Common Stock. As of the Record Date, there were 14 holders of record of J3 Preferred Stock and 19 holders of record of J3 Common Stock and 46 holders of options to purchase shares of J3 Common Stock. J3 has never paid, and has no present intentions to pay in the foreseeable future, any cash dividends on either the J3 Common Stock or the J3 Preferred Stock. J3's credit agreements with First Bank National Association and Gartner Credit Corporation restrict J3's ability to pay dividends in respect of its capital stock.


     Gartner has never paid cash dividends on shares of Gartner Common Stock. J3 has never paid cash dividends on shares of J3 Capital Stock. Following the Merger, it is expected that the Board of Directors of Gartner will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in its business.

                                  J3 BUSINESS

OVERVIEW

     J3 publishes, markets and distributes software educational materials for corporate and individual training. J3's products address software training needs relating to desktop applications, operating systems, relational databases, networking technologies, and developer languages and tools. J3 develops its products in collaboration with major software companies, including Lotus Publishing Corporation, Microsoft Corporation, Novell, Inc. and WordPerfect Corporation, Oracle Corporation, Sybase, Inc. and Powersoft Corporation, and delivers its products in video, computer-based training and multimedia formats.

     In North America, J3 markets and sells the products primarily through 12 integrated direct sales teams (comprising 55 sales people in total). Each direct sales team combines a large, outbound telephone sales force with the physical presence of a face-to-face sales organization. J3 has an emerging international business with offices in Toronto, Canada and London, England, a republishing partner in Tokyo, Japan and distributors in many other regions of the world.

INDUSTRY BACKGROUND


     Business and government organizations increasingly rely on information technology (IT) to improve employee productivity and enterprise competitiveness. Deployments and upgrades of operational and technological systems are becoming more widespread, more complicated and more frequent, as a result, in part, of corporate downsizing, adoption of client/server technologies, business process re-engineering and global expansion of trade and commerce. According to Dataquest, Inc. ("Dataquest"), a wholly owned subsidiary of Gartner, the market for IT education and training products and services was $3.6 billion in the United States and $7.9 billion worldwide in 1994. Of this market, according to Dataquest, instructor-led training remains the dominant format for delivery of IT products and services, representing approximately 79% of the market in 1994, while technology-based training and non-technology based self-study training represented 17% and 4% of the market, respectively. Although it is far from being the dominant method of delivery of IT products and services, technology-based training is growing rapidly due to recent improvements in quality and functionality and advantages in cost and convenience.


J3'S OBJECTIVE AND KEY STRATEGIES

     J3 is a leading provider of IT training products and services. J3's management believes that the IT training market is highly fragmented, with the ten largest providers holding, in the aggregate, less than 10% share of the market. J3's management estimates, however, that, measured by gross revenues, J3 is the third largest vendor of technology-based training in the market, behind only National Education Training Group and CBT Group. J3's objective is to maintain its position as a market leader using the following key strategies:

     Responding to Clients Needs. J3's position in the market is highly dependent on the ability of J3's management and research and development team to offer products which address current IT needs of business and government organizations. J3 intends to continue its focus on retaining effective key management and research and development personnel and its commitment to developing new products and enhancing existing products.

     Maximizing the Benefits of Interactive Multimedia Technologies. J3 currently offers over 60 titles based on J3's second generation, interactive, multimedia platform. J3 believes that it is a leader in the range of interactive multimedia titles available to clients today, and that the interactive nature of its products offers a significant advantage over traditional training methods and computer based tools.

     Maintaining and Developing Strong Relationships with Software and Technology Providers. J3 depends on close relationships with leading software vendors and technology providers to develop timely and useful products. Benefits of such relationships include early review of releases of software titles, important insight from subject matter experts within software companies, sharing the costs of new development projects and licenses to use well-known trade names and trademarks on packaging of J3 products. J3 intends to continue its efforts to maintain and develop relationships with strategic partners, but can make no assurance that it will be able to so on commercially satisfactory terms.

     Expanding International Market Presence. In 1995, J3 established a subsidiary office in London and appointed distributors of its products in Australia, Hong Kong, India, Singapore, South Africa and Turkey. In addition, J3 has established a republishing and distribution relationship with the Nippon Wilson Learning Company for culturally adapted products in Japan, and is currently initiating cultural adaptation of its products for European markets. J3 intends to aggressively pursue international sales by continuing to appoint strategically positioned distributors and adapting existing product for foreign cultures. There can be no assurance, however, that J3's international efforts will result in successful product or market expansion for J3.

PRODUCTS


     At May 31, 1996, J3 offered 182 corporate training products and 58 individual training products. J3's products address software training needs relating to desktop applications, operating systems, relational databases, networking technologies, and developer languages and tools. J3's products are designed to help individuals acquire specific skills required to be more productive in their workplaces.


     The purpose of J3's products is to provide a total training solution on a specified topic by providing a package that contains everything a client would need to complete satisfactorily a traditional training course. For example, one of J3's typical video products would include video tapes to cover key concepts and examples; a work book that would summarize the video, describe practice laboratories and exercises, and refer the student to additional reference materials; a practice disk containing material for use in the labs and exercises; a skills analysis book designed to facilitate pre and post-training assessments; and third-party reference books that serve as a documentation set. J3's products emphasize an active rather than passive learning experience. For each one hour of videotape, the student would spend 1 to 2 hours for end-user courses and 3 to 4 hours for technical courses working on laboratories and other exercises, often in the real system environment.


     J3's products are available in video, multimedia and computer based training ("CBT") formats. At May 31, 1996, J3 offered 104 corporate products on video. J3's video products have traditionally represented the core of J3's business. J3's multimedia products are derived directly from its portfolio of video titles. J3 developed a first generation of corporate multimedia products in late 1994, and began shipping approximately 45 titles of such products in the first six months of 1995. In the second six months of 1995, J3 developed a second generation of multimedia products and began shipping approximately 60 titles of such products in the first quarter of 1996. J3's second generation products include significantly enhanced functionality, ease of use, ease of installation and reliability compared to the first generation products. J3's multimedia products generally use a television metaphor, with Windows conventions, in order to enhance interactivity between the user and the training materials. J3's multimedia products run under most Windows/Intel platforms, e.g., Windows 3.1, Windows 95, Windows NT 3.5 and similar Windows platforms.



     J3's corporate CBT products run under most Windows/Intel platforms. At May 31, 1996, J3 had produced 9 CBT products. J3 plans to produce approximately 32 additional CBT products in 1996.


PRODUCT DEVELOPMENT

     J3 recently restructured its product development organization into five new departments: product and practice management; platform development; title development; quality assurance; and local and cultural adaptations. J3's product development and marketing teams work closely together. The marketing organization identifies and finalizes the course titles that will be created by the development organization, and defines the business requirements for J3's CBT and multimedia titles, as well as for J3's value added software products, such as administration/tracking software.

     After the marketing organization identifies a course title, the development team begins work to produce a technology-based course that is typically the equivalent of three days of instructor-led training. Roles on the development team for a particular product include project manager, subject matter expert, course developer, element developer, author and instructional designer. In many cases, J3 develops a course with some level of participation from a software vendor, in which case both the development budget and time cycle may be increased due to review and revision cycles between J3 and the software vendor.


     At May 31, 1996, the development organization had 33 full-time employees. Although more than half of the development budget has typically been used to fund outside development contractors, J3 plans to decrease significantly the level of contractor work with a consequent increase in the number of J3 employees in the development organization. Accordingly, J3 plans to increase the development organization to approximately 50 full-time employees by September 30, 1996.


     A key component of J3's product development is its collaboration with software vendors in the development and introduction of new products. J3 currently is actively engaged under agreements with Microsoft Corporation and Novell, Inc. and has worked with a number of other software vendors previously, including Computer Associates International, Inc., Lotus Publishing Corporation, WordPerfect Corporation, UNIX System Laboratories, Inc., Oracle Corporation, Sybase, Inc., Powersoft Corporation and Uniplex Integration Systems, Inc. Under such agreements, J3 and the software vendor provide for development of a product to address training needs of the software vendor's clients and establish rights for marketing and distributing the product. Typically, such agreements permit J3 to use the logo of the software vendor on the packaging of J3's products in exchange for royalty payments based on sales by J3. J3's success is highly dependent on its ability to maintain and develop its collaborative relationships with software vendors.

     In 1996, the development organization is scheduled to produce 12 video titles, 37 CBT titles, and 32 multimedia titles. In addition, the development organization will seek to enhance the features and functionality of J3's second generation multimedia product. J3 expects these enhancements to result in a series of point releases between January through July of 1996, representing the final versions of J3's second generation of multimedia products. J3 plans to introduce a third generation of multimedia products late in 1996 or early in 1997. These products will be designed to maintain J3's leadership position around multimedia, and, in addition, will be designed to incorporate a scalable architecture to permit deployment over corporate LANs, WANs and intranets.

     J3 is also developing a tracking and administration tool. This tool would be designed to launch courses, structure learning paths, and track scores, usage, survey results and other resources. J3 plans to reallocate resources to this development effort to deliver a solution to clients in 1996.

SALES AND MARKETING

     J3 conducts its sales and marketing activities by a variety of methods, including direct sales and marketing, distributors and resellers, retail trade and, as described above, through its relationships with software vendors. J3's sales division consists of the following four groups:

     - North America Direct Sales. J3's North American Direct Sales Group accounted for approximately 69% of J3's overall revenue in 1995, and consists of 12 regional teams, each run by a regional manager with three to five national account manager and/or education consultants. The regional managers, account managers and educational consultants work directly with J3's clients.


     - North America Channel Sales. J3's North American Channel Sales Group focuses on J3's distributors and resellers. This group accounted for approximately 14% of J3's overall revenue in 1995. At May 31, 1996 there were two individuals in this group.



     - International Sales. J3's International Sales Group is divided into two regions: Europe, Middle East, India and Africa (EMEIA) and Asia Pacific Latin America (APLA). Collectively, the International Sales Group accounted for slightly below 10% of J3's sales in 1995 (compared with less than 1% in 1994). The EMEIA team consists of three representatives located and managed in Windsor, England. The APLA team is comprised of two representatives who are located and managed in Minneapolis, Minnesota.


     - Consumer Division. For several years, J3 marketed consumer video training products priced at $30 to $40 per unit to individual consumers via a range of consumer marketing resellers. In 1995, this division accounted for 7% of J3's overall revenue. In the second half of 1995, J3 introduced a line of interactive multimedia products, entitled Fast Start Learning(TM), to J3's marketing partners. At May 31, 1996, this group actively marketed 38 video titles and 20 multimedia titles under the LEARN PC(R) and Fast Start Learning(TM) brand names. At May 31, 1996 there were three employees working in this group.


     J3's marketing group consists of five individuals. The marketing group has a number of responsibilities, including determining J3's title build list, drafting the business requirements for the next generation of multimedia products and all software products (such as tracking and administration), structuring and pricing J3's licensing programs, managing and maintaining relationships with third-party product vendors, all J3's lead generation activity such as direct mail, trade shows, J3's client advisory conference and public relations, and managing J3's internal prospect and client database, for establishing and maintaining J3's image, brand and packaging identification, for creating and maintaining all marketing literature, and for collecting and conducting market research.

CLIENTS

     J3's clients are generally Fortune 2000 companies and governmental agencies. In 1995, approximately 83% of J3's sales were to large businesses and government organizations in North America via J3's direct and indirect sales channels. J3's management does not believe, however, that J3 is dependent on any single client. In 1995, J3's largest end-user client accounted for less than 2% of J3's overall revenues.

COMPETITION

     The IT training market is highly fragmented. Vendors of IT products and services include a range of education and training specialists, hardware and system manufactures, software vendors, system integrators, dealers, value-added resellers and network/communications vendors. J3 expects to face increasing price pressures as competitive rivalry in the industry increases in the future. There can be no assurance that J3 will be able to provide products that compare favorably with new competitive products or that competitive pressures will not require J3 to reduce its prices significantly.

     J3 competes primarily with internal IT training departments; third-party suppliers of instructor-led training services, such as Learning Tree International, Productivity Point International and Executrain; and third-party suppliers of technology-based training products such as National Education Training Group and CBT Group (including its US subsidiary, CBT Systems). Some of these competitors offer course titles and programs similar to J3 at prices that are less than J3's prices for similar J3 products. In addition, some competitors have significantly greater financial, technical, sales, marketing and other resources, as well as greater name recognition than J3.

     J3 expects that because of the attractive market size and growth rate, and the lack of any dominant companies in the industry, new competitors will likely enter the market in the future. Such competitors may include publishing companies and vendors of application software, including vendors with whom J3 has formed development and marketing alliances. In addition, some of the larger instructor-led training organizations have the capacity to develop technology-based training products that they could then distribute through their existing distribution channels to their current client base. Similarly, a number of hardware and/or software vendors could come to view education as a strategic source of revenue and profits and could adopt a much more aggressive competitive approach. These training organizations have direct access to the software engineering teams during development of a new system or software product and could develop training products that are more timely or better integrated with the underlying software product. These organizations also have the opportunity to incorporate their training offerings in to the sale at the time a client purchases the new and/or upgraded system or software.

INTELLECTUAL PROPERTY AND LICENSES

     J3 regards its course development process, its course titles and its software products as proprietary and relies primarily on a combination of statutory and common law copyright, trademark and trade secret laws, client licensing agreements, employee and third-party nondisclosure agreements, and other methods to protect its proprietary rights. Despite these precautions, a third-party or third parties could copy or otherwise obtain and use J3's methodology, course titles, or software technology, without authorization or use these materials to develop course titles or software products that are substantially similar to those of J3. Furthermore, the laws of certain countries in which J3 sells its products do not protect J3's proprietary rights to the same extent as do the laws of the United States.

     J3 generally does not include in its products any mechanisms to prevent or inhibit unauthorized use nor does J3 generally require the execution of a license agreement which would restrict copying and use of J3's products. If substantial unauthorized use of J3's product were to occur, J3's business and results of operations could be materially adversely effected. There can be no assurance that J3's means of protecting its proprietary rights will be adequate or that J3's competitors will not independently develop similar course titles or software products.

     Additionally, there can be no assurance that third parties will not claim that J3's current or future products infringe on the proprietary rights of others. J3 expects that it will be increasingly subject to such claims as the number of products and competitors increases in the future. Any such claim could result in a material adverse effect on J3's business.

LITIGATION

     J3 is not involved in any pending or threatened legal proceedings that J3 believes could reasonably be expected to have an material adverse effect on J3's financial condition or results of operations.

EMPLOYEES


     As of May 31, 1996, J3 had a total of 145 full-time employees, of whom 78 were employed in sales, 18 were employed in client services, 33 were employed in product development, and 16 were employed in general/administrative capacities. As of May 31, 1996, J3 had 138 employees located in the United States, 4 employees in Canada and 3 employees in the United Kingdom. None of J3's employees is subject to a collective bargaining agreement, and J3 has not experienced any work stoppages. J3 believes that its employee relations are good.


FACILITIES

     J3 owns no real property, nor has it ever owned any real property. J3 leases approximately 24,000 square feet of office space in Minneapolis, Minnesota where its corporate headquarters is located. In addition, J3 leases approximately 20,000 square feet in Lowell, Massachusetts, where its development activities are centered, as well as 3,800 square feet for its office in Toronto, Canada, and 800 square feet for its office in Windsor, England. J3 plans to establish a sales office in Singapore and will require approximately 800 to 1,200 square feet. J3 believes that in general its facilities are sufficient to meet its needs for the next 12 months.

       PRINCIPAL SHAREHOLDERS OF J3 AND SECURITY OWNERSHIP OF MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table sets forth the amount and percentage of J3 Common Stock and J3 Preferred Stock owned beneficially as of the Record Date by (i) any person or group that is known to J3 to be the beneficial owner of more than 5% of the outstanding shares of J3 Common Stock or more than 5% of the outstanding shares of J3 Preferred Stock, (ii) each director and executive officer of J3, and (iii) all directors and officers of J3 as a group.


                                                                                                   PERCENT OF
                                           NUMBER OF                   NUMBER OF                       J3
                                          SHARES OF J3                SHARES OF J3                 PREFERRED
                                             COMMON      PERCENT OF    PREFERRED     PERCENT OF   STOCK AND J3
                                            STOCK(1)       CLASS         STOCK         CLASS      COMMON STOCK
                                          ------------   ----------   ------------   ----------   ------------
Cherry Tree Ventures III,
  a limited partnership(2)..............     225,527        28.7          5,431          1.6          20.5
1400 Northland Plaza
3800 West 80th Street
Minneapolis, Minnesota 55431
Parsnip River Company(3)................     161,413        20.7          3,885          1.1          14.7
4422 IDS Tower
80 South Eighth Street
Minneapolis, Minnesota 55402
David M. Winton(4), Director............     161,413        20.7          3,885          1.1          14.7
Gil Mann(5).............................      83,073        10.8          1,889            *           7.6
175 Oregon Avenue South
Golden Valley, Minnesota 55426
Debra Mann(6)...........................      81,297        10.6          1,889            *           7.5
175 Oregon Avenue South
Golden Valley, Minnesota 55426
John F. Barrow(7).......................      79,120        10.2             --           --           7.1
10729 Bren Road East
Minneapolis, Minnesota 55343
Daniel J. Frawley(8)....................      79,120        10.2             --           --           7.1
10729 Bren Road East
Minneapolis, Minnesota 55343
St. Paul Fire and Marine
  Insurance Company.....................      13,514         1.8         63,175         18.4           7.0
385 Washington Street
St. Paul, Minnesota 55102
Omega Ventures II, L.P.(9)..............      12,831         1.7         59,983         17.5           6.6
c/o Robertson Stephens & Company
555 California Street
San Francisco, California 94104
RS & Co. IV, L.P.(10)...................      10,912         1.4         51,013         14.9           5.6
c/o Robertson Stephens & Company
555 California Street
San Francisco, California 94104
Interwest Partners V(11)................       5,371           *         50,111         14.6           5.0
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, California 94025
AT&T Venture Company, L.P.(12)..........          --          --         50,360         14.7           4.5
Suite 130, 11 Eagle Rock Avenue
East Hanover, New Jersey 07396
Charles J. Gorman(13)...................      37,512         4.8          1,321            *           3.5
10729 Bren Road East
Minneapolis, Minnesota 55343

                                                                                                   PERCENT OF
                                           NUMBER OF                   NUMBER OF                       J3
                                          SHARES OF J3                SHARES OF J3                 PREFERRED
                                             COMMON      PERCENT OF    PREFERRED     PERCENT OF   STOCK AND J3
                                            STOCK(1)       CLASS         STOCK         CLASS      COMMON STOCK
                                          ------------   ----------   ------------   ----------   ------------
Bayview Investors, Ltd.(14).............       4,027           *         18,826          5.5           2.1
c/o Robertson Stephens & company
555 California Street
San Francisco, California 94104
Nippon Wilson Learning..................          --          --         19,394          5.6           1.8
  Company, Limited
8-2 Nibancho, Chiyoda
Tokyo, 102 Japan
Jeffrey Traynor(15).....................       4,500           *             --           --
  Chief Financial Officer
Deena Flammang(16)......................       2,750           *             --           --             *
  Vice President of Marketing,
  Operations and Customer Services
Tony J. Christianson(17)................          --          --             --           --            --
  Director
Michael Stark (18), Director............          --          --             --           --            --
John Carney.............................          --          --             --           --            --
  Executive Vice President of Product
  Development and Chief Development
  Officer
All directors and executive officers....     364,145        44.8          5,206          1.5          32.0
  officers as a group (9 persons)(19)


- ---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of J3 Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of J3 Common Stock shown as beneficially owned by them.


 (2) Includes 24,527 shares of J3 Common Stock issuable upon exercise of warrants held of record by Cherry Tree Ventures III, a limited partnership. The general partners of Cherry Tree Ventures III are Gordon Stofer and Tony
     A. Christianson, a director of J3. Messrs. Stofer and Christianson disclaim beneficial ownership of shares of J3 capital stock held of record by Cherry Tree Ventures III.



 (3) Includes 17,553 shares of J3 Common Stock issuable upon exercise of warrants held of record by Parsnip River Company. The general partners of Parsnip River Company are Timothy A. Stepanek, David M. Winton, a director of J3, and Sarah R. Winton, the wife of David M. Winton.


 (4) Includes 143,860 shares of J3 Common Stock, 3,885 shares of J3 Preferred stock, and 17,553 shares of J3 Common Stock subject to J3 Warrants, all held of record by Parsnip River Company of which Mr. Winton is a general partner.


 (5) Includes 8,527 shares of J3 Common Stock issuable upon exercise of warrants held of record by Mr. Mann.



 (6) Includes 8,527 shares of J3 Common Stock issuable upon exercise of warrants held of record by Ms. Mann.



 (7) Includes 11,582 shares of J3 Common Stock issuable upon exercise of warrants held of record by Mr. Barrow.



 (8) Includes 11,582 shares of J3 Common Stock issuable upon exercise of warrants held of record by Mr. Frawley.

 (9) The general partner of Omega Ventures II, L.P. is Omega II Management, L.L.C., of which RS & Co. Group, L.L.C. is the managing member. Excludes 3,311 shares of J3 Common Stock and 15,480 shares of J3 Preferred Stock held of record by Omega Ventures II Cayman, L.P. The investing general partner of Omega Ventures II Cayman, L.P. is Omega II Management, L.L.C., of which RS & Co. Group, L.L.C. is the managing member, and the administrative general partner of Omega Ventures II Cayman, L.P. is Robertson Stephens Administrative General Partner, Ltd.



(10) The general partner of RS & Co. IV, L.P. is RS & Co. Venture Partners IV, L.P., of which the general partner is Robertson Stephens Private Equity Group, L.L.C., of which the managing member is RS & Co. Group, L.L.C.



(11) InterWest Management Partners V is the general partner of Interwest Partners V. The general partners of InterWest Management Partners V are Phillip Gianos, Robert Momsen, Arnold Olonsky, Allen Crites, Scott Hedrick, Wallis Hawley, Alexander Seaver, Stephen Holmes, Bradley Kent and Berry Cash.



(12) AT&T Venture Partners, a Delaware general partnership, is the general partner of AT&T Venture Company, L.P. The following general partners of AT&T Venture Partners share investment and voting control with respect to securities held by AT&T Venture Partners: William Elliot, Neil Douglas, Richard Bodman and Bradford Berman.



(13) Includes 21,217 shares of J3 Common Stock issuable upon exercise of warrants and options held of record by Mr. Gorman. Excludes 32,595 shares of J3 Common Stock held by Piper Trust Company as Trustee of the Charles J. and Leslie A. Gorman 1996 Charitable Trust.



(14) The general partner of Bayview Investors, Ltd. is Robertson Stephens Private Equity, L.L.C., of which the managing member is RS & Co. Group, L.L.C.



(15) Includes 4,500 shares of J3 Common Stock subject to J3 Options held of record by Mr. Traynor.



(16) Includes 2,750 shares of J3 Common Stock subject to J3 Options held of record by Ms. Flammang.



(17) Excludes 201,000 shares of J3 Common Stock, 5,431 shares of J3 Preferred Stock, and 24,527 shares of J3 Common Stock subject to J3 Warrants, all held of record by Cherry Tree Ventures III, of which Mr. Christianson is a Managing Partner. Mr. Christianson disclaims beneficial ownership of such shares.



(18) Excludes an aggregate of 31,081 shares of J3 Common Stock and 15,302 shares of J3 Preferred Stock held of record by Omega Ventures II, L.P., RS & Co. IV, L.P., Bayview Investors, Ltd. and Omega Ventures II Cayman, L.P. Mr. Stark disclaims beneficial ownership of such shares. Mr. Stark is a limited partner of Bayview Investors, Ltd., and is a member of RS & Co. Group, L.L.C. which is the managing member of the general partner of Omega Ventures II, L.P., RS & Co. IV, L.P., Omega Ventures II Cayman, L.P. and Robertson Stephens Private Equity, L.L.C., the general partner of Bayview Investors, Ltd.



(19) See Notes 1 through 18.

        SELECTED CONSOLIDATED FINANCIAL DATA OF J3 LEARNING CORPORATION


     The selected consolidated financial data presented below as of and for the five years ended December 31, 1995 have been derived from J3's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants. The balance sheet data for J3 as of March 31, 1996, and the statement of operations data for J3 for the three months ended March 31, 1995 and 1996, have been derived from unaudited consolidated financial statements of J3, but, in the opinion of J3, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results for the three months ended March 31, 1996, are not necessarily indicative of the results to be expected for the year ending December 31, 1996. The selected consolidated financial data should be read in conjunction with J3's Consolidated Financial Statements and notes thereto for the three years ended December 31, 1995 included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                                              THREE MONTHS
                                                                                                                 ENDED
                                                                   YEARS ENDED DECEMBER 31                     MARCH 31,
                                                      -------------------------------------------------    ------------------
                                                       1991      1992     1993(1)    1994(1)     1995       1995       1996
                                                      ------    ------    -------    -------    -------    -------    -------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...........................................  $4,427    $5,677    $8,538     $13,913    $15,004    $ 3,748    $ 3,674
Cost of sales.......................................     731     1,089     1,643       3,237      3,257        832        704
                                                      ------    ------    -------    -------    -------    -------    -------
Gross margin........................................   3,696     4,588     6,895      10,676     11,747      2,916      2,970
                                                      ------    ------    -------    -------    -------    -------    -------
Operating expenses:
  Selling...........................................   1,611     1,706     2,452       3,680      7,223      1,551      1,763
  Marketing.........................................     312       667       829       1,099      1,515        474        293
  Product development...............................     489       826     1,275       4,613      7,656      1,834      1,359
  General and administrative........................   1,134     1,209     1,447       2,800      2,945        665        682
  Amortization of intangible assets.................      --        --        --         285         67         16         16
                                                      ------    ------    -------    -------    -------    -------    -------
        Total operating expenses....................   3,546     4,408     6,003      12,477     19,406      4,540      4,113
                                                      ------    ------    -------    -------    -------    -------    -------
Operating income (loss).............................     150       180       892      (1,801)    (7,659)    (1,624)    (1,143)
  Interest expense, net.............................     (24)      (50)      (89 )      (342)      (328)      (112)       (95)
  Other income, net.................................      --        --        --          --        218         --         --
                                                      ------    ------    -------    -------    -------    -------    -------
Income (loss) before provision (benefit) for income
  taxes.............................................     126       130       803      (2,143)    (7,769)    (1,736)    (1,238)
Provision (benefit) for income taxes................      51        51       323         136       (306)       (68)        --
                                                      ------    ------    -------    -------    -------    -------    -------
Net income (loss)...................................  $   75    $   79    $  480     $(2,279)   $(7,463)   ($1,668)   ($1,238)
                                                      ======    ======    =======    =======    =======    =======    =======
Net income (loss) per common and common equivalent
  share.............................................  $ 0.12    $ 0.13    $ 0.79     $ (3.04)   $ (9.33)   $ (1.95)   $ (1.63)
Weighted average number of common shares
  outstanding.......................................     611       611       611         749        800        856        761
BALANCE SHEET DATA:
  Cash and cash equivalents.........................  $    5    $    4    $   18     $   194    $   928               $     3
  Working capital (deficit).........................      57       300       228        (176)      (710)               (1,922)
  Total assets......................................   1,700     2,221     3,212       9,078      8,888                 7,434
  Long-term debt....................................      --       411       165       2,651        856                   630
  Redeemable preferred stock........................      --        --        --          --      9,317                 9,317
  Shareholders' equity (deficit)....................     341       420       900       1,342     (7,979)               (9,217)


- ---------------
(1) On May 27, 1994, J3 acquired Hands On Learning ("HOL"), a company that developed and published software training products for a variety of technical topics including operating systems, relational databases, networking technologies and other topics. The total consideration for HOL was $4,782,000, which consisted of common stock, warrants, debt and cash. The transaction was accounted for using the purchase method of accounting. Had the acquisition occurred on January 1, 1993, combined unaudited pro forma results for the years ended December 31, 1994 and 1993 would have been (in thousands, except per share data); net sales -- $15,653 and $13,042; loss before provision for income taxes -- $3,995 and $3,648; net loss -- $4,078 and $3,845; and net loss per share $4.81 and $4.53.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     J3 publishes, markets and distributes software educational materials for corporate and individual training. J3 has been in business since 1983 and has offices in Minneapolis, Boston, Toronto (Canada) and Windsor (England). J3 sells predominantly to Fortune 2000 corporate clients through a direct sales force and third party distributors. As of May 31, 1996, J3 had 145 employees.


     In May, 1994, J3 acquired Growth Group I, Inc., a Delaware corporation doing business as Hands On Learning ("HOL"). HOL was approximately one-half the size of J3 in terms of revenue and employee base. Since the HOL acquisition, J3's strategy has been to invest in developing new product delivery technologies and titles along with building a direct sales force to support the needs of larger corporate clients. In addition, J3 has invested in building its presence internationally with sales groups dedicated to Europe and the Pacific Rim. The increase in spending in product development and sales expense reflects this strategy. J3 has increased its employee base significantly in product development and sales in addition to the release of new CD-ROM multimedia delivery formats.

RESULTS OF OPERATIONS


Comparison of the Three Months Ended March 31, 1996 to the Three Months Ended March 31, 1995



     Net Sales. Net sales decreased 2% or $74,000 for the three months ended March 31, 1996, compared to the same period ended March 31, 1995. By sales channel, international revenue increased 56% or $188,000, consumer revenue increased 28% or $69,000, while North American corporate revenue decreased 7% or $162,000 and revenue from third party distributors decreased 28% or $212,000. During the first quarter of 1996, J3 intensified its efforts to focus on selling to larger corporate customers through its direct sales force and decreasing use of third-party distributors. J3 also rolled out two additional sales programs in the first quarter which increased the sales closing time and contributed to the decline in North American corporate revenue. International revenue grew as a direct result of the European sales organization being fully staffed with four full-time salespeople for the entire period in 1996 versus the same period in 1995 (when the office was newly opened and staffed with one full-time person for most of that period).



     Cost of Sales. Cost of sales decreased $128,000, and decreased as a percentage of net sales to 19% for the three months ended March 31, 1996 from 22% for the same period in 1995. The decrease was due to a lower charge for obsolete inventory, related to smaller stocking quantities of new product titles and formats, and to the expensing in 1995 of amounts allocated to inventory from the HOL acquisition. The decrease was partially offset by slightly higher overall material and freight charges in 1996.



     Selling Expense. Selling expenses increased $212,000 or 14% from 1995 to 1996, and increased as a percentage of revenue from 41% in 1995 to 48% in 1996. The increase was due mainly to an increase of three new direct salespeople in North America, the full staffing of J3's subsidiary in the United Kingdom in 1996, an increase in rent, travel and promotional overhead and an increase in staffing and support for the consumer business. These increases were partially offset by a reduction in education market support costs.



     Marketing Expense. Marketing expense decreased $181,000 or 38% from 1995 to 1996 and decreased as a percentage of revenue from 13% in 1995 to 8% in 1996. The decrease was due to a planned spending decrease for trade shows, direct mailings, advertising and promotional expenses, lower title endorsement royalties paid to software manufacturers, and the non-recurrence of a one-time cost in 1995 related to the corporate name change.



     Product Development Expense. Product development decreased $475,000 or 26% from 1995 to 1996, and decreased as a percentage of revenue from 49% in 1995 to 37% in 1996. The decrease was due mainly to a nonrecurring charge of $700,000 in 1995 related to the amortization of titles acquired in the HOL acquisition. This decrease was partially offset by increased staffing costs in product development and increased use of third-party services for the development of certain titles in a computer-based format.

     General and Administrative Expense. General and administrative expense increased $17,000 or 3% from 1995 to 1996. The increase was due mainly to higher rent ($14,000) and an increase in staffing for customer service and finance ($42,000). These increases were offset by reductions in operating supplies and bad debt expense ($39,000).



     Amortization of Intangible Assets. Amortization of intangible assets represents goodwill amortization incurred in the acquisition of HOL and was unchanged in the three month periods ended March 31, 1995 and 1996.



     Interest Expense and Other Income (net). Interest expense (net) decreased $17,000 or 15% from 1995 to 1996 as a result of a net reduction of $1,200,000 in interest-bearing debt. This reduction resulted from repayment of indebtedness with a portion of proceeds from equity capital raised in the second quarter of 1995.



     Provision (Benefit) for Income Taxes. The benefits for income taxes for 1995 and 1996 were below the combined effective federal statutory tax rate due to the establishment of valuation allowances in accordance with SFAS No. 109.



     Net Income (Loss). The net loss decreased $430,000 or 26% from 1995 to 1996 as a result of the changes in revenue and costs described above.


  Comparison of 1995 to 1994

     Net Sales. Net sales increased 8% or $1,091,000 for the year ended December 31, 1995, compared to the year ended December 31, 1994. By sales channel, international revenue increased 388% or $1,181,000, consumer revenue increased 150% or $620,000, North American corporate revenue decreased 2% or $202,000, and revenue from third party distributors decreased 21% or $548,000. J3's management believes the lack of growth in North American corporate revenue was a result of (i) the establishment of a new field sales force that was not fully staffed and operational in 1995, and (ii) the introduction of the new multimedia CD-ROM and computer based training product lines which were not effectively marketed to the corporate client base until the fourth quarter of 1995. International revenue grew as a direct result of establishing an Asia/Pacific and European sales organization to focus on these markets.

     Cost of Sales. Cost of sales increased $20,000 but decreased as a percentage of net sales to 22% in 1995 from 23% in 1994. The decrease as a percentage of sales was due primarily to decreased material costs resulting from the expensing in 1994 of the amounts allocated to inventory from the HOL acquisition. The decrease was partially offset by higher inventory obsolescence and net freight/supplies charges.

     Selling Expense. Selling expenses increased $3,543,000 or 96% from 1994 to 1995 and increased as a percentage of revenue from 26% in 1994 to 48% in 1995. The increase is due to (i) the inclusion of the cost of the HOL sales force for twelve months in 1995 versus seven months in 1994, (ii) an increase in the number of telesales personnel, (iii) the establishment of a direct North American field sales force beginning in the first quarter of 1995, (iv) the opening of the UK subsidiary in January, 1995, and (v) a large increase in the number of product demos and evaluations of new multimedia titles released beginning in the second quarter of 1995.

     Marketing Expense. Marketing expense increased $416,000 or 38% from 1994 to 1995 and increased as a percentage of revenue from 8% in 1994 to 10% in 1995. The increase is due to a 45% increase in spending for trade shows, direct mailings and advertising, and a 168% increase in promotional spending related to the new product lines rolled out during 1995.

     Product Development Expense. Product development increased $3,043,000 or 66% from 1994 to 1995 and increased as a percentage of revenue from 33% in 1994 to 51% in 1995. The increases were due to new development expense for the multimedia CD-ROM and computer-based training formats in addition to costs for additional video titles released in 1995 (which in total more than doubled 1994 releases), an increase in the total number of development staff, the inclusion of the cost of the HOL development group for a full twelve months in 1995 (versus seven months in 1994), and a one time expense of $261,000 related to experimental format process design.

     General and Administrative Expense. General and administrative expense increased $145,000 or 5% from 1994 to 1995 but did not change as a percentage of revenue, remaining at 20%. The increase was due to higher rent and depreciation related to relocation of HOL's former office in Massachusetts to a larger facility in August, 1995. Professional fees, mainly legal, also increased due to an overall increase in the number of domestic and international sales and distributor contractual arrangements entered into during 1995. In addition, approximately $177,000 was charged to expense in 1994 related to the acquisition of HOL, offsetting some of the increases noted above.

     Amortization of Intangible Assets. Amortization of intangible assets decreased $218,000 or 76% from 1994 to 1995. The decrease was due to a nonrecurring write off of intangibles in 1994 related to the HOL acquisition. This was offset partially by an increase in goodwill amortization due to a full twelve months amortization in 1995 versus seven months in 1994.

     Interest Expense and Other Income(net). Interest expense (net) decreased $14,000 or 4% from 1994 to 1995. J3 earned $136,000 in interest income on equity raised in early 1995. This amount was offset by interest expense of $464,000 on debt outstanding in 1995 incurred in the acquisition of HOL. Other income (net) was the result of income to J3 Learning in settlement of a lawsuit filed by J3 in 1995.

     Provision(Benefit) for Income Taxes. The benefit for income taxes for 1995 was below the combined effective federal statutory tax rate due to nondeductible expenses incurred in the acquisition of HOL totaling $1,775,000, and limitation on the recognition of deferred tax assets to taxes recoverable on a carry back basis in accordance with SFAS No. 109. J3 has approximately $5,215,000 in net operating loss carry forwards which expire in 2010 and may be available to offset future taxable income. The utilization of such carry forwards may be limited, however, under the Code. The 1994 provision for income taxes was below the effective federal statutory tax rate as a result of nondeductible expenses incurred in the acquisition of HOL totaling $2,488,000.


     Net Income (Loss). Net loss increased by $5,183,000 or 227% from 1994 to 1995, as a result of the changes in revenues and costs described above.


  Comparison of 1994 to 1993

     Net Sales. Net sales increased 63% or $5,375,000 for the year ended December 31, 1994 compared to the year ended December 31, 1993. By sales channel, North American corporate revenue increased 95% or $5,125,000, consumer revenue increased 55% or $145,000, revenue from third party distributors increased 4% or $102,000, and international revenue was unchanged. The growth in North American corporate revenue was due substantially to the inclusion of the HOL sales results for seven months in 1994 from the date of acquisition. Consumer revenue growth was due to increasing sales through key third party catalogue channels and software manufacturers. The low growth in third party distributors and international sales was due to a lack of resource allocation to these channels as management focused on integrating the HOL sales organization into J3's North American corporate sales group.

     Cost of Sales. Cost of sales increased $1,594,000 and increased as a percentage of net sales to 23% in 1994 from 19% for the same period in 1993. The increase was primarily due to increased material costs resulting from the charging to expense in 1994 of amounts allocated to inventory from the HOL acquisition and greater inventory obsolescence charges in 1994 versus 1993.

     Selling Expense. Selling expenses increased $1,228,000 or 50% from 1993 to 1994, but decreased as a percentage of revenue from 29% in 1993 to 26% in 1994. The increase in spending was due to the cost of the HOL sales force for seven months in 1994 from the date of acquisition and higher commissions paid by J3 on increased revenue.

     Marketing Expense. Marketing expense increased $270,000 or 33% from 1993 to 1994, but decreased as a percentage of revenue from 10% in 1993 to 8% in 1994. The increase in spending was due to the hiring of two additional marketing staff members, a 95% increase in spending for trade shows, direct mailings and advertising, new spending for "lead services," and the costs for holding J3's first client advisory conference in 1994.

     Product Development Expense. Product development increased $3,338,000 or 162% from 1993 to 1994 and increased as a percentage of revenue from 15% in 1993 to 33% in 1994. The increase was due to the amortization of amounts allocated to titles acquired in the HOL acquisition, inclusion of the cost of the HOL development group for seven months in 1994, and higher amortization related to a 36% increase in new titles released during 1994 versus 1993.

     General and Administrative Expense. General and administrative expense increased $1,353,000 or 94% from 1993 to 1994 and increased as a percentage of revenue from 17% in 1993 to 20% in 1994. The increase was due to increases in compensation, rent and other administrative expenses related to the addition of HOL facilities and personnel to J3 in 1994.

     Interest Expense and Other Income(net). Interest expense (net) increased $253,000 or 184% from 1993 to 1994 as a result of partially financing the acquisition of HOL with long term debt and adding a new, increased line of credit in conjunction with the acquisition.

     Provision for Income Taxes. The 1994 provision for income taxes was below the effective federal statutory tax rate as a result of nondeductible expenses incurred in the acquisition of HOL totaling $2,488,000.


     Net Income (Loss). Net loss of $(2,279,000) in 1994, as compared to net income of $483,000 in 1993, was the result of changes in revenues and costs described above.


INFLATION AND FOREIGN CURRENCY EXCHANGE

     Inflation has not had a significant impact on J3's operating results to date, nor does J3 expect it to have a significant impact in 1996. J3 experienced an immaterial foreign currency translation loss on royalty payments from its Japanese distributor in 1995 approximating $12,000 and will continue to have such exposure in the future. The exchange fluctuation time risk is generally 30 days. J3 records and bills all its transactions in US dollars, excluding most of the business transacted by the UK subsidiary which, to date, has not been material. As J3 expands its international business, it may increase its exposure to foreign currency translation fluctuations. J3 may choose to limit such exposure by the purchase of forward foreign exchange contracts if deemed appropriate at the time.

LIQUIDITY AND CAPITAL RESOURCES


     For the year ended December 31, 1995, J3's net cash increased $734,000 primarily through the raising of equity capital of $7,080,000 (net of redemption of J3 Common Stock and Preferred Stock in the amount of $1,900,000). J3 used the capital to fund combined operating and investing cash uses of $5,138,000 and to repay debt totaling $1,244,000 (net of a $650,000 increase in the line of credit). Operations used cash of $1,212,000 (net loss offset by non cash charges for depreciation and amortization),while changes in working capital provided cash of $890,000, resulting in net cash used in operating activities of $322,000. A significant source of cash provided from working capital came from increases in deferred revenue. These increases reflected up-front receipt of cash on large contracts where the revenue is recognized ratably over the life of the agreement. Investing activities totaled $4,816,000 for expenditures for deferred program costs ($3,848,000) and acquisitions of equipment ($968,000). During the three months ended March 31, 1996, J3 used cash in the amount of $1,490,000 in operating and investing activities. J3 funded this amount with existing cash and $565,000 in cash provided under J3's bank line of credit. J3 estimates that cash generated from financing activities will be required to fund cash used in operating and investing activities for the remainder of 1996.



     In January 1993, J3 raised capital of $150,000 by issuing demand notes to existing investors. The demand notes carry an interest rate equal to the prime rate plus 1.5%, and the proceeds from the demand notes were used to fund working capital. In May 1994, J3 financed the acquisition of HOL by issuing 237,000 shares of J3 Common Stock, warrants to purchase 28,000 shares of J3 Common Stock, seller debt for $1,130,000, and cash of $1,200,000. To fund the cash purchase price and future working capital needs, J3 raised an additional $1,000,000 of 8% shareholder notes (maturing May 1999) and obtained new bank financing from First Bank, National Association consisting of a $1,750,000 installment note at prime plus 2% (payable quarterly, maturing June 1997) and a $1,500,000 line of credit at prime plus 1.5% (maturing April 1996). The bank debt is secured by all of J3's assets and is partially guaranteed by certain shareholders.


     As of December 31, 1995, J3 had $928,000 in cash and no additional borrowing availability under its bank line of credit of $1,500,000. In addition, J3 had outstanding indebtedness in the amounts of (i) $662,500 under bank loans at the bank's reference rate plus 2% per annum, with the principal amount payable in quarterly installments of $87,500, and (ii) $979,000 under various notes payable to certain shareholders of J3 and maturing through 1999. To finance working capital needs, J3 increased its line of credit to $2,750,000 in March 1996. The line of credit will expire in June 1996.



     As of May 31, 1996, J3 had used the full amount of its line of credit with First Bank National Association. To finance current working capital needs, at June 4, 1996, J3 entered into a short-term working capital line of credit with Gartner Credit Corporation, an affiliate of Gartner, for up to $1,000,000, at an interest rate equal to the prime rate plus 3%. All amounts borrowed under this line of credit are payable on or before 30 days following the earlier of (i) July 15, 1996, and (ii) the termination of the Merger Agreement pursuant to its terms. J3's payment obligations under this line of credit are secured by a security interest granted to Gartner Credit Corporation in all of J3's assets. Repayment of this line of credit and the security interest of Gartner Credit Corporation in J3's assets are, however, subordinated to repayment of J3's indebtedness to First Bank National Association. The outstanding indebtedness under this line of credit as of June 5, 1996, was $500,000.



     J3 intends to renew its lines of credit to make available sufficient cash to meet its short-term working capital needs. There can be no assurance, however, that the lenders will be willing to extend the lines of credit on favorable terms or at all. If neither line of credit is renewed, J3 expects to require additional capital of up to $3,500,000 to fund current operations through December 31, 1996. Such capital would need to come from either external sources or changes in J3's budgeted operating items. Although J3 has been successful in obtaining debt and equity financing to meet its working capital needs in the past two years, there can be assurance that additional external capital will be available when needed on favorable terms or at all.



     In addition, in both the short term and the long term, J3 is dependent on generating sufficient sales revenues to meet financing needs to maintain its current level of operations. The ability of J3 to generate revenues to support its current level of operations will depend on a variety of factors, including the ability of J3 to respond to customer needs for new products and enhancements of current products, the success of J3's efforts to focus on selling to larger corporate customers through its direct sales force, the ability of J3 to maintain and secure adequate protection for its intellectual property rights, the ability of J3 to retain key personnel in management, sales and research and development, and the ability of J3 to compete with companies with larger financial and other resources. In the event J3 does not generate sufficient revenues to support its current level of operations, J3 will need to raise additional capital. As discussed above, although J3 has been successful in obtaining debt and equity financing to meet its working capital needs in the past two years, there can be no assurance that external capital would be available when needed on favorable terms or at all.


     In March 1996, J3 entered into the Merger Agreement with Gartner pursuant to which J3 would become a wholly owned subsidiary of Gartner. Under the Merger Agreement, holders of J3 Common Stock, J3 Preferred Stock, J3 Options and J3 Warrants would have the right to convert their respective interests in J3 into the right to receive cash and Gartner Common Stock having an aggregate value of between $39 million (less Third Party Expenses of J3) and $45.2 million (less Third Party Expenses of J3) depending on the fair market value of Gartner Common Stock on the date of the consummation of the Merger. The Merger Agreement includes a number of restrictions on the conduct of J3's business prior to the closing date and is subject to approval by J3's shareholders.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of J3 after the consummation of the Merger will be:

                   NAME                     AGE                   OFFICES
- ------------------------------------------  ----     ---------------------------------
Charles Gorman............................   46      President and Director
Timothy G. Marken.........................   36      Director
Michael Fleisher..........................   31      Director
Follet Carter.............................   53      Director
                                                     Chief Financial Officer and
John Halligan.............................   48      Director

     Information with respect to Messrs. Carter and Halligan in this section is incorporated by reference from Gartner's Annual Report on Form 10-K for the year ended September 30, 1996 and Gartner's Proxy Statement dated December 20, 1995 in connection with the Gartner Annual Meeting held on January 28, 1996.

     CHARLES J. GORMAN. Mr. Gorman is currently the Chief Executive Officer and Chairman of the Board of Directors of J3. Mr. Gorman has served as Chief Executive Officer of J3 since 1988, and served as President of J3 from 1988 through December 1995.

     TIMOTHY G. MARKEN. Mr. Marken is currently a Senior Vice President, Business Development, of Gartner and has held that position since October 1, 1994. From October 1, 1992, to September 30, 1994, Mr. Marken was a Vice President, U.S. Sales, of Gartner. In June 1991, after graduating from Harvard Business School, Mr. Marken became Gartner's Regional Vice President, Western Operations, and held that position until September 30, 1992.

     MICHAEL FLEISHER. Mr. Fleisher is currently Senior Vice President, Emerging Businesses, of Gartner and has held that position since October 1995. From October 1994 to October 1995, Mr. Fleisher was Vice President, Worldwide Events, of Gartner. From April 1993 to October 1994, Mr. Fleisher was Vice President, Business Development, of Gartner. Prior to April 1993, when Mr. Fleisher joined Gartner, he was a partner with Information Partners, a venture capital fund.

EXECUTIVE COMPENSATION

     Summary of Cash and Other Compensation. The following table sets forth the total cash and noncash remuneration paid to Charles J. Gorman, Chief Executive Officer of J3, for services rendered during 1993, 1994 and 1995. John Halligan, who will be Chief Financial Officer of J3 after the consummation of the Merger, was not employed by J3 during any of such years.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                         ANNUAL COMPENSATION      ------------------
                                         --------------------         SECURITIES            ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR      SALARY       BONUS      UNDERLYING OPTIONS     COMPENSATION(1)
- ------------------------------  ----     --------     -------     ------------------     ---------------
Charles J. Gorman.............  1995     $150,000     $    --               --               $10,255
Chief Executive Officer         1994      150,000      32,000           15,250                 9,600
Executive Officer               1993      135,000      27,230               --                 9,600

- ---------------
(1) Includes car allowance of $9,600 in 1993, 1994 and 1995, and contributions of $655 in 1995 by J3 to its 401(k) plan on behalf of Mr. Gorman.

     Option Grants in Fiscal Year 1995. J3 did not grant any options to Mr. Gorman in 1995.

     Option Exercises. No options were exercised by Mr. Gorman during fiscal year 1995. The following table summarizes the number of options held by Mr. Gorman as of December 31, 1995.

   AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUE AT DECEMBER 31, 1995

                                                     NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                   SHARES              OPTIONS AT FY-END                  AT FY-END($)(1)
                                 ACQUIRED ON     -----------------------------     -----------------------------
             NAME                EXERCISE(#)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- -------------------------------  -----------     -----------     -------------     -----------     -------------
Charles J. Gorman..............         --          11,437           3,813          $ 185,279         $61,771

- ---------------
(1) Value based on the difference between the estimated fair market value of the shares of Common Stock at December 31, 1995 ($31.20 per share), determined by using the lowest per share amount which may be received by holders of J3 Common Stock as a result of the Merger, and the exercise price of the options ($15.00 per share).

                              GARTNER GROUP, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Gartner of J3 in a merger to be accounted for as a purchase transaction. The unaudited pro forma combined condensed balance sheet assumes the Merger occurred at the balance sheet date. The unaudited pro forma combined condensed statements of operations assume the Merger occurred at the beginning of the respective periods to which they relate. The unaudited pro forma combined condensed balance sheet combines Gartner's March 31, 1996 unaudited consolidated balance sheet with J3's March 31, 1996 unaudited consolidated balance sheet. The unaudited pro forma combined condensed statements of operations combine Gartner's audited consolidated statement of operations for the fiscal year ended September 30, 1995 and the unaudited consolidated statement of operations for the six months ended March 31, 1996 with the J3 audited consolidated statement of operations for the year ended December 31, 1995 and the unaudited consolidated statement of operations for the six months ended March 31, 1996, respectively. These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and notes thereto of Gartner and J3 included elsewhere in this Prospectus/Proxy Statement.


     Gartner effected a two-for-one split of its common stock, Class A and common stock, Class B by means of a stock dividend on March 29, 1996. All earnings per share and per share data presented herein have been restated retroactively to reflect the impact of the common stock split.

     The pro forma financial statements are based on the assumption that the Merger will qualify as a reorganization under Section 368(a) of the Code. Gartner, however, will not receive a written opinion from its tax counsel that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. See "The Merger and Related Transactions -- Certain Federal Income Tax Considerations."

                              GARTNER GROUP, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 MARCH 31, 1996

                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                            PRO FORMA
                                                                           ADJUSTMENTS     PRO FORMA
                                                  GARTNER        J3         (NOTE 1)       COMBINED
                                                  --------     -------     -----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents.....................  $ 65,165     $     3      $  (9,000)     $  56,168
  Fees receivable...............................    97,058       2,424             --         99,482
  Other current assets..........................    74,819       2,334          1,686         78,839
                                                   -------       -----         ------        -------
     Total current assets.......................   237,042       4,761         (7,314)       234,489
Intangibles, net................................    66,763       1,567         13,133         81,463
Other non-current assets........................    35,953       1,106            351         37,410
                                                   -------       -----         ------        -------
     Total assets...............................  $339,758     $ 7,434      $   6,170      $ 353,362
                                                   =======       =====         ======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities......  $ 56,061     $ 2,563                     $  58,624
  Deferred revenues.............................   160,096       1,067                       161,163
  Other current liabilities.....................    17,685       3,054                        20,739
                                                   -------       -----                       -------
     Total current liabilities..................   233,842       6,684                       240,526
Other non current liabilities...................     7,138         650      $   1,770          9,558
Redeemable preferred stock......................        --       9,317         (9,317)            --
Stockholders' equity:
  Common stock..................................        51           8             (8)            51
  Additional paid-in capital....................    81,696         580           (580)
                                                                               36,700        118,396
  Cumulative translation adjustment.............    (2,002)         --             --         (2,002)
  Accumulated earnings (deficit)................    32,798     (10,086)        10,086
                                                                              (32,200)           598
  Other.........................................        --         281           (281)            --
                                                   -------       -----         ------        -------
                                                   112,543      (9,217)        13,717        117,043
  Less: Treasury stock, at cost.................   (13,765)         --             --        (13,765)
                                                   -------       -----         ------        -------
     Total stockholders' equity.................    98,778      (9,217)        13,717        103,278
                                                   -------       -----         ------        -------
     Total liabilities and stockholders'
       equity...................................  $339,758     $ 7,434      $   6,170      $ 353,362
                                                   =======       =====         ======        =======


                            See accompanying notes.

                              GARTNER GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                GARTNER             J3
                                              YEAR ENDED        YEAR ENDED       PRO FORMA
                                             SEPTEMBER 30,     DECEMBER 31,     ADJUSTMENTS     PRO FORMA
                                                 1995              1995          (NOTE 2)       COMBINED
                                             -------------     ------------     -----------     ---------
REVENUES:
  Continuous services......................    $ 235,867                                        $ 235,867
  Other....................................       59,279         $ 15,004                          74,283
                                                 -------           ------                         -------
          Total revenues...................      295,146           15,004                         310,150
COSTS AND EXPENSES:
  Cost of services and product
     development...........................      112,675           10,899                         123,574
  Selling and marketing....................       75,738            8,705                          84,443
  General and administrative...............       43,888            2,608                          46,496
  Depreciation.............................        6,399              384                           6,783
  Amortization of intangibles..............        3,906               67         $ 1,858           5,831
  Non-recurring charges and credits, net...        8,800               --              --           8,800
                                                 -------           ------          ------         -------
          Total costs and expenses.........      251,406           22,663           1,858         275,927
                                                 -------           ------          ------         -------
OPERATING INCOME (LOSS)....................       43,740           (7,659)         (1,858)         34,223
Interest income (expense), net.............        2,271             (110)             --           2,161
                                                 -------           ------          ------         -------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
  INCOME TAXES.............................       46,011           (7,769)         (1,858)         36,384
Minority interest..........................          (98)              --              --             (98)
                                                 -------           ------          ------         -------
INCOME (LOSS) BEFORE INCOME TAXES..........       46,109           (7,769)         (1,858)         36,482
Provision (benefit) for income taxes.......       20,948             (306)           (520)         20,122
                                                 -------           ------          ------         -------
NET INCOME (LOSS)..........................    $  25,161         $ (7,463)        $(1,338)      $  16,360
                                                 =======           ======          ======         =======
NET INCOME PER COMMON SHARE:
  Primary..................................                                                     $    0.17
                                                                                                  =======
  Fully diluted............................                                                     $    0.17
                                                                                                  =======
Weighted average shares outstanding
  (Primary)................................                                                        95,755
                                                                                                  =======
Weighted average shares outstanding
  (Fully diluted)..........................                                                        96,205
                                                                                                  =======


                            See accompanying notes.

                              GARTNER GROUP, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                        SIX MONTHS ENDED MARCH 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                            PRO FORMA
                                                                           ADJUSTMENTS     PRO FORMA
                                                  GARTNER        J3         (NOTE 2)       COMBINED
                                                  --------     -------     -----------     ---------
REVENUES:
  Continuous services...........................  $147,013                                 $ 147,013
  Other.........................................    40,296     $ 6,657                        46,953
                                                    ------     -------                      --------
          Total revenues........................   187,309       6,657                       193,966
COSTS AND EXPENSES:
  Cost of services and product development......    71,226       4,846                        76,072
  Selling and marketing.........................    48,002       4,297                        52,299
  General and administrative....................    21,455       1,230                        22,685
  Acquisition transaction costs.................     1,665          --                         1,665
  Depreciation..................................     4,249         208                         4,457
  Amortization of intangibles...................     1,655          31        $ 929            2,615
                                                    ------     -------        -----         --------
          Total costs and expenses..............   148,252      10,612          929          159,793
                                                    ------     -------        -----         --------
OPERATING INCOME (LOSS).........................    39,057      (3,955)        (929)          34,173
Interest income (expense), net..................     1,629        (180)          --            1,449
Preferred stock dividends.......................        --          --           --               --
                                                    ------     -------        -----         --------
INCOME (LOSS) BEFORE MINORITY INTEREST AND
  INCOME TAXES..................................    40,686      (4,135)        (929)          35,622
Minority interest...............................       (25)         --           --              (25)
                                                    ------     -------        -----         --------
INCOME (LOSS) BEFORE INCOME TAXES...............    40,711      (4,135)        (929)          35,647
Provision (benefit) for income taxes............    17,506        (115)        (260)          17,131
                                                    ------     -------        -----         --------
NET INCOME (LOSS)...............................  $ 23,205     $(4,020)       $(669)       $  18,516
                                                    ======     =======        =====         ========
NET INCOME PER COMMON SHARE:
     Primary....................................                                           $    0.19
     Fully diluted..............................                                           $    0.19
                                                                                            ========
Weighted average shares outstanding (Primary)...                                              99,405
                                                                                            ========
Weighted average shares outstanding
  (Fully diluted)...............................                                              99,198
                                                                                            ========


                            See accompanying notes.

                              GARTNER GROUP, INC.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

     The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been achieved had the transaction been in effect as of the beginning of periods presented and should not be construed as representative of future operations.


1. The unaudited pro forma combined condensed balance sheet gives effect to the payment by Gartner of $8,500 in cash and the issuance of an estimated 992,595 shares of Gartner Common Stock (based upon the Closing Price of Gartner Common Stock assuming a Closing Date of June 4, 1996) in exchange for 100% of the outstanding common and preferred stock of J3. The Merger of the two companies will be accounted for as a purchase by Gartner of J3 and the aggregate purchase price will be allocated to the net assets acquired based on their respective fair values at the time of the acquisition. For purposes of the unaudited pro forma combined condensed financial statements, the purchase price (including costs of acquisition) has been estimated to be approximately $45,700 and has been allocated as follows:



        Aggregate purchase price
          Cash (including costs of acquisition of $500)..........  $ 9,000
          Issuance of common stock...............................   36,700
                                                                   -------
                                                                               $45,700
        Less: Net assets acquired
          Stockholders' equity...................................   (9,217)
          Redeemable preferred stock.............................    9,317
                                                                   -------
                                                                                   100
                                                                               -------
        Excess purchase price....................................              $45,600
                                                                               =======
        Allocation of excess purchase price:
        Inventory................................................              $ 1,686
        Property and equipment...................................                  351
        In-process research and development......................               32,200
        Intangibles, net
          Goodwill and other intangibles.........................   14,700
          Write-off of certain acquired assets...................   (1,567)
                                                                   -------
                                                                                13,133
        Deferred tax liability...................................               (1,770)
                                                                               -------
                                                                               $45,600
                                                                               =======



The pro forma adjustments to stockholders' equity are comprised of (i) the removal of J3's stockholders' deficit of $9,217; (ii) the issuance of Gartner Common Stock of $36,700 and (iii) the $32,200 write off of in-process research and development costs.



2. The unaudited pro forma combined condensed statements of operations for the fiscal year ended September 30, 1995 and for the six months ended March 31, 1996 have been adjusted by $1,858 and $929, respectively, to record the amortization of goodwill and other intangible assets on a straight-line basis over their estimated useful lives ranging from 4 to 12 years (as shown below) and by $520 and $260, respectively, to record the tax effect of amortization at the effective statutory rate of 40%.



                                                                AMORTIZATION
                                                                   PERIOD        AMOUNT
                                                                ------------     -------
        Existing title library................................     4 years       $ 3,800
        Tradename.............................................    12 years         4,200
        Goodwill..............................................    12 years         6,700
                                                                                 -------
             Total goodwill and other intangible assets.......                   $14,700
                                                                                 =======



   The unaudited pro forma combined condensed statements of operations have been prepared for continuing operations and therefore do not give effect to the one time charge of $32,200 to write off in-process research and development costs.

                          COMPARISON OF CAPITAL STOCK

                       DESCRIPTION OF J3'S CAPITAL STOCK

GENERAL


     The authorized capital stock of J3 consists of 26,000,000 shares, $.01 par value, including 25,000,000 shares designated as J3 Common Stock, 343,290 shares of J3 Preferred Stock, and 656,710 shares of undesignated preferred stock. As of the Record Date, there were 760,784 shares of J3 Common Stock outstanding, which were held of record by 19 shareholders, and 343,096 shares of J3 Preferred Stock outstanding, which were held of record by 14 shareholders.



     J3 has reserved an aggregate of 109,887 shares of J3 Common Stock for issuance upon exercise of options under the 1994 LEARN PC, Inc. Long-Term Incentive and Stock Option Plan (the "1994 Plan") and the 1991 LEARN PC, Inc. Long-Term Incentive and Stock Option Plan (the "1991 Plan"). As of May 31, 1996, 88,750 shares of J3 Common Stock were subject to outstanding, unexercised options held by a total of 46 optionees, having a weighted average exercise price of $18.18 per share under the 1994 Plan and the 1991 Plan. J3 has also reserved an aggregate of 94,792 shares of J3 Common Stock for issuance pursuant to J3 Warrants held by a total of 11 holders. Each J3 Warrant has an exercise price of $15.00 per share.


J3 COMMON STOCK

     The holders of J3 Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There is no cumulative voting for the election of directors, which means that the holders of more than 50% of the outstanding J3 Common Stock voting for the election of directors can elect all of the directors of J3 to be elected, if they so chose. Subject to preferences that may be applicable to any outstanding preferred stock and to limitations on declaring dividends in loan agreements between J3 and its creditors, holders of J3 Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and are entitled to share ratably in all assets of J3 available for distribution to holders of the J3 Common Stock upon liquidation, dissolution or winding up of the affairs of J3. Holders of J3 Common Stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of J3 Common Stock are fully paid and nonassessable.

J3 PREFERRED STOCK

     The holders of J3 Preferred Stock are entitled to the number of votes they would have if such shares were converted into J3 Common Stock. The J3 Preferred Stock is convertible into J3 Common Stock at any time at the option of the holder of J3 Preferred Stock, and will be converted automatically into J3 Common Stock in the event J3 makes a registered public offering of its J3 Common Stock in which the aggregate gross proceeds to J3 are at least $12,000,000 and the public offering price is at least $54.76 per share. As of the Record Date, the conversion rate was one share of J3 Common Stock for one share of J3 Preferred Stock. The conversion rate is subject to customary anti-dilution provisions for issuances of equity securities by J3 at less than $27.38 per share.

     At the option of the holder, exercisable on a one-time basis on January 1 of each of the years 2001, 2002 and 2003, J3 must redeem shares of J3 Preferred Stock at the price of $27.38 per share plus certain interest and all declared and unpaid dividends, from funds legally available for such redemption. In addition, upon the occurrence of certain "changes in control" of J3, at the option of the holder, J3 must redeem shares of J3 Preferred Stock at the price of $30.8025 per share plus an additional amount equal to $27.38 multiplied by the product of 1 1/24% and the number of whole calendar months from January 1, 1995 through the date of close of the change in control (provided, that the total amount payable per share shall not exceed $41.07). "Changes in control" include (i) the acquisition of more than 50% of the voting power of the Company's capital stock by any person who was not a holder of J3 Preferred Stock or J3 Common Stock as of February 15, 1995 (including the proposed Merger), and
(ii) the merger or consolidation of J3 with another corporation where the shareholders of J3 prior to the merger or consolidation will not own at least 50% of the voting power of the capital stock of the surviving corporation after the merger or consolidation.

     In the event of the liquidation, dissolution or winding up of J3, holders of J3 Preferred Stock will be entitled to receive a distribution from assets of J3 of $27.38 per share plus accrued and unpaid dividends. Distributions to holders of J3 Preferred Stock must be made before any distribution may be made to holders of J3 Common Stock or any other class of shares ranking junior to the J3 Preferred Stock. After distributions to holders of J3 Preferred Stock are made, holders of J3 Common Stock will share ratably in the remaining assets of J3.

     Without the affirmative vote or consent of holders of at least a majority of the shares of J3 Preferred Stock, J3 may not (i) amend or repeal any provision of, or add any provision to, the Company's Articles of Incorporation relative to the J3 Preferred Stock; (ii) pay or declare any dividend on any shares of J3 Common Stock; (iii) repurchase, acquire or obtain any shares of J3 Common Stock (except pursuant to certain restrictive stock agreements); (iv) effect an exchange or create a right of exchange of all or part of the shares of another class of stock into shares of J3 Preferred Stock; (v) exchange, reclassify or cancel all or part of the shares of J3 Preferred Stock; (vi) create a senior class of stock; (vii) change any of the rights, preferences and privileges of the J3 Preferred Stock, or (viii) increase or decrease the authorized number of directors of the Company.

     As long as at least 50% of the authorized shares of J3 Preferred Stock are outstanding, holders of J3 Preferred Stock are entitled to elect one member of the Company's Board of Directors. The remaining directors are elected by all holders of J3 Capital Stock, including holders of J3 Preferred Stock on an as-if-converted basis.

     The holders of J3 Preferred Stock are not entitled to any dividends from J3 or any preferences with respect to dividends which might be paid by J3. Holders of J3 Preferred Stock have no preemptive, subscription or optional conversion rights.

UNDESIGNATED PREFERRED STOCK

     J3's Articles of Incorporation authorize the Board of Directors of J3, without further shareholder action (except for approval of holders of J3 Preferred Stock, if required), to issue additional preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences, of the preferred stock. Although there is no current intention to do so, the Board of Directors of J3 may, without shareholder approval (except for approval of holders of J3 Preferred Stock, if required), issue shares of a class or series of preferred stock with voting and conversion rights which could adversely affect the voting power or dividend rights of the holders of J3 Common Stock and may have the effect of delaying, deferring or preventing a change in control of J3 or making removal of management more difficult.

          COMPARISON OF RIGHTS OF HOLDERS OF GARTNER COMMON STOCK AND
                          HOLDERS OF J3 CAPITAL STOCK

     In connection with the Merger, the J3 shareholders will be converting their shares of J3 Capital Stock into cash and shares of Gartner Common Stock. The charter and bylaws of Gartner differ from those of J3 in several significant respects. Gartner is a Delaware corporation and J3 is a Minnesota corporation and because of the differences between the Delaware General Corporation Law ("Delaware Law") and the Minnesota Law the rights of a holder of J3 Capital Stock differ from the rights of a holder of Gartner Common Stock. Below is a summary of some of the important differences between the charter documents of Gartner and J3 and between Delaware Law and Minnesota Law. It is not practical to summarize all of such differences in this Prospectus/Proxy Statement, but some of the principal differences which could materially affect the rights of shareholders include the following:

LIABILITY AND INDEMNIFICATION

     Delaware Law permits a corporation's Certificate of Incorporation to limit a director's exposure to monetary liability for breach of duty except for (a) a breach of duty of loyalty, (b) failure to act in good faith, (c) intentional misconduct, (d) violation of law or willful or negligent violation of certain provisions in the Delaware Law imposing certain requirements with respect to stock repurchases, redemptions and dividends or (e) for any other transactions from which the director derives an improper personal benefit. Gartner's Certificate of Incorporation does contain such a provision limiting a director's liability for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware Law, and provides that any repeal of modification by the stockholders of the limitation on director liability will not adversely affect any right or protection existing at the time of such repeal or modification.

     Minnesota Law permits a corporation's Articles of Incorporation to limit or eliminate a directors' liability for monetary damages for breach of fiduciary duty except for (a) any breach of the duty of loyalty, (b) failure to act in good faith, (c) intentional misconduct, (d) knowing violation of law, (e) illegal distributions, (f) any transaction from which the director derived an improper personal benefit, or (g) any act or omission occurring prior to the effective date of the provision in the Articles of Incorporation limiting or eliminating liability. J3's Articles of Incorporation did not originally contain such a limitation, but were amended in 1992 to include a provision eliminating a director's liability to the fullest extent permitted by Minnesota Law. The amendment further provided that any repeal or modification by the shareholders of J3 of such limitation will not adversely affect any right or protection of a director existing at the time of such repeal or modification. The amendment was effective on November 18, 1992.

     Delaware Law permits a corporation to indemnify its directors and officers against expense, judgments, fines and amounts paid in Settlement incurred by them in connection with any pending, threatened or completed action or proceeding. Gartner's Bylaws provide that Gartner shall indemnify its directors, officers, other employees, and agents to the fullest extent permitted by law. Gartner's Bylaws also permit it to secure insurance on behalf of an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware Law would permit indemnification. Gartner has indemnification agreements with its officers and directors which provides Gartner's officers and directors with maximum indemnification permitted under Delaware Law and the advancement of certain expenses related to litigation arising out of their conduct as directors and officers.

     Minnesota Law requires a corporation to indemnify its directors, officers, and employees who are made or threatened to be made party to a proceeding by reasons of the former or present official capacity of the director, officer or employees, against judgments, penalties, fines, settlements and reasonable expenses. Minnesota Law permits a corporation to prohibit or limit indemnification by so providing in its Articles of Incorporation or its Bylaws. J3 has not limited the statutory indemnification in its Articles of Incorporation, however, and its Bylaws state that J3 shall indemnify such persons for such expenses and liabilities as are provided by statute.

DIVIDENDS

     Delaware Law generally permits dividends to be paid out of any surplus, defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock). Delaware Law also permits a dividend to be paid out of net profits of the current or the proceeding fiscal year, or both, unless net assets are less than the capital of all outstanding shares of preferred stock.

     Under Minnesota Law a corporation may make a distribution only if the board of directors has determined that the corporation is able, and the corporation is in fact able, to pay its debts in the ordinary course of business after making the distribution. A distribution may be made to holders of a class or series of shares only if all amounts payable to holders of shares having a preference are paid (except for those having waived rights to payment) and if payment of such distribution does not reduce the net assets of the corporation below the aggregate preferential amount payable upon liquidation (unless the distribution is made to shareholders in the order of and to the extent of their respective priorities). Although J3's Articles of Incorporation and Bylaws do not provide otherwise for the payment of dividends, J3 is currently prohibited from paying dividends under its credit agreement with First Bank National Association.

     Accordingly, Gartner's ability to legal pay dividends may differ in certain circumstances from that of J3. Gartner has not paid any cash dividends on its equity securities and the Board of Directors of Gartner currently intends to retain all earnings for use in Gartner's business.

SPECIAL MEETINGS OF THE STOCKHOLDERS

     Delaware Law provides that special meetings of the stockholders may be called by the Board of Directors or by such other person or persons as may be authorized in the Certificate of Incorporation or Bylaws. Presently Gartner's Bylaws provide that the special meetings may be called by a majority of the Board of Directors or by the President or by the owners of twenty percent (20%) of the capital stock of the company.

     Minnesota Law provides that special meetings of the shareholders may be called by the chief executive officer; the chief financial officer; two or more directors; any person authorized in the Article of Incorporation or the Bylaws to do so; or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote (except in the case of a special shareholder meetings called to address any action related to facilitating or effecting a business combination, which requires a shareholder or shareholders holding 25% or more of the voting power).

CHARTER AMENDMENTS

     Delaware Law requires that amendments to a Certificate of Incorporation be approved by the affirmative vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast, unless the Certificate of Incorporation requires approval by a greater proportion of votes. In addition, an amendment must be separately approved by a majority vote of all outstanding shares of any class, whether or not otherwise entitled to vote, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Minnesota Law is similar to Delaware Law, and entitles holders of shares of a class or Series to vote as a class or series on certain amendments, including amendments which would (a) change the number of authorized shares of such class or series, (b) change or adversely affect the rights and preferences of such class or series, (c) create a new class or series of shares with rights and preferences prior and superior to such class or series, or (d) increase the rights and preferences of an class or series with prior and superior rights and preferences to such class or series.

PREEMPTIVE RIGHTS

     Under Delaware Law, security holders of a corporation only have such preemptive rights as may be provided in the corporation's Certificate of Incorporation. Gartner's Second Restated Certificate of Incorporation does not provide any preemptive rights to any security holders.

     Minnesota Law provides that all security holders are entitled to preemptive rights unless the Articles of Incorporation specifically deny or limit preemptive rights. J3's Articles of Incorporation specifically deny preemptive rights to its security holders.

VOTING RIGHTS GENERALLY

     Under both Delaware Law and Minnesota Law, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless the Delaware Law, the Minnesota Law, Gartner' Second Restated Certificate of Incorporation, Gartner's Bylaws, J3's Articles of Incorporation or J3's Bylaws specify a different voting requirement.

     Gartner's Second Amended and Restated Certificate of Incorporation does not contain any super majority voting requirements. Gartner's Second Amended and Restated Certificate of Incorporation provide for two classes of Common Stock, Class A and Class B. The material differences between these two classes are described below.

     Gartner has authorized an aggregate of 1,600,000 shares of Common Stock, Class B, all of which are outstanding and held by D&B. The holders of Common Stock, Class B, are entitled to the same rights as the holder of Common Stock, Class A, except that the holders of Common Stock, Class B are entitled to four votes per share with respect to the election of directors and one vote per share on all other matters to be voted upon by the stockholders. The Common Stock, Class B, is convertible at any time at the election of the holder into shares of Common Stock, Class B, on a share for share basis. In addition, each share of Common Stock, Class B automatically converts into Common Stock, Class A, on a share for share basis, upon the first to occur of the following: (i) a sale, pledge, assignment or other transfer of such shares of Common Stock, Class B, by other than a transfer to a parent or subsidiary of D&B or a transfer that would not change beneficial ownership (as defined by Section 13(d) of the Exchange
Act), or (ii) at any time that the number of shares of voting equity securities of Gartner beneficially owned by D&B represent less than 50% of the total number of shares of voting equity securities of Gartner then outstanding for ten consecutive days.

     J3's Articles of Incorporation include special voting rights for holders of J3 Preferred Stock. Without the affirmative vote or consent of holders of at least a majority of the shares of J3 Preferred Stock, J3 may not (i) amend or repeal any provision of, or add any provision to, the J3's Articles of Incorporation relative to the J3 Preferred Stock; (ii) pay or declare any dividend on any shares of J3 Common Stock; (iii) repurchase, acquire or obtain any shares of J3 Common Stock (except pursuant to certain restrictive stock agreements); (iv) effect an exchange or create a right of exchange of all or part of the shares of another class of stock into shares of J3 Preferred Stock;
(v) exchange, reclassify or cancel all or part of the shares of J3 Preferred Stock; (vi) create a senior class of stock; (vii) change any of the rights, preferences and privileges of the J3 Preferred Stock, or (viii) increase or decrease the authorized number of directors of J3.

ACTION BY WRITTEN CONSENT

     Under Delaware Law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or taken such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Gartner's Second Restated Certificate of Incorporation does not restrict the ability of the stockholders of the corporation to take action by written consent. Gartner's Bylaws contain provisions concerning stockholder actions by written consent consistent with the provisions of Delaware Law.

     Under Minnesota Law, any action required or permitted to be taken in any meeting of the shareholders may be taken without a meeting by a written action signed by all of the shareholders. Any action required or permitted to be taken by the Board of Directors may be taken by written action signed by all of the directors; however, if a company's Articles of Incorporation so provided, any action other than an action requiring shareholder approval may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors which all directors were present. J3's Articles of Incorporation permit the Board of Directors to taken written action that it signed by less than all of the directors under the circumstances permitted by Minnesota Law.

VOTING IN THE ELECTION OF DIRECTORS

     In an election of directors for corporations for which cumulative voting is provided, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Without cumulative voting, the holders of a majority of shares voting in the election of directors would have the power to elect all the directors to be elected, and no person could be elected without the support of holders of a majority of the shares.

     Under Delaware Law, cumulative voting is not mandatory and cumulative voting rights must be provided in a corporation's certificate of incorporation if stockholders are to be entitled to cumulative voting rights. Delaware Law requires that elections of directors be by written ballot, unless otherwise provided in a corporation's certificate of incorporation.

     Gartner's Second Restated Certificate of Incorporation and Bylaws do not require the election of directors by written ballot. Gartner's Second Restated Certificate of Incorporation does not provide for cumulative voting.

     Under Minnesota Law, cumulative voting for the election of directors is required unless specifically limited or denied in the Articles of Incorporation. J3's Articles of Incorporation specifically deny cumulative voting rights to the J3 shareholders. J3's Articles of Incorporation also provide that as long as at least 50% of the authorized shares of J3 Preferred Stock are outstanding, holders of J3 Preferred Stock are entitled to elect one member of the Company's Board of Directors. Under an agreement with holders of J3 Preferred Stock, J3 has agreed to take all actions necessary to ensure such member is designated by Omega Ventures II, L.P., or if Omega Venture, L.P. is no longer a shareholder of J3, by the initial holders of J3 Preferred Stock who continue to hold such stock. The remaining directors are elected by all holders of J3 Capital Stock, including holders of J3 Preferred Stock voting on an as-if-converted basis.

NUMBER AND QUALIFICATION OF DIRECTORS

     Under Delaware Law, the minimum number of directors is one. Delaware Law permits the Board of Directors alone to change the authorized number, or the range, of directors by amendment to the Bylaws, unless the directors are not authorized in the Certificate of Incorporation, in which case a change in the number of directors is fixed in the Certificate of Incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders. The Board of Directors of Gartner currently consists of five directors who shall be elected by the holders of Gartner Common Stock, Class A and Gartner common stock, Class B, with each share of Gartner Common Stock, Class A entitled to one vote per share and each share of Gartner common stock, Class B entitled to four votes per share.

     Under Minnesota Law, the minimum number of directors is one and the only qualification for directors is that they must be natural persons. Minnesota Law permits the number of directors to be fixed by the Articles of Incorporation or Bylaws, and the number of directors may be increased or decreased by the shareholders or the Board in the manner permitted by the Articles of Incorporation or Bylaws. J3's Bylaws require the shareholders to establish the number of directors and permits the number of directors to be increased or decreased by the Board of Directors from time to time. Under an agreement with holders of J3 Preferred Stock, J3 has agreed to take all action necessary to fix the number of directors of J3 at no more than five, and accordingly, the Board of Directors of J3 has fixed the number of directors at five.

CLASSIFICATION OF BOARD

     A classified Board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the Board of Directors, and thus a potential change in control of a corporation, a lengthier and more difficult process.

     Delaware Law permits, but does not require, a classified board of directors, with staggered terms under which one-half or one-third of the directors are elected for terms of two or three years, respectively.

     Neither Gartner's Second Restated Certificate of Incorporation nor Gartner's Bylaws provide for a classified board of directors.

     Minnesota Law permits, but does not require, a classified Board of Directors, with the terms of any such classes to be provided for in the Articles of Incorporation and Bylaws. Neither J3's Articles of Incorporation or Bylaws provide for the division of the J3 Board of Directors into separate classes.

REMOVAL OF DIRECTORS

     Under Minnesota Law, a director of a corporation that does not have cumulative voting may be removed with or without cause with the approval of the holders of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire Board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting Since J3's Articles of Incorporation do not permit cumulative voting, the holders of a majority of the shares of Special Meeting may remove an J3 director at any time. Under Minnesota Law, a director may be removed by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors with or without cause if that director was named by the Board to fill a vacancy and was not subsequently re-elected by the shareholders.

     Under Delaware Law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause unless the number of shares voted against such removal would not be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides.

     Gartner's Second Restated Certificate of Incorporation does not provide for cumulative voting or for a classified board of directors; therefore a Gartner director may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

     Under Delaware Law, vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. However if the certificate of incorporation directs that a particular class is to elect such director, such vacancy may be filled only the other directors elected by such class. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the whole board as constituted immediately prior to such increase, the Delaware Court of Chancery may, upon application of stockholders holding at least ten percent of the total number of shares outstanding having the right to vote for such directors, order an election to be held to fill any such vacancies or newly created directorship or to replace the directors chosen by the directors then in office.

     Gartner's Board of Directors currently consist of five directors who shall be elected by the holders of Gartner Common Stock, Class A and the holders of Gartner common stock, Class B, voting as a single class, with each share of Gartner Common Stock, Class A entitled to one vote per share and each share of Gartner common stock, Class B entitled to four votes per share.

     Under Minnesota Law, unless different rules for filling vacancies are provided for in the Articles of Incorporation or Bylaws, vacancies on the Board of Directors resulting in the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies resulting from a newly-created directorship may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. The shareholders may also elect a new director to fill a vacancy that is created by the removal of a director by the shareholders. Neither J3's Articles of Incorporation or Bylaws created different rules for the filling of vacancies on the Board of Directors.

TRANSACTIONS INVOLVING DIRECTORS

     Under Delaware Law, no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, which authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by the stockholders; or
(iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of this subsidiaries, including directors who are also officers or employees, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

     Gartner' Bylaws contains a provision regarding loans with officers consistent with the provisions of Delaware Law. Gartner's Bylaws do not address loans, contracts or other agreements with Gartner's directors.

     Under Minnesota Law, no contract or transaction between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or officers, or have a financial interest, is void and voidable if (i) the material facts as to the director's relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, which authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; (ii) the material facts as to the director's relationship or interest and to the contract or transaction are disclosed or known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by (a) the holders of two-thirds of the shares owned by persons other than the interested director or directors, or (b) the holders of all of the outstanding shares by the shareholders; or (iii) the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

MERGERS, TENDER OFFERS AND SALES OF SUBSTANTIALLY ALL OF A CORPORATION'S ASSETS

     Under Delaware Law, the principal terms of a merger generally require the approval of the stockholders of each of the merging corporations, but do not require the approval of the stockholders of any parent corporation, even when the parent corporation's securities are to be used as consideration for the merger. Unless otherwise required in a corporation's certificate of incorporation, Delaware Law does not require a stockholder vote of the surviving corporation in a merger if (i) the Merger Agreement does not amend the existing certificate of incorporation, (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger, and (iii) either no shares of the surviving corporation and no securities convertible into such stock are to be issued in the merger or the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger. A disposition of substantially all of a corporation's assets requires the approval of the outstanding shares of the corporation.

     Under Minnesota Law, the principal terms of a merger generally require the approval of the holders of a majority of the shareholders of each of the merging corporations, but do not require the approval of the shareholders of any parent corporation, even when the parent corporation's securities are to be used as consideration for the merger. Unless otherwise required in a corporation's Articles of Incorporation, Minnesota Law does not require a shareholder vote of the surviving corporation in a merger if (i) the Merger Agreement does not amend the existing Articles of Incorporation; (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger; and (iii) either no shares of the surviving corporation and no securities convertible into stock are to be issued in the merger or the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger. Under Minnesota Law, a disposition of substantially all of a corporation's assets requires the approval of the holders of a majority of the outstanding shares of the corporation.

APPRAISAL RIGHTS

     For a description of appraisal rights provided by Minnesota Law in the event of a merger, see "J3 LEARNING CORPORATION SPECIAL MEETING -- Rights of Dissenting J3 Shareholders." Minnesota Law also makes appraisal rights available to dissenting shareholders in the event of certain actions including: (i) an amendment of the Articles of Incorporation that materially and adversely affects the rights and preferences of the shares of the dissenting shareholder in certain respects; (ii) a sale or transfer of all or substantially all of the assets of the corporation; and (iii) any other corporation action with respect to which the corporation's Articles of Incorporation or Bylaws given dissenting shareholders the right to obtain payment for their shares. J3's Articles of Incorporation and Bylaws do not grant any other appraisal rights.

     Under Delaware Law, the right to receive the fair market value of dissenting shares is made available to stockholders of a constituent corporation in a merger or consolidation effected under Delaware Law. Dissenters' rights of appraisal are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, (iii) to stockholders of a parent corporation that is not itself a constituent corporation in a merger transaction.

     Gartner's Second Restated Certificate of Incorporation and Gartner's Bylaws do not contain any additional provisions relating to dissenters rights of appraisal.

ANTI-TAKEOVER PROVISIONS; TRANSACTIONS WITH INTERESTED STOCKHOLDERS

     Section 203 of the Delaware Law ("Section 203"), subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination of the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder (as defined below) owned at least eighty-five percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by person who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a business combination to include:
(i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition involving the interested stockholder of ten percent or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning fifteen percent or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may elect not to be subject to Section 203 by having its stockholders approve an amendment to its certificate of incorporation or bylaws to such effect. Gartner has not made such an election and, therefore, Section 203 may have an anti-takeover effect with respect to Gartner.

     Minnesota Law requires approval by the disinterested shareholders of any "control share acquisition" of stock of an "issuing public corporation" if an acquiror exceeds specified levels of ownership (twenty percent, thirty-three and one-third percent and fifty percent) of the stock of the target corporation. This provision essentially requires a proxy contest to approve such share acquisitions and delays the acquiror's purchase up to 55 days while a special shareholders's meeting is held to vote on the acquisition. The definition of "control share acquisition" excludes cash tender offers for all outstanding shares if the offer has been approved in advance by the Board of Directors of the target corporation, and acquisitions by employee benefit plans.

     Minnesota Law restricts transactions with a shareholder ("interested shareholder") acquiring ten percent or more of the shares of a publicly held (i.e., subject to the reporting requirements of the Exchange Act ) "issuing public corporation" unless the share acquisition or the transaction has been approved by the Corporation's Board of Directors prior to the acquisition of the ten percent interest. An "issuing public corporation" is a corporation which has at least 50 shareholders. For four years after the ten percent threshold is exceeded (absent prior board approval), the corporation cannot enter into a merger, sale of substantial assets, loan, substantial issuance of stock, plan of liquidation or reincorporation involving the interested shareholder or its affiliates.

DISSOLUTION

     Under Delaware Law, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be approved by stockholders holding one hundred percent of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the corporation's stockholders.


     Under Minnesota Law, shareholders holding fifty percent or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors.


                                    EXPERTS

     The consolidated financial statements of Gartner Group, Inc. as of September 30, 1995 and 1994 and for each of the three fiscal years in the period ended September 30, 1995 included in this Prospectus/Proxy Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.


     The audited consolidated financial statements of J3 Learning Corporation included in this Prospectus/ Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Gartner Common Stock issuable pursuant to the Merger and certain other legal matters relating to the Merger and the transactions contemplated thereby will be passed upon for Gartner by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                              GARTNER GROUP, INC.

Report of Independent Accountants.....................................................    F-2
Consolidated Balance Sheets...........................................................    F-3
Consolidated Statements of Operations.................................................    F-4
Consolidated Statements of Stockholders' Equity.......................................    F-5
Consolidated Statements of Cash Flows.................................................    F-6
Notes to Consolidated Financial Statements............................................    F-8
                                       J3
Report of Independent Public Accountants..............................................   F-25
Consolidated Balance Sheets...........................................................   F-26
Consolidated Statements of Operations.................................................   F-27
Consolidated Statements of Shareholders' Equity (Deficit).............................   F-28
Consolidated Statements of Cash Flows.................................................   F-29
Notes to Consolidated Financial Statements............................................   F-30

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of GARTNER GROUP, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Gartner Group, Inc. and its subsidiaries at September 30, 1995 and 1994 and the results of their operations and their cash flows for each of the three fiscal years in the period ended September 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Stamford, Connecticut
November 1, 1995, except as to the
Dataquest acquisition discussed in
Note 3, which is as of January 25, 1996
and the stock split discussed in
Note 10, which is as of March 29, 1996

                              GARTNER GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
ASSETS
Current assets:
  Cash and cash equivalents............................................  $ 66,581     $ 48,805
  Marketable securities................................................    28,833        4,050
  Fees receivable, net of allowances of $3,690 and $3,431..............   112,159      102,509
  Deferred commissions.................................................    16,493       12,175
  Prepaid expenses and other current assets............................    12,162       10,765
                                                                         --------     --------
          Total current assets.........................................   236,228      178,304
                                                                         --------     --------
Property and equipment, net............................................    23,973       23,053
Intangibles:
  Noncompete agreement, net of accumulated amortization of $15,000 and
     $13,500...........................................................        --        1,500
  Goodwill, net of accumulated amortization of $8,826 and $6,702.......    62,871       57,217
Other assets...........................................................     9,834        5,849
                                                                         --------     --------
          Total assets.................................................  $332,906     $265,923
                                                                         ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations and capital lease
     obligations.......................................................  $  6,725     $  5,877
  Accounts payable and accrued liabilities.............................    59,173       38,845
  Commissions payable..................................................    13,008       11,444
  Accrued bonuses payable..............................................    15,277       12,540
  Deferred revenues....................................................   161,001      131,031
                                                                         --------     --------
          Total current liabilities....................................   255,184      199,737
                                                                         --------     --------
Long-term obligations, excluding current maturities....................        --        6,419
Deferred revenues......................................................     3,446        5,880
Minority interest......................................................        25           --
Commitments
Stockholders' equity:
Preferred stock........................................................         0            0
Common stock:
  $.0005 par value, authorized 200,000,000 shares of Class A Common
     Stock in 1995 (100,000,000 shares in 1994) and 1,600,000 shares of
     Class B Common Stock in 1995 (1,600,000 shares in 1994); issued
     101,396,398 shares of Class A Common Stock in 1995 (99,198,912 in
     1994), and 1,600,000 shares of Class B Common Stock in 1995 and
     1994..............................................................        51           50
  Additional paid-in capital...........................................    73,278       59,709
  Cumulative translation adjustment....................................    (2,500)         250
  Accumulated earnings.................................................    17,257        7,699
  Treasury stock, at cost, 11,444,594 and 11,464,564 shares............   (13,835)     (13,821)
                                                                         --------     --------
          Total stockholders' equity...................................    74,251       53,887
                                                                         --------     --------
          Total liabilities and stockholders' equity...................  $332,906     $265,923
                                                                         ========     ========

                 See notes to consolidated financial statements

                              GARTNER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FISCAL YEAR ENDED
                                                                       SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Revenues:
  Continuous services......................................  $235,867     $177,821     $143,591
  Other, principally consulting and conferences............    59,279       47,651       31,731
                                                             --------     --------     --------
          Total revenues...................................   295,146      225,472      175,322
Costs and expenses:
  Cost of services and product development.................   112,675       85,495       67,824
  Selling and marketing....................................    75,738       58,519       47,154
  General and administrative...............................    43,888       42,268       36,653
  Depreciation.............................................     6,399        6,267        6,243
  Amortization of intangibles..............................     3,906        3,584        2,980
  Non-recurring charges and credits, net...................     8,800      (14,611)         850
                                                             --------     --------     --------
          Total costs and expenses.........................   251,406      181,522      161,704
                                                             --------     --------     --------
Operating income...........................................    43,740       43,950       13,618
Interest income (expense), net.............................     2,271          150          (82)
Interest expense-related party.............................        --           --       (2,344)
Preferred stock dividends..................................        --         (152)      (1,969)
                                                             --------     --------     --------
Income before minority interest, income taxes and
  extraordinary item.......................................    46,011       43,948        9,223
Minority interest..........................................       (98)          --           --
                                                             --------     --------     --------
Income before income taxes and extraordinary item..........    46,109       43,948        9,223
Provision for income taxes.................................    20,948       19,891        5,979
                                                             --------     --------     --------
Income before extraordinary item...........................    25,161       24,057        3,244
Extraordinary item-loss from early extinguishment of
  long-term debt (net of tax benefits of $350).............        --           --         (765)
                                                             --------     --------     --------
Net income.................................................  $ 25,161     $ 24,057     $  2,479
                                                             ========     ========     ========
Net income per common share:
  Primary:
     Income before extraordinary item......................  $    .27     $    .25     $    .04
     Extraordinary item....................................        --           --         (.01)
                                                             --------     --------     --------
     Net income............................................  $    .27     $    .25     $    .03
                                                             ========     ========     ========
  Fully diluted:
     Income before extraordinary item......................  $    .26     $    .25     $    .04
     Extraordinary item....................................        --           --         (.01)
                                                             --------     --------     --------
     Net income............................................  $    .26     $    .25     $    .03
                                                             ========     ========     ========
Weighted average shares outstanding (Primary)..............    94,762       95,008       75,000
                                                             ========     ========     ========
Weighted average shares outstanding (Fully diluted)........    95,212       95,120       87,136
                                                             ========     ========     ========

                 See notes to consolidated financial statements

                              GARTNER GROUP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                      LOAN
                                                ADDITIONAL   CUMULATIVE                            RECEIVABLE         TOTAL
                           PREFERRED   COMMON    PAID-IN     TRANSLATION  ACCUMULATED   TREASURY      FROM        STOCKHOLDERS'
                             STOCK     STOCK     CAPITAL     ADJUSTMENT    EARNINGS      STOCK      OFFICER          EQUITY
                           ---------   ------   ----------   ----------   -----------   --------   ----------   -----------------
Balance at October 1,
  1992...................    $  --      $ 30     $  2,361     $    149     $  15,465    $   (106)     $(97)         $  17,802
Purchase of 10,677,424
  shares of Class A
  Common Stock...........       --        --           --           --            --     (15,484)       --            (15,484)
Assumed retirement of
  3,000,000 treasury
  shares related to
  Dataquest
  acquisition............       --        --       (1,760)          --            --       1,760        --                  0
Net income...............       --        --           --           --         2,479          --        --              2,479
Issuance of 34,800 shares
  of Series A and 2,700
  shares of Series B
  Preferred Stock........       --        --       37,500           --            --          --        --             37,500
Issuance of 796,520
  shares of Class A
  Common Stock upon
  exercise of stock
  options................       --        --          452           --            --          --        --                452
Issuance of 16,000,000
  shares of Class A
  Common Stock upon
  exercise of warrants...       --         8           (7)          --            --          --        --                  1
Payment of loan
  receivable from
  officer................       --        --           --           --            --          --        97                 97
Net transfers to D&B by
  Dataquest..............       --        --           --           --       (18,179)         --        --            (18,179)
Cumulative translation
  adjustment.............       --        --           --           83            --          --        --                 83
                              ----       ---     --------      -------      --------    --------      ----           --------
Balance at September 30,
  1993...................        0        38       38,546          232          (235)    (13,830)       --             24,751
Net income...............       --        --           --           --        24,057          --        --             24,057
Net proceeds from
  issuance of 21,592,000
  shares of Class A
  Common Stock in initial
  public offering........       --        11       53,938           --            --          --        --             53,949
Conversion of 2,700
  shares of Series B
  Preferred Stock into
  1,600,000 shares of
  Class B Common Stock...       --         0           --           --            --          --        --                  0
Redemption of 34,800
  shares of Series A
  Preferred Stock........        0        --      (34,790)          --            --          --        --            (34,790)
Issuance of 1,172,924 of
  Class A Common Stock
  upon exercise of stock
  options................       --         1          385           --            --          --        --                386
Purchase of 980 shares of
  Class A Common Stock...       --        --           --           --            --          (4)       --                 (4)
Issuance from treasury
  stock of 702,992 shares
  of Class A Common
  Stock..................       --         0        1,630           --            --          13        --              1,643
Net transfers to D&B by
  Dataquest..............       --        --           --           --       (16,123)         --        --            (16,123)
Cumulative translation
  adjustment.............       --        --           --           18            --          --        --                 18
                              ----       ---     --------      -------      --------    --------      ----           --------
Balance at September 30,
  1994...................        0        50       59,709          250         7,699     (13,821)       --             53,887
Net income...............       --        --           --           --        25,161          --        --             25,161
Issuance of 1,838,902
  shares of Class A
  Common Stock upon
  exercise of stock
  options................       --         1        1,259           --            --          --        --              1,260
Issuance of 345,644
  shares of Class A
  Common Stock from
  purchases by
  employees..............       --         0        1,659           --            --          --        --              1,659
Issuance from treasury
  stock of 172,594 shares
  of Class A Common
  Stock..................       --        --        1,410           --            --           3        --              1,413
Purchase of 152,624 of
  Class A Common Stock...       --        --           --           --            --         (17)       --                (17)
Tax benefits of stock
  transactions with
  employees..............       --        --        9,241           --            --          --        --              9,241
Net transfers to D&B by
  Dataquest..............       --        --           --           --       (15,603)         --        --            (15,603)
Cumulative translation
  adjustment.............       --        --           --       (2,750)           --          --        --             (2,750)
                              ----       ---     --------      -------      --------    --------      ----           --------
Balance at September 30,
  1995...................    $   0      $ 51     $ 73,278     $ (2,500)    $  17,257    $(13,835)     $ --          $  74,251
                              ====       ===     ========      =======      ========    ========      ====           ========

                 See notes to consolidated financial statements

                              GARTNER GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FISCAL YEAR ENDED SEPTEMBER 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Operating activities:
  Net income...............................................  $ 25,161     $ 24,057     $  2,479
Adjustments to reconcile net income to cash provided by
  operating activities:
  Depreciation and amortization of intangibles, deferred
     financing costs and discount..........................     9,703        9,193        8,392
  Extraordinary item-loss from early extinguishment of
     long-term debt........................................        --           --        1,115
  Provision for doubtful accounts..........................     1,862        1,239          350
  Deferred revenues........................................    25,479       31,773       24,817
  Deferred tax benefit.....................................    (2,690)      (4,226)      (2,031)
  Pre-acquisition tax benefit applied to reduce goodwill...     1,257        2,712        2,177
  Minority interest........................................       (98)          --           --
  Provision (income) of non-recurring charges and credits,
     net...................................................     8,800      (14,611)         850
  Payments for non-recurring charges and credits, net......      (408)      (1,044)         (14)
Changes in assets and liabilities, net of effects of
  acquisitions:
  Increase in fees receivable..............................   (10,136)     (32,252)     (21,010)
  Increase in deferred commissions.........................    (4,216)      (3,283)      (2,144)
  (Increase) decrease in prepaid expenses and other current
     assets................................................    (1,138)      (2,177)         684
  Increase in other assets.................................      (242)        (116)        (184)
  Increase (decrease) in accounts payable and accrued
     liabilities...........................................    10,001        7,994         (589)
  Increase in commissions payable..........................     1,248        4,477        1,991
  Increase in accrued bonuses payable......................     2,383        3,594        2,475
                                                             --------     --------     --------
Cash provided by operating activities......................    66,966       27,330       19,358
                                                             --------     --------     --------
Investing activities:
  Payment for net assets acquired (excluding cash).........    (9,749)      (4,886)      (3,240)
  Addition of property and equipment.......................   (18,183)      (6,543)      (8,396)
  Proceeds from disposal of property and equipment.........    11,826        1,699        5,919
  Short-term investments purchased, net....................   (24,783)      (4,050)          --
  Proceeds from sale of division...........................        --       21,500           --
  Other investing..........................................      (521)        (216)         (21)
                                                             --------     --------     --------
Cash (used for) provided by investing activities...........   (41,410)       7,504       (5,738)
                                                             --------     --------     --------

                 See notes to consolidated financial statements

                              GARTNER GROUP, INC.

                                 (IN THOUSANDS)

                                                              FISCAL YEAR ENDED SEPTEMBER 30,
                                                               1995         1994         1993
                                                             --------     --------     --------
Financing activities:
  Principal payments on long-term debt and capital lease
     obligations...........................................    (5,825)      (2,400)      (1,208)
  Net proceeds from initial public offering................        --       53,946           --
  Redemption of preferred stock............................        --      (34,790)          --
  Issuance of common stock and warrants....................     1,260          386          452
  Proceeds from Employee Stock Purchase Plan offering......     3,069        1,630           --
  Payment of principal and interest on loan receivable from
     officer...............................................        --           --           97
  Tax benefits of stock transactions with employees........     9,241           --           --
  Net changes in Dataquest subsidiary balances due to
     D&B...................................................   (15,731)     (13,024)     (15,715)
  (Purchase) reissuance of treasury stock..................       (14)           9      (15,484)
                                                             --------     --------     --------
Cash (used for) provided by financing activities...........    (8,000)       5,757      (31,858)
                                                             --------     --------     --------
Net increase (decrease) in cash and cash equivalents.......    17,556       40,591      (18,238)
Effect of exchange rates on cash and cash equivalents......       220           --           --
Cash and cash equivalents, beginning of period.............    48,805        8,214       26,452
                                                             --------     --------     --------
Cash and cash equivalents, end of period...................  $ 66,581     $ 48,805     $  8,214
                                                             ========     ========     ========
Supplemental disclosures of cash flow information:
Cash paid for during the period for:
  Interest.................................................  $    225     $    156     $  2,540
  Income taxes.............................................  $  7,265     $ 12,395     $  3,367
Supplemental schedule of non-cash investing and financing
  activities:
  Payable for acquisitions.................................        --     $  9,275     $  3,969
  Lease obligation recorded in an exchange transaction for
     barter credits........................................        --     $  1,156           --
  Issuance of preferred stock in exchange for the
     cancellation of long-term debt........................        --           --     $ 37,500

                 See notes to consolidated financial statements

                              GARTNER GROUP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -- SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The consolidated financial statements include the accounts of Gartner Group, Inc. ("GGI" or the "Company") and its majority owned subsidiaries. Minority interest represents the minority stockholders' proportionate share of the equity in Relational Courseware, Inc. ("RCI"). All significant intercompany transactions and balances have been eliminated.

     All historical financial information has been restated to reflect the acquisition of Dataquest, Inc. ("Dataquest") in a manner similar to a pooling of interests. (See Note 3 -- Acquisitions.)

     The Company effected a two-for-one split of its Class A and Class B Common Stock by means of a stock dividend on March 29, 1996. All earnings per share and per share data presented herein have been restated retroactively to reflect the impact of the common stock split.

  Revenue and commission expense recognition

     Continuous services revenues are recognized ratably over the contract period, generally twelve months. The Company's policy is to record at the time of signing of a continuous service contract the fees receivable and related deferred revenue for the full amount of the contract billable on that date. All contracts are noncancellable and nonrefundable, except for government contracts which have a 30 day cancellation clause. Such cancellations have not been significant. All contracts are billable at signing, absent special terms granted on a limited basis from time-to-time. The Company also records the related commission obligation upon the signing of the contract and amortizes the corresponding deferred commission expense over the contract period in which the related continuous services revenues are earned and amortized to income. Other revenues consist principally of revenues recognized as earned from consulting engagements, conferences, publications and other noncontinuous services.

  Cash equivalents and marketable securities

     Marketable securities that mature within three months of purchase are considered cash equivalents. Investments with maturities of more than three months but less than one year are classified as marketable securities. All cash equivalents and marketable securities are valued at amortized cost which approximates market in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as adopted by the Company in fiscal 1994. It is management's intent to hold all investments to maturity.

  Property and equipment

     Land is stated at cost, and building, furniture and equipment, computer equipment, and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the lesser of the estimated productive lives of the assets, ranging from three to ten years, or the terms of the related leases.

  Deferred financing costs

     Expenses incurred in connection with debt issuances were deferred and amortized using the interest method over the terms of the related debt agreements which ranged from two to seven years. In April 1993, all unamortized deferred financing costs were expensed in connection with the cancellation of the senior subordinated note. (See Note 7 -- Long-Term Obligations.)

                              GARTNER GROUP, INC.

  Noncompete agreement

     The noncompete agreement represented consideration paid to the seller of GGI stock in October 1990 for a covenant not to engage in a business which would compete with the Company. The aggregate amount of $15.0 million was amortized over the five year life of the agreement on an accelerated basis of 35% in each of the first two years, and 10% annually thereafter. Amortization amounted to $1.5 million in each of the fiscal years 1995, 1994 and 1993.

  Goodwill

     Goodwill represents the excess of the purchase price of the Company, plus subsequent acquisitions, over the fair values of amounts assigned to net tangible assets acquired and the noncompete agreement. Amortization is recorded using the straight-line method over periods ranging from seven to thirty years. These amounts have been and are subject to adjustment in accordance with the provisions of the Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("FAS 109"). (See Note 8 -- Income Taxes.)

     At the end of each quarter, the Company reviews the recoverability of goodwill based on estimated undiscounted future cash flows from operating activities compared with the carrying value of goodwill. Should the aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the undiscounted future cash flows and the carrying value of goodwill. Amortization expense was $2.4, $2.1 and $1.5 million in 1995, 1994 and 1993, respectively.

  Foreign currency translation

     Prior to October 1, 1994, the Company, with the exception of the international operations of Dataquest, which used the local currency as the functional currency, used the U.S. dollar as the functional currency for its international operations. The translation of foreign entities' monetary assets and liabilities was at year-end exchange rates, and non-monetary assets and liabilities were translated at historical rates. Income and expense accounts were translated at average rates in effect during the year, except for continuous services revenue and depreciation which were translated at historical rates. The resulting translation adjustments were included in the results of operations. For the fiscal years ended September 30, 1994 and 1993, the translation adjustments and transaction net gains and losses totaled a $0.4 million gain and a $1.0 million loss, respectively.

     Effective October 1, 1994, the Company commenced using the foreign entities' local currency as the functional currency for all international entities. This redetermination reflects the change in financial circumstances of the now substantially independent foreign operations which have continued to grow, expand and become more dependent on their local currencies to transact their businesses. Accordingly, the translation adjustment, including the initial impact of the change which reduced equity by $1.4 million, is reflected as a component of stockholders' equity.

  Income taxes

     The Company adopted FAS 109 on October 1, 1993. Prior to that date, the Company accounted for income taxes under the provisions of Statement of Financial Accounting Standard No. 96, "Accounting for Income Taxes." The application of FAS 109 required no cumulative effect adjustment since substantially all of the benefit of adoption was used to reduce goodwill. The adoption of FAS 109 had no significant effect on the Company's tax provision for 1994.

     FAS 109 prescribes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized based on differences between the book and tax bases of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for

                              GARTNER GROUP, INC.

the year as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities.


     Income taxes on $3.1 million of cumulative undistributed earnings of subsidiaries outside of the U.S. have not been provided for as these earnings will either be indefinitely reinvested or remitted substantially free of tax. The Company credits additional paid-in capital for realized tax benefits arising from stock transactions with employees. The tax benefit on a non-qualified stock option is equal to the tax effect of the difference between the market price of a share of the Company's common stock on the grant and exercise dates.


  Recently issued accounting standards

     The Company adopted at the beginning of fiscal 1995 Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits." The statement requires, among other things, recognition of a liability for certain severance benefits that may be provided to employees before retirement. The effect of adoption was immaterial.

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("FAS 123") was issued and is effective for the Company beginning with fiscal 1997. FAS 123 permits, but does not require, fair value based method of accounting for employee stock option plans which results in compensation expense being recognized in the results of operations when stock options are granted. The Company plans to continue to use the current intrinsic value based method of accounting for such plans where no compensation expense is recognized. However, as required by FAS 123, the Company will provide pro forma disclosure of net income and earnings per share in the notes to Consolidated Financial Statements as if the fair value based method of accounting had been applied.

  Computations of income per share of common stock

     Primary income per share of common stock is computed by dividing net income or loss, by the weighted average number of shares of common stock and common stock equivalents (when dilutive, unless otherwise indicated herein) outstanding during the period, including "cheap stock," at the initial public offering ("IPO") price. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common stock issued for consideration below the IPO price of $2.75 per share and stock options granted with exercise prices below the IPO price during the twelve-month period preceding the date of the initial filing of the Registration Statement on August 18, 1993 have been included in the calculation of common stock equivalents using the treasury stock method, as if they were outstanding for all periods presented through June 30, 1993. The weighted average number of shares of common stock and common stock equivalents used in calculating primary net income per share, after giving effect to two-for-one stock splits on August 26, 1994, June 28, 1995 and March 29, 1996 was 94,762,000, 95,008,000, and 75,000,000 for the years ended September 30,
1995, 1994, and 1993, respectively. Fully diluted income per share for the year ended September 30, 1993 is based on 77,144,000 shares of common stock and common stock equivalents plus 9,992,000 shares of common stock that have been included on a weighted average basis assuming the Series A Preferred Stock had been converted into common stock as of the date of its issuance in April 1993. (See Note 2 -- Related Parties.)

     In connection with the Dataquest acquisition (See Note 3 -- Acquisitions), 3,000,000 shares issued to D&B on December 1, 1995 have been included in primary and fully diluted weighted average shares outstanding as if they had been issued at the beginning of each period presented. The warrant issued to D&B in connection with the Dataquest acquisition has been excluded from primary and fully diluted weighted average shares outstanding for all periods presented due to its anti-dilutive effect.

  Expense allocations

     The Dun & Bradstreet Corporation ("D&B") provides certain services to, and incurs certain costs on behalf of its wholly-owned subsidiaries and divisions. These costs, which included employee benefit and

                              GARTNER GROUP, INC.

executive compensation programs, payroll processing and administration, general treasury services and various business insurance coverages, were allocated on a pro-rata basis to Dataquest when it was a wholly-owned subsidiary of D&B and were $1.9, $1.8, and $1.6 million during the fiscal years 1995, 1994 and 1993, respectively (See Note 3 -- Acquisitions). The costs of D&B's general corporate overheads were not allocated, as such costs related to Dataquest were deemed to be immaterial.

  Net transfers to D&B by Dataquest


     Dataquest transfers to D&B include historical investments and advances from D&B as well as current period income or losses, net transfers to/from D&B, and current income taxes payable or receivable. Such transactions were capital transactions between D&B, the parent, and Dataquest, the wholly owned subsidiary, and are nonrecurring.


2 -- RELATED PARTIES

     D&B, an investor in Information Partners Capital Fund, L.P. ("the Fund"), provided a portion of the financing in connection with the acquisition of the Company in October 1990. Fees paid to D&B in connection with the acquisition financing amounted to $0.6 million. In April 1993, D&B acquired a majority of the outstanding voting securities of the Company in transactions among the Company, D&B and persons and entities associated with the Fund as follows: (i) the Company issued 34,800 shares of Series A Preferred Stock and 2,700 shares of Series B Preferred Stock in exchange for the cancellation of the senior subordinated note dated October 5, 1990, in the aggregate principal amount of $37.5 million; dividends accrued and paid as of September 30, 1994 and 1993, were $0.2 and $2.0 million, respectively (See Note 7 -- Long-Term Obligations);
(ii) D&B exercised its warrant to purchase 16,000,000 shares of Class A Common Stock and its option to purchase 640,000 shares of Class A Common Stock at an aggregate purchase price of $1,000 and $400,000, respectively; and (iii) D&B purchased 10,791,920 shares of Class A Common Stock from persons and entities associated with the Fund, at an aggregate purchase price of $18.2 million.

     The Fund provided advisory services in connection with the acquisition of the Company and also provided administrative, management and consulting services to the Company. Fees incurred by the Company for such administrative and management services during 1993 were $125,000. In March 1993, the Fund exercised its option to purchase 80,000 shares of Class A Common Stock at an aggregate purchase price of $50,000. In April 1993, the Company purchased 8,888,880 shares of Class A Common Stock from an entity associated with the Fund at an aggregate purchase price of $14,999,985, from internally generated funds. Following these transactions, neither the Fund nor any associated persons or entity (other than D&B as a limited partner of the Fund) retained any voting securities of the Company.

     On October 4, 1993, the Company effected an IPO of 21,592,000 shares of its Class A Common Stock (including the over allotment to the underwriters) at $2.75 per share resulting in net proceeds of $53.9 million. A portion of the proceeds were used to redeem the 34,800 shares of the outstanding Series A Preferred Stock in the aggregate amount of $34.8 million, plus accrued dividends of $0.2 million. The Series B Preferred Stock automatically converted to 1,600,000 shares of Class B Common Stock as of the effective date of the offering. Immediately after the offering, D&B owned 40,689,640 shares of Class A Common Stock. (See Note 10 -- Common Stock.)

3 -- ACQUISITIONS

     Effective September 1, 1993, the Company acquired substantially all of the outstanding shares of common stock of New Science Associates ("NSA") for a purchase price of approximately $7.2 million of which $3.2 million was paid at the date of purchase, $0.7 million and $1.0 million were paid on the first and second anniversary of the closing and $2.3 million is payable on the third closing anniversary date. The Company has recorded the discounted amounts payable at an imputed interest rate of 6%. NSA is a provider

                              GARTNER GROUP, INC.

of subscription-based research and analysis of the information technology industry complementary to the products of the Company. The acquisition was accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price over the fair value of amounts assigned to the net tangible assets acquired has been recorded as goodwill in the amount of $11.2 million and is being amortized over 30 years on the straight-line method. The results of operations for the month of September 1993 have been included in the Consolidated Statement of Operations. The pro forma effect on the Company's results of operations for the years ended September 30, 1993, had the acquisition occurred at the beginning of that period, is not material.

     On December 31, 1993, the Company acquired all of the outstanding shares of Real Decisions Corporation ("RDC"). RDC provides benchmarking services to information technology components within large corporations to assist the organizations in analyzing the effectiveness of their use of information technology systems compared to other organizations. RDC has continued to operate as an independent subsidiary corporation. The purchase price for RDC was $14.3 million, of which $5.0 million was paid at the closing. The balance of the purchase price was payable pursuant to two promissory notes which accrue interest at an annual rate of 3.68% and are payable at maturity. The first note in the amount of $4.8 million was paid December 31, 1994, and the second note in the amount of $4.5 million is due December 31, 1995. The purchase price will be paid by the Company out of working capital. The acquisition has been accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess purchase price over the fair value of amounts assigned to the net tangible assets acquired has been recorded as goodwill in the amount of $14.7 million and is being amortized over 30 years on the straight-line method.

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition of RDC had occurred at the beginning of the respective periods and does not purport to be indicative of what would have occurred had the acquisition been made as of those dates or of results which may occur in the future (in thousands, except per share data):

                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   1994         1993
                                                                 --------     --------
        Total revenues.........................................  $228,054     $183,308
        Income before extraordinary item.......................  $ 24,374     $  3,050
        Income per share:
          Primary..............................................  $   0.26     $   0.04
          Fully diluted........................................  $   0.26     $   0.04

     On July 18, 1995, the Company acquired a majority interest in RCI for $7.5 million in cash. RCI develops and markets computer training products covering major course topics in the areas of application development, object-oriented programming, front end development tools, operating systems, networking and groupware. After the acquisition, RCI continues to operate as an independent company, and will develop and produce computer based training products and offers internal and external sales support. In addition to its own sales force, RCI will distribute its products through GGI's global distribution channels. The acquisition was accounted for by the purchase method, and the purchase price has been allocated to the assets acquired and liabilities assumed, based upon the estimated fair values at the date of acquisition. The excess of the investment over the fair value of amounts assigned to the net tangible assets of RCI has been recorded as goodwill in the amount of $7.5 million and is being amortized over seven years on the straight-line method. The pro forma effect on the Company's results of operations for fiscal 1995 and 1994, had the acquisition occurred at the beginning of each respective periods, is not material.

     On December 1, 1995, the Company acquired Dataquest, a wholly-owned subsidiary of D&B, (the majority stockholder of the Company). Consideration consisted of $15.0 million in cash, 3,000,000 shares of

                              GARTNER GROUP, INC.

Class A Common Stock from treasury, and a five year warrant to purchase 600,000 shares of Class A Common Stock at $16.42 per share. The Company has accounted for the acquisition as a transfer and exchange between companies under common control. Accordingly, the accounts of Dataquest have been combined with the Company's at historical cost in a manner similar to a pooling of interests. Dataquest is a leading provider of information technology ("IT") market research and consulting for the IT vendor manufacturer and financial communities which complements the GGI end user focus. Similar to the Company, Dataquest provides annual subscription services, custom research and consulting. The Company anticipates it will benefit from the combined broader geographical presence, expanded distribution capabilities, strengthened research expertise and the elimination of redundant administrative functions.

4 -- NON-RECURRING CHARGES AND CREDITS, NET


     During fiscal years 1995, 1994 and 1993, the Company's Dataquest subsidiary recorded non-recurring charges and credits related to the closing of certain operations, workforce reductions, the sale of a division and sale of a building. In fiscal 1993, Dataquest closed certain operations of its subsidiary in the United Kingdom and recorded $0.5 million in shut-down expenses. Additionally, during fiscal 1993, a workforce reduction occurred, and severance benefits of $0.4 million were recorded. In fiscal 1994, there were three non-recurring events that totaled a pre-tax net credit to income of $14.6 million; a workforce reduction charge of $0.7 million relating to severance benefits, a write-down to fair market value of a building resulting in a $6.2 million provision, and a $21.5 million gain on sale of the Machinery Information Division. During fiscal 1995, Dataquest closed certain of its operations of its subsidiary in Japan for a $0.6 million pre-tax charge, and also initiated workforce reduction actions resulting in a pre-tax charge of $8.2 million primarily relating to severance. Accrued liabilities at September 30, 1995 relating to these charges include the fiscal 1995 provision of $8.8 million. No additional non-recurring charges or credits are anticipated with respect to Dataquest.


5 -- PROPERTY AND EQUIPMENT, NET

     Property and equipment, net, carried at cost, less accumulated depreciation and amortization consist of the following (in thousands):

                                                                      SEPTEMBER 30,
                                                                   -------------------
                                                                    1995        1994
                                                                   -------     -------
        Land.....................................................  $     0     $ 1,760
        Building.................................................        0      20,363
        Furniture and equipment..................................   15,629      11,834
        Computer equipment.......................................   23,980      17,191
        Leasehold improvements...................................   12,528       4,970
                                                                   -------     -------
                                                                    52,137      56,118
        Less -- accumulated depreciation and amortization........   28,164      33,065
                                                                   -------     -------
                                                                   $23,973     $23,053
                                                                   =======     =======

6 -- COMMITMENTS

     The Company leases various facilities, furniture and computer equipment under lease arrangements expiring between 1996 and 2010. Included in the "Property and equipment, net" caption in the accompanying Consolidated Balance Sheets is leased equipment under capital leases which is being amortized over the lesser of their related lease terms or the estimated productive lives of the assets. Property held under capital leases was substantially amortized as of September 30, 1995 and 1994.

                              GARTNER GROUP, INC.

     Future minimum annual rentals under lease agreements as of September 30, 1995 are as follows (in thousands):

                                 FISCAL YEAR                        OPERATING LEASES
            ------------------------------------------------------  ----------------
            1996..................................................      $ 12,731
            1997..................................................         9,518
            1998..................................................         8,187
            1999..................................................         6,692
            2000..................................................         5,864
            Thereafter............................................        48,992
                                                                         -------
            Total minimum lease payments..........................      $ 91,984
                                                                         =======

     The total minimum lease payments for the period after fiscal year 2000 increased to $49.0 million at September 30, 1995 from $10.4 million at September 30, 1994. The increase mainly reflects the minimum lease payments for additional office space at the Stamford, CT headquarters, and at the European research, sales and administration center in the U.K.

     Rental expense for operating leases, net of sublease income, was $10.4, $9.5, and $8.5 million for the years ended September 30, 1995, 1994, and 1993, respectively.

     The Company has a commitment with a facilities management company for printing, copying and other related services. The annual obligation under this service agreement is $2.2 million for 1996.

     The Company shares its research with SoundView Financial Group ("SFG"), a financial services firm, pursuant to a mutual research sharing agreement. The agreement restricts the Company from marketing research and analysis provided by SFG to the investor market, defined as persons and firms whose principal use of the research material is for the purpose of making securities investment decisions. The agreement may be terminated by either party upon six years written notice. Fees earned by the Company for the fiscal years ended September 30, 1995, 1994, and 1993 were approximately $1.2, $1.0, and $1.1 million, respectively. The Company also provided office space and certain other administrative services to SFG under the terms of an agreement which terminated on March 31, 1993.

7 -- LONG-TERM OBLIGATIONS

     Long-term obligations consisted of the following (in thousands):

                                                                      SEPTEMBER 30,
                                                                    ------------------
                                                                     1995       1994
                                                                    ------     -------
        Payable for purchase of NSA (net of discount of $114 and
          $300)...................................................  $2,269     $ 2,969
        Payable for purchase of RDC...............................   4,450       9,275
        Capital lease obligation..................................       6          52
                                                                    -------    --------
                                                                     6,725      12,296
        Less -- current maturities................................  (6,725)     (5,877)
                                                                    -------    --------
                                                                    $   --     $ 6,419
                                                                    =======    ========

  Payable for purchase of NSA and RDC

     In connection with the acquisitions of NSA and RDC, notes payable are outstanding relating to the deferred payment of the purchase price payable for each entity. (See Note 3 -- Acquisitions.)

                              GARTNER GROUP, INC.

  Long-term financing arrangement

     The Company entered into a long-term financing arrangement in fiscal 1994 with the landlord of a leased facility for the purpose of financing leasehold improvements and other furniture and equipment. The original amount financed of $1.5 million, which was payable in monthly installments and bore interest at an annual interest rate of 10.5%, was paid in full in fiscal 1994.

  Mortgage note

     On September 1, 1993, concurrent with the acquisition of NSA, the Company assumed an adjustable rate mortgage note relating to an office building. The principal amount of $0.9 million was payable in monthly installments through April 2014. The interest rate, which adjusted annually each April 1 based on an index specified by the lender, was 9.5% at September 30, 1993. Interest expense on this note was $42,000 and $7,000 in fiscal 1994 and 1993, respectively. The mortgage note was paid in full upon sale of the office building in May 1994.

  Senior subordinated note

     In connection with the GGI acquisition in 1990, the Company entered into a loan and warrant purchase agreement with D&B. Under the terms of the agreement, D&B was granted a warrant to purchase 16,000,000 shares of common stock, which it exercised in April 1993. (See Note 2 -- Related Parties). The aggregate amount of the loan was $37.5 million and the value of the warrant was recorded as additional paid-in capital. The note accrued interest at 12.5%, and was originally payable April 1 and October 1 each year through October 1997, at which time the principal was payable in full. The loan provided that GGI could elect to issue additional notes for accumulated interest payable through October 1, 1992, which would also be due on October 1, 1997. Through September 30, 1991, $4.7 million of additional notes had been issued and were subsequently paid on March 31, 1992. Accumulated interest payable through March 31, 1992 of $2.6 million was paid on April 1, 1992, and accumulated interest payable through September 30, 1992 of $2.3 million was paid on September 30, 1992. Accumulated interest payable through March 31, 1993 of $2.3 million was paid on March 31, 1993.

     On April 6, 1993, the senior subordinated note was canceled in exchange for the issuance of 37,500 shares of redeemable convertible preferred stock. As a result of this transaction, related unamortized deferred financing costs and debt discount totaling $1.1 million was expensed and has been accounted for as an extraordinary item net of tax benefits of $0.4 million in the Consolidated Statement of Operations.

  Maturities of debt

     There are no significant maturities of debt other than the $6.7 million payable to the sellers of NSA and RDC, which mature in fiscal 1996.

  Lines of Credit

     The Company has available two unsecured $5.0 million credit lines with The Bank of New York and Chemical Bank. Borrowings under the Bank of New York line accrue interest charges at LIBOR plus 2%. Alternatively, the rate shall be the higher of the prime commercial lending rate of the bank or the Federal Funds Rate plus 1/2 of 1% in the event LIBOR is unavailable. The Chemical Bank line carries an interest rate equal to either the prime rate of Chemical Bank, LIBOR plus 1.5% for periods of 30, 60 or 90 days as the Company may choose, or a "match funded" rate. There are no commitment fees associated with these lines. These lines may be canceled by the banks at any time without prior notice or penalty. No borrowings are outstanding under either line at September 30, 1995 and 1994, respectively.

                              GARTNER GROUP, INC.

     Letters of credit are issued by the Company in the ordinary course of business. The Company had outstanding letters of credit with Chase Manhattan Bank of $5.5 million at September 30, 1995, and none in the preceding fiscal year.

8 -- INCOME TAXES

     Following is a summary of the components of income (loss) before minority interest, income taxes, extraordinary item and preferred stock dividends (in thousands):

                                                                   FISCAL YEAR ENDED
                                                                     SEPTEMBER 30,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     -------     -------
    U.S...................................................  $38,490     $40,861     $14,629
    Non-U.S...............................................    7,521       3,239      (3,437)
                                                            -------     -------     -------
    Consolidated..........................................  $46,011     $44,100     $11,192
                                                            =======     =======     =======

     The provision (benefit) for income taxes before minority interest, income taxes, extraordinary item and preferred stock dividends on the above income
(loss) consists of the following components (in thousands):

                                                                   FISCAL YEAR ENDED
                                                                     SEPTEMBER 30,
                                                             ------------------------------
                                                              1995        1994        1993
                                                             -------     -------     ------
    Current tax expense (benefit):
      U.S. federal.........................................  $ 9,282     $16,132     $4,179
      State and local......................................    2,051       4,209      1,190
      Foreign..............................................    3,459       1,064        464
      Utilization of foreign net operating losses..........   (1,652)         --         --
                                                             -------     -------     ------
    Total current..........................................   13,140      21,405      5,833
                                                             -------     -------     ------
    Deferred tax expense (benefit):
      U.S. federal.........................................   (1,967)     (3,863)    (1,326)
      State and local......................................     (678)       (289)      (132)
      Foreign..............................................      (45)        (74)      (573)
                                                             -------     -------     ------
    Total deferred.........................................   (2,690)     (4,226)    (2,031)
                                                             -------     -------     ------
    Total current and deferred.............................   10,450      17,179      3,802
    Tax benefits of stock transactions with employees
      allocated to additional paid-in capital..............    9,241          --         --
    Benefit of acquired losses/temporary differences used
      to reduce goodwill...................................    1,257       2,712      2,177
                                                             -------     -------     ------
    Total provision for income taxes.......................  $20,948     $19,891     $5,979
                                                             =======     =======     ======

                              GARTNER GROUP, INC.

     Current and long-term deferred tax assets are comprised of the following (in thousands):

                                                                     SEPTEMBER 30,
                                                             ------------------------------
                                                              1995        1994        1993
                                                             -------     -------     ------
    Amortization and depreciation..........................  $   850     $ 2,288     $  (25)
    Post employment benefits...............................    3,303         175        140
    Expense accruals for book purposes.....................    4,639       2,864      1,028
    Deferred revenues......................................       --         715         --
    Loss carryforwards.....................................    3,867       6,046        182
    Other..................................................    1,304         966        192
                                                             -------     -------     ------
    Gross deferred tax asset...............................   13,963      13,054      1,517
    Valuation allowance....................................   (4,009)     (5,793)      (182)
                                                             -------     -------     ------
    Net deferred tax asset.................................  $ 9,954     $ 7,261     $1,335
                                                             =======     =======     ======

     The Company had approximately $8.2 million of future tax deductions arising from temporary differences as of September 30, 1993. The tax benefit of substantially all of these future tax deductions has reduced goodwill.

     The valuation allowance at September 30, 1995 and 1994, respectively, of $4.0 million and $5.8 million consists of foreign loss carryforwards. The decrease in the valuation allowance of $1.8 million in the current year resulted primarily from the utilization of foreign loss carryforwards of which $1.3 million was used to reduce goodwill. Approximately $0.7 million of the remaining valuation allowance will reduce goodwill as tax benefits are recognized.

     As of September 30, 1995, approximately $9.6 million of foreign loss carryforwards were available to the Company, of which $2.7 million will expire within the next 1 to 2 years, $0.8 million will expire within the next 3 to 12 years and $6.1 million can be carried forward indefinitely. Included in the $9.6 million of foreign loss carryforwards is $1.1 million of purchased foreign losses which may be subject to limitations.

     The provision (benefit) for income taxes before minority interest, income taxes, extraordinary item and preferred stock dividend is greater than the amount of income tax determined by applying the applicable U.S. statutory income tax rate to pretax income as a result of the following differences (in thousands):

                                                                     SEPTEMBER 30,
                                                             ------------------------------
                                                              1995        1994        1993
                                                             -------     -------     ------
    Income tax at the statutory rate before preferred stock
      dividends............................................  $16,104     $15,435     $3,805
    Foreign subsidiaries (income) losses for which no
      income tax (charges) benefits were provided..........       --        (205)       409
    Foreign income taxed at a different rate...............      106          --         --
    Nondeductible goodwill.................................      947         721        485
    State income taxes, net of federal benefit.............    2,501       2,489        654
    Alternative minimum tax credit.........................       --          --       (100)
    Recognition of previously unrecognized deferred tax
      assets...............................................   (1,652)     (2,702)    (2,746)
    Portion of previously unrecognized deferred tax assets
      used to reduce goodwill..............................    1,257       2,712      2,177
    Other items............................................    1,685       1,441      1,295
                                                             -------     -------     ------
                                                             $20,948     $19,891     $5,979
                                                             =======     =======     ======

                              GARTNER GROUP, INC.

     The tax effect of the extraordinary item in 1993 is a reduction in the current taxes payable and it approximates the U.S. federal rate. (See Note 7 -- Long-Term Obligations.)

9 -- PREFERRED STOCK

     In October 1990, the Company issued for $5.0 million in cash, 5,000 shares of redeemable 15% cumulative nonvoting preferred stock (the "Redeemable Preferred Stock") at $1,000 per share. 1,637 shares were subsequently repurchased by the Company at approximately $1,053 per share and reissued in connection with the employee stock purchase plan and executive stock purchase agreements. (See Note 11 -- Employee Stock Purchase Plans and Agreements.) The preferred stock was redeemed by the Company on September 30, 1992 at the liquidation value of $5.0 million plus accrued dividends of $1.7 million, from internally generated funds.

     In March 1993, the Company amended and restated its certificate of incorporation to provide for a total of 2,500,000 shares of preferred stock, par value $0.01, of which 34,800 shares were designated as Series A Preferred Stock, 2,700 shares were designated as Series B Preferred Stock and 2,462,500 shares were undesignated as to series. In April 1993, the Company issued to D&B 34,800 shares of Series A Preferred Stock and 2,700 shares of Series B Preferred Stock. (See Note 2 -- Related Parties and Note 7 -- Long-Term Obligations.)

     Dividends on Series A and Series B Preferred Stock accrued on the last calendar day of March, June, September and December of each year at an annual rate of $52.50 per share in preference to any dividend payments on Common Stock. Any shares of preferred stock not redeemed on or by October 1, 1997 would have accrued and accumulated dividends at an annual rate of $78.75 per share. Holders of Series A Preferred Stock and Series B Preferred Stock may convert into shares of Class A Common Stock by dividing $1,000 (for each share converted) by the Conversion Price of $1.6875 per share, subject to adjustment. Shares of Series B Preferred Stock automatically converted into Class B Common Stock upon the IPO. The Series A Preferred Stock was redeemed in connection with the Company's IPO in October 1993. (See Note 10 -- Common Stock.)

10 -- COMMON STOCK

     On October 4, 1993, the Company effected an IPO of 21,592,000 shares of its Class A Common Stock (including the exercise of the underwriters' over-allotment option) at $2.75 per share resulting in net proceeds of $53.9 million. A portion of the proceeds were used to redeem the 34,800 shares of the outstanding Series A Preferred Stock in the aggregate amount of $34.8 million, plus accrued dividends of $0.2 million. The remainder of the proceeds were used for working capital and other general corporate purposes. The Series B Preferred Stock automatically converted to 1,600,000 shares of Class B Common Stock as of the effective date of the offering.

     In March 1996, the Company amended its Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company, from a total of 100,000,000 to 200,000,000 shares of Class A Common Stock and from a total of 800,000 to 1,600,000 shares of Class B Common Stock. Also in March 1996, the Company effected a two-for-one stock split of its Class A and Class B Common Stock by means of a stock dividend. The record date was March 16, 1996 and the distribution date was March 29, 1996. The Company also effected a two-for-one stock split by means of a stock dividend on June 28, 1995 and August 26, 1994. All earnings per share and share data presented herein have been restated retroactively to reflect the splits.

     Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters to be voted by stockholders, other than the election of directors, and in the election of directors the holders of Class B Common Stock are entitled to four votes per share. Shares of Class B Common Stock are convertible

                              GARTNER GROUP, INC.

on a share for share basis into shares of Class A Common Stock at any time at the option of the holder and automatically convert upon the first to occur of the following: (i) a sale, pledge, assignment or other transfer of such shares of Class B Common Stock by D&B other than a transfer to any parent or subsidiary of D&B or transfer that would not change beneficial ownership as defined by
Section 13(d) of the Securities Exchange Act of 1934, as amended, or (ii) at any time that the number of shares of voting equity securities of the Company beneficially owned by D&B represents less than 50% of the total number of shares of voting equity securities of the Company then outstanding for ten consecutive days.

11 -- EMPLOYEE STOCK PURCHASE PLANS AND AGREEMENTS

     In January 1993, the Company adopted an employee stock purchase plan (the "1993 Employee Stock Purchase Plan"), and reserved an aggregate of 4,000,000 shares of Class A Common Stock for issuance under this plan. The plan was implemented with an initial offering period commencing effective with the IPO of common stock and continuing through June 30, 1994, and continuing in six month offering periods thereafter. The plan permits eligible employees to purchase Class A Common Stock through payroll deductions, which may not exceed 10% of an employee's compensation (or $21,250 in any calendar year), at a price equal to 85% of Class A Common Stock price as reported by NASDAQ at the beginning or end of each offering period, whichever is lower. During 1995, 345,644 new shares were issued at $2.34 per share, and 172,594 shares were issued from treasury stock at a purchase price at $8.08 per share in conjunction with this plan. At September 30, 1995, 2,778,830 shares were available for offering under the Plan.

     On April 25, 1991, the Company adopted an employee stock purchase plan which permitted the Company to sell up to 1,950 shares of Redeemable Preferred Stock at $1,000 per share plus accumulated dividends and 17,600,000 shares of common stock at $0.0195 per share to employees. The terms of the plan require that for each share of preferred stock purchased, 9,041.92 shares of common stock must also be purchased. Employees vest in stock purchased under the terms of the plan ratably over five years from the effective date of purchase of October 9, 1990. If an employee who purchased stock under the terms of the plan ceased to be employed by the Company, the Company at its option could elect to repurchase the employee's unvested stock at the original cost paid by the employee for such stock and vested stock at a price equal to the fair market value as determined by the Board of Directors on the date of repurchase. In the event that the Company did not repurchase the shares, the Fund could have elected to repurchase the shares on the same terms. The shares of preferred stock issued and outstanding under this plan at September 30, 1992 were redeemed at liquidation value plus accrued dividends. The Fund's repurchase rights terminated in April 1993 in connection with certain transactions among the Company, D&B, and persons and entities associated with the Fund. (See Note
2 -- Related Parties.)

     An officer and an executive purchased common and preferred stock in connection with separate stock purchase agreements during 1991. The officer's agreement provided for the purchase of 148.148 shares of Redeemable Preferred Stock and 1,600,000 shares of common stock. The executive's agreement provided for the purchase of 296.296 shares of redeemable preferred stock and 3,200,000 shares of common stock. These shares were purchased at the same price as shares purchased under the employee stock purchase plan described above. Both of the agreements allow the Company or the Fund, under certain conditions, to repurchase shares acquired under the terms of the stock purchase agreements or acquired by exercised stock options, in the event the officer or executive are no longer employed by the Company. The repurchase price was either the original purchase cost or the fair market value on the repurchase date, as determined by the Board of Directors, based upon certain provisions as outlined in the agreements. The shares of preferred stock issued and outstanding under these agreements at September 30, 1992 were redeemed at liquidation value plus accrued dividends. (See Note 9 -- Preferred Stock). In April 1993, the officer's common shares became fully vested upon the change in ownership of the Company. (See
Note 2 -- Related Parties). The executive sold 2,880,000 shares of common stock in conjunction with the company's IPO in October 1993. (See Note 10 -- Common Stock.)

                              GARTNER GROUP, INC.

     The note receivable from an officer was issued in connection with the purchase of common and preferred shares and initially accrued interest at 12%, with a change to the prime rate beginning January 1, 1992. The shares of stock purchased in connection with the note were pledged as security and the note was paid in full on October 31, 1992.

     The employees have agreed to vote common shares acquired under the stock purchase plan and stock purchase agreement, respectively, at the direction of D&B. Under the terms of these agreements, the voting provisions expire on January 20, 2001 with respect to the officer and ten years from the date of stock issuance with respect to the employees. In April 1993, the voting restrictions were released as to all shares vested as of such date upon the closing of the Company's IPO.

     In October 1990, the Company, the Fund, D&B, and certain individual investors entered into a stockholders' agreement that requires the parties, among other things, to elect or remove (if requested by D&B) at least two directors designated by D&B, and to elect or remove (if requested by the Fund) a majority of directors as designated by the Fund. The Company also granted D&B the right, under certain conditions, to participate in the purchase of additional shares offered for sale by the Company and the right of first refusal in the event of a proposed sale of substantially all of the Company's business or assets. Stock registration rights have been granted by the Company, to the Fund, D&B and certain executives and individuals under the terms of a registration agreement. The agreement granted certain rights to include shares held by the parties to the agreement as part of any proposed public registration of the Company's securities and also gave the parties rights to demand registration of additional shares under certain conditions which would have been effective after an initial public stock offering. The stockholders' agreement was terminated in connection with certain transactions in April 1993 among the Company, D&B, and persons and entities associated with the Fund. (See Note
2 -- Related Parties.)

12 -- STOCK OPTIONS AND WARRANTS

     Under the terms of the 1991 Stock Option Plan, (the "Option Plan"), the Board of Directors may grant non-qualified and incentive options, entitling employees to purchase shares of the Company's common stock at the fair market value determined by the Board on the date of grant. The Board can determine the date on which options vest and become exercisable. At September 30, 1995 and 1994, options to purchase 22,800,000 shares of common stock were authorized, and 6,871,628 and 8,443,508 options were available for grant, respectively.

     The terms of the Option Plan authorize the Board to grant Stock Appreciation Rights ("SARs") to employees under which an optionee has the right, in lieu of purchasing common shares, to exercise the SARs and receive an amount in cash, or under certain circumstances, subordinated promissory notes, equal to the excess of the fair market value, as determined by the Board on the date of exercise, over the fair market value as determined by the Board on the date of grant. In March 1993, the Option Plan was amended to delete the SARs provision.

     During 1992, 640,000 and 80,000 non-qualified stock options were granted to D&B and the Fund, respectively, at an exercise price of $0.625 per share. Warrants issued to D&B to purchase 16,000,000 shares of common stock at $.0000625 per share were outstanding at September 30, 1992. These options and warrants were exercised in April 1993. (See Note 2 -- Related Parties.)

     Additionally, under the terms of an Employment Agreement (the "Agreement"), an officer of the Company was granted a nonqualified option to purchase 1,600,000 shares of common stock at a price of $.0195 per share. These options became fully vested in April 1993 pursuant to the change in ownership described in Note 11 -- Employee Stock Purchase Plans and Agreements.

     In January 1993, the Company adopted a stock option plan for directors (the "1993 Director Option Plan") and reserved an aggregate of 2,400,000 shares of Class A common stock for issuance under this plan.

                              GARTNER GROUP, INC.

The plan provides for the automatic grant of 120,000 shares of Class A Common Stock to each non-employee director upon first becoming a director on or after February 1, 1993, and the automatic grant of an option to purchase an additional 24,000 shares of Class A Common Stock annually based on continuous service as a director. In January 1996, the plan was amended to provide for the automatic grant of 15,000 shares of Class A Common Stock to each non-employee director upon first becoming a director and the automatic grant of an option to purchase an additional 3,000 shares of Class A Common Stock annually based on continuous service as a director. The exercise price of each option granted under the plan is equal to the fair value of the Class A Common Stock at the date of grant. Options granted are subject to cumulative yearly vesting over a three year period after the date of grant. At September 30, 1995 and 1994 672,000 and 768,000 options were available for grant, respectively.

     In October 1994, the Board of Directors and stockholders of the Company approved the adoption of a new Long Term Stock Option Plan ("the 1994 Long Term Plan") and the reservation of an aggregate of 7,200,000 shares of Class A Common Stock for issuance thereunder. The purpose of the plan is to provide to senior personnel long term equity participation in the Company as an incentive to promote the long term success of the Company. Under the terms of the plan, an aggregate of 6,580,000 shares of Class A Common Stock were granted on October 5, 1994 at an exercise price of $7.1875 per share, the fair market value of the Company's stock on such date. All options granted under the plan vest and become fully exercisable five years following the date of grant, based on continued employment, and have a term of ten years from the date of grant assuming continued employment. Vesting and exercisability accelerates upon achievement of certain financial performance targets determined by the Board of Directors. If all financial performance targets are met timely in accordance with parameters as set by the Board in its sole discretion, 25 percent of the shares granted become exercisable on October 1, 1997, a second 25 percent become exercisable on October 1, 1997 if subsequent financial performance targets are met for both fiscal 1995 and 1996, and a third 25 percent become exercisable on October 1, 1999. If financial performance targets are met consecutively for fiscal 1995, 1996 and 1997, the final 25 percent become exercisable on October 1, 1998. Failure to achieve the specified target or targets for any one fiscal year or consecutive fiscal years can be remedied by achievement of the cumulative target in a succeeding year or years. Based on fiscal 1995 performance, the first 25 percent will be exercisable on October 1, 1997. Options for the purchase of 710,000 shares were available for grant at September 30, 1995.

     A summary of stock option activity under the plans and agreement through September 30, 1995 follows:

                                                         SHARES UNDER
                                                            OPTION        EXERCISE PRICE
                                                         ------------     ---------------
        Outstanding at October 1, 1992.................     7,740,592     $0.0195-$ 0.625
          Granted......................................     4,665,600     $0.625 -$ 2.000
          Exercised....................................      (796,520)            $0.0195
          Canceled.....................................      (537,112)    $0.0195-$ 0.938
                                                           ----------
        Outstanding at September 30, 1993..............    11,072,560     $0.0195-$ 2.000
          Granted......................................     3,630,968     $ 3.960-$ 5.844
          Exercised....................................    (1,172,924)    $0.0195-$ 1.375
          Canceled.....................................      (724,532)    $0.0195-$ 4.829
                                                           ----------
        Outstanding at September 30, 1994..............    12,806,072     $0.0195-$ 5.844
          Granted......................................     8,707,672     $7.188 -$13.875
          Exercised....................................    (1,838,902)    $0.0195-$ 5.844
          Canceled.....................................      (548,688)    $0.0195-$10.282
                                                           ----------
        Outstanding at September 30, 1995..............    19,126,154     $0.0195-$13.875
                                                           ==========

     Options for the purchase of 4,105,202 and 3,532,620 shares were exercisable at September 30, 1995, and 1994, at prices ranging from $0.0195 to $5.844 per share.

                              GARTNER GROUP, INC.

     Shares purchased under the terms of the Option Plan and the Agreement are subject to repurchase at the fair market value of the shares as determined by the Board of Directors at the repurchase date based on the circumstances as outlined in the option agreements.

     A warrant expiring December 1, 2000 to purchase 600,000 shares of Class A Common Stock at $16.42 per share is held by D&B. The warrant was issued in connection with the acquisition of Dataquest. (See Note 3 -- Acquisitions.)

13 -- EMPLOYEE BENEFIT AND DEFERRED COMPENSATION PLANS

     The Company has a savings and investment plan covering substantially all domestic employees. The Company contributes amounts to this plan based upon the level of the employee contributions, and beginning in January 1992, also contributes fixed and discretionary amounts based on employee participation and attainment of operating margins specified by the Board. Amounts expensed in connection with the plan totaled $2.0, $1.4 and $0.9 million for the years ended September 30, 1995, 1994 and 1993, respectively.

     The Company also sponsored a defined contribution pension plan covering substantially all domestic employees. For 1993 and prior to January 1, 1994, the contributions were nominal fixed amounts. Effective January 1, 1994, the pension plan was merged with the savings and investment plan discussed above.

     As part of its acquisition in October 1990, the Company agreed to assume obligations related to a terminated stock option plan and a long term incentive plan established by the seller.

     On February 29, 1992, the Company issued 1,909,088 shares of Class A Common Stock to certain employees in exchange for their accrued interest in the long term incentive plan. As a result of the issuance of the Class A Common Stock, the discounted long term incentive liability assumed at the acquisition date was reduced by $1.1 million. Stock issued under the terms of this exchange was entitled to similar rights, vesting provisions and restrictions as stock previously issued to employees with the exception of repurchase provisions. Under the terms of the offering, the Company or the Fund, under certain conditions, could have elected to repurchase both vested and unvested shares issued in connection with the exchange at $0.375 per share should the termination have occurred after March 31, 1993. Should the termination have occurred prior to March 31, 1993, unvested shares could have been repurchased by the Company and the Fund, under certain conditions, at $0.625 per share and vested shares at the greater of $0.625 per share or the then fair market value as determined by the Board of Directors. The repurchase rights with respect to vested shares were released in August 1993, contingent upon the closing of the Company's October 1993 IPO.

14 -- GEOGRAPHIC DATA

     The Company's consolidated revenues are generated primarily through direct sales to clients by domestic and international sales forces, a network of independent international distributors, and to a lesser extent by international joint venture partners. The Company defines "European Sales" as revenues attributable to clients located on the European continent and "Other International Sales" as revenues attributable to all other areas located outside of the United States.

     European international identifiable tangible assets consist primarily of the assets of the European subsidiaries and include the accounts receivable balances carried directly by the subsidiaries located in the United Kingdom, France and Germany. All other European client receivables are included as identifiable assets of the U.S. operations.

                              GARTNER GROUP, INC.

     Summarized information by geographic location is as follows (in thousands):

                                                                   SEPTEMBER 30,
                                                         ----------------------------------
                                                           1995         1994         1993
                                                         --------     --------     --------
    United States:
      Revenues.........................................  $184,615     $139,007     $106,624
      Operating Income.................................  $ 33,600     $ 38,033     $ 14,690
      Identifiable tangible assets.....................  $222,262     $176,078     $ 84,894
    Europe:
      Revenues.........................................  $ 71,946     $ 55,266     $ 43,014
      Operating Income.................................  $  5,330     $    714     $ (5,935)
      Identifiable tangible assets.....................  $ 36,474     $ 23,566     $ 31,426
    Other International:
      Revenues.........................................  $ 38,585     $ 31,199     $ 25,684
      Operating Income.................................  $  4,810     $  5,203     $  4,863
      Identifiable tangible assets.....................  $  8,481     $  5,571     $  4,380

                              GARTNER GROUP, INC.

15 -- SELECTED CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS DATA

     A summary of Selected Consolidated Balance Sheet and Statements of Operations Data is set forth below (in thousands):

                                                                     STATEMENTS OF OPERATIONS DATA
                                                                  ------------------------------------
                                        BALANCE SHEET DATA                                     TOTAL
                                     ------------------------     CONTINUOUS                   FISCAL
                                     GROSS FEES     DEFERRED       SERVICES       OTHER         YEAR
                                     RECEIVABLE     REVENUES       REVENUES      REVENUES     REVENUES
                                     ----------     ---------     ----------     --------     --------
Balance at October 1, 1992.........  $   45,852     $  72,500
Billings...........................     196,400       141,748      $ 24,184      $ 30,383
Acquisition balances...............       2,337         4,145
Cash collections...................    (176,112)
Continuous services revenue
  amortization.....................                  (119,407)      119,407
Other service revenue
  amortization.....................                    (1,348)                      1,348
                                       --------      --------      --------       -------     --------
Balance at September 30, 1993......      68,477        97,638       143,591        31,731     $175,322
                                                                   --------       -------     --------
Billings...........................     258,151       178,386        33,655        45,204
Acquisition balances...............       5,400         7,500
Cash collections...................    (226,088)
Continuous services revenue
  amortization.....................                  (144,166)      144,166
Other service revenue
  amortization.....................                    (2,447)                      2,447
                                       --------      --------      --------       -------     --------
Balance at September 30, 1994......     105,940       136,911       177,821        47,651     $225,472
                                                                   --------       -------     --------
Billings...........................     322,169       232,764        36,163        53,512
Acquisition balances...............         997           243
Cash collections...................    (313,257)
Continuous services revenue
  amortization.....................                  (199,704)      199,704
Other service revenue
  amortization.....................                    (5,767)                      5,767
                                       --------      --------      --------       -------     --------
Balance at September 30, 1995......  $  115,849     $ 164,447      $235,867      $ 59,279     $295,146
                                       ========      ========      ========       =======     ========

     For a description of the Company's revenue recognition policies, see Note
1 -- Significant Accounting Policies. Continuous services revenues shown above of $235.9, $177.8 and $143.6 million for fiscal years 1995, 1994 and 1993, respectively, represent ratable amortization over the contract period, including catch-up adjustments also shown above for the respective fiscal years of $36.2, $33.7 and $24.2 million, to account for certain renewals. Catch-up adjustments occur when there is a lag between the month that a continuous service expires and the month that it is renewed. The Company continues to provide continuous services for a certain period of time after expiration, based on the Company's historical experience that most clients who do not renew prior to expiration do so on a retroactive basis. The Company recognizes no revenues, however, during this period. When a client renews the service on a retroactive basis, the Company records the previously unrecognized revenue as a catch-up adjustment.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To J3 Learning Corporation:


     We have audited the accompanying consolidated balance sheets of J3 Learning Corporation (a Minnesota corporation) and Subsidiary as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J3 Learning Corporation and Subsidiary as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
  February 19, 1996

                     J3 LEARNING CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS


                                                           AS OF DECEMBER 31,       AS OF MARCH 31,
                                                        -------------------------   ---------------
                                                           1994          1995            1996
                                                        -----------   -----------   ---------------
                                                                                      (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................  $   194,279   $   928,020    $       3,034
  Accounts receivable, net of reserves of $50,000,
     $97,000 and $108,000.............................    2,950,830     2,959,792        2,423,141
  Inventories.........................................    1,270,290     1,116,296        1,013,554
  Prepaids and other..................................      306,826       956,108        1,321,719
  Deferred income tax benefits........................      127,660            --               --
                                                        -----------   -----------     ------------
          Total current assets........................    4,849,885     5,960,216        4,761,448
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, net of
  accumulated depreciation and amortization of
  $632,573, $1,017,247 and $1,144,028.................      613,763     1,147,487        1,106,157
DEFERRED PROGRAM COSTS, net of accumulated
  amortization of $4,424,960, $698,156 and $1,068,907
  (Note 1)............................................    3,025,991     1,209,975        1,010,111
GOODWILL AND OTHER INTANGIBLE ASSETS, net of
  accumulated amortization of $36,418, $103,784 and
  $119,392 (Note 2)...................................      587,873       569,879          556,508
                                                        -----------   -----------     ------------
                                                        $ 9,077,512   $ 8,887,557    $   7,434,224
                                                        ===========   ===========     ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 3).......  $ 1,628,665   $ 1,972,750    $   2,775,417
  Current maturities of notes payable to shareholders
     (Note 4).........................................      341,916       291,051          278,419
  Accounts payable....................................    1,446,242     2,119,008        1,843,630
  Accrued liabilities.................................    1,267,748       791,580          719,066
  Deferred revenue....................................      158,618     1,496,135        1,067,254
  Income taxes payable................................      182,268            --               --
                                                        -----------   -----------     ------------
          Total current liabilities...................    5,025,457     6,670,524        6,683,786
LONG-TERM DEBT, net of current maturities (Note 3)....    1,293,198       257,106           25,236
NOTES PAYABLE TO SHAREHOLDERS, net of current
  maturities (Note 4).................................    1,357,990       598,678          605,191
DEFERRED INCOME TAXES.................................       20,278            --               --
DEFERRED LEASE CREDIT.................................       38,615        23,674           19,940
                                                        -----------   -----------     ------------
          Total liabilities...........................    7,735,538     7,549,982        7,334,153
                                                        -----------   -----------     ------------
COMMITMENTS AND CONTINGENCIES (Note 8)
REDEEMABLE PREFERRED STOCK (Note 5)...................           --     9,316,893        9,316,893
                                                        -----------   -----------     ------------
SHAREHOLDERS' EQUITY (DEFICIT) (Note 6):
  Undesignated preferred stock, par value $.01 per
     share, 656,710 shares authorized, none
     outstanding......................................           --            --               --
  Common stock, par value $.01 per share, 25,000,000
     shares authorized; 852,624, 760,784 and 760,784
     shares issued and outstanding....................        8,526         7,608            7,608
  Additional paid-in capital..........................    2,437,728       580,096          580,096
  Common stock warrants...............................      281,529       281,529          281,529
  Accumulated deficit.................................   (1,385,809)   (8,848,551)     (10,086,055)
                                                        -----------   -----------     ------------
          Total shareholders' equity (deficit)........    1,341,974    (7,979,318)      (9,216,822)
                                                        -----------   -----------     ------------
                                                        $ 9,077,512   $ 8,887,557    $   7,434,224
                                                        ===========   ===========     ============


The accompanying notes are an integral part of the consolidated balance sheets.

                     J3 LEARNING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                      FOR THE YEARS ENDED DECEMBER 31,        FOR THE THREE MONTHS
                                   --------------------------------------        ENDED MARCH 31,
                                      1993         1994          1995       -------------------------
                                   ----------   -----------   -----------      1995
                                                                            -----------
                                                                            (UNAUDITED)      1996
                                                                                          -----------
                                                                                          (UNAUDITED)
NET SALES........................  $8,537,902   $13,912,818   $15,003,696   $ 3,748,117   $ 3,674,154
COST OF SALES....................   1,643,312     3,236,638     3,257,030       832,277       704,213
                                   -----------  -----------    ----------   -----------   -----------
  Gross margin...................   6,894,590    10,676,180    11,746,666     2,915,840     2,969,941
                                   -----------  -----------    ----------   -----------   -----------
OPERATING EXPENSES:
  Selling........................   2,452,223     3,680,022     7,222,624     1,551,164     1,762,810
  Marketing......................     829,135     1,098,630     1,514,909       473,864       293,350
  Product development............   1,274,463     4,613,488     7,656,176     1,833,910     1,358,539
  General and administrative.....   1,446,426     2,800,241     2,944,970       664,799       681,830
  Amortization of intangible
     assets......................          --       285,023        67,366        16,000        16,000
                                   -----------  -----------    ----------   -----------   -----------
          Total operating
            expenses.............   6,002,247    12,477,404    19,406,045     4,539,737     4,112,529
                                   -----------  -----------    ----------   -----------   -----------
OPERATING INCOME (LOSS)..........     892,343    (1,801,224)   (7,659,379)   (1,623,897)   (1,142,588)
INTEREST EXPENSE, net............     (89,658)     (342,239)     (327,914)     (111,987)      (94,916)
OTHER INCOME, net................          --            --       218,171            --            --
                                   -----------  -----------    ----------   -----------   -----------
INCOME (LOSS) BEFORE PROVISION
  (BENEFIT) FOR INCOME TAXES.....     802,685    (2,143,463)   (7,769,122)   (1,735,884)   (1,237,504)
PROVISION (BENEFIT) FOR INCOME
  TAXES..........................     322,866       136,000      (306,380)      (68,323)           --
                                   -----------  -----------    ----------   -----------   -----------
NET INCOME (LOSS)................  $  479,819   $(2,279,463)  $(7,462,742)  $(1,667,561)  ($1,237,504)
                                   ===========  ===========    ==========   ===========   ===========
NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE........  $      .79   $     (3.04)  $     (9.33)  $     (1.95)  $     (1.63)
                                   ===========  ===========    ==========   ===========   ===========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING.............     611,000       749,000       800,000       856,000       761,000
                                   ===========  ===========    ==========   ===========   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     J3 LEARNING CORPORATION AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)


                                       COMMON STOCK                                                    TOTAL
                                    ------------------   ADDITIONAL     COMMON    ACCUMULATED      SHAREHOLDERS'
                                     NUMBER                PAID-IN      STOCK        INCOME           EQUITY
                                    OF SHARES   AMOUNT     CAPITAL     WARRANTS    (DEFICIT)         (DEFICIT)
                                    ---------   ------   -----------   --------   ------------   -----------------
BALANCE, December 31, 1992........   611,110    $6,111   $        --   $     --   $    413,835      $      419,946
  Net income......................        --        --            --         --        479,819             479,819
                                    --------    ------   -----------   --------    -----------         -----------
BALANCE, December 31, 1993........   611,110     6,111            --         --        893,654             899,765
  Common stock issued to merge
     with HOL (Note 2)............   236,838     2,368     2,366,012         --             --           2,368,380
  Warrants issued to merge with
     HOL (Notes 2 and 5)..........        --        --            --     83,528             --              83,528
  Warrants issued to shareholders
     (Note 5).....................        --        --            --    198,001             --             198,001
  Exercise of stock options,
     including effect of income
     tax benefits.................     4,676        47        71,716         --             --              71,763
  Net loss........................        --        --            --         --     (2,279,463)         (2,279,463)
                                    --------    ------   -----------   --------    -----------         -----------
BALANCE, December 31, 1994........   852,624     8,526     2,437,728    281,529     (1,385,809)          1,341,974
  Redemption of common stock......   (94,740)     (947)   (1,893,853)        --             --          (1,894,800)
  Exercise of stock options,
     including effect of income
     tax benefits.................     2,900        29        36,221         --             --              36,250
  Net loss........................        --        --            --         --     (7,462,742)         (7,462,742)
                                    --------    ------   -----------   --------    -----------         -----------
BALANCE, December 31, 1995........   760,784     7,608       580,096    281,529     (8,848,551)         (7,979,318)
                                    --------    ------   -----------   --------    -----------         -----------
  Net loss (unaudited)............        --        --            --         --     (1,237,504)         (1,237,504)
                                    --------    ------   -----------   --------    -----------         -----------
BALANCE, March 31, 1996
  (unaudited).....................   760,784    $7,608   $   580,096   $281,529   $(10,086,055)     $   (9,216,822)
                                    ========    ======   ===========   ========    ===========         ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     J3 LEARNING CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                      FOR THE YEARS ENDED DECEMBER 31,         FOR THE THREE MONTHS ENDED
                                                  -----------------------------------------            MARCH 31,
                                                     1993           1994           1995        --------------------------
                                                  -----------    -----------    -----------       1995           1996
                                                                                               -----------    -----------
                                                                                               (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES:
  Net income (loss).............................  $   479,819    $(2,279,463)   $(7,462,742)   $(1,667,561)   $(1,237,504)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities --
      Depreciation and amortization.............    1,024,038      4,310,065      6,143,857      1,512,331        510,899
      Deferred income taxes.....................      (21,983)       (25,399)       107,382        107,382             --
      Change in other operating items, net of
         effects from merger:
         Accounts receivable....................     (685,352)      (911,278)        (8,962)       112,362        536,651
         Inventories............................     (105,072)       403,022        153,994        264,335        102,742
         Prepaids and other.....................       11,680       (216,338)      (649,282)      (114,985)      (365,611)
         Accounts payable and accrued
           liabilities..........................     (143,456)       648,394        238,573        (51,203)      (351,626)
         Income taxes payable...................      324,335       (160,964)      (182,268)      (182,268)            --
         Deferred revenue.......................      (24,906)        87,967      1,337,517        106,410       (428,881)
                                                  -----------    -----------    -----------    -----------    -----------
         Net cash provided by (used in)
           operating activities.................      859,103      1,856,006       (321,931)        86,803     (1,233,330)
                                                  -----------    -----------    -----------    -----------    -----------
INVESTING ACTIVITIES:
  Cash paid for HOL, net of cash acquired.......           --     (1,307,351)            --             --             --
  Purchase of equipment, net....................      (92,522)      (266,018)      (967,770)      (390,191)       (85,451)
  Expenditures for deferred program costs.......   (1,026,191)    (1,956,599)    (3,847,911)      (484,484)      (170,883)
                                                  -----------    -----------    -----------    -----------    -----------
         Net cash used in investing
           activities...........................   (1,118,713)    (3,529,968)    (4,815,681)      (874,675)      (256,334)
                                                  -----------    -----------    -----------    -----------    -----------
FINANCING ACTIVITIES:
  Issuance of redeemable preferred stock........           --             --      8,979,647      2,132,285             --
  Redemption of redeemable preferred stock......           --             --         (5,312)            --             --
  Redemption of common stock....................           --             --     (1,894,800)            --             --
  Net borrowings under revolving line of
    credit......................................           --        850,000        650,000        (25,000)       675,000
  Proceeds from term loan.......................           --      1,750,000             --             --             --
  Payments on term loan.........................           --        (87,500)    (1,000,000)            --        (87,500)
  Proceeds (payments) on previous bank
    agreement...................................      138,308       (606,140)            --             --             --
  Other long-term debt payments.................      (14,260)       (32,741)      (342,007)            --        (16,703)
  Proceeds from notes payable to shareholders...      150,000      1,000,000             --         10,328             --
  Payment on notes payable to shareholders......           --       (105,193)      (552,425)            --         (6,119)
  Payment of debt assumed in HOL merger.........           --       (990,000)            --             --             --
  Proceeds from exercise of stock options.......           --         71,763         36,250             --             --
                                                  -----------    -----------    -----------    -----------    -----------
         Net cash provided by financing
           activities...........................      274,048      1,850,189      5,871,353      2,117,613        564,678
                                                  -----------    -----------    -----------    -----------    -----------
         Increase (decrease) in cash and cash
           equivalents..........................       14,438        176,227        733,741      1,329,741       (924,986)
CASH AND CASH EQUIVALENTS, beginning of
  period........................................        3,614         18,052        194,279        194,279        928,020
                                                  -----------    -----------    -----------    -----------    -----------
CASH AND CASH EQUIVALENTS, end of period........  $    18,052    $   194,279    $   928,020    $ 1,524,020    $     3,034
                                                  ===========    ===========    ===========    ===========    ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for --
    Interest....................................  $    86,845    $   236,641    $   488,838    $   165,104    $   101,312
    Income taxes................................       20,514        309,050         95,496        109,800         16,783
  Purchase of equipment with capital lease
    obligation..................................       82,531         27,751             --             --             --
  Common stock and warrants issued in connection
    with HOL merger.............................           --      2,451,908             --             --             --
  Debt issued in connection with HOL merger.....           --      1,130,000             --             --             --
  Warrants issued to shareholders...............           --        198,001             --             --             --
  Conversion of shareholder notes and accrued
    interest for redeemable preferred stock.....           --             --        342,558        342,558             --


  The accompanying notes are an integral part of these consolidated financial statements.

                            J3 LEARNING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Organization and Business

     J3 Learning Corporation (the Company) is a privately held company located in Minneapolis, Minnesota. The Company publishes, markets and distributes software education materials for corporate and individual training. The Company's products address software training needs relating to desktop applications, operating systems, relational databases, networking technologies and developer languages and tools. The Company develops its products in collaboration with many major software companies and delivers its products in video, computer-based training and multimedia formats. In North America, the Company markets and sells the products primarily through 12 integrated direct sales teams. Each direct sales team combines a large, outbound telephone sales force with the physical presence of a face-to-face sales organization. The Company has an international business with offices in Toronto, Canada, and Windsor, England, a republishing partner in Tokyo, Japan, and distributors in many other regions of the world.

     The Company incurred net losses of $7,462,742 in 1995 and $2,279,463 in 1994. In addition, borrowings under the Company's revolving line of credit are required to be paid on June 30, 1996 and current cash flow forecasts indicate additional financing will be required during 1996. Beginning in May 1995, management held discussions with Gartner Group, Inc. (Gartner), a publicly held company located in Stamford, Connecticut, regarding alternative structures for a business combination, culminating with the signing of an agreement and plan of merger in March 1996 (see Note 9). Gartner is preparing to file a Form S-4 with the Securities and Exchange Commission to register shares to be issued in connection with the transaction. Management believes the transaction will be completed.

     In the event this transaction is not consummated, management has held discussions with its lender and other sources of financing and believes adequate cash resources will be available to meet the Company's cash requirements through December 31, 1996. If such external financial resources do not become available, management believes flexibility exists in changing or reducing various budgeted operating items.

  Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.


     Unaudited Interim Financial Statements. The consolidated balance sheet as of March 31, 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the three month periods ended March 31, 1995 and 1996 are unaudited and are not covered by the report of independent public accountants. However, in the opinion of management, these interim consolidated financial statements include all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows of the Company for the interim periods and are prepared on the same basis as the audited consolidated financial statements. The results of operations and cash flows for the unaudited three month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.


  Cash and Cash Equivalents

     The Company considers all short-term, highly liquid investments that are readily convertible into known amounts of cash and that have original maturities of three months or less to be cash equivalents.

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


  Concentration of Credit Risk

     The Company sells its products through a number of channels, predominantly directly to corporate clients. The Company also sells to governmental units and third-party distributors throughout the world. Concentrations of credit risk with respect to trade receivables are limited due to the large number of clients and their geographic dispersion. As of December 31, 1995, the Company had no significant concentrations of credit risk.

  Inventories

     Inventories, which primarily consist of finished goods, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Inventories consist primarily of material costs.

  Leasehold Improvements and Equipment

     Leasehold improvements and equipment are stated at cost. Expenditures which enhance capacity or extend the useful lives of the assets are capitalized while recurring repairs and maintenance costs are charged to operations as incurred. Depreciation and amortization for financial reporting purposes are provided on a straight-line basis over estimated useful lives of three to seven years. Accelerated methods are used for income tax reporting.

  Deferred Program Costs

     The Company capitalizes all outside production costs incurred in the development of new video products. These costs are amortized over a 12-month period using the straight-line method commencing the date of release of the related product. Costs incurred for internal development of new products are charged to expense as incurred.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets primarily relates to goodwill acquired in the merger with Hands on Learning (see Note 2). Goodwill is being amortized over ten years. The Company continually evaluates whether events or circumstances have occurred which may indicate that the remaining estimated useful lives may warrant revision or that the remaining intangible asset balance may not be recoverable. In the event that factors indicate that the intangible assets in question should be evaluated for possible impairment, a determination of the overall recoverability of such intangible assets would be made.

  Software Development Costs

     Under Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," capitalization of computer software development costs is to begin upon the establishment of technological feasibility, limited to the net realizable value of the software product, and cease when the software product is available for general release to clients. Amortization is to be computed on each product based upon the greater of the amount computed on a units sold basis (ratio of gross product revenue to anticipated future gross revenue for that product) or straight-line basis over the remaining estimated economic life of the product. Costs of maintenance and client support are to be charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first.

     The Company's policy is to capitalize certain costs attributable to modifying and improving its software product or to developing additional future product lines subsequent to the establishment of technological feasibility to the extent that costs are realizable from future sales consistent with SFAS No.
86. During 1995,

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


the Company's development efforts focused principally on the development of its multimedia and computer-based training products. As these products have not yet reached technological feasibility, all costs related to development efforts to date have been charged to expense.

  Financial Instruments

     For most instruments, including cash, receivables, accounts payable, accruals and short-term debt, the Company has assumed that the carrying amount approximated fair value as the majority of these instruments are short-term in nature. The fair values of the Company's long-term obligations are estimated based upon the current borrowing rates offered to the Company for debt with similar ratings and maturities. The carrying value of the Company's financial instruments approximates fair value.

  Revenue Recognition

     For sales of product, revenue is recognized upon shipment to clients. The Company also enters into license agreements which grant clients access to the Company's product library over a defined period of time. For these license agreements, the total license fee is recognized ratably over the license period. License fees received or billed and not yet recognized as revenue are included in deferred revenue in the accompanying consolidated balance sheets.

  Income Taxes

     Deferred income taxes are provided for differences between the financial reporting basis and tax basis of the Company's assets and liabilities at currently enacted tax rates.

  Share Data

     Net income per common and common equivalent share is based on the weighted average number of shares of common stock outstanding during the year, adjusted for the dilutive effect of common stock equivalents.

  Newly Issued Accounting Pronouncement

     In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This standard requires impairment losses on long-lived assets to be recognized when an asset's book value exceeds its expected undiscounted future cash flows. The Company adopted this standard on January 1, 1996 and this adoption did not have a material impact on the financial position or results of operations of the Company.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

2. ACQUISITION OF HANDS ON LEARNING:

     On May 27, 1994, the Company acquired Hands On Learning (HOL), a company that developed and published software training products for a variety of technical topics including operating systems, relational databases and networking technologies. The purchase price for HOL consisted of 236,838 shares of common

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


stock (recorded at $10 per share), 28,124 warrants to acquire the Company's common stock (recorded at $2.97 per warrant), $1,200,000 in cash and notes payable aggregating $1,130,000.

     The acquisition has been accounted for using the purchase method of accounting. Results of operations of HOL subsequent to May 27, 1994 are included in the accompanying consolidated financial statements. The total acquisition consideration of $4,782,000 plus transaction expenses in excess of the prior carrying amount of the net assets acquired was $4,545,000 and was allocated as follows:

        Inventories......................................................  $  788,000
        Acquired titles..................................................   2,907,000
        Other intangible assets..........................................     250,000
        Goodwill.........................................................     600,000

     Acquired titles and other intangible assets were amortized over one year while goodwill is being amortized over ten years.


     The Company's unaudited pro forma statements of operations data, presented as if the acquisition of HOL occurred effective January 1, 1993 for the year ended December 31, 1993 and January 1, 1994 for the year ended December 31, 1994, are summarized as follows:



                                                               1993            1994
                                                            -----------     -----------
        Net sales.........................................  $13,042,000     $15,653,000
        Loss before provision for income taxes............   (3,648,000)     (3,995,000)
        Net loss..........................................   (3,845,000)     (4,078,000)
        Net loss per share................................        (4.53)          (4.81)



     The above pro forma results are not necessarily indicative of what would have occurred had the acquisition occurred on January 1, 1993 or 1994.


3. LONG-TERM DEBT:


     The Company's long-term debt obligations are as follows:



                                                     AS OF DECEMBER 31,       AS OF MARCH
                                                  -------------------------       31,
                                                     1994          1995          1996
                                                  -----------   -----------   -----------
                                                                              (UNAUDITED)
        Revolving line of credit................  $   850,000   $ 1,500,000   $ 2,175,000
        Term loan...............................    1,662,500       662,500       575,000
        Note payable to former HOL shareholder,
          paid in 1995..........................      300,000            --            --
        Capital lease obligations...............      109,363        67,356        50,653
                                                  -----------   -----------   -----------
             Total debt obligations.............    2,921,863     2,229,856     2,800,653
        Less -- Current maturities..............   (1,628,665)   (1,972,750)   (2,775,417)
                                                  -----------   -----------   -----------
             Long-term debt.....................  $ 1,293,198   $   257,106   $    25,236
                                                  ===========   ===========   ===========


     The Company entered into a revolving credit and term loan agreement (the Agreement) with a bank in May 1994. Under the revolving line of credit, the Company may borrow the lesser of $1,500,000 or the borrowing base, as defined ($1,808,000 at December 31, 1995). Interest under this revolving line of credit is at the bank's reference rate plus 1.5% (10.0% at December 31, 1995). In addition, the Company pays a commitment fee of .5% on the average unused amount of the revolving credit commitment. Subsequent to

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


December 31, 1995, the Company extended the maturity date of the revolving line of credit to June 30, 1996 and increased the related amount available to $2,750,000.

     Interest under the term loan is at the bank's reference rate plus 2% (10.5% at December 31, 1995). Required principal payments are $87,500 quarterly through March 31, 1997 with any remaining amounts due June 30, 1997. During 1995, the Company made prepayments of $650,000 under the term loan.


     Borrowings under the Agreement are collateralized by all the Company's assets. In addition, the Agreement contains various restrictive covenants which, among other matters, prohibit the payment of dividends without consent of the bank and require the Company to meet certain financial ratios. The Company was in compliance with or obtained waivers for all covenants as of and for the year ended December 31, 1995 and for the three months ended March 31, 1996.



     Aggregate maturities of long-term debt as of December 31, 1995 are $1,972,750 in 1996 and $257,106 in 1997.



     In June 1996, the Company entered into a short term working capital line of credit with Gartner Credit Corporation for up to $1,000,000 at an interest rate equal to the prime rate plus 3%. All amounts borrowed on the line are payable on or before 30 days following the earlier of (i) July 15, 1996 and (ii) the termination of the merger agreement discussed in note 9. This line of credit is collateralized by substantially all of the Company's assets and is subordinated to J3's bank debt.


     The Company leases equipment under agreements accounted for as capital leases. Interest on these agreements range from 12.5% to 13.0%. Future minimum lease payments required under these agreements as of December 31, 1995 are as follows:

        1996...............................................................  $42,039
        1997...............................................................   34,643
                                                                             -------
                  Total minimum lease payments.............................   76,682
        Less -- Amount representing interest...............................    9,326
                                                                             -------
                  Present value of minimum lease payments..................   67,356
        Less -- Current maturities.........................................   35,250
                                                                             -------
                  Long-term capital lease obligations......................  $32,106
                                                                             =======

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


4. NOTES PAYABLE TO SHAREHOLDERS:


     Notes payable to shareholders, all of which have a second lien on substantially all the Company's assets, are as follows:



                                                                  AS OF
                                                               DECEMBER 31,             AS OF
                                                         ------------------------     MARCH 31,
                                                            1994          1995           1996
                                                         ----------     ---------     ----------
                                                                                      (UNAUDITED)
Notes payable, interest at prime plus 1.5% (10.5% at
  December 31, 1994 and 10.5% at December 31, 1995),
  payable quarterly with principal due on demand.......  $  150,000     $ 135,000     $  135,000
Notes payable, interest at 8% with first year's
  interest due May 1995 and quarterly thereafter,
  principal due May 1999...............................   1,000,000       662,034        662,034
Notes payable to former HOL shareholders and current
  Company shareholders, interest at 8%, principal and
  interest due in monthly installments of $20,263
  through October 1996.................................     724,807       182,268        169,602
Unamortized debt discount related to warrants issued in
  connection with 8%, $1,000,000 notes payable to
  shareholders (Note 6)................................    (174,901)      (89,573)       (83,026)
                                                         ----------     ---------     ----------
                                                          1,699,906       889,729        883,610
Less -- Current maturities.............................    (341,916)     (291,051)      (278,419)
                                                         ----------     ---------     ----------
Long-term notes payable to shareholders................  $1,357,990     $ 598,678     $  605,191
                                                         ==========     =========     ==========


     As part of a private placement of preferred stock (see Note 6), the Company converted approximately $286,000 of shareholder notes payable (net of unamortized debt discount of approximately $57,000) and accrued interest of approximately $57,000 into 14,609 shares of redeemable preferred stock. During 1995, approximately $333,000 of prepayments were made on the notes payable to former HOL shareholders.


     Aggregate maturities of notes payable to shareholders as of December 31, 1995 are $291,051 in 1996 and $598,678 in 1999.


5. REDEEMABLE PREFERRED STOCK:

     During 1995, the board of directors designated 343,290 of the 1,000,000 shares of preferred stock outstanding as Series A Convertible Preferred Stock (Series A Preferred). The holders of the Series A Preferred are entitled to a liquidation preference of $27.38 per share and share in dividends ratably on an as-if-converted-into-common-stock basis. The shares are redeemable in cash at the option of the holders on a onetime basis on January 31 of each of the years 2001, 2002 and 2003 at $27.38 per share plus interest at 6% on the unredeemed balance of shares held from January 31, 2001 through the date of redemption. Additional redemption rights are granted upon a "change in control" at a price between $30.8025 and $41.07, depending on the date of the change in control. The shares may be converted into shares of common stock on a one-to-one basis, as adjusted, at the option of the holder and would be automatically converted with closing of an initial public offering of common stock, subject to certain conditions. Each share of Series A Preferred outstanding shall have the number of votes equal to the number of common shares into which it is convertible.

     During 1995, the Company completed private placements of 328,681 shares of Series A Preferred, resulting in net proceeds of $8,979,647. In addition, the Company redeemed 194 shares of Series A Preferred at a total cost of $5,312.

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


6. SHAREHOLDERS' EQUITY:

  Authorized Shares

     In January 1995, the board of directors amended the Articles of Incorporation to authorize 26 million shares of stock, 25 million of which were designated common shares and 1 million of which were designated preferred shares.

  Stock Options

     The Company has adopted the 1994 Long Term Incentive and Stock Option Plan (the 1994 Plan), a stock plan which provides for the granting of both incentive and nonqualified stock options, stock appreciation rights and stock performance awards. The following is a summary of activity of the 1994 Plan and its predecessor plans for the years ended December 31:


                                                               1993       1994        1995
                                                              ------     -------     ------
    Options outstanding, beginning of year..................  44,576      44,576     68,000
    Granted at $20.00 per share.............................      --          --     10,700
    Granted at $15.00 per share.............................      --      43,850         --
    Exercised at $12.50 per share...........................      --      (4,676)    (2,900)
    Canceled/expired........................................      --     (15,750)      (350)
                                                              ------     -------     ------
    Options outstanding, end of year........................  44,576      68,000     75,450
                                                              ======     =======     ======
    Exercisable.............................................  19,976      24,975     36,999
                                                              ======     =======     ======



     The 1994 Plan provides for a maximum of 88,137 shares to be granted to key employees in the form of stock options. At December 31, 1995, options outstanding under the 1994 Plan and its predecessor plans were exercisable through 2004 at prices ranging from $12.50 to $20.00 per share and 34,437 shares were available for future grant. During the three month period ended March 31, 1996 the Company issued 14,400 options under the plan, exercisable at $30.00 per share.


  Stock Warrants

     In connection with the Company's acquisition of HOL (see Note 2), the Company issued 28,124 warrants to former HOL shareholders. At the same time, the Company issued 66,668 warrants to shareholders in connection with the 8%, $1,000,000 notes payable issued to shareholders (see Note 4). Each of these warrants entitles holders to purchase one share of the Company's common stock at $15 per share through May 26, 1999. The warrants were recorded at their estimated fair value of $2.97 per warrant.

7. INCOME TAXES:

     The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows as of December 31:


                                                               1994           1995
                                                             ---------     -----------
        Bad debt reserve...................................  $  18,980     $    36,758
        Inventory reserves.................................     30,436          94,900
        Inventory and other costs not currently
          deductible.......................................     26,235          74,499
        Accruals not currently deductible..................     61,133          91,863
        Advanced revenue payments..........................         --         232,839
        Depreciation.......................................    (29,402)        (27,863)
        Net operating loss carryforward....................         --       1,549,863
        Valuation allowance................................         --      (2,052,859)
                                                              --------     -----------
                                                             $ 107,382     $        --
                                                              ========     ===========

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)



     In accordance with SFAS No. 109, "Accounting for Income Taxes," a valuation allowance has been established at December 31, 1995 primarily due to the uncertainty of future taxable income. The provision for income taxes consists of:



                                               YEAR ENDED DECEMBER 31,
                                           -------------------------------
                                             1993       1994       1995
                                           --------   --------   ---------      THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                             -------------------------
                                                                                1995          1996
                                                                             -----------   -----------
                                                                             (UNAUDITED)   (UNAUDITED)
Currently payable (receivable):
  Federal................................  $267,258   $138,766   $(376,351)   $ (170,038)   $       --
  State..................................    77,591     22,633     (37,411)       (5,667)           --
Deferred income taxes....................   (21,983)   (25,399)    107,382       107,382            --
                                           --------   ---------  -----------   ---------     ---------
          Total provision (benefit) for
            income taxes.................  $322,866   $136,000   $(306,380)   $  (68,323)   $       --
                                           ========   =========  ===========   =========     =========



     The differences between income taxes computed using the federal statutory rate and the provision (benefit) for income taxes were as follows:



                                              YEAR ENDED DECEMBER 31,
                                         ----------------------------------
                                           1993       1994         1995
                                         --------   ---------   -----------      THREE MONTHS ENDED
                                                                                      MARCH 31,
                                                                              -------------------------
                                                                                 1995          1996
                                                                              -----------   -----------
                                                                              (UNAUDITED)   (UNAUDITED)
Federal income taxes (benefit), at
  statutory rate.......................  $272,913   $(728,777)  $(2,641,501)   $ (590,241)   $ (420,920)
State income taxes (benefit), net of
  federal effect.......................    47,946      13,677      (307,657)      (69,444)      (49,521)
Nondeductible amortization.............        --     846,044       603,485       150,871         5,192
Increase in valuation allowance........        --          --     2,052,859       440,491       465,249
Other, net.............................     2,007       5,056       (13,566)           --            --
                                         --------   ---------   -----------     ---------     ---------
                                         $322,866   $ 136,000   $  (306,380)   $  (68,323)   $       --
                                         ========   =========   ===========     =========     =========


     The Company has net operating loss carryforwards of $5,215,000 at December 31, 1995 which expire in 2010.

8. COMMITMENTS AND CONTINGENCIES:

  Operating Leases


     The Company conducts its operations in leased facilities. Most of the leases require payment of maintenance, insurance, taxes and other expenses in addition to the minimum annual rentals. Lease expense was $270,000 in 1993, $304,000 in 1994, $437,000 in 1995, $82,000 for the three months ended March 31,
1995 and $118,000 for the three months ended March 31, 1996.


     Future minimum lease payments under noncancelable leases with initial or remaining terms of one year or more were as follows as of December 31, 1995:

        1996..............................................................  $340,000
        1997..............................................................   282,000
        1998..............................................................   181,000
        1999..............................................................   181,000
        2000..............................................................   106,000

                            J3 LEARNING CORPORATION

                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)


  Litigation

     The Company is involved in various legal matters which are being handled in the ordinary course of business. In the opinion of management, the resolution of these matters is not expected to have a material adverse effect on the Company's financial position or results of operations.

  Stock Repurchase Requirement

     The Company has entered agreements with certain officers that require the Company, under certain circumstances, to purchase shares of common stock held by the officers at their fair market value as determined by the Company's Board of Directors.

9. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS:

     In March 1996, the Company entered into an agreement and plan of merger (the Merger Agreement) with Gartner Group, Inc. (Gartner) under which the Company would be merged into Gartner. Under the Merger Agreement, the Company's common stock, preferred stock, stock option and warrant holders would have the right to convert their related interests in the Company into the right to receive cash and Gartner common stock having an aggregate value, depending on the fair market value of Gartner common stock on the date of closing, of between $39 million(less certain third party expenses of the Company) and $45.2 million (less certain third party expenses of the Company). The Merger Agreement also places various restrictions on the conduct of the Company's business through the closing date. The closing of this merger is subject to approval by the Company's shareholders.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              GARTNER GROUP, INC.

                           GJ ACQUISITION CORPORATION

                                      AND

                            J3 LEARNING CORPORATION.

                           DATED AS OF MARCH 11, 1996

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I -- THE MERGER................................................................   A-1
  1.1    The Merger....................................................................   A-1
  1.2    Effective Time................................................................   A-2
  1.3    Effect of the Merger..........................................................   A-2
  1.4    Articles of Incorporation; Bylaws.............................................   A-2
  1.5    Directors and Officers........................................................   A-3
  1.6    Merger Consideration; Effect on Capital Stock.................................   A-3
  1.7    Dissenting Shares.............................................................   A-6
  1.8    Surrender of Certificates; Payment of Merger Consideration....................   A-6
  1.9    No Further Ownership Rights in Company Capital Stock..........................   A-8
         Lost, Stolen or Destroyed Certificates........................................
 1.10                                                                                     A-8
         Tax Consequences..............................................................
 1.11                                                                                     A-8
         Taking of Necessary Action; Further Action....................................
 1.12                                                                                     A-8
ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................   A-9
  2.1    Organization of the Company...................................................   A-9
  2.2    Company Capital Structure.....................................................   A-9
  2.3    Subsidiaries; Predecessor Corporations........................................  A-10
  2.4    Authority; Enforceability.....................................................  A-11
  2.5    Company Financial Statements..................................................  A-11
  2.6    No Undisclosed Liabilities....................................................  A-11
  2.7    No Changes....................................................................  A-12
  2.8    Tax and Other Returns and Reports.............................................  A-13
  2.9    Restrictions on Business Activities...........................................  A-14
         Title of Properties; Absence of Liens and Encumbrances........................
 2.10                                                                                    A-14
         Intellectual Property.........................................................
 2.11                                                                                    A-14
         Agreements, Contracts and Commitments.........................................
 2.12                                                                                    A-15
         Interested Party Transactions.................................................
 2.13                                                                                    A-16
         Governmental Authorization....................................................
 2.14                                                                                    A-17
         Litigation....................................................................
 2.15                                                                                    A-17
         Accounts Receivable; Inventory................................................
 2.16                                                                                    A-17
         Minute Books..................................................................
 2.17                                                                                    A-17
         Environmental Matters.........................................................
 2.18                                                                                    A-17
         Employee Benefit Plans........................................................
 2.19                                                                                    A-18
         Insurance.....................................................................
 2.20                                                                                    A-20
         Compliance with Laws..........................................................
 2.21                                                                                    A-20
         Complete Copies of Materials..................................................
 2.22                                                                                    A-20
         Warranties; Indemnities.......................................................
 2.23                                                                                    A-20
         Representations Complete......................................................
 2.25                                                                                    A-21
ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF PARENT
  AND MERGER SUB.......................................................................  A-21
  3.1    Organization, Standing and Power..............................................  A-21
  3.2    Authority.....................................................................  A-21
  3.3    Cash Consideration............................................................  A-21
  3.4    SEC Documents; Parent Financial Statements....................................  A-22
  3.5    Parent Common Stock...........................................................  A-22

                                                                                         PAGE
                                                                                         ----
ARTICLE IV -- CONDUCT PRIOR TO THE EFFECTIVE TIME......................................  A-22
  4.1    Conduct of Business of the Company............................................  A-22
  4.2    No Solicitation...............................................................  A-24
ARTICLE V -- ADDITIONAL AGREEMENTS.....................................................  A-24
  5.1    Registration; Company Stockholder Approval....................................  A-24
  5.2    Access to Information.........................................................  A-25
  5.3    Confidentiality...............................................................  A-25
  5.4    Expenses......................................................................  A-25
  5.5    Public Disclosure.............................................................  A-25
  5.6    Consents......................................................................  A-25
  5.7    FIRPTA Compliance.............................................................  A-26
  5.8    Best Efforts..................................................................  A-26
  5.9    Notification of Certain Matters...............................................  A-26
         Additional Documents and Further Assurances...................................
 5.10                                                                                    A-26
         Shareholders Agreements.......................................................
 5.11                                                                                    A-26
         Affiliate Agreements..........................................................
 5.12                                                                                    A-26
         Blue Sky Laws.................................................................
 5.13                                                                                    A-26
         Employment Agreements.........................................................
 5.14                                                                                    A-27
         Conduct of Parent's Business Pending the Closing..............................
 5.15                                                                                    A-27
         Company Indebtedness..........................................................
 5.16                                                                                    A-27
ARTICLE VI -- CONDITIONS TO THE MERGER.................................................  A-27
  6.1    Conditions to Obligations of Each Party to Effect the Merger..................  A-27
  6.2    Additional Conditions to Obligations of Company...............................  A-28
  6.3    Additional Conditions to the Obligations of Parent and Merger Sub.............  A-28
ARTICLE VII -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW......................  A-29
  7.1    Survival of Representations and Warranties....................................  A-29
  7.2    Escrow Arrangements...........................................................  A-30
ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER......................................  A-35
  8.1    Termination...................................................................  A-35
  8.2    Effect of Termination.........................................................  A-36
  8.3    Amendment.....................................................................  A-36
  8.4    Extension; Waiver.............................................................  A-36
  8.5    Notice of Termination.........................................................  A-36
ARTICLE IX -- GENERAL PROVISIONS.......................................................  A-37
  9.1    Notices.......................................................................  A-37
  9.2    Interpretation................................................................  A-38
  9.3    Counterparts..................................................................  A-38
  9.4    Entire Agreement; Assignment..................................................  A-38
  9.5    Severability..................................................................  A-38
  9.6    Other Remedies................................................................  A-38
  9.7    Governing Law.................................................................  A-38
  9.8    Rules of Construction.........................................................  A-38

                               INDEX OF EXHIBITS

                        EXHIBIT                                   DESCRIPTION
        ----------------------------------------    ----------------------------------------
        Exhibit A-1                                 Form of Shareholders Agreement
                                                    (including Voting Agreement)
        Exhibit A-2                                 Form of Shareholders Agreement (not
                                                    including Voting Agreement)
        Exhibit B                                   Form of Articles of Merger
        Exhibit C                                   List of Holders of Company Capital Stock
                                                    and Company Options Submitting Merger
                                                    Consideration to Escrow
        Exhibit D                                   Form of Affiliate Agreement
        Exhibit E                                   List of Persons to Enter Into Employment
                                                    Agreements
        Exhibit F                                   Form of Legal Opinion of Counsel to
                                                    Parent and Merger Sub
        Exhibit G                                   Form of Legal Opinion of Counsel to the
                                                    Company

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of March 11, 1996 among Gartner Group, Inc., a Delaware corporation ("Parent"), GJ Acquisition Corporation, a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and J3 Learning Corporation, a Minnesota corporation (the "Company").

                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of common stock of the Company (the "Company Common Stock") and Series A Preferred Stock of the Company (such preferred stock hereinafter being collectively referred to as the "Company Preferred Stock"; the Company Common Stock and the Company Preferred Stock are collectively referred to as the "Company Capital Stock"; the holders of the Company Capital Stock are referred to herein as the "Company Shareholders") shall be converted into the right to receive an amount of cash from Parent and shares of Common Stock, Class A of Parent (the "Parent Common Stock") in accordance with the terms and subject to the conditions set forth in this Agreement. In addition, pursuant to the Merger, all outstanding options and warrants to acquire Company Capital Stock (collectively, "Company Options") shall terminate and in respect thereof the holders thereof shall have a right to receive from Parent an amount of cash and a number of shares of Parent Common Stock in accordance with the terms and subject to the conditions set forth in this Agreement.

     C. A portion of the cash and shares otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which cash and shares shall be contingent upon certain events and conditions.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     F. Certain shareholders of the Company, as of the date hereof, are entering into a Shareholders Agreement in the form of Exhibit A-1 attached hereto, and other shareholders of the Company, as of the date hereof, are entering into a Shareholders Agreement in the form of Exhibit A-2 attached hereto (both of such Shareholders Agreements, collectively, the "Shareholders Agreements"; and such shareholder parties to such agreements, collectively, the "Shareholders"). Pursuant to the terms of certain of the Shareholders Agreements, certain Shareholders are agreeing to vote in favor of the Merger and this Agreement and all Shareholders are providing certain representations, warranties and other covenants to Parent.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Minnesota Business Corporations Act ("Minnesota Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

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     1.2 Effective Time.  Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Dorsey & Whitney, counsel for the Company in Minneapolis, MN, or such other place or time as may be agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger, substantially in the form attached hereto as Exhibit B, with the Secretary of State of the State of Minnesota (the "Articles of Merger"), in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Minnesota of such filing being referred to herein as the "Effective Time").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Minnesota Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     1.4 Articles of Incorporation; Bylaws.

          (a) At the Effective Time, the Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law, provided, however, that, at the Effective Time,
     Article I of such Articles of Incorporation of the Surviving Corporation shall be amended to read in full as follows: "The name of this corporation is J3 Learning Corporation."

          (b) The Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall remain the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 Directors and Officers. The directors of the Surviving Corporation immediately following the Effective Time shall be the directors of Merger Sub, each such director to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Surviving Corporation immediately following the Effective Time shall be the officers of Merger Sub, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6 Merger Consideration; Effect on Capital Stock.

          (a) Purchase Price.  The aggregate purchase price to be paid by Parent
     (i) in exchange for the acquisition of all shares of Company Capital Stock outstanding as of the Effective Time and (ii) in consideration for the termination of all Company Options outstanding as of the Effective Time (the "Purchase Price"), will be determined on the Closing Date in accordance with the provisions of this Section 1.6(a) and will depend on the Fair Market Value (as defined below) of a share of Parent Common Stock on the Closing Date (the "Closing Price"). The composition of the Purchase Price (in terms of the actual amount of cash and number of shares of Parent Common Stock that will comprise the Purchase Price) will be determined on the Closing Date in accordance with the provisions of Section 1.6(b). For purposes of this Agreement, the "Fair Market Value" per share of Parent Common Stock on any given date shall be deemed to be the average of the closing sale prices of Parent Common Stock on the Nasdaq National Market over the ten market trading days ending (and including) the third market trading day immediately preceding the date of determination; the "Fair Market Value" of cash shall be deemed to be the face amount of such cash.

     The aggregate amount of the Purchase Price shall be determined as follows:

             (i) in the event that the Closing Price is greater than or equal to $50 per share and less than or equal to $60 per share, then the aggregate Purchase Price shall be equal to the sum of (A) $8 million and
        (B) the Fair Market Value of 620,000 shares of Parent Common Stock on the Closing Date, less the amount of all Third Party Expenses of the Company (as defined in Section 5.4);

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

             (ii) in the event that the Closing Price is less than $50 per share, then the aggregate Purchase Price shall be $39,000,000, less the amount of all Third Party Expenses of the Company;

             (iii) in the event that the Closing Price is greater than $60 per share, then the aggregate Purchase Price shall be $45,200,000, less the amount of all Third Party Expenses of the Company;

          (b) Payment of Purchase Price. The aggregate Purchase Price shall be paid in cash and stock consideration (collectively, the "Merger Consideration") with: (i) a portion of the Purchase Price being paid in cash in an amount equal to the difference between (A) 19% of the Purchase Price and (B) the aggregate amount of Third Party Expenses of the Company and (ii) the balance of the aggregate Purchase Price shall be paid in shares of Parent Common Stock valued at the Closing Price; provided, however, that the value of the aggregate purchase price to be paid in shares of Parent Common Stock, valued at the Closing Price, shall be no less than 81% of the sum of (i) the aggregate Merger Consideration that would be paid assuming no Dissenting Shares, and (ii) the amount of Third Party Expenses of the Company.

          (c) Effect on Options and Warrants. Any and all Company Options outstanding as of immediately prior to the Effective Time shall terminate at the Effective Time, and shall represent the right to receive the portion of the Merger Consideration specified in Section 1.6 (d)(i)(C), provided that, with respect to any given Company Option, the holder of such Company Option shall have executed and delivered to Parent prior to the Closing a consent to the termination of such Company Option as aforesaid (a "Termination Consent"). To the extent that the holder of a Company Option shall not have so delivered a Termination Consent, then such Company Option shall not so terminate and the holder thereof shall not be entitled to receive the portion of the Merger Consideration specified in Section 1.6(d)(i)(C) and instead, at the Effective Time, such Company Option, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable stock option plan and/or as provided in the respective instruments governing such Company Option immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Capital Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the quotient obtained by dividing (x) the Common Exchange Ratio by (y) the Closing Price, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing (x) the product of the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time multiplied by the Closing Price by
     (y) the Common Exchange Ratio, rounded up to the nearest whole cent. In the event of any exercise for cash of any Company Options prior to the Effective Time, no adjustment shall be made in the aggregate consideration to be paid in the Merger as a result of the cash proceeds received by the Company pursuant to such exercise or exercises.

          (d) Effect of Merger. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any shares of Company Capital Stock or Company Options, the following shall take place:

             (i) Consideration for Company Capital Stock and Company
        Options. Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 1.7(a) and shares of Company Capital Stock owned by Parent or Merger Sub) will be canceled and extinguished and will automatically be converted into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in Section 1.8, without interest, such portion of the aggregate Merger Consideration as is indicated below, and the holders of Company Options outstanding immediately prior to the Effective Time shall be entitled to receive such portion of the Merger Consideration as is indicated below, all upon the terms and subject to conditions set forth below and throughout this

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

        Agreement, including, without limitation, the escrow provisions described in Section 1.8 and Article VII:

                (A) Aggregate Preferred Merger Consideration. Of the aggregate Merger Consideration, the holders of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time shall be entitled to receive in respect of each such share, the Preferred Exchange Ratio (as defined in Section 1.6(d)(i)(E)), which amount shall be payable in the manner specified in Section 1.6 (d)(i)(D).

                (B) Aggregate Common Merger Consideration. Of the aggregate Merger Consideration, the holders of shares of Company Common Stock outstanding as of immediately prior to the Effective Time shall be entitled to receive in respect of each such share, the Common Exchange Ratio (as defined in Section 1.6(d)(i)(E)), which amount shall be payable in the manner specified in Section 1.6 (d)(i)(D).

                (C) Stock Options and Warrants. At the Effective Time, each Company Option then outstanding and for which a duly executed Termination Consent shall have been delivered to Parent prior to the Closing shall be canceled and terminate and converted into the right to receive, upon surrender to Parent of the agreement governing such Company Option, a portion of the Merger Consideration, equal to the Company Option Exchange Ratio (as defined in Section 1.6(d)(i)(E)), less any amounts required to be withheld to satisfy any withholding tax obligations of the option holder relating to the transactions contemplated hereby, which amount shall be payable in the manner specified in Section 1.6 (d)(i)(D).

                (D) Allocation of Cash and Parent Common Stock Among Company Preferred Stock, Company Common Stock and Company Options. Subject to Section 1.6(f), the aggregate cash and aggregate Parent Common Stock that shall comprise the aggregate Merger Consideration in accordance with Section 1.6(b) shall be payable in respect of shares of Company Preferred Stock and Company Common Stock as well as in respect of Company Options, as follows:

                    (1) first, cash and shares of Parent Common Stock having a
               Fair Market Value as of the Closing Date equal to the Escrow Amount (as defined in Section 1.8(b) below) shall be paid to the Escrow Agent (as defined in Section 8.2), pursuant to the escrow provisions of Article VII, in the same proportion (by Fair Market Value) as the aggregate cash portion of the aggregate Merger Consideration bears to the aggregate Parent Common Stock portion of the aggregate Merger Consideration;

                    (2) second, the Aggregate Preferred Merger Consideration
               shall be paid in cash to the holders of Company Preferred Stock to the extent that any cash portion of the Merger Consideration remains (with each holder of Company Preferred Stock to be entitled to a pro rata portion of such cash, based on the number of shares of Company Preferred Stock held by such holder as of immediately prior to the Effective Time), with the balance, if any, of the Aggregate Preferred Merger Consideration to be paid in shares of Parent Common Stock;

                    (3) third, the portion of the Aggregate Common Merger
               Consideration payable in respect of Company Common Stock pursuant to Section 1.6(d)(i)(B) and payable in respect of Company Options pursuant to Section 1.6(d)(i)(C) shall be paid in cash to holders of Company Common Stock and holders of Company Options having duly executed Termination Consents, respectively, to the extent that any cash portion of the Merger Consideration remains (with each holder of Company Common Stock and/or each holder of Company Options having duly executed a Termination Consent to be entitled to a pro rata portion of such cash, based on the number of shares of Company Common Stock held by each such holder and/or the Net Individual Option Share Number in respect of each such Company Option), with the balance, if any, of the

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

               Aggregate Common Merger Consideration so payable to be paid in Parent Common Stock.

                (E) Certain Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

                    (1) The "Aggregate Common Merger Consideration" shall mean the difference between (x) the aggregate Merger Consideration and
               (y) the Aggregate Preferred Merger Consideration.

                    (2) The "Aggregate Exercise Price" shall mean the aggregate of the aggregate exercise prices of all Company Options outstanding as of immediately prior to the Effective Time.

                    (3) The "Aggregate Preferred Merger Consideration" shall
               mean the product of (x) the Preferred Exchange Ratio multiplied by (y) the aggregate number of shares of Company Preferred Stock issued and outstanding as of immediately prior to the Effective Time.

                    (4) The "Common Exchange Ratio" shall mean the quotient
               obtained by dividing (x) the Fair Market Value as of the Closing Date of the Aggregate Common Merger Consideration by (y) the sum of (A) the aggregate number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time plus (B) the Net Company Option Shares.

                    (5) The "Company Option Exchange Ratio" shall mean, for any given Company Option, the product of the Common Exchange Ratio multiplied by the Net Individual Option Share Number for such Company Option.

                    (6) The "Company Option Shares" shall mean the aggregate
               number of shares of Company Common Stock issuable upon exercise of all Company Options outstanding as of immediately prior to the Effective Time.

                    (7) The "Net Company Option Shares" shall mean the quotient obtained by dividing (x) the difference between (A) the product of (i) the Aggregate Common Merger Consideration multiplied by
               (ii) the Company Option Shares and (B) the product of (i) the Aggregate Exercise Price multiplied by (ii) the aggregate number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time, by (y) the sum of the Aggregate Exercise Price plus the Aggregate Common Merger Consideration.

                    (8) The "Net Individual Option Share Number" shall mean, for any given Company Option, the difference between (x) the number of shares of Company Common Stock issuable upon exercise of such Company Option as of immediately prior to the Effective Time and
               (y) the quotient obtained by dividing (A) the product of (i) the exercise price per share of such Company Option multiplied by
               (ii) the number of shares of Company Common Stock issuable upon exercise of such Company Option as of immediately prior to the Effective Time by (B) the Common Exchange Ratio.

                    (9) The "Preferred Exchange Ratio" shall mean (x) $30.8025 per share of Company Preferred Stock issued and outstanding as of immediately prior to the Effective Time (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like with respect to the Company Preferred Stock) plus (y) an amount equal to the product of (A) $27.38 per share (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like with respect to the Company Preferred Stock) multiplied by (B) one and one twenty-fourths of one percent (1 1/24%) multiplied by (C) the number of whole calendar months (and not any potions thereof) that shall have elapsed between January 31, 1995, and the Closing Date; provided,

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

               however, that in no event shall the Preferred Exchange Ratio exceed $41.07 per such share (appropriately adjusted for any recapitalizations, stock splits, stock combinations, stock dividends and the like).

             (ii) Cancellation of Parent-Owned and Company-Owned Stock. Each share of Company Capital Stock owned by Parent, Merger Sub, or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

             (iii) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, following the Effective Time, represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments for Changes in Capitalization. All share prices with respect to Parent Common Stock and all numbers of shares of Parent Common Stock set forth herein shall be appropriately adjusted for all stock splits, dividends, combinations, recapitalizations and the like effected by Parent with respect to Parent Common Stock from and after the date of this Agreement, including without limitation any adjustment that may be required for the 2-for-1 split of the Parent Common Stock to be effected by means of a stock dividend payable on March 29, 1996 to all holders of record of capital stock of Parent as of March 16, 1996.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Capital Stock and/or Company Options who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the Closing Price.

     1.7 Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Minnesota Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the portion of the Merger Consideration specified in Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Minnesota Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenter's rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the portion of the Merger Consideration specified in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company pursuant to the applicable provisions of Minnesota Law, for the fair value of Dissenting Shares and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     1.8 Surrender of Certificates; Payment of Merger Consideration.

          (a) Exchange Agent. Parent shall serve as exchange agent in the Merger, or at its option, Parent shall designate a bank or trust company prior to the Effective Time to serve in such capacity (the "Exchange Agent") in the Merger.

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          (b) Parent to Provide Common Stock.  As promptly as practicable at or following the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the aggregate Merger Consideration payable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock and Company Options; provided that, on behalf of the holders of Company Capital Stock and Company Options specified on Exhibit C to the Agreement (the "Holders in Escrow"), Parent shall deposit into an escrow account pursuant to Article VII below cash and shares of Parent Common Stock out of the aggregate Merger Consideration otherwise payable pursuant to Section 1.6 in respect of shares of Company Common Stock and Company Options held by them, and having a value as of the Closing Date equal to $3,100,000 based upon a value per share of Parent Common Stock for the purposes of the escrow provisions (the "Escrow Share Value") equal to the Closing Price (collectively, the "Escrow Amount"). The proportion of cash and shares of Parent Company Stock constituting the Escrow Fund shall be in the same proportion as the aggregate amount of cash and aggregate number of shares of Parent Common Stock constituting the aggregate Merger Consideration. The portion of the Escrow Amount contributed on behalf of each Holder in Escrow shall be in proportion to the aggregate Merger Consideration which such holder would otherwise be entitled to receive under Section 1.6.

          (c) Exchange Procedures.

             (i) Company Capital Stock.  At, or if practicable, at least five
        (5) business days prior to the Effective Time, Parent and the Company shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and whose shares were converted into the right to receive the portion of the Merger Consideration specified in Section 1.6, (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable portion of the Merger Consideration pursuant to Section 1.6 (subject to the escrow provisions noted in Article VII) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time, to evidence only the right to receive the applicable portion of the Merger Consideration in respect of each such share (subject to the escrow provisions noted in Article VII).

             (ii) Company Options. At, or if practicable, at least five (5) days prior to the Effective Time, Parent and the Company shall cause to be mailed to each holder of record of a Company Option, (i) a letter of transmittal which shall be in such form and have such other provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of the Company Option in exchange for the applicable portion of the Merger Consideration. Upon surrender of a Company Option for cancellation to Parent or to such agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Option shall be entitled to receive the portion of the Merger Consideration which such holder is entitled to receive pursuant to Section 1.6 (subject to the escrow provisions noted in Article VII). Notwithstanding any failure to surrender any Company Option in such manner, each Company Option shall terminate at the Effective Time and thereafter represent only the right to receive the applicable portion of the Merger Consideration payable in respect of such Company Option pursuant to the terms of this Agreement.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after

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     the Effective Time will be paid to the holder of any unsurrendered
     Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any payment is to be made to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the payment thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (f) Payments With Respect to Unexchanged Shares or Unsurrendered Company Options. No interest shall be paid on the Merger Consideration at or after the Effective Time.

          (g) No Liability.  Notwithstanding anything to the contrary in this
     Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Company Capital Stock or Company Options for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9 No Further Ownership Rights in Company Capital Stock. All amounts paid upon the surrender for exchange of shares of Company Capital Stock or net exercise of Company Options in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such respective shares of Company Capital Stock and Company Options, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time nor issuance of shares of Company Capital Stock or proposed exercise of Company Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and the applicable portion of the Merger Consideration shall be delivered to the person entitled thereto (subject to the escrow provisions of Article VII).

     1.10 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount and shares of Parent Common Stock, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

     1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub or to vest Parent with a 100% ownership interest in the Surviving Corporation, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company represents and warrants to Parent, subject to the exceptions specifically disclosed in the disclosure letter (referencing the appropriate section number) supplied by the Company to Parent and certified by the Company (the "Company Letter"), as follows (unless the context otherwise requires, references to the Company shall include references to the Company and each and every subsidiary of the Company):

     2.1 Organization of the Company. The Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and each of its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which it does business. The Company and each of its subsidiaries has delivered and certified a true and correct copy of its Articles of Incorporation and Bylaws, or other charter documents, each as amended to date, to Parent.

     2.2 Company Capital Structure.

          (a) The authorized capital stock of the Company consists of an aggregate of 26,000,000 shares. Of these shares, 25,000,000 shares are designated as Common Stock 760,784 shares of which are issued and outstanding) and 1,000,000 shares are designated as Preferred Stock, of which 343,290 shares are designated as Series A Preferred Stock (of which 343,096 shares are issued and outstanding), and no other shares have been designated or are outstanding. The Company Capital Stock is held of record by the persons and in the amounts set forth on Schedule 2.2(a) of the Company Letter. As of the date hereof, the aggregate liquidation preference of the Company Preferred Stock outstanding is $9,393,968.48. All outstanding shares of the Company's Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as disclosed in
     Schedule 2.2(a) of the Company Letter, not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the either Company or the Company Shareholders are a party or by which they are bound, and were issued in compliance with all applicable securities laws.

          (b) The Company has reserved an aggregate of 109,887 shares of Common Stock for issuance to employees and consultants pursuant to the 1994 Learn PC, Inc. Long-Term Incentive and Stock Option Plan and the 1991 Learn PC, Inc. Long-Term Incentive and Stock Option Plan, of which 87,200 shares are subject to outstanding, unexercised options held by a total of 48 optionees and having a weighted average exercise price of $17.47 per share and 22,687 shares remain available for future grant. The Company has reserved an aggregate of 94,792 shares of Common Stock for issuance pursuant to Warrants held by a total of 11 warrant holders and having a weighted average exercise price of $15.00 per share. Schedule 2.2(b) of the Company Letter sets forth for each outstanding Company Option the name of the holder of record of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option, the expiration date of such option and the vesting schedule for such option, including the extent vested to date and the extent, if any, to which the exercisability of such option will be accelerated and become fully exercisable by the transactions contemplated by this Agreement. Except for
     (i) the Company Options described in Schedule 2.2(b) of the Company Letter,
     (ii) employee stock redemption rights described in Schedule 2.2(b) of the Company Letter and (iii) the conversion, redemption and other rights of the Company Preferred Stock expressly provided in the Company's Articles of Incorporation, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which either the Company or any Company Stockholder is a party or by which it is bound obligating either the Company or any Company Stockholder to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating either the Company or any Company Stockholder to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options have been or will be given, or shall have properly waived, any required notice prior to the Merger.

     2.3 Subsidiaries; Predecessor Corporations.

          (a) Except for the subsidiaries and affiliated companies disclosed in
     Schedule 2.3 of the Company Letter (the "Subsidiaries"), the Company does not have and has never had any subsidiaries or affiliated companies, does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, and does not control and has never otherwise controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The business and operations of the Subsidiaries are described in Schedule 2.3 of the Company Letter. The Company owns all of the outstanding capital stock of each Subsidiary, free and clear of any claims, liens or encumbrances, and no options, warrants or other rights to acquire shares of capital stock of any Subsidiary are outstanding.

          (b) The Company is the successor-in-interest to the assets, liabilities and business of Growth Group I, Inc. (d/b/a/ Hands on Learning), a Delaware corporation (the "Acquired") as a result of a merger (the "Acquired Merger") of the Acquired into the Company pursuant to and in accordance with an Agreement and Plan of Reorganization dated May 26, 1994, among the Company, the Acquired, and John F. Barrow, Daniel J. Frawley and Colin E. Grant (the "Reorganization Agreement"), a correct and complete copy of which has heretofore been delivered to Gartner. As a result of the Acquired Merger, pursuant to the provisions of the Minnesota Law and the Delaware General Corporation Law (the "Delaware Law") the separate existence of the Acquired ceased, with the Company remaining as the sole surviving corporation and possessing all of the rights and property of the Acquired, and the debts, liabilities and duties of the Acquired became debts, liabilities and duties of the Company, except as otherwise provided in the Reorganization Agreement. The Acquired Merger was effective as of May 26, 1994 in accordance with Minnesota Law and Delaware Law. The Reorganization Agreement and the Acquired Merger were duly and validly authorized by all necessary corporate actions on the part of each of the parties to the Reorganization Agreement, pursuant to the provisions of the applicable charter, bylaws and other organizational documents of each party thereto that is a corporation and applicable law; and all necessary consents and approvals to the Acquired Merger and transfer of the rights, liabilities, assets and business of the Acquired to the Company pursuant to the Acquired Merger have been obtained. The execution and performance of the Reorganization Agreement and the consummation of the transactions therein contemplated did not and will not (i) violate any provisions of the charter or bylaws, or other organization documents of the Company or the Acquired, (ii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or passage of time, or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or the Acquired, is or was, as the case may be, a party or by which the Company or the Acquired, or any of their properties, may be or may have been, as the case may be, bound or affected or (iii) conflict with or violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or the Acquired, or any of their properties, in any such case in a manner that would have a material adverse effect on the Company. The Company has made no claims against the Acquired, John F. Barrow, Daniel J. Frawley or Colin E. Grant for breach of a representation or warranty in the Reorganization Agreement. All income, sales and other taxes and recording and other fees arising out of or relating to the transfer from the Acquired to the Company of liabilities, assets and business of the Acquired have been (or, if not yet due, will be) paid in a timely manner by the Acquired or the Company as applicable. All of the shares of capital stock of the Acquired issued and outstanding as of the time immediately preceding the Acquired Merger were duly authorized and validly issued, were fully paid and nonassessable, were issued in compliance with all registration and qualification provisions of applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Pursuant to the terms of the Reorganization Agreement, all the outstanding capital stock of the Acquired was converted into the right to receive cash, shares of capital stock of the Company, promissory notes, warrants and other consideration, all of which has previously been delivered.

     2.4 Authority; Enforceability. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Except for the required approval of this Agreements by the Company Shareholders, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and each of the Subsidiaries. The Company's Board of Directors has unanimously approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4 of the Company Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not, and, as of the Closing Date of the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation or Bylaws of the Company or charter documents of any Subsidiary or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or their respective properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or Commission ("Governmental Entity") or any third party, including a party to any agreement with the Company or any Subsidiary (so as not to trigger any Conflict), is required by or with respect to the Company or Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of Minnesota, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (iv) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 2.4 of the Company Letter.

     2.5 Company Financial Statements.

          (a) Schedule 2.5(a) of the Company Letter includes the Company's audited consolidated financial statements (balance sheets, income statements, statements of cash flows and statements of stockholders equity) as of and for the fiscal years ending December 31, 1993 and 1994 and the Company's unaudited consolidated financial statements (balance sheets, income statements, statements of cash flows and statements of stockholders equity) as of and for the fiscal year ended December 31, 1995 (collectively, the "Company Financial Statements"). Except as set forth in
     Schedule 2.5(a) of the Company Letter, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financial Statements present fairly the financial condition and operating results of the Company as of the respective dates and for the respective periods indicated therein. The unaudited balance sheet of the Company as of December 31, 1995 is hereinafter referred to as the "Unaudited Balance Sheet." Without limiting the foregoing, all capitalized software development costs recorded in the Company Financial Statements are in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994 there has been no material change in the Company's accounting policies.

          (b) Schedule 2.5(b) of the Company Letter includes the Company's financial projections for the fiscal years ending December 31, 1996, 1997 and 1998 (the "Projections"). The Projections for the 1997 and 1998 fiscal years were prepared at the request of Parent. Although the Company does not warrant that the Projections will be achieved, the Company does represent and warrant that the Projections were prepared by management of the Company in good faith.

     2.6 No Undisclosed Liabilities. Except for obligations incurred in the ordinary course of business consistent with part practice since the date of the Unaudited Balance Sheet, or as set forth in Schedule 2.6 of the Company Letter, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, has not been reflected in the Unaudited Balance Sheet.

     2.7 No Changes. Except as set forth in Schedule 2.7 of the Company Letter, since the date of Unaudited Balance Sheet, there has not been, occurred or arisen any:

          (a) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $50,000;

          (b) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (c) claim of wrongful discharge or other unlawful labor practice or action;

          (d) revaluation by the Company of any of its assets;

          (e) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (f) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, other than normal merit salary increases for employees other than officers, made in the ordinary course of business in accordance with the Company's past practices, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

          (g) acquisition, sale, transfer or license of any asset of the Company, except in the ordinary course of business;

          (h) amendment or termination of any distribution agreement or any contract, agreement or license to which the Company is a party or by which it is bound, other than termination by the Company pursuant to the terms thereof;

          (i) loan by the Company to any person or entity, incurring by the Company of any indebtedness for money borrowed, guaranteeing by the Company of any indebtedness for money borrowed, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (j) waiver or release of any right or claim of the Company, other than write-offs or other compromises of accounts receivable of the Company in an aggregate amount not in excess of $10,000;

          (k) the commencement, notice or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its business affairs;

          (l) claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or infringement by the Company of any third party's Intellectual Property rights;

          (m) change in pricing or royalties set or charged by the Company;

          (n) any event or condition of any character with respect to the business or affairs of the Company (other than general matters and industry developments) external to that has or could reasonably be expected that it may have an adverse impact on the Company's business or financial condition or prospects;

          (o) any other material transaction by the Company not in the ordinary course of business; or

          (p) negotiation or agreement by the Company or any officer or employees thereof or the Company Shareholders to do any of the things described in the preceding clauses (a) through (o) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8 Tax and Other Returns and Reports.

          (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Tax Returns and Audits. Except as set forth in Schedule 2.8 of the Company Letter:

             (i) The Company has prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations.

             (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

             (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

             (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

             (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any of the Company Shareholders has any knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

             (vi) The Company has made available to Parent copies of all foreign, federal and state income Tax Returns, and has made available to Parent copies of all state sales and use tax Returns, filed since January 1, 1991.

             (vii) There are (and as of immediately prior to the Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes.

             (viii) There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

             (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

             (x) As of the Closing Date, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
        Section 280G, 404 or 162 of the Code.

             (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

             (xii) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

             (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     2.9 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company.

     2.10 Title of Properties; Absence of Liens and Encumbrances.

          (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) of the Company Letter sets forth a list of all real property currently, or at any time in the past three years, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other material fees payable under any such lease. All such current leases are in full force and effect, are valid and in effect in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default by the Company (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financial Statements or in
     Schedule 2.10(b) of the Company Letter and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11 Intellectual Property.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, knowhow, trade secrets, computer software programs or applications (in both source code and object code form), and all other tangible or intangible proprietary information or material (excluding commercial software broadly offered on an over the counter basis through retail distribution channels) that are used in the business of the Company as currently conducted or as proposed to be conducted (the "Company Intellectual Property Rights").

          (b) Schedule 2.11 of the Company Letter sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.
     Schedule 2.11 of the Company Letter also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right material to the Company, and includes the identity of all parties thereto. The Company is not in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (A) will not cause the Company to be in violation or default under any such license, sublicense or agreement, (B) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (C) require the Company to repay any funds already received by it from a third party. Except for rights granted in agreements, licenses or sublicenses described in Schedule 2.11 of the Company Letter, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company

     Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. No claims contesting the Company's ownership of or right to use Company Intellectual Property Rights, or asserting any right of a third party to use any Company Intellectual Property Rights, have been asserted or threatened to the Company or its agents, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right of any third party, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property Rights. All registered patents, trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Neither the Company nor any of the Company Shareholders has entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company has a policy requiring each employee and contractor materially involved in proprietary aspects of the Company's business to execute proprietary information and confidentiality agreements in the Company's standard forms and all current and former employees, consultants and contractors of the Company materially involved in proprietary aspects of the Company's business have executed such an agreement.

          (c) Set forth on Schedule 2.11(c) of the Company Letter is a complete list of all software titles currently offered by the Company or under development by or for the Company, and the amount of net revenues from each such title for the year ended December 31, 1995 and for the month ended January 31, 1996. The Company has the exclusive, worldwide right to distribute each such title (and no other party has the right to distribute any substantially similar title), subject only to nonexclusive distribution arrangements entered into by the Company with subdistributors and itemized in Schedule 2.12(a).

     2.12 Agreements, Contracts and Commitments.  Except as set forth on
Schedule 2.12(a) of the Company Letter, the Company does not have, is not a party to nor is it bound by:

          (i) any collective bargaining agreements,

          (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations (provided that terminated employees may have independent rights of recourse under state law),

          (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

          (iv) any employment or consulting contract or agreement, with an employee or individual consultant or salesperson or consulting or sales contract or agreement with a firm or other organization,

          (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

          (vi) any fidelity or surety bond or completion bond,

          (vii) any lease of personal property having future payment obligations individually in excess of $10,000,

          (viii) any agreement of indemnification or guaranty,

          (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

          (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

          (xi) any agreement, contract or commitment relating to the disposition, license or acquisition, outside the ordinary course of the Company's business, of assets or any interest in any business enterprise, in excess of $10,000 (in amount or otherwise),

          (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
     (viii) hereof,

          (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more,

          (xiv) any construction contracts,

          (xv) any distribution, joint marketing or development agreement,

          (xvi) any agreement, contract or commitment with any customer which, during the last fiscal year of the Company accounted for, or in fiscal 1996 is expected to account for, more than 5% of the Company's revenue or trade receivables,

          (xvii) any other agreement, contract or commitment that involves (total payments over the life of the contract) $25,000 or more or is not cancelable without penalty within thirty (30) days,

          (xviii) any stockholder agreements, voting agreements, registration rights agreements or any other similar agreements,

          (xix) license agreements involving the license of the Company's Intellectual Property Rights, other than nonexclusive licenses of object code of current software products to end-users, or

          (xx) any agreement, contract or commitment pursuant to which any party is permitted to resell any of the Company's products.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Schedule 2.12(b) of the Company Letter, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise disclosed in Schedule 2.12(b) of the Company Letter, is not to the Company's knowledge, in default by any party obligated to the Company pursuant thereto.

     2.13 Interested Party Transactions. Except as set forth on Schedule 2.13 of the Company Letter, no officer or director of the Company, and to the Company's knowledge, no Company Shareholder (nor to the Company's knowledge any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a pecuniary interest in any contract or agreement set forth in Schedule 2.12 of the Company Letter; provided, that ownership of not more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" or "a pecuniary interest in any contract or agreement" for purposes of this Section 2.13.

     2.14 Governmental Authorization. Schedule 2.14 of the Company Letter accurately lists each consent, license, permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.15 Litigation. Except as set forth in Schedule 2.15 of the Company Letter, there is no action, suit, claim or proceeding of any nature pending against the Company, its properties or any of its officers or directors in their capacity as such, or threatened to the Company by any person or any Governmental Entity (nor, to the knowledge of the Company is there any basis therefor).
Schedule 2.15 of the Company Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16 Accounts Receivable; Inventory.

          (a) The Company has made available to Parent a list of all accounts receivable of the Company reflected on the Unaudited Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

          (b) All Accounts Receivable arose in the ordinary course of business, are carried at values determined in accordance with generally accepted accounting principles consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any Lien on any of such Accounts Receivable, no agreement for deduction or discount has been made with respect to any such Account Receivable, and no customer whose purchases of the Company's products or services accounted for more than five percent of the Company's revenues (as disclosed in the Company Financial Statements) has demanded such a deduction or discount.

          (c) All of the inventories of the Company reflected on the Unaudited Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Unaudited Balance Sheet or on the Company's books and records as of the date hereof (in either case net of the reserve therefor) is obsolete or defective. The presentation of inventory on the Unaudited Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

     2.17 Minute Books. The minute books of the Company made available to counsel for Parent contain the minutes of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

     2.18 Environmental Matters.

          (a) Hazardous Material. Except as set forth on Schedule 2.18 of the Company Letter, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained, are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19 Employee Benefit Plans.

          (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

             (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c) or
        (m) of the Code and the regulations thereunder;

             (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

             (iii) "Company Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

             (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

             (v) "Employee Agreement" shall refer to each management, employment, severance, consulting or similar agreement or contract between the Company or any Affiliate and any Employee;

             (vi) "IRS" shall mean the Internal Revenue Service;

             (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

             (viii) "Pension Plan" shall refer to each Company Employee Plan which is an "employee pension benefit plan", within the meaning of
        Section 3(2) of ERISA.

          (b) Schedule. Schedule 2.19(b) of the Company Letter contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; and (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company.

          (d) Employee Plan Compliance. Except as set forth on Schedule 2.19(d) of the Company Letter, (i) the Company has performed all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or any of the Company Stockholder, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or any of their affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending, or to the knowledge of the Company or any Company Stockholder, threatened, by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e) Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

          (g) No Post-Employment Obligations. Except as set forth in Schedule 2.19(g) of the Company Letter, no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h) Effect of Transaction.

             (i) Except as provided in this Agreement or as set forth on
        Schedule 2.19(h)(i) of the Company Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will result or is reasonably likely to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

             (ii) Except as set forth on Schedule 2.19(h)(ii) of the Company Letter, no payment or benefit which will be made, or is reasonably expected to be made, by the Company or any of its affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

          (i) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees.

          (j) Labor. No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company, threatened. Except as set forth in Schedule 2.19(j) of the Company Letter, the Company is not involved in or to the knowledge of the Company threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.19(j) of the Company Letter, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.20 Insurance. Schedule 2.20 of the Company Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has received no notice of any threatened termination of, or premium increase with respect to, any of such policies.

     2.21 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

     2.22 Complete Copies of Materials. The Company has delivered or made available to Parent complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Company Letter.

     2.23 Warranties; Indemnities. Schedule 2.23 of the Company Letter indicates all warranty and indemnity claims in excess of $5,000 made against the Company.

     2.24 Expenses. The Company shall not incur any obligations to third parties in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby other than legal fees, accounting fees and the fees of Robertson, Stephens & Co. as the Company's investment advisor (it being understood that ordinary base compensation, reimbursement of expenditures under the Company's expense reimbursement policy and employee severance payments that have been pre-approved by Parent do not constitute third party expenses).

     2.25 Representations Complete. None of the representations or warranties made by the Company or the Company Shareholders (to the extent the same may be modified by the Company Letter), nor any statement made in any schedule or certificate furnished by the Company or the Company Shareholders pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

     3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Certificate or Articles of Incorporation or Bylaws of Parent and Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Minnesota Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (iii) filings under the HSR Act and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby or the market value of Parent Common Stock.

     3.3 Cash Consideration. Parent currently has available, and at the Effective Time of the Merger will continue to have available, sufficient cash to enable it to perform its obligations under this Agreement.

     3.4 SEC Documents; Parent Financial Statements. Parent has furnished or made available to the Company a true and complete copy of its Form 10-K for the fiscal year ended September 30, 1995, its Forms 10-Q for the quarter ended December 31, 1995, its Proxy Statement dated December 20, 1995 and its Annual Report for the 1995 fiscal year. (collectively, the "SEC Documents"), which Parent filed under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") with the Securities and Exchange Commission (the "SEC"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements. Except as disclosed in the SEC Documents or as contemplated by this Agreement, since December 31, 1995 there has not been any material adverse change in Parent's business, properties, operations or financial condition.

     3.5 Parent Common Stock. The shares of Parent Common Stock, when issued in the Merger in compliance with this Agreement:

          (a) will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or other similar right applicable to issuances of securities by the Company,

          (b) will have been registered under the Securities Act of 1993, as amended, (the "Securities Act") by means of a Registration Statement on Form S-4,

          (c) will be listed on the Nasdaq National Market, and

          (d) and no person will have any preemptive right or right of subscription or purchase right in respect thereof (other than any such right created by the Company).

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing Date. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company, and any material event involving the Company which would result in any of the representations and warranties of the Company in Article II being inaccurate in any material respect. Except as expressly contemplated by this Agreement or as specifically disclosed in Section 4.1 of the Company Letter, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section 2.7 hereof;

          (b) Transfer to any person or entity any rights to the Company's Intellectual Property (other than pursuant to end user licenses in the ordinary course of business);

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Letter;

          (e) Commence any litigation;

          (f) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

          (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options and the issuance of certain new options under the Company's employee stock plan as described in Schedule 4.1(g) of the Company Letter, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (l) Grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof and (B) payments made consistent with the Company's past practices, as described in Schedule 4.1(l) of the Company Letter.

          (m) Adopt or amend any employee benefit plan, or any severance plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than normal merit salary increases for employees other than officers, made in the ordinary course of business in accordance with the Company's past practices;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto);

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Enter into any strategic alliance or joint marketing arrangement or agreement; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2 No Solicitation. Until the earlier to occur of Closing Date or 10 days following the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, as the case may be, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, other than Parent, relating to the possible acquisition of the Company or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (b) provide information with respect to it or any of its subsidiaries to any person, other than Parent, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any portion of its or their capital stock or assets, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its Subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or any of its subsidiaries receives any unsolicited bona fide offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1 Registration; Company Stockholder Approval.

          (a) Parent shall prepare and file with the SEC a Registration Statement on Form S-4 (the "S-4") and including therein a proxy statement (the "Proxy Statement") to be sent to the Company's stockholders soliciting their consent to the Merger. The Company shall provide to Parent and its counsel for inclusion in the Proxy Statement of the S-4, in form and substance reasonably satisfactory to Parent and its counsel, such information concerning the Company, its operations, capitalization, technology, share ownership and other material as Parent or its counsel may reasonable request. Parent shall use its reasonable best efforts to respond to any comments of the SEC, with such assistance from the Company as shall be reasonably required, to have the S-4 declared effective under the 1933 Act as promptly as practicable after such filing, and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or the Proxy Statement or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the S-4 or the Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the

     Proxy Statement and the S-4 filing, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in filing with the SEC such amendment or supplement.

          (b) As promptly as practicable after the S-4 has been declared effective by the SEC with respect to the issuance to the holders of Company Capital Stock and Company Options in accordance with Section 1.6 hereof of all of the shares of Parent Common Stock issuable to them by virtue of the Merger and applicable state Blue Sky laws have been complied with, the Company shall submit this Agreement to its shareholders for approval at a duly noticed special meeting of its shareholders (the "Company Meeting") as provided by Minnesota Law and its Articles of Incorporation and Bylaws. The Company shall use its reasonable best efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, including without limitation access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation pursuant to Section 5.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential ("Confidential Information"); provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,
(b) is generally known to the public and did not become so known through any violation of law, (c) becomes known to the public through no fault of such party, (d) is lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers, (f) is disclosed in the course of any litigation between any of the parties hereto or (g) is developed independently by either party without reference to, or specific knowledge of, the other parties' Confidential Information.

     5.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that all Third Party Expenses of the Company consisting of legal and accounting fees and the fees of Robertson, Stephens & Co., investment advisor to the Company, shall reduce the amount of the Purchase Price as contemplated by
Section 1.6 and shall be paid by Parent at or promptly following the Effective Time.

     5.5 Public Disclosure. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

     5.6 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger; all of such Company consents and approvals are set forth in Schedule 2.4 of the Company Letter.

     5.7 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(b)(2).

     5.8 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.10 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.11 Shareholders Agreements. Contemporaneous with the execution of this Agreement, Parent and the Shareholders as set forth in the preamble to Exhibit A are entering into a Shareholders Agreement and irrevocable proxies thereunder, in substantially the form of Exhibit A-1 to this Agreement, and certain other Shareholders as set forth in the preamble to Exhibit A are entering into a Shareholders Agreement, in substantially the form of Exhibit A-2 to this Agreement.

     5.12 Affiliate Agreements. Schedule 5.12 of the Company Letter sets forth those persons who are, in the Company's reasonable judgment, "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the 1933 Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement (the "Affiliate Agreement") in the form attached hereto as Exhibit D. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.14 Employment Agreements. Parent shall offer to, and the Company shall use reasonable efforts to encourage, the individuals set forth on Exhibit E to enter into employment agreements (the "Employment Agreements") with the Surviving Corporation (or at Parent's option, Parent) which shall become effective as of the Effective Time. The aggregate compensation that Parent offers such individuals shall be commensurate with the compensation paid to other similarly situated employees of Parent.

     5.15 Conduct of Parent's Business Pending the Closing. During the period from the date of this Agreement and continuing until the Effective time,

          (a) Parent shall not amend its Certificate of Incorporation in such a manner as to amend any of the material terms or provisions of Parent's capital stock, except for any such amendments which affect equally all shares of Parent Common Stock;

          (b) Parent shall not take any action, or fail to take any reasonable action, which would result in a failure to maintain the listing of Parent Common Stock on the Nasdaq National Market prior to or after the Effective Time; and

          (c) Parent shall file in accordance with the requirements of the Securities Act and the Exchange Act and the Respective rules and regulations thereunder, all documents (the "Interim SEC Reports") required to be filed by Parent during such period and promptly after each filing provide accurate and complete copies of any such Interim SEC Reports to the Company. Parent agrees that all such Interim SEC Reports shall (i) comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (including the rules and regulations thereunder), as applicable, and (ii) not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     5.16 Company Indebtedness. At the Effective Time, Parent shall cause the Company to make payment of the outstanding principal balance of, and all accrued interest on, each of the promissory notes payable to shareholders of the Company and listed on Schedule 2.12(xii)(d) of the Company Letter. At the Closing, Parent shall also cause the Company to deliver to each of Charles Gorman, Daniel Frawley and John Barrow unconditional releases of any outstanding personal guaranties by them of indebtedness of the Company to First Bank National Association.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Corporate Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company.

          (b) Hart-Scott-Rodino. The applicable waiting period under the HSR Act, including any extension of the initial such period as a result of any governmental requests for further information or other governmental action, shall have expired or been terminated early.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding seeking any of the foregoing be pending or brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     6.2 Additional Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Merger Sub shall have performed and complied with all covenants and obligations of this Agreement in all material respects required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer or Treasurer to the effect that, as of the Effective
     Time:

             (i) all representations and warranties made by Parent and Merger Sub under this Agreement are true and correct in all material respects; and

             (ii) all covenants and obligations of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

          (c) Claims. There shall not have occurred any claims against Parent (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby, and there shall not have occurred any material adverse change in the business, assets or financial condition of Parent.

          (d) Legal Opinion. The Company's shareholders shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, substantially in the form of Exhibit F hereto.

          (e) Company Indebtedness.  The promissory notes referenced in Section
     5.16 shall have been paid in full by Parent and/or the Company (which payment may have been provided for contingent upon the Closing), and unconditional releases of the personal guaranties referenced in Section
     5.16 shall have been delivered to Messrs. Gorman, Frawley and Barrow (which releases may be contingent upon the Closing).

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company and the Company Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company shall have performed and complied with all covenants and obligations of this Agreement in all material respects required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

             (i) all representations and warranties made by the Company in this Agreement are true and correct in all material respects; and

             (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c) Certificate of the Shareholders. Parent shall have been provided with a certificate executed by or on behalf of the Shareholders to the effect that, as of the Closing Date:

             (i) all representations and warranties made by the Shareholders in the Shareholders Agreement are true and correct; and

             (ii) all covenants, obligations and conditions of the Shareholders Agreements and Affiliate Agreements to be performed by the respective Shareholders on or before such date have been so performed

          (d) Claims. There shall not have occurred any claims against the Company (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby, and there shall not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Company.

          (e) Third Party Consents. All consents, waivers, and approvals listed pursuant to Schedule 2.4 shall have been obtained.

          (f) Legal Opinion. Parent shall have received a legal opinion from Dorsey & Whitney L.L.P., legal counsel to the Company, substantially in the form of Exhibit G hereto.

          (g) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Merger Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

          (h) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, assets or financial condition of the Company.

          (i) Affiliate Agreement. Parent shall have received from each of the persons set forth in Schedule 5.12 of the Company Letter an executed Affiliate Agreement which shall be in full force and effect.

          (j) No Dissenters. Holders of no more than 2% of the outstanding Company Capital Stock shall have exercised dissenters' rights with respect to the transactions contemplated by this Agreement.

          (k) Employment Agreements. The Employment Agreements shall have been duly executed and delivered by all persons set forth in Exhibit E and shall be in full force and effect.

          (l) Shareholders Agreements. The appropriate Shareholders Agreement shall have been duly executed and delivered by each of the persons set forth in the preamble to Exhibit A and shall be in full force and effect.

          (m) Securities Law Compliance. Parent shall be able to issue the Parent Common Stock that comprises part of the Merger Consideration in compliance with the 1933 Act and the rules and regulations thereunder.

          (n) Audited Financial Statements. The Company shall have delivered to Parent the Company's audited consolidated financial statements (balance sheets, income statements, statements of cash flows and statements of stockholders equity) as of and for the fiscal year ended December 31, 1995, and such financial statements shall not differ in any material respect from the unaudited financial statements as of and for the same period delivered to Parent pursuant to Section 2.5.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1 Survival of Representations and Warranties. All covenants to be performed prior to the Closing, and all representations and warranties set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger until such time as the Escrow Fund (as defined in Section 7.2(a)) shall no longer remain in existence, except that the representations and warranties contained in Sections 2.2 and 2.8 shall survive until the expiration of all applicable statutes of limitation (the "Statutory Period"), and the representations and warranties contained in Section 2.18 shall survive for a period of at least five years from the date of the Closing.

     7.2 Escrow Arrangements.

          (a) Escrow Fund. As soon as practicable after the Closing, the cash and shares of Parent Common Stock comprising the Escrow Amount will be deposited by Parent, without any act of any Holder in Escrow, with First Trust of California National Association Global Escrow D.S. (or another institution acceptable to Parent and the Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The portion of the Escrow Amount contributed on behalf of any Holder in Escrow shall be deducted from the portion of the Merger Consideration to which such Company Shareholder would be entitled to receive pursuant to Section 1.6. $100,000 of the cash portion of the Escrow Amount deposited in the Escrow Fund (the "Agent's Expense Fund") shall be available to the Agent (as defined in Section 7.2(g)(i)) for use by the Agent in paying expenses incurred by the Agent in performing his responsibilities as agent and attorney-in-fact for the Holders in Escrow. The remaining $3,000,000 of the Escrow Amount deposited in the Escrow Fund (the "Indemnity Escrow Fund") shall be available to compensate Parent and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such claim, loss, expense, liability or other damage (collectively "Losses") that Parent or any of its affiliates have incurred or reasonably anticipate incurring by reason of the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or by reason of the breach by any Shareholder of any representation, warranty, covenant or agreement of any Shareholder contained in the applicable Shareholders Agreement. Parent, the Company and the Agent each acknowledge that such Losses, if any, shall be deemed to relate to unresolved contingencies existing at the Closing Date which, if resolved at the Closing Date, would have led to a reduction in the aggregate Purchase Price. It is understood that the Losses recoverable by Parent hereunder shall be determined net of any insurance proceeds that Parent actually recovers with respect to such Losses prior to the Escrow Termination Date (or, with respect to any Loss as to which funds are retained in the Indemnity Escrow Fund following the Escrow Termination Date, pending resolution of a dispute with respect to such Loss, net of any insurance proceeds that Parent actually recovers with respect to such disputed Loss prior to the date the dispute is resolved and amounts are paid out of the Indemnity Escrow Fund). Nothing herein shall limit the liability of the Company or any Company Shareholder for any breach of any covenant, or any willful breach of any representation or warranty, if the Merger does not close. Resort to the Indemnity Escrow Fund shall be the exclusive remedy of Parent and its affiliates for any such breaches and misrepresentations if the Merger does close; provided, however, that (i) nothing herein shall limit any remedy for fraud, and (ii) notwithstanding any of the foregoing in this Section 7.2, resort to the Indemnity Escrow Fund shall not be the exclusive remedy of Parent and its affiliates, for any breaches of the representations of warranties contained in Sections 2.2, 2.8 or 2.18 hereof or Section 3 of the Shareholders Agreement. In addition, notwithstanding the foregoing, Parent may not receive any Escrow Amounts from the Indemnity Escrow Fund unless and until Officer's Certificates (as defined in paragraph (e) below) identifying Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent as provided in paragraph (e); in such case Parent may recover from the Indemnity Escrow Fund the total of aggregate Losses in excess of such first $50,000.

          (b) Escrow Period; Distribution upon Termination of Escrow Periods.

             (i) The Indemnity Escrow Fund shall remain in existence as follows: one-sixth ( 1/6) of the original Escrow Amount in the Indemnity Escrow Fund, less any amounts previously paid to Parent and any additional amount which, in the reasonable judgment of Parent, subject to the objection of the Agent and subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the date 90 days following the Closing Date (the "First Escrow Release Date"), shall be distributed to the Holders in Escrow in proportion to their respective interests in the

        Escrow Fund as soon as practicable on or following the First Escrow Release Date; one-sixth ( 1/6) of the original Escrow Amount in the Indemnity Escrow Fund, less any amounts previously paid to Parent and any additional amount which, in the reasonable judgment of Parent, subject to the objection of the Agent and subsequent arbitration of the matter in the manner provided in Section 7.2(f), is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to October 31, 1996 (the "Second Escrow Release Date"), shall be distributed to the Holders in Escrow in proportion to their respective interests in the Indemnity Escrow Fund as soon as practicable on or following the Second Escrow Release Date. The remaining Escrow Amount in the Indemnity Escrow Fund shall remain in the Indemnity Escrow Fund, except to the extent paid to Parent to satisfy claims, until the earlier to occur of December 31, 1996 and the date which is 30 days following the release of audited financial statements of Parent for the fiscal year ending September 30, 1996 (the "Escrow Termination Date") provided, however, that such portion of the Escrow Amount which, in the reasonable judgment of Parent, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the Escrow Termination Date, shall remain in the Indemnity Escrow Fund (and the Indemnity Escrow Fund shall remain in existence) until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the appropriate Holders in Escrow the remaining portion of the Indemnity Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts from the Indemnity Escrow Fund to the Holders in Escrow pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund, and shall be made in cash and shares of Parent Common Stock in proportion, based on the Escrow Share Value, to the proportion of cash and shares of Parent Common Stock comprising the Indemnity Escrow Fund. Notwithstanding any of the foregoing contained in this Section 7.2(b), Parent shall be entitled to make claims against the Company with respect to breaches of representations and warranties of the Company contained in Sections 2.2 and 2.8 for the duration of the Statutory Period, and for five years from the Closing Date for breaches of representations and warranties of the Company contained in Section 2.18.

             (ii) The Agent's Expense Fund shall remain in existence as follows:
        If all claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the Escrow Termination Date have been resolved prior to the Escrow Termination Date, the total amount of the Agent's Expense Fund that has not been used to make payment of expenses incurred by the Agent shall be distributed to the appropriate Holders in Escrow in proportion to their respective original contributions to the Escrow Fund within twenty (20) days after the Escrow Termination Date. If any claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the Escrow Termination Date have not been resolved prior the Escrow Termination Date, the total amount of the Agent's Expense Fund that has not been used to make payment of expenses incurred by the Agent shall be distributed to the appropriate Holders in Escrow in proportion to their respective original contributions to the Escrow Fund within twenty (20) days after all such claims have been resolved.

          (c) Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the period that the Escrow Fund remains in existence, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Holders in Escrow shall be treated as the owners of the Escrow Fund for all tax purposes.

          (d) Distributions; Voting.

             (i) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund, and any cash dividends paid on Parent Common Stock in the Escrow Fund, shall be added to the Escrow Fund and become a part thereof. New Shares and cash dividends issued in respect of Parent Common

        Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the record holders thereof.

             (ii) Each Holder in Escrow shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock) so long as such shares of Parent Common Stock or other voting securities are held in the Escrow Fund.

          (e) Claims Upon Indemnity Escrow Fund.

             (i) Upon receipt by the Escrow Agent at any time on or before the Escrow Termination Date of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e)(iii), deliver to Parent out of the Indemnity Escrow Fund, as promptly as practicable, such amounts held in the Indemnity Escrow Fund equal to such Losses.

             (ii) For the purposes of determining the value of any shares of Parent Common Stock to be disbursed to Parent out of the Indemnity Escrow Fund, such shares shall be valued at a price per share equal to the Escrow Share Value defined in Section 1.8(b) (subject to appropriate adjustments in the event of any stock split, dividend, combination, recapitalization and the like). Each disbursement from the Indemnity Escrow Fund shall be made in cash and shares, in proportion to the relative values of cash and shares (based on the Escrow Share Value) that comprise the Indemnity Escrow Fund.

             (iii) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Agent (as defined in Section 7.2(g)), and for a period of thirty
        (30) days after such delivery the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(e) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Indemnity Escrow Fund in accordance with Section 7.2(e) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f) Resolution of Conflicts; Arbitration.

             (i) In case the Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Indemnity Escrow Fund in accordance with the terms thereof.

             (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
        Section 7.2(e), the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Indemnity Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

             (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York City, under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is in dispute, Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrators award Parent less than the sum of one-half ( 1/2) of the disputed amount; otherwise, the Company Shareholders as represented by the Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          (g) Agent of the Stockholders; Power of Attorney.

             (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Tony J. Christianson shall be appointed as agent and attorney-in-fact (the "Agent") for each Holder in Escrow, to give and receive notices and communications, to authorize delivery to Parent of monies from the Indemnity Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing. Such agency may be changed by the Holders in Escrow from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Agent, and the Agent shall not receive compensation for his or her services. Notices or communications to or from the Agent shall constitute notice to or from each of the Holders in Escrow.

             (ii) The Agent shall not be liable for any act done or omitted hereunder as Agent except to the extent the Agent acts in bad faith or is grossly negligent. The Holders in Escrow on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent. The Holders in Escrow authorize the Agent to make payment from the Agent's Expense Fund of all expenses, including reasonable fees and expenses of any such legal counsel, incurred by the Agent in connection with the acceptance or administration of the Agent's duties hereunder.

             (iii) A decision, act, consent or instruction of the Agent shall constitute a decision of all the Holders in Escrow and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of each every such Holder in Escrow. The Escrow

        Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

          (h) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Indemnity Escrow Fund, Parent shall notify the Agent of such claim, and the Agent and the Holders in Escrow shall be entitled, at their expense, to participate in any defense of such claim. Parent shall consult with the Agent prior to settlement of any such claim and discuss with the Agent in good faith any input regarding the claim and potential settlement the Agent may have prior to any settlement. After such consultation, Parent shall have the right to settle any such claim; provided, however, that except with the consent of the Agent (which shall not be unreasonably withheld), no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Indemnity Escrow Fund. In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this
     Article VII to the amount of any claim by Parent against the Indemnity Escrow Fund with respect to such settlement.

          (i) Escrow Agent's Duties.

             (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

             (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

             (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

             (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

             (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for
        (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

             (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, cash and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

     Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents, cash and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Escrow Agent may recoup directly from the Indemnity Escrow Fund. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

             (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, such indemnity to be satisfied one-half directly from the Indemnity Escrow Fund and one-half directly from Parent.

             (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Parent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (j) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, the Escrow Agent shall be reasonably compensated for such extraordinary services. Parent promises to pay these sums upon demand.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a) by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Closing has not occurred by June 30, 1996;

          (c) by Parent or the Company if: there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make the consummation of the Merger illegal;

          (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (g) by Parent, if the Closing Price is less than $40 per share.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 4.2, 5.3, 5.4, Article VIII and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Amendment. Except as is otherwise required by applicable law after the shareholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     8.5 Notice of Termination.  Any termination of this Agreement under Section
8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Merger Sub, to:

       Gartner Group, Inc.
       56 Top Gallant Road
       Stanford, CT 06904-2212
       Attention: Chief Financial Officer
       Facsimile No.: (203) 316-6878
       Phone No.: (203) 964-0096

       with a copy to:

       Wilson, Sonsini, Goodrich & Rosati, P.C.
       650 Page Mill Road
       Palo Alto, California 94304-1050
       Attention: Larry W. Sonsini, Esq.
       Howard S. Zeprun, Esq.
       Facsimile No.: (415) 493-6811
       Phone No.: (414) 493-9300

     (b) if to the Company, to:

        J3 Learning Corporation
        10729 Bren Road East
        Minneapolis, MN 55343
        Attention: President
        Facsimile No.: (612) 930-4576
        Phone No.: (612) 930-4500

        with a copy to:

        Dorsey & Whitney P.L.L.P.
        220 South Sixth Street
        Minneapolis, MN 55402-1498
        Attention: Michael Truncano, Esq.
        Facsimile No.: (612) 340-8738
        Phone No.: (612) 340-2600

     (c) if to the Agent, to

       Tony J. Christianson
       Cherry Tree Investments, Inc.
       1400 Northland Plaza
       3800 West 80th Street
       Minneapolis, MN 55431
       Facsimile No.: (612) 893-9036

     (d) if to the Escrow Agent, to

         First Trust of California
        National Association of Global Escrow D.S.
        One Embarcadero, 20th Floor
        San Francisco, CA 94111
        Attention: Barbara Wise
        Telephone No.: (415) 953-5710
        Facsimile No.: (415) 622-3778

     9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Assignment. This Agreement, Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein (including without limitation the Shareholders Agreements and the Affiliates Agreements), (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (it being understood that, to the extent required by Minnesota Law, Minnesota Law will govern the effectuation and effects of the Merger). Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

GARTNER GROUP, INC.                              J3 LEARNING CORPORATION
By:                                              By:
- --------------------------------------------     --------------------------------------------
Name:                                            Name:
- --------------------------------------------     --------------------------------------------
Title:                                           Title:
- --------------------------------------------     --------------------------------------------
GJ ACQUISITION CORPORATION
By:
- --------------------------------------------
Name:
  ------------------------------------------
Title:
  ------------------------------------------

     With respect to the matters set forth in Article VII only, each of the Agent and the Escrow Agent has caused this Agreement to be signed by it or its duly authorized representative, as of the date first written above.

AGENT                                            ESCROW AGENT
By:                                              By:
- --------------------------------------------     --------------------------------------------
Name:                                            Name:
- --------------------------------------------     --------------------------------------------
Title:                                           Title:
- --------------------------------------------     --------------------------------------------

                            REORGANIZATION AGREEMENT

                                 COMPANY LETTER

                                 MARCH 11, 1996

                                  INTRODUCTION

     Reference is made to the Agreement and Plan of Merger (the "Agreement"), dated the date hereof, by and among Gartner Group, Inc., a Delaware Corporation ("Parent"), GJ Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and J3 Learning Corporation, a Minnesota corporation (the "Company"). Terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

     This Company Letter relates to certain matters concerning the Merger. This Company Letter is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent provided in the Agreement or expressly provided herein.

     Matters reflected in this Company Letter are not necessarily limited to matters required by the Agreement to be reflected in the Company Letter. Such additional matters are set forth for informational purposes.

     Any specific disclosure included pursuant to one provision, subprovision, schedule or subschedule hereof is deemed disclosed for all purposes of this Company Letter.

     Headings have been inserted on the schedules of the Company Letter for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the schedules as set forth in the Agreement.

     The information contained herein is in all events subject to the confidentiality agreement between Parent and the Company.

     Certain schedules of this Disclosure Letter expressly incorporate information from the following schedules attached hereto as appendices:

                                       NAME                               APPENDIX
            -----------------------------------------------------------   --------
            J3 Learning Corporation Equity Table.......................     A
            Registered Copyright Schedule..............................     B
            Distributors Schedule......................................     C
            Strategic Relationships Schedule...........................     D
            End User Licenses Schedule.................................     E
            Development Contractors Schedule...........................     F
            Third Party Product Schedule...............................     G
            Marketing Contractors Schedule.............................     H
            Financial Statements Schedule..............................     I
            Financial Projections Schedule.............................     J
            J3 Learning Product Price List.............................     K
            Software Title Schedule....................................     L
            Product Development Schedule...............................     M
            Violations Schedule........................................     N

SCHEDULE 2.1  ORGANIZATION OF THE COMPANY

     a. The Company is in good standing under the laws of the state of Minnesota, and is qualified to do business in the states of California, Illinois and Massachusetts. Although the Company has employees who work from their homes in the states of New York, Maryland, Georgia, Texas, Ohio, North Carolina and Wisconsin, the Company is not qualified to do business in such states.

     b. The Company does business in Canada under the name "Learn-PC Video Systems Canada" under an Extra-Provincial License in Ontario. The Company's registration of such name under the Corporations Information Act in Canada expired in 1995. The Company is currently reviewing whether such expiration caused an expiration of the Company's license in Ontario.

     c. The Company's subsidiary J3 Learning Limited is qualified to do business under the laws of the United Kingdom.

SCHEDULE 2.2  COMPANY CAPITAL STOCK

     a. The equity table attached hereto (the "J3 Learning Corporation Equity Table") indicates the names and holdings of the record holders of outstanding the Company's Common Stock and Preferred Stock.

     b. Under the 1994 Long-Term Incentive and Stock Option Plan, the Company has outstanding stock options to purchase 65,450 shares of the Company's common stock at exercise prices of $15.00, $20.00 and $30.00 per share to the individuals in the amounts specified in the J3 Learning Corporation Equity Table. The Company has not included expiration dates or vesting schedules, because (i) the Company has made available all of the stock option agreements relating to such stock options for review by representatives of Parent, (ii) none of such options will expire by their terms in 1996 (except for options granted to Ken Thoreson, who recently left employment by the Company, and whose options will expire within the next three months), and (iii) all such stock options will become fully vested as a result of the transactions contemplated under the Agreement.

     c. Under the 1991 Long-Term Incentive and Stock Option Plan, the Company has issued stock options to purchase 21,750 shares of the Company's common stock at an exercise price of $12.50 per share to the individuals in the amounts specified in the J3 Leaning Corporation Equity Table. The Company has not included expiration dates or vesting schedules, because (i) the Company has made available all of the stock option agreements relating to such stock options for review by representatives of Parent, (ii) none of such options will expire by their terms in 1996, and (iii) all such stock options will become fully vested as a result of the transactions contemplated under the Agreement.

     d. As reflected in the J3 Learning Corporation Equity Table, the Company has outstanding warrants, dated May 26, 1994, to purchase shares of the Company's Common Stock at the price of $15.00 per share, on or before the fifth anniversary of the warrant, to the parties and in the amounts as follows:

            Cherry Tree Ventures III....................................    24,527
            Charles J. Gorman...........................................     5,967
            Debra Mann..................................................     8,527
            Gil Mann....................................................     8,527
            Shelley Mann................................................     1,520
            John Bergstrom..............................................        47
            Parsnip River Company.......................................    17,553
            John F. Barrow..............................................    11,582
            Daniel J. Frawley...........................................    11,582
            Colin E. Grant..............................................     4,666
            Donald MacLean..............................................       294

     All of the warrants are fully vested.

     e. The following agreements each include provisions requiring the Company to repurchase the Company's common stock held by the other party to the agreement upon the occurrence of certain events:

           i. Stock Purchase Agreement, dated June 22, 1988, between the Company and Charles J. Gorman.

           ii. Employment Agreement, dated May 26, 1994, between the Company and John F. Barrow.

          iii. Employment Agreement, dated May 26, 1994, between the Company and Daniel J. Frawley.

          iv. Employment Agreement, dated May 26, 1994, between the Company and Colin E. Grant.

     f. The Investment Agreement, dated February 14, 1995, among the Company and the shareholders identified therein, as amended by the Investors Agreement, dated May 8, 1995, among the Company and the shareholders named therein, provides certain shareholders of the Company with a right of first refusal on issuances of securities of the Company.

     g. The Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock provides holders of outstanding preferred stock with certain rights to require the Company to redeem such stock, including option rights upon the merger or consolidation of the Company.

     h. The Company has plans to issue options to purchase approximately 7,000 shares of Common Stock under the 1994 LEARN PC, Inc. Long-Term Incentive and Stock Option Plan prior to closing. Options issued will have an exercise price of the per share fair market value of the Company based on an aggregate value of the Company of $45,200,000.

     i. Shareholder Voting Agreement, dated May 26, 1994, by among John F. Barrow, Daniel J. Frawley, and certain shareholders of the Company named therein.

     j. Right of First Refusal Option Agreement, dated May 26, 1994, among the Company, John F. Barrow, Daniel J. Frawley, Colin E. Grant and Donald J. Maclean.

SCHEDULE 2.3  SUBSIDIARIES

     a. J3 Learning Limited, a wholly owned subsidiary formed under the laws of the United Kingdom, has conducted certain international operations of the Company from January 1995 through present.

     b. The Company owns a 50% interest in Breeze Thru Ventures, LLC, a limited liability company organized under the laws of the state of Minnesota on May 9, 1995 ("Breeze Thru"). The Company is negotiating an agreement with Allen Interactions, Inc., which owns the remaining 50% interest in Breeze Thru, whereby the Company would transfer its interest in Breeze Thru, including any and all rights, title and interest in the trademark and trade name "Breeze Thru" and the Company's interest in the Republishing, Localization and Distribution Agreement, dated March 31, 1995, with Nippon Wilson Learning Company (which agreement only covers the Breeze Thru products). In return, the Company would receive rights to future royalty payments. Although the Company believes the completion of this transaction is likely, there can be no assurance that such transaction will be completed.

SCHEDULE 2.4  AUTHORITY; ENFORCEABILITY

     The Merger will result in a Conflict under each of the following agreements:

     a. Revolving Credit and Term Loan Agreement, dated May 26, 1994, between the Company and First Bank National Association, together with Revolving Credit Note and Term Note, each dated May 26, 1994, each payable by the Company to First Bank National Association; as amended by (i) Amendment No. 1 to Revolving Credit and Term Loan Agreement and Waiver, dated December 22, 1994, between LEARN PC and First Bank National Association; (ii) letter amendment and waiver, dated as of May 8, 1995; and (iii) letter amendment and waiver, dated as of December 18, 1995.

     Subject to the provisions of the Subordination Agreements with First Bank National Association, (i) holders of a majority-in-interest of the notes issued in 1993 may declare the principal and interest thereunder immediately due and payable at any time, and (ii) holders of the notes issued in 1994 may declare an event of default and accelerate the payment of indebtedness thereunder in the event an event of default occurs under the First Bank loan agreement and First Bank takes action to collect on such loan.

     b. Agreement with FBS Leasing, dated October 27, 1995, relating to workstations and accessories.

     c. Agreement with FBS Leasing, dated October 27, 1995, relating to various computer equipment.

     d. PHH Contract Hire Agreement, dated August 15, 1995, between the Company and PHH Vehicle Management Services.

     e. The Company believes the Merger will result in a Conflict under GSA Award/Contract GS-021F-942OC (September 21, 1995), requiring GSA approval to continue the award/contract.

     f. The Company believes the Merger may result in Conflicts under the following insurance policies: (a) State Farm Fire and Casualty Company, Business Policy No. 93-CB-2016-3, and (b) the Commercial Insurance Company, Commercial Property and Commercial General Liability Policy No. 95CPP H23644. The Conflict will not affect the Company's current coverage under the policies with respect to any claims arising from events occurring prior to the closing of the Merger.

     g. Master Development Agreement, dated January 31, 1996, between the Company and Novell, Inc. (Merger will create right of Novell to terminate the agreement and licenses thereunder.)

     h. License Agreement, dated December 12, 1995, between the Company and Global Training Network. (Merger will create right of Global Training Network to terminate the agreement and licenses thereunder.)

     i. Forum Manager Agreement, dated December 12, 1995, between the Company and Compuserv Incorporated. (Merger will create the right of Compuserv to terminate the agreement and licenses thereunder.)

     j. Lease Agreement, dated June 11, 1991, between the Company and MBP Partners, as amended and supplemented by Work Letter Agreement, dated February 5, 1993; First Amendment to Lease, dated February 5, 1993; and Suite Acceptance Agreement, dated August 18, 1993; relating to lease of approximately 24,000 square feet of office space in Minneapolis. Requires annual payments of approximately $167,000 and $95,000 in 1996 and 1997, respectively. Section 19 of the Lease Agreement prohibits assignment by the Company of its rights, interests and obligations under the Lease Agreement without the landlord's prior written consent, and provides that a "transfer of stock control" in the Company constitutes such an assignment.

     k. Lease Agreement, dated June 8, 1995, between the Company and Cross Point Limited Partnership, relating to the lease of approximately 20,000 square feet of office space in Boston. Requires annual payments of $140,000 in 1996 and approximately $182,000 in each of the years between 1997 and 2000. Section 14 of the Lease Agreement prohibits assignment by the Company of its rights, interests and obligations under the Lease Agreement without the landlord's prior written consent and provides that the merger of the Company and the transfer of all or a majority of the capital stock of the Company constitutes such an assignment.

     l. Distributor Agreement, dated March 1, 1995, between the Company and APTECH (Merger will create the right of APTECH to terminate the agreement).

SCHEDULE 2.5  COMPANY FINANCIAL STATEMENTS

     2.5(a) The Financial Statements attached hereto are incorporated herein by reference.

     2.5(b) The Financial Projections attached hereto are incorporated herein by reference.

SCHEDULE 2.6  NO UNDISCLOSED LIABILITIES

     Except for obligations incurred in the ordinary course of business since the date of the Unaudited Balance Sheet, the Company has no liabilities, indebtedness, obligations, expenses, claims, deficiencies, guaranties or endorsements which have not been reflected in the Latest Balance Sheet except
(i) as expressly set forth
elsewhere in this Company Letter and (ii) executory obligations of the Company in the ordinary course of performance under agreements identified in this Company Letter (including, the schedules attached hereto).

SCHEDULE 2.7  NO CHANGES

     a. The Company is currently negotiating to increase the amount of available borrowings under its line of credit with First Bank National Association from $1.5 million to $2.75 million. Although the Company believes it will likely negotiate an increase in such borrowings, there can be no assurance that such negotiations will result in any increase.

     b. The Illinois Department of Revenue has completed field work relating to an audit of the Company's sales tax returns for the periods between July 1992 and June 1995, and is in the process of scheduling a final review with the Company. The Company has received a memorandum, dated November 20, 1995, from Mark Larsen, a field auditor for the Illinois Department of Revenue, to Gary Dreyer, the Company's controller, outlining preliminary results of the audit. The Company's liability with respect to the audit will not exceed, and will not reasonably be expected to exceed, $5,000. To the extent the liability relating to such audit exceeds $5,000 (the "Excess"), the Company shall be deemed to have breached a representation in the Agreement, and Parent shall be entitled to treat the Excess as a Loss under Article VII of the Agreement.

     c. The California Department of Revenue has notified the Company that it intends to commence an audit of the Company's tax returns for the period between October 1992 and September 1995. The results of such planned audit are uncertain at this time. The Company will not incur, and will not be reasonably expected to incur, any obligations or liabilities as a result of the audit. For purposes of Parent's rights to recover from the Escrow Fund under Article 7 of the Agreement and Parent's rights to recover against any Shareholder under any Shareholder Agreement, disclosure of the matters in this paragraph shall be deemed not to affect or modify in any manner the representations and warranties made by the Company in the Agreement or the representations and warranties made by any Shareholder in any Shareholder Agreement. Without limiting the generality of the foregoing, any Losses incurred by Parent or its affiliates as a result of the matters described in this paragraph shall be fully recoverable from the Escrow Fund in accordance with the terms and conditions of Article VII of the Agreement (including the limitations set forth in section 7.2(a) thereof).

     d. The Company is in the process of finalizing written compensation agreements for 1996 with the North American Direct Sales Regional Managers, the North American Direct Sales Education Consultants and/or National Account Managers, North American Direct Sales Manager and the Account Managers of the Channel Management Group. The substance of these agreements has been discussed with the individual employees. The Company's legal counsel is currently reviewing the plans with management.

     e. The Company has plans to issue options to purchase approximately 7,000 shares of Common Stock under the 1994 LEARN PC, Inc. Long-Term Incentive and Stock Option Plan in the next two months. Options issued will have an exercise price of the per share fair market value of the Company based on an aggregate value of the Company of $45,200,000.

     f. The Company has entered into the Letter of Intent, dated January 22, 1996, between the Company and First Class Systems Corporation, which evidences the good faith of the Company and First Class to negotiate a definitive agreement which would require payments for product development in the amount of $1.25 million over the next twelve months. Unless Parent and the Company agree otherwise in writing, to the extent the Company's payment commitments under the definitive agreement with First Class exceed $1.25 million (the "Excess"), the Company shall be deemed to have breached a representation in the Agreement, and Parent shall be entitled to treat the Excess as a Loss under Article VII of the Agreement.

     g. In 1994, the General Services Administration (the "GSA") conducted a preaward audit with respect to the Company's current award/contract with the GSA. The pre-award audit raised questions as to certain inaccuracies in the Company's application for its earlier award/contract, including the failure to disclose certain discounts granted to purchasers of the Company's products. The Company believes that as a result of these questions or as a result of the level of the Company's monthly sales reported to the GSA, the GSA is currently auditing the Company with respect to the Company's activities between October 1990 and August 1995 under its agreement with the GSA. While the Company gave GSA a 7% discount on purchases from the Company during such period, the Company believes the GSA might argue that the discount should have been closer to 25%. The Company's liability as a result of the GSA audit will not exceed, and will not be reasonably expected to exceed, $600,000. For purposes of Parent's rights to recover from the Escrow Fund under Article 7 of the Agreement, disclosure of the matters in this paragraph shall be deemed not to affect or modify in any manner the representations and warranties made by the Company in the Agreement. Without limiting the generality of the foregoing, any Losses incurred by Parent or its affiliates as a result of the matters described in this paragraph shall be fully recoverable from the Escrow Fund in accordance with the terms and conditions of Article VII of the Agreement (including the limitations set forth in section 7.2(a) thereof).

     h. In January 1996, the Company notified Double Impact Multimedia, Inc. ("Double Impact") of Double Impact's default in payment of license fees of $87,500 under Double Impact's agreement with the Company. According to recent correspondence from Double Impact, Double Impact's sublicensee has failed to make payments to Double Impact. There can be no assurance that the Company will receive any or all of the payment required from Double Impact. The Company has written off this payment on its financial statements for the period ended December 31, 1995. In addition, the Company has learned that the sublicensee (ACS Computer Pty. Ltd.) is located in the Far East and has masters to 38 titles of the Company's Consumer/SOHO product line. Although the Company and Double Impact are taking steps to regain possession of the masters, there can be no assurance that the Company or Double Impact will be able to retrieve such masters. The effect on the Company's business of the possession of such masters by the sublicensee is uncertain at this time.

     i. The Company has made a verbal agreement with WynEdge Software, Inc. for product development work between January 1996 and June 1996 which requires the Company to make payments to WynEdge in the amount of $57,200.

     j. Deena Flammang, previously Vice President of Marketing of the Company, was promoted to Vice President of Marketing, Operations and Customer Services of the Company, effective January 15, 1996. In connection with the promotion, Ms. Flammang's annual compensation was increased to an annual base salary of $100,000 and additional annual performance-based bonuses not to exceed $35,000.

     k. In January 1996, John Carney, the Company's Executive Vice President of Product Development and Chief Development Officer, was paid $10,000 as an employment sign-on bonus.

     l. Relational Courseware, Inc. has notified the Company that it is terminating the Company's non-exclusive reseller agreement with RCI effective February 28,1996.

     m. The Company has incurred product development costs since December 31, 1995, but does not consider such costs "capital expenditures or commitments."

     n. The Company has received a notice from LearningEdge that LearningEdge has incurred costs overruns under its development agreement with the Company. The amount of such overruns is approximately $75,000, and LearningEdge has requested that the Company reimburse LearningEdge for approximately $30,000 of such amount. The Company is discussing the amount of the payment with LearningEdge. The Company's liability with respect to the overruns will not exceed, and will not reasonably be expected to exceed, $30,000. To the extent the liability relating to such matter exceeds $30,000 (the "Excess"), the Company shall be deemed to have breached a representation in the Agreement, and Parent shall be entitled to treat the Excess as a Loss under Article VII of the Agreement.

     o. The Company recently introduced two new pricing programs in addition to its existing multi-format pricing program. The pricing programs are called "CAFE" and "OLE." CAFE is designed for customers making an annual purchase of approximately $30,000-$75,000, and OLE is designed for customers making an annual purchase of approximately $250,000 or more. The Company's current multi-format pricing program is designed for customers making an annual purchase of between $75,000 and $250,000.

     p. The recent shutdowns of certain federal government offices and impasse of federal budget negotiations have had a negative effect on purchases of the Company's products by governmental agencies. The Company believes the budget impasse could have been responsible for a shortfall in the Company's 1995 sales to governmental agencies from its projections of approximately 15%, and the Company believes the impasse could result in a shortfall of between 15% and 35% from the Company's forecasted sales of $2.6 million to governmental agencies in 1996.

     q. By letter dated February 22, 1996, the Company extended an employment offer to Joanne Crowe which, if accepted, will obligate the Company to recommend to the Board of Directors a grant to Ms. Crowe of an option to purchase 1,500 shares of the Company's Common Stock with an exercise price of the fair market value at the date of grant. Options issued to Ms. Crowe, if any, will include 1,500 of the 7,000 shares contemplated for issuance elsewhere in this Company Letter and will have an exercise price of the per share fair market value of the Company based on an aggregate value of the Company of $45,200,000.

     r. In connection with the reorganization of the Company's product development functions:

          (i) By letters dated February 20, 1996, the Company notified the following employees of termination of their employment by the Company effective July 1, 1996: Nancy Nadone, Lynn Johnson, Howard Heseth and Patrick Waters III. The termination letters set forth certain compensation and severance obligations of the Company in connection with such terminations.

          (ii) By letters dated February 20, 1996, the Company notified the following temporary staff members of the termination of their employment by the Company effective April 30, 1996: Kurt Christensen and Jon Herseth.

          (iii) By letters dated February 20, 1996, the Company notified the following employees of relocation from the Minneapolis to the Lowell office: Mitch Leff, David Hadley and Mike Ford. The relocation letters set forth certain obligations of the Company in connection with the relocations. These individuals have not yet decided whether to relocate.

     The Company's actions with respect to such matters has been in compliance with applicable law. Employees whose employment has been terminated as a result of the reorganization will no claim for compensation, severance or continuation of benefits except for (A) severance and continuation of benefits as provided in the Company's Employee Handbook or the letters identified in paragraphs r(i), r(ii) and r(iii) above, or (B) compensation earned on or before the date of termination.

     s. In January and February 1996, the Company settled a dispute under its product development agreement with Novell Corporation regarding the reimbursement by Novell of costs in the amount of $27,300 incurred by the Company in product development under the agreement. Novell Corporation has paid the Company approximately $27,300 in full settlement of the dispute.

     t. The Company has modified the Site License with the Institute for Advanced Technology to add a termination date of February 1997.

     u. The Company has modified the royalty rates of the International Product Development and Distribution Agreement, dated May 13, 1994, between the Company and Nippon Wilson Learning Company.

     v. In January 1996, the Company completed a reorganization of responsibilities of senior management. Chuck Gorman remained Chief Executive Officer, Jeffrey Traynor remained Chief Financial Officer, Daniel Frawley became President and Chief Operating Officer, John Barrow become Vice Chairman, Terry McMullen became Vice President of Sales, Deena Flammang became Vice President of Marketing, Operations and Customer Services, and John Carney commenced duties on January 1, 1996 as Executive Vice President of Product Development and Chief Development Officer.

     w. In March 1996, the Company modified its 401(k) Plan to accept new applicants quarterly instead of every six months.

     x. The information disclosed in Section 5.1 of this Company Letter is incorporated herein by reference.

SCHEDULE 2.8  TAXES AND OTHER RETURNS AND REPORTS

     The Company will not incur, and will not be reasonably expected to incur, any obligations or liabilities as a result of the matters disclosed below in paragraphs b, c, d and e of this Schedule 2.8. For purposes of Parent's rights to recover from the Escrow Fund under Article 7 of the Agreement and Parent's rights to recover against any Shareholder under any Shareholder Agreement, disclosure of the matters below in paragraphs b, c, d and e shall be deemed not to affect or modify in any manner the representations and warranties made by the Company in the Agreement or the representations and warranties made by any Shareholder in any Shareholder Agreement. Without limiting the generality of the foregoing any Losses incurred by Parent or its affiliates as a result of the matters disclosed below in paragraphs b, c, d and shall be fully recoverable from the Escrow Fund in accordance with the terms and conditions of Article VII of the Agreement (including the limitations set forth in section 7.2(a) thereof).

     a. The description of the audit by the Illinois Department of Revenue contained in Schedule 2.7 above is incorporated herein by reference. As indicated in Schedule 2.7 above, to the extent the liability relating to such audit exceeds $5,000 (the "Excess"), the Company shall be deemed to have breached a representation in the Agreement, and Parent shall be entitled to treat the Excess as a Loss under Article VII of the Agreement.

     b. The description of the audit by the California Department of Revenue contained in Schedule 2.7 above is incorporated herein by reference.

     c. In 1995, the Internal Revenue Service completed an audit of the 1991, 1992 and 1993 tax returns of the Company. In connection with the audit, the Company was required to change the schedule of its amortization of product development costs in such years, resulting in a required tax payment (including interest) of $157,441 by the Company in August 1995. In February 1996, the Company amended its state tax returns and paid tax and interest of approximately $17,000. In the Company's settlement agreement with the Internal Revenue Service, the Company agreed to an extension of time to assess tax for the 1991 tax period through January 1996. The change did not apply to the schedule of the Company's amortization of product development costs after 1993.

     d. In 1994, the Company made payments of $2,196 to the Massachusetts Department Revenue and $17,471 to the Internal Revenue Service, in each case to cover penalties and interest resulting from the failure of Growth Group 1, Inc. to make timely payments of payroll taxes.

     e. In 1992, the Company received an inquiry from the Ohio Department of Revenue with respect to the nature of the Company's business activities in Ohio. The Company responded by returning a completed questionnaire, and has not heard back from the state of Ohio.

     f. The acceleration of the number of shares subject to exercise under the option agreement between the Company and Jeffrey Traynor, together with severance payments which may be made by the Company to Mr. Traynor in connection with termination, if any, of his employment by the Company, could result in payments characterized as 'excess parachute payments" within the meaning of
Section 280G(b)(1) of the Code. If such payments constitute excess parachute payments, the Company intends to call a shareholder meeting to approve such payments.

SCHEDULE 2.9  RESTRICTIONS ON BUSINESS ACTIVITIES

     The following agreements include provisions which prohibit or impair (or could be reasonably expected to prohibit or impair) business practices of the
Company:

     a. Distributor Agreement, dated March 1, 1995, between the Company and APTECH, a division of Apple Industries Ltd. and Membership Agreement, dated March 1, 1995, between the Company and APTECH; as supplemented by letter, dated March 3,1995, from the Company to APTECH (grants exclusive distribution rights to APTECH in certain territories).

     b. Distributor Agreement, dated April 2,1995, between the Company and Advanced Technical Systems Ltd (grants exclusive distribution rights to Advanced Technical Systems Ltd in certain territories).

     c. Agreement, dated September 15,1995, between the Company and Egitim Raporlarna Arastirma Ve Danismanlik Ticaret Limited Sirketi of Istanbul (grants exclusive distribution rights to ERAVDLS in Turkey).

     d. Republishing, Localization and Distribution Agreement, dated March 31, 1995, between the Company and Nippon Wilson Learning (grants certain exclusive distribution rights to NWL in Japan and with respect to Japanese language versions of the Company's products).

     e. Agreement, dated July 1, 1995, between the Company and On Line Group Holdings Limited of Hong Kong (grants exclusive distribution rights to OLGH in certain territories).

     f. Agreement, dated December 1, 1995, between the Company and Pacific Technology Software Ltd. of Hong Kong (grants certain exclusive distribution rights to PTSL in certain territories).

     g. Agreement, dated December 31, 1995, between the Company and Robert Half International, Inc. (grants certain exclusive rights to RHI with respect to use of the Company's products in the temporary employment agency business or belong to certain trade organizations related to the temporary employment agency business; requires all future distribution agreements to include a clause reciting such restriction; and restricts the Company from expanding current relationships with business involved in the temporary employment agency business).

     h. Agreement, dated December 29, 1994, between the Company and National Education Training Group, Inc. (prohibits the Company from granting distribution rights to certain competitive organizations of NETG, including, without limitation, the following entities, their agents and affiliates: Anderson Soft-Tech, CBT Systems, DPEC, Legent Corporation, MultiMedia Productions, Inc., The Roach Organization, and Science Research Associates).

     i. Consumer Products Distribution Agreement, dated November 3, 1995, between the Company and WizardWorks Group (grants WizardWorks exclusive rights to market the Company's "Consumer/SOHO CD-ROM product line" in retail trade in North America, and requires the Company to discuss with WizardWorks the right to distribute the Company's products in retail trade outside North America on a case-by-case basis).

     j. Agreement, dated July 27, 1995, between the Company and Transactional Media, Inc. (grants TMI certain exclusive rights to market certain products via direct television advertisements (infomercials) and home shopping channels).

     k. Authorized Learning Center Agreement, dated December 31, 1995, between the Company and INFOTECH Computer School (grants certain exclusive distribution rights to INFOTECH in certain territories).

     l. International Corporate Products Distribution Agreement, dated August 1, 1995, between the Company and Media Sales Ltd.

     m. International Consumer Products Distribution Agreement, dated December 31, 1995, between the Company and Tithes Marketing (S) Pte Ltd.

     n. International Product Development and Distribution Agreement, dated May 13, 1994, between the Company and Nippon Wilson Learning Company (grants exclusive distribution rights in Japan and with respect to Japanese language versions of the Company's products).

     o. Independent Courseware Vendor Agreement, dated May 17, 1995, between the Company and Microsoft Corporation (requires at least 80% of the Company's training product line to be targeted to either self-study training products (other than instructor-led), textbooks, or commercial books or as otherwise approved by Microsoft).

     p. Agreement, dated May 4,1993, between the Company and Lotus Publishing Corporation, and Marketing and Distribution Agreement, dated May 1, 1991, between the Company and Lotus Publishing Corporation (include restriction prohibiting the Company, during the term of the agreement, from publishing, distributing, developing, producing, manufacturing, marketing or selling any instructional video, multi-media or text based instructional products which relate to Lotus software except as pursuant to the agreement).

     q. Video Tape Training Development Agreement, dated February 11, 1995, between the Company and Powersoft Corporation (contains restrictions on (i) soliciting or requesting employees or consultants of Powersoft to leave employment or cease consulting, (ii) soliciting or requesting employees or consultants of Powersoft to join employment of or consult for the Company, and
(iii) soliciting or requesting any business or entity in competition with Powersoft to join employment of or consult for the Company).

     r. Distributor Agreement, dated May 25, 1994, between the Company and Sybase (contains restrictions on marketing certain specified products to Sybase's customers who first bought products from Sybase and from adding Sybase's customers to the Company's marketing lists).

     s. Teaming Agreement, dated January 26, 1994, between the Company and The Network Connection, Inc. (grants exclusive rights to The Network Connection to market, distribute and copy certain specified products on The Network Connection's hardware and software and contains a restriction prohibiting the Company from marketing or distributing any product in competition with such products). The Network Connection is late on payments required to be made under a side letter relating to the Company's lease of certain equipment from a third party, and the Company has been marketing and distributing products in competition with The Network Connection's products.

     t. Master Development Agreement, dated January 31, 1996, between the Company and Novell, Inc. (permits the Company and Novell to distribute certain specified products only to specific markets mutually agreed upon).

     u. The Company's U.K. lease agreements with Frogmore Business Centres Limited prohibit the Company from employing during the term of the agreement or for a period of six months thereafter any person who has been in the employ of Frogmore Business Centres Limited.

     v. Distributor Agreement, dated August 27, 1993, between the Company and APTE, Inc. (prohibits the Company from selling computer-based training products, excluding multimedia products built on MPC minimum standards, that directly compete with APTE's computer-based/networked tutorials providing instruction in the use of cc:Mail for DOS, cc:Mail for Windows, cc:Mail for OS/2 an and other cc:Mail products).

     w. Distributor Agreement, dated September 6, 1994, between the Company and APTE, Inc. (prohibits the Company from selling computer-based training products, excluding multimedia products built on MPC minimum standards, that directly compete with AM's computer-based/networked tutorials providing instruction in the use of various office products, including Organizer Made Simple for Lotus Organizer Release 1.1).

     x. Distributor Agreement, dated February 7, 1995, between the Company and APTE, Inc. (prohibits the Company from selling computer-based training products, excluding multimedia products built on MPC minimum standards, that directly compete with AM's computer-based/networked tutorials providing instruction in the use of various office products, including Schedule+ Made Simple for Microsoft Schedule+ for Windows Version 1.0).

     y. Distributor Agreement, dated April 24, 1994, between the Company and APTE, Inc. (prohibits the Company from selling computer-based training products, excluding multimedia products built on MPC minimum standards, that directly compete with APTE's computer-based/networked tutorials providing instruction in the use of various office products, including Exploring Organizer Version 1.0 for Lotus Organizer Version 2.0).

     z. Distributor Agreement, dated August 31, 1994, between the Company and APTE (Prohibits the Company from selling computer-based training products, excluding multimedia products built on MPC minimum standards, that directly compete with APTE's computer-based/networked tutorials providing instruction in the use of various office products, including Exploring Organizer, a computer-based tutorial on Lotus Organizer Release 2.1).

     aa. The agreements identified under the Third Party Products Schedule include restrictions on the manner and territories in which the Company may distribute products owned by third parties.

     ab. Certain agreements identified under the Strategic Relationships
Schedule include restrictions on the manner and territories in which the Company may market products developed under such agreements.

     ac. Investment Agreement, dated February 14, 1995, among the Company and the shareholders identified therein, as amended by the Investors Agreement, dated May 8, 1995, among the Company and the shareholders named therein.

SCHEDULE 2.10 TITLE OF PROPERTIES: ABSENCE OF LIENS AND ENCUMBRANCES: CONDITION OF EQUIPMENT

  2.10(A) REAL PROPERTY LEASES

     CURRENT LEASES:

     a. Lease Agreement, dated June 11, 1991, between the Company and MBP Partners, as amended and supplemented by Work Letter Agreement, dated February 5, 1993; First Amendment to Lease, dated February 5, 1993; and Suite Acceptance Agreement, dated August 18, 1993; relating to lease of approximately 24,000 square feet of office space in Minneapolis. Requires annual payments of approximately $167,000 and $95,000 in 1996 and 1997, respectively. Also requires the Company to be responsible for sales and use taxes, real estate taxes, insurance and operating expenses of the leased premises as further described in the Lease Agreement.

     Section 19 of the Lease Agreement prohibits assignment by the Company of its rights, interests and obligations under the Lease Agreement without the landlord's prior written consent, and provides that a "transfer of stock control" in the Company constitutes such an assignment.

     b. Lease Agreement, dated July 4, 1994, between the Company, Imperial Oil Ltd. and Proctor & Gamble Inc., as supplemented by Agreement, dated July 22, 1994, between the Company and Proctor & Gamble Inc. and relating to the lease of approximately 3,700 square feet of office space in Toronto. Requires annual payments of approximately $32,000 and $27,000 in 1996 and 1997, respectively. Requires the Company to be responsible for insurance, maintenance and repairs and taxes as further described in the Lease Agreement.

     c. Lease Agreement, dated June 8, 1995, between the Company and Cross Point Limited Partnership, relating to the lease of approximately 20,000 square feet (and an additional 5,600 square feet beginning in 1997) of office space in Boston. Requires annual payments of $140,000 in 1996 and approximately $182,000 in each of the years between 1997 and 2000. Also requires the Company to be responsible for utilities and other services provided by the landlord under the lease, maintenance and repairs, insurance and taxes as further described in the Lease Agreement.

     Section 14 of the Lease Agreement prohibits assignment by the Company of its rights, interests and obligations under the Lease Agreement without the landlord's prior written consent and provides that the merger of the Company and the transfer of all or a majority of the capital stock of the Company constitutes such an assignment.

     d. Lease Agreement, dated April 1995, between the Company's U.K. subsidiary, J3 Learning Limited, and Frogmore Business Centres Limited, for suite 27 of the first floor of the Royal Albert House, Sheet Street, Windsor. Requires monthly payments CUM. This lease expired by its terms on September 30, 1995, but the Company continues to occupy the space. Also requires the Company to be responsible for insurance, maintenance and repairs, taxes and utilities and other services provided by the landlord as further described in the Lease Agreement.

     e. Lease Agreement, dated December 19, 1995, between the Company's U.K. subsidiary, J3 Learning Limited, and Frogmore Business Centres Limited, for suite 18 of the first floor of the Royal Albert House, Sheet Street, Windsor. Requires monthly payments L1,500. This lease expires by its terms on March 30, 1996, but the Company intends to continue to occupy the space. Also requires the Company to be responsible for insurance, maintenance and repairs, taxes and utilities and other services provided by the landlord as further described in the Lease Agreement.

     f. Lease Agreement, dated January 4, 1996, between the Company's U.K. subsidiary, J3 Learning Limited, and Frogmore Business Centres Limited, for suite 19 of the first floor of the Royal Albert House, Sheet Street, Windsor. Requires monthly payments L1,975. Also requires the Company to be responsible for insurance, maintenance and repairs, taxes and utilities and other services provided by the landlord as further described in the Lease Agreement.

     EXPIRED LEASES:

     a. Lease Agreement, dated June 10, 1994, between the Company and Macaulsy Nicolls.

     b. Lease Agreement, dated February 22, 1992, between the Company and Lincoln Knoll Trust, as amended.

     c. Lease Agreement, dated July 1, 1993, between the Company and Andover Street Realty Trust, as amended.

     d. Third Amendment to Lease Agreement, dated April 1994, between the Company and MBP Partners, amending Lease Agreement, dated June 11, 1991.

     2.10(B) LIENS

     a. Financing Statement Lien, File No. 1588201 (Minnesota Secretary of State), First Bank National Association, created May 17, 1993, as amended by File No. 1633031 on November 29, 1993 and File No. 1775714 on July 14, 1995.

     b. Security Agreement, dated May 26, 1994, between the Company and First Bank National Association, filed May 26, 1994, File No. 1677288 and amended 2/9/95, File No. 1736687 (MN SOS).

     c. Financing Statement Lien, filed on April 13, 1995, File No. 1752802 (MN Secretary of State), Norstan Financial Services Inc.

     d. Financing Statement Lien, filed July 31, 1995, File No. 1779558, amended November 7, 1995, File No. 1802119, FBS Business Finance Corp. (MN Secretary of State).

     e. Financing Statement Lien, filed November 16, 1995, File No. 1804428, FBS Business Finance Corp. (MN Secretary of State).

     f. Copyright Security Agreement, dated May 26, 1994, between the Company and First Bank National Association.

     g. Financing Statement Lien, File No. 237992 (Massachusetts Secretary of State), First Bank National Association, created May 27, 1994.

     h. Financing Statement Lien, File No. 189-94 (Clerk of Wilmington, Massachusetts), First Bank National Association, created June 9, 1994.

     i. Financing Statement Lien, File No. 275 (Clerk of Burlington, Massachusetts), First Bank National Association, created June 9, 1994.

     j. Financing Statement Lien, File No. 058211037 (Ontario), First Bank National Association.

     k. Recordation of Security Interest in Trademarks, recorded June 6, 1994 (United States Department of Commerce, Patent and Trademark Office), First Bank National Association.

     l. Recordation of Security Interest in Copyrights, recorded August 8, 1994 (Copyright Office of the United States, Library of Congress), First Bank National Association.

     m. Financing Statement Lien, File No. 121966 (Massachusetts Secretary of State) Digital Equipment Corporation, created January 9, 1995.

     n. Financing Statement Lien, File No. 172467 (Massachusetts Secretary of State), Pitney Bowes Credit Corporation, created July 9, 1993.

     o. Financing Statement Lien, File No. 1505393 (Minnesota Secretary of State), NSP, created May 29, 1992.

     p. Financing Statement Lien, File No. 1662802 (Minnesota Secretary of State), Business Credit Leasing, created April 4, 1994.

     q. Financing Statement Lien, File No. 1717930 (Minnesota Secretary of State), Skyline Processing, created November 21, 1994.

     r. Financing Statement Lien, File No. 1715977 (Minnesota Secretary of State), AT&T Capital Leasing Services Inc., created November 14, 1994.

SCHEDULE 2.11  INTELLECTUAL PROPERTY

  2.11(B) MISCELLANEOUS

  1. REGISTERED TRADEMARKS OR SERVICE MARKS:

     a. United States Trademark Registration No. 1,745,610, for the mark LEARN PC and design, issued by the United States Patent and Trademark Office on January 12, 1993.

     b. U.S. Trademark Registration No. 1,937,809 dated November 28, 1995, for Hands On Learning name and design.

     c. U.S. Trademark Application No. 538,788, dated June 17, 1994, for Breeze Thru. The Company is in the process of assigning all rights to this trademark to Breeze Thru Ventures, LLC, and, as described in Schedule 2.2 of this Company Letter is in the process of transferring all of its interest in Breeze Thru Ventures LLC.

  2. APPLICATIONS FOR TRADEMARKS:

     a. Trademark Application Nos. 602, 282, 602, 231, and 602,230 for J3 Learning, filed with United States Patent and Trademark Office on November 23, 1994.

     b. Applications for J3 LEARNING as follows:

     UK -- App. No. 2,007,410 filed 2-12-95

     Applications for J3 LEARNING & Design as follows:

Australia       SN 649,533             FD 12-30-94
Canada          SN 772,230             FD 1-3-95
China           SN 95/008212           FD 1-20-95
Germany         SN 394107470           FD 12-30-94
France          Reg. No. 95/552810     RD 1-10-95
Hong Kong       SN 9500249             FD 1-9-95
India           SN 650672              FD 1-2-95
India           SN 651243              FD 1-6-95
Italy           SN 95/000680           FD 1-24-95
Japan           SN 8721995             FD 1-9-95
Japan           SN 8711995             FD 1-9-95
South Korea     SN 9452711             FD 12-31-94
New Zealand     SN 244,396             FD 1-5-95
Philippines     SN 950,104             FD 1-4-95
Singapore       SN 37195               FD 1-14-95
Spain           Reg. No. 1943439       RD 1-26-05
Taiwan          SN 84017501            FD 4-15-95
UK              SN 2007413             FD 1-12-95

     c. Japanese Trademark App. Nos. 477451995 and 477461995 both filed 5-15-95 for BREEZE THRU.

     d. Trademark Application No. 727,305 for Fast Start Learning, filed with the United States Patent and Trademark Office on September 11, 1995.

     e. Trademark Application No. 727,306 for Fast Start Interactive, filed with the United States Patent and Trademark Office on September 11, 1995.

     f. Breeze Thru Ventures, LLC, an entity in which the Company currently owns an interest, has filed a number of international applications to register the trademark Breeze Thru. As described in Schedule 2.2 of this Company Letter, the Company is in the process of transferring all of its interest in the Breeze Thru Ventures, LLC.

     g. Application for registration of the trademark LEARN PC in the United Kingdom.

  3. REGISTERED COPYRIGHTS:

     The information contained in the Registered Copyright Schedule is hereby incorporated by reference.

  4. APPLICATIONS FOR COPYRIGHT REGISTRATIONS:

     None

  5. TRADE NAMES:

     a. J3 Learning Corporation

     b. LEARN PC

     c. Hands On Learning

     d. The Company does business in Canada under the name "Learn-PC Video Systems Canada."

  6. LICENSES, SUBLICENSES AND OTHER AGREEMENTS TO WHICH THE COMPANY IS A PARTY AND PURSUANT TO WHICH THE COMPANY OR ANY OTHER PERSON IS AUTHORIZED TO USE ANY COMPANY INTELLECTUAL PROPERTY RIGHT MATERIAL TO THE COMPANY:

     a. The agreements identified on the Distributors Schedule, Development Contractors Schedule, Third Party Product Schedule, Strategic Relationships Schedule and End User Licenses Schedule are incorporated herein by reference.

     b. The Company does not currently include a "shrink-wrap license agreement" as part of its shipment of products to corporate or consumer purchasers.

  7. LICENSES, SUBLICENSES AND OTHER AGREEMENTS (I) WHICH WILL BE VIOLATED OR UNDER WHICH A DEFAULT WILL OCCUR AS A RESULT OF THE PROPOSED TRANSACTION,
     (II) UNDER WHICH ANY OTHER PARTY WILL HAVE A RIGHT TO TERMINATE OR MODIFY THE TERMS THEREOF AS A RESULT OF THE PROPOSED TRANSACTION, AND (III) WHICH WILL REQUIRE THE COMPANY TO REPAY ANY FUNDS ALREADY RECEIVED BY IT AS A RESULT OF THE PROPOSED TRANSACTION:

     The agreements identified under Schedule 2.4 of this Company Letter are incorporated herein by reference.

  8. AGREEMENTS CONTAINING RESTRICTIONS FROM SELLING, LICENSING OR OTHERWISE DISTRIBUTING ANY OF THE COMPANY'S PRODUCTS TO ANY CLASS OF CUSTOMERS, IN ANY GEOGRAPHIC AREA, DURING ANY PERIOD OF TIME OR IN ANY SEGMENT OF THE
     MARKET:

     The agreements referenced above in Schedule 2.9 of this Company Letter are incorporated herein by reference.

     Certain agreements identified on the Strategic Relationships Schedule permit the Company to use proprietary rights of third parties in only certain territories.

  9. DISPUTES OR CLAIMS AS TO COMPANY INTELLECTUAL PROPERTY RIGHTS:

     a. In 1995, the Company terminated its distribution agreement with its exclusive distributor in the United Kingdom, LEARN PC, Ltd. (U.K.), demanded that LEARN PC, Ltd. cease from use of the Company's intellectual property rights, and filed a petition for a winding up of LEARN PC, Ltd.'s business based on amounts due under the distribution agreement. Because the amounts due were disputed, the Company subsequently withdrew its petition and was required to pay for LEARN PC, Ltd.'s attorneys' fees in connection with the petition. The Company learned in 1995 that LEARN PC, Ltd. (U.K.) had filed an application to register a trademark in the United Kingdom which includes the name "LEARN PC." The Company filed an objection to the application, and filed its own application to register the trademark "LEARN PC" in the United Kingdom. There can be no assurance that the Company will prevail in its objection to the distributor's application or that the Company's application will result in a registration in favor of the Company.

     b. In January and February 1996, the Company recently settled a dispute under its product development agreement with Novell Corporation regarding the reimbursement by Novell of costs in the amount of $27,300 incurred by the Company in product development under the agreement. Novell Corporation has paid the Company approximately $27,300 in full settlement of the dispute.

     c. In January 1996, the Company has notified Double Impact Multimedia, Inc. ("Double Impact") of Double Impact's default in payment of license fees of $87,500 under Double Impact's agreement with the Company. According to recent correspondence from Double Impact, Double Impact's sublicensee has failed to make payments to Double Impact. There can be no assurance that the Company will receive any or all of the payment required from Double Impact. In addition, the Company has learned that the sublicensee (ACS Computer Pty. Ltd.) is located in the Far East and has masters to 38 titles of the Company's Consumer/SOHO product line. Although the Company and Double Impact are taking steps to regain possession of the masters, there can be no assurance that the Company or Double Impact will be able to retrieve such masters. The effect on the Company's business of the possession of such masters by the sublicensee is uncertain at this time.

     d. In 1992, the Company began development and distribution of a product line, Oracle CASE, together with Oracle Corporation based on certain understandings set forth in a letter, dated October 7, 1992, from John Barrow to Joe DiDonato. The letter indicates proprietary rights in the products jointly developed under the relationship would be owned by both the Company and Oracle. Subsequently, in drafts of a definitive agreement, Oracle requested that Oracle be the sole owner of the products with a license back to the Company. The Company and Oracle did not enter into a definitive agreement due primarily to the disagreement over who should own the products. The Company filed copyright registrations for the products identifying the Company and Oracle as joint owners in 1994. Although the Company believes it shares ownership of the products with Oracle, there can be no assurance that Oracle agrees. The Company currently markets six titles under the Oracle CASE line, and derived revenues of approximately $30,000 from such product line in 1995. The Company independently developed its ORACLE7 products without the assistance of Oracle Corporation.

     e. Claiming ownership of the "look and feel" of its software (which the Company's products incorporate), Oracle Corporation asserted at one time that the Company's training products violated Oracle's customary shrink wrap license. The Company has had no follow-up discussions with Oracle regarding this matter in the past twelve months.

  10. VIOLATIONS OF LICENSES, SUBLICENSES OR OTHER AGREEMENTS DESCRIBED IN THIS
      SECTION 2.11 OF THIS COMPANY LETTER:

     The information disclosed on Schedule 2.12 (Conflicts, Defaults, Etc.) of this Company Letter is incorporated herein by reference.

  2.11(C)

     SOFTWARE TITLES CURRENTLY OFFERED OR UNDER DEVELOPMENT AND NET REVENUES FOR 1995

     The information set forth on the J3 Learning Price List 1996 contains a list of product titles currently offered by the Company and is incorporated herein by reference. The information contained on the Software Title Schedule discloses the Company's revenues by title during fiscal year 1995, and is incorporated herein by reference. The Product Development Schedule identified titles under development.

     EXCLUSIVE WORLDWIDE RIGHTS

     The information disclosed in Schedule 2.9 of this Company Letter is incorporated herein by reference.

SCHEDULE 2.12  AGREEMENTS, CONTRACTS AND COMMITMENTS

  (I) COLLECTIVE BARGAINING AGREEMENTS:

     None.

  (II) AGREEMENTS OR ARRANGEMENTS THAT CONTAIN SEVERANCE PAY OR POST-EMPLOYMENT LIABILITIES OR OBLIGATIONS:

     a. Stock Purchase Agreement, dated June 22, 1988, between the Company and Charles J. Gorman.

     b. Employment Agreement, dated May 26, 1994, between the Company and John
F. Barrow.

     c. Employment Agreement, dated May 26, 1994, between the Company and Daniel
J. Frawley.

     d. Employment Agreement, dated May 26, 1994, between the Company and Colin
E. Grant.

     e. Employment Agreement, dated June 22, 1988, between the Company and Charles J. Gorman.

     f. The Company's Employee Handbook includes provisions which create certain post-employment liabilities for the Company.

     g. The information with respect to the consolidation of the Company's product development functions disclosed above in Section 2.7 of this Company Letter is incorporated herein by reference.

     h. Letter of engagement, dated January 17, 1995, between the Company, Robe Computer Consultants and Roger Giffard.

     i. The Company believes that after the consummation of the transactions contemplated under the Agreement, the consolidation of certain functions of the Company's business with functions of the Parent's business may result in outplacement of a number of employees. Representatives of the Company are currently working with representatives of Parent on the details of the plan of consolidation. Such outplacements could result in severance payments, continuation of employment benefits and stock repurchase obligations as required under the Company's Employee Handbook and the agreements listed above in this clause (ii).

  (III) BONUS, DEFERRED COMPENSATION, PENSION, PROFIT SHARING OR RETIREMENT PLANS OR ANY OTHER EMPLOYEE BENEFIT PLANS OR ARRANGEMENTS:

     a. The agreements identified and the information disclosed above under
Schedule 2.12(ii) under this Company Letter is incorporated herein by reference.

     b. J3 Learning Corporation 401(k) Plan and Trust.

     c. Pursuit Group Retirement Savings Plan.

     d. As disclosed above in Schedule 2.2, a number of employees have stock options to purchase the Company's common stock under the Company's 1994 Long Term Incentive and Stock Option Plan and the 1991 Long Term Incentive and Stock Option Plan.

     e. The Company is in the process of finalizing written compensation plans for 1996 with the North American Direct Sales Regional Managers, the North American Direct Sales Education Consultants and/or National Account Managers, North American Direct Sales Manager, the Account Managers of the Channel Management Group, and the Account Managers of North American Direct Sales. The substance of these agreements has been discussed with the individual employees. The Company's legal counsel is currently reviewing the plans with management.

     f. The Company does not have an enterprise-wide performance based profit sharing plan. Sales employees are paid commissions that are typically up to 5% of revenues generated up to a specified quota and then 8% of revenues generated above the quota. Non-sales employees are paid bonuses that range from 1% to 25% of total compensation. For each non-sales employee, either an employment offer letter (in the case of a recently hired) or a recent compensation review defines the compensation arrangement for such employee.

     g. The Company's Employee Handbook outlines a number of benefits made available generally to the Company's employees, including, without limitation, health, medical, dental, life and accidental death and dismemberment insurance, tuition reimbursement, sick pay, vacation pay, benefits continuation, severance pay and unpaid family and medical leave.

     h. The Company maintains key person and accidental death and disability insurance on Charles Gorman, Daniel Frawley, John Barrow and Colin Grant. Under the agreements identified above under Schedule 2.12(ii) of the Company Letter, the Company may be obligated to use proceeds from such policies to finance its obligations to repurchase the Company's capital stock in certain events.

  (IV) EMPLOYMENT OR CONSULTING AGREEMENT WITH AN EMPLOYEE OR INDIVIDUAL CONSULTANT OR SALESPERSON OR CONSULTING OR SALES AGREEMENT WITH A FIRM OR OTHER ORGANIZATION:

     a. The information disclosed elsewhere in this Schedule 2.12 of this Company Letter is incorporated by reference.

     b. The agreements identified on the Development Contractors Schedule, Strategic Relationships Schedule, Third Party Product Schedule, Marketing Contractors Schedule and the Distributors Schedule are incorporated herein by reference.

     c. Facilities Management Agreement, dated March 14, 1995, between the Company and Xerox Business Services.

  (V) AGREEMENT OR PLAN, INCLUDING WITHOUT LIMITATION, ANY STOCK OPTION PLAN, STOCK APPRECIATION RIGHTS PLAN OR STOCK PURCHASE PLAN, ANY OF THE BENEFITS OF WHICH WILL BE INCREASED, OR THE VESTING OF BENEFITS OF WHICH WILL BE ACCELERATED BY THE OCCURRENCE OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE VALUE OF ANY OF THE BENEFITS OF WHICH WILL BE CALCULATED ON THE BASIS OF ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS
      AGREEMENT:

     a. Option agreements granted under the Company's 1994 Long-Term Incentive and Stock Option Plan and the Company's 1991 Long-Term Incentive and Stock Option Plan include provisions accelerating the vesting of options thereunder as a result of the transactions contemplated by this agreement.

     b. The Company's Certificate of Designation of the Rights, Preferences and Limitations of Series A Convertible Preferred Stock include provisions triggering a right of holders of outstanding preferred stock to require the Company to redeem such stock as a result of the transactions contemplated by this agreement.

     c. Agreement, dated August 1995, between the Company and Robertson Stephens & Company pursuant to which the Company is required to make certain payments to Robertson, Stephens & Company in exchange for certain investment banking services rendered in connection with the Merger. Under the Agreement, such payments will be made by the Company's shareholders.

  (VI) ANY FIDELITY OR SURETY BOND OR COMPLETION BOND:

     None.

  (VII) ANY LEASE OF PERSONAL PROPERTY HAVING FUTURE PAYMENT OBLIGATIONS INDIVIDUALLY IN EXCESS OF $10,000:

     a. Video Server Lease, dated March 1994, between the Company and BCL Leasing of Marshall, MN; as supplemented by cost-sharing agreement with The Network Connection.

     b. Equipment Lease, dated January 1995, between the Company and Norstan Communications of Minneapolis, MN; Purchase Agreement, dated December 6, 1994, between the Company and Norstan; Upgrade Agreement, dated December 6, 1994; and Assignment and Consent Agreement, dated December 16, 1994.

     c. Agreement with FBS Leasing, dated October 27, 1995, relating to workstations and accessories. An event of default occurs under this Agreement upon any merger of the Company and upon the transfer of fifty percent or more of the outstanding voting securities of the Company.

     d. Agreement with FBS Leasing, dated October 27, 1995, relating to various computer equipment. An event of default occurs under this Agreement upon any merger of the Company and upon the transfer of fifty percent or more of the outstanding voting securities of the Company.

     e. Video Equipment Lease, dated November 1994, between the Company and AT&T Capital Corporation, as updated by amendment in 1995.

     f. Postage Machine Rental, between the Company and Pitney Bowes, dated prior to 1985.

     g. Plant Lease, dated approximately August 1991, between the Company and Plantscape of Minneapolis, MN.

     h. Photocopiers, et al Lease, dated May 19, 1993, between the Company and Pitney Bowes, Inc.

     i. Agreement with Tokai Financial relating to phone equipment.

     j. Agreement with GE Capital relating to Ricoh 3500L fax.

     k. Agreement with Metro Sales relating to Rich 3113 copier.

     l. PHH Contract Hire Agreement, dated August 15, 1995, between the Company and PHH Vehicle Management Services. Section 24 of this Agreement provides PHH with a right to terminate the Agreement upon "a change in ownership of more than 50% of the shares" of the Company.

     m. Lease Agreement with Digital Equipment Corporation.

     n. Finance Lease and Purchase Agreement, each dated January 22, 1993, between the Company and Norstan Financial Services.

     o. End User Sublicense Agreement, dated January 1, 1995, between the Company and SaleMaker Corporation.

     p. Federal Express Standard Pricing Program Terms and Conditions, dated November 9, 1994, between the Company and Federal Express.

     q. Express Saver Pricing Program Agreement, dated May 22, 1995, between the Company and Federal Express.

  (VIII) ANY AGREEMENT OF INDEMNIFICATION OR GUARANTY:

     a. Agreement and Plan of Reorganization by and among the Company, Growth Group I, Inc. and certain shareholders of Growth Group I, Inc.

     b. Certain agreements listed elsewhere in this Company Letter may provide for (i) indemnification by the Company with respect to infringements of proprietary rights or with respect to actions or inactions of the Company under such agreements, and/or (ii) warranties relating to the Company's products. Such agreements are incorporated herein by reference.

  (IX) ANY AGREEMENT, CONTRACT OR COMMITMENT CONTAINING ANY COVENANT LIMITING THE FREEDOM OF THE COMPANY TO ENGAGE IN ANY LINE OF BUSINESS OR TO COMPETE WITH ANY PERSON:

     The agreements identified above in Schedule 2.9 of this Company Letter are incorporated herein by reference.

  (X) ANY AGREEMENT, CONTRACT OR COMMITMENT RELATING TO CAPITAL EXPENDITURES AND INVOLVING FUTURE PAYMENTS IN EXCESS OF $10,000:

     a. Certain personal property leases identified above under Schedule 2.12(vii) of this Company Letter may be include capitalized commitments in excess of $10,000.

     b. Certain agreements identified on the Development Contractors Schedule and Strategic Relationships Schedule include commitments relating to capital expenditures involving future payments in excess of $10,000.

  (XI) ANY AGREEMENT, CONTRACT OR COMMITMENT RELATING TO THE DISPOSITION OR ACQUISITION OF ASSETS IN EXCESS OF $10,000 OUTSIDE THE ORDINARY COURSE OF THE COMPANY'S BUSINESS OR ANY INTEREST IN ANY BUSINESS ENTERPRISE (IN AMOUNT OR OTHERWISE):

     None.

  (XII) ANY MORTGAGES, INDENTURES, LOANS OR CREDIT AGREEMENTS, SECURITY AGREEMENTS OR OTHER AGREEMENTS OR INSTRUMENTS RELATING TO THE BORROWING OF MONEY OR EXTENSION OF CREDIT, INCLUDING THE GUARANTIES REFERRED TO IN CLAUSE (VII) ABOVE:

     a. Revolving Credit and Term Loan Agreement, dated May 26, 1994, between the Company and First Bank National Association, together with Revolving Credit Note and Term Note, each dated May 26, 1994, each payable by the Company to First Bank National Association; as amended by (i) Amendment No. 1 to Revolving Credit and Term Loan Agreement and Waiver, dated December 22, 1994, between LEARN PC and First Bank National Association; (ii) letter amendment and waiver, dated as of May 8, 1995; and

(iii) letter amendment and waiver, dated as of December 18, 1995. The Merger will result in an event of default under the agreement.

     The Company is currently negotiating to increase the amount of available borrowings under its line of credit with First Bank National Association from $1.5 million to $2.75 million. Although the Company believes it will likely negotiate an increase in such borrowings, there can be no assurance that such negotiations will result in any increase.

     b. Security Agreement, dated May 26, 1994, between the Company and First Bank National Association.

     c. Copyright Security Agreement, dated May 26, 1994, between the Company and First Bank National Association.

     d. Subordinated Notes, in the original principal amounts and on the dates indicated below:

                                                                           OUTSTANDING BALANCE
                                                                                 12/31/95
                                                                          ----------------------
                                                                          PRINCIPAL     INTEREST
                                                                          ---------     --------
    (i) Notes dated May 26, 1994:
    Cherry Tree Ventures III...............................  $367,900       240,567       1838
    Charles J. Gorman......................................  $ 89,500        58,529        447
    Debra Mann.............................................  $127,900        83,608        639
    Gil Mann...............................................  $127,900        83,608        639
    Shelley Mann...........................................  $ 22,800        22,800        175
    John Bergstrom.........................................  $    700           700          5
    Parsnip River Company..................................  $263,300       172,222         78
    John F. Barrow.........................................  $324,619        71,286         78
    Daniel J. Frawley......................................  $324,619        71,286         78
    Colin E. Grant.........................................  $130,769        28,715         31
    John Frawley...........................................  $ 42,500         9,333         10
    Donald MacLean.........................................  $  7,500         1,647          2
    (ii) Notes dated January 15, 1993:
    Cherry Tree Ventures, III..............................  $ 50,914        50,914       1344
    Parsnip River Company..................................  $ 36,257        36,257        957
    Gil and Debra Mann.....................................  $ 35,486        35,486        936
    Charles J. Gorman......................................  $ 12,343        12,343        326

     Subject to the provisions of the Subordination Agreements with First Bank National Association, (i) holders of a majority-in-interest of the notes issued in 1993 may declare the principal and interest thereunder immediately due and payable at any time, and (ii) holders of the notes issued in 1994 may declare an event of default and accelerate the payment of indebtedness thereunder in the event an event of default occurs under the First Bank loan agreement and First Bank takes action to collect on such loan.

     e. Subordination Agreements, dated May 26, 1994, relating to the notes described in paragraph d above with the parties to the notes and First Bank National Association.

     f. Charles Gorman, John Barrow and Daniel Frawley have guaranteed certain indebtedness of the Company to First Bank National Association.

  (XIII) ANY PURCHASE ORDER OR CONTRACT FOR THE PURCHASE OF RAW MATERIALS INVOLVING $10,000 OR MORE:

     a. The agreements identified in the Development Contractors Schedule, Marketing Contractors, Third Party Product Contracts Schedule may require payments involving $10,000 or more for development services which might constitute "raw materials." Such agreements are incorporated herein by reference.

     b. Facilities Management Agreement, dated March 14, 1995, between the Company and Xerox Business Services.

     c. Purchase Order #6466, dated January 17, 1996, in the amount of $11,822.50, from Digital Excellence Inc.

  (XIV) ANY CONSTRUCTION CONTRACTS:

     None.

  (XV) ANY DISTRIBUTION, JOINT MARKETING OR DEVELOPMENT AGREEMENT:

     a. The agreements referenced above in Schedule 2.9 of this Company Letter are incorporated herein by reference.

     b. The agreements identified on the Distributors Schedule, the End User Licenses Schedule, the Strategic Relationships Schedule, Third Party Product Schedule and the Development Contractors Schedule are incorporated herein by reference.

     c. Facilities Management Agreement, dated March 14, 1995, between the Company and Xerox Business Services.

  (XVI) ANY AGREEMENT, CONTRACT OR COMMITMENT WITH ANY CUSTOMER WHICH, DURING 1995, ACCOUNTED FOR MORE THAN 5% OF THE COMPANY'S REVENUES:

     Although none of the Company's customers represented more than 5% of the Company's revenues in 1995, agreements, contracts and commitments with the following end-user and reseller customers resulted in revenues in excess of $200,000 in 1995.

     END USERS:

        Bank of Boston

        Robert Half International

        National Semiconductor

        Micron Technology

     RESELLERS:

        Sun Microsystems Computer Corporation

        Informix

        Nippon Wilson Learning

        Aptech

        Career Track Inc.

        Microsoft Press

     To the extent that any customers represent more than 5% of the Company's revenues in 1996 (of which there can be no assurance), the Company believes the foregoing customers would be the most likely to represent more than 5% of the Company's revenues in 1996.

  (XVII) ANY OTHER AGREEMENT, CONTRACT OR COMMITMENT THAT INVOLVES (TOTAL PAYMENTS OVER THE LIFE OF THE CONTRACT) $25,000 OR MORE OR IS NOT CANCELABLE WITHOUT PENALTY WITHIN THIRTY (30) DAYS:

     None.

  (XVIII) ANY STOCKHOLDER AGREEMENT, VOTING AGREEMENTS, REGISTRATION RIGHTS
          AGREEMENTS OR ANY OTHER SIMILAR AGREEMENTS:

     a. Registration Rights Agreement, dated February 15, 1995, between the Company and certain shareholder named therein.

     b. Shareholder Voting Agreement, dated May 26, 1994, by among John F. Barrow, Daniel J. Frawley, and certain shareholders of the Company named therein.

     c. Right of First Refusal Option Agreement, dated May 26, 1994, among the Company, John F. Barrow, Daniel J. Frawley, Colin E. Grant and Donald J. Maclean.

     d. Investment Agreement, dated February 15, 1995, between the Company and certain investors named therein.

  (XIX) LICENSE AGREEMENTS INVOLVING THE LICENSE OF THE COMPANY'S INTELLECTUAL PROPERTY RIGHTS, OTHER THAN NONEXCLUSIVE LICENSES OF OBJECT CODE OF SOFTWARE PRODUCTS TO END-USERS:

     The Agreements identified above under paragraph 6 of Schedule 2.11(b) of this Company Letter are incorporated herein by reference.

  (XX) AGREEMENTS, CONTRACTS OR COMMITMENTS PURSUANT TO WHICH ANY PARTY IS PERMITTED TO RESELL ANY OF THE COMPANY'S PRODUCTS:

     The agreements identified on the Distributors Schedule and the Strategic Relationships Schedule are incorporated herein by reference.

SCHEDULE 2.12  CONFLICTS, DEFAULTS, ETC.

     a. The information disclosed on the Violations Schedule attached hereto is incorporated herein by reference.

     b. The Company's license and distribution agreements with Lotus Publishing Corporation have expired according to their terms. The Company and Lotus Publishing Corporation have been operating as if the agreements have been indefinitely extended.

     c. The Company is prohibited from marketing or distributing any product in competition with certain products of the Network Connection, Inc. under the Teaming Agreement, dated January 26, 1994, between the Company and The Network Connection, Inc. The Network Connection is late on payments required to be made under a side letter relating to the Company's lease of certain equipment from a third party, and the Company has been marketing and distributing products in competition with The Network Connection's products.

SCHEDULE 2.13  INTERESTED PARTY TRANSACTIONS

     a. Michael Allen, an investor in Bayview Investors, Ltd., is an affiliate of Allen Interactions, Inc. Allen Interactions, Inc. and the Company each own a 50% interest in Breeze Thru Ventures, LLC. The information disclosed under
Schedule 2.2 above which relates to Breeze Thru Ventures, LLC is incorporated herein by reference.

     b. Nippon Wilson Learning Company, a shareholder of the Company, is a party to an international product development and distribution agreement, dated May 13, 1994, with the Company (as amended February 21, 1996), and a republishing, localization and distribution agreement, dated March 31, 1995, with the Company.

     c. AT&T Venture Company, L.P. is a shareholder of the Company. The Company has a reseller agreement, dated November 1, 1992, with NCR Corporation, now an affiliate of AT&T. AT&T Venture Company, L.P. also has an interest in First Virtual which loaned video server equipment through AT&T to the Company in 1995.

     d. In 1995, the Company sold certain products under customary terms and conditions to Robertson Stephens & Company, an affiliate of shareholders of the Company.

     e. Agreement, dated August 1995, between the Company and Robertson Stephens & Company, an affiliate of shareholders of the Company pursuant to which the Company is required to make certain payments to Robertson, Stephens & Company in exchange for certain investment banking services rendered in connection with the Merger. Under the Agreement, such payments will be made by the Company's shareholders.

SCHEDULE 2.14  GOVERNMENTAL AUTHORIZATIONS

     a. The agreement with the General Services Administration identified on the Distributors Schedule is incorporated herein by reference.

     b. The Company does business in Canada under the name "Learn-PC Video Systems Canada" under an Extra-Provincial License in Ontario. The Company's registration of such name under the Corporations Information Act in Canada expired in 1995. The Company is currently reviewing whether such expiration caused an expiration of the Company's license in Ontario. The Company does not yet know the effect, if any, of the expiration of the registration or the possible expiration of the license.

SCHEDULE 2.15  LITIGATION

     On November 18, 1995, Judith Alpern, a former employee of the Company, filed a wage claim against the Company with the Texas Employment Commission (the "TEC"). On December 29, 1995, the TEC dismissed the claim on the basis that Ms. Alpern failed to make the claim within 180 days of the date she alleges she earned the wages. Ms. Alpern filed an appeal on January 1, 1996, and the TEC has scheduled a hearing for March 18, 1996. The Company disputes the basis of Ms. Alpern's claim, and intends to vigorously defend against the claim. The Company will not incur, and will not be reasonably expected to incur, any obligations or liabilities as a result of the claim. For purposes of Parent's rights to recover from the Escrow Fund under Article 7 of the Agreement, disclosure of the matters in this paragraph shall be deemed not to affect or modify in any manner the representations and warranties made by the Company in the Agreement. Without limiting the generality of the foregoing, any Losses incurred by Parent or its affiliates as a result of the matters described in this paragraph shall be fully recoverable from the Escrow Fund in accordance with the terms and conditions of
Article VII of the Agreement (including the limitations set forth in section 7.2 thereof).

SCHEDULE 2.16  ACCOUNTS RECEIVABLE/INVENTORY

     The Liens disclosed under Schedule 2.10(b) of this Company Letter include Liens on the Company's accounts receivable and inventory and are incorporated herein by reference.

SCHEDULE 7.19  EMPLOYEE BENEFIT PLANS

  2.19(B) EMPLOYEE PLANS AND EMPLOYEE AGREEMENTS

     a. Employment Agreement, dated May 26, 1994, between the Company and John
F. Barrow.

     b. Employment Agreement, dated May 26, 1994, between the Company and Daniel
J. Frawley.

     c. Employment Agreement, dated May 26, 1994, between the Company and Colin
E. Grant.

     d. Employment Agreement, dated June 22, 1988, between the Company and Charles J. Gorman.

     e. Letter of engagement, dated January 17, 1995, between the Company and Robe Computer Consultants and Roger Giffard.

     f. J3 Learning Corporation 401(k) Plan and Trust.

     g. Pursuit Group Retirement Savings Plan.

     h. Facilities Management Agreement, dated March 14, 1995, between the Company and Xerox Business Services.

     i. As described above in Schedule 2.2 of this Company Letter, a number of employees have stock options to purchase the Company's common stock under the Company's 1994 Long Term Incentive and Stock Option Plan and the 1991 Long Term Incentive and Stock Option Plan.

     j. The Company is in the process of finalizing written compensation plans for 1996 with the North American Direct Sales Regional Managers, the North American Direct Sales Education Consultants and/or National Account Managers, North American Direct Sales Manager, the Account Managers of the Channel Management Group, and the Account Managers of North American Direct Sales. The substance of these agreements has been discussed with the individual employees. The Company's legal counsel is currently reviewing the plans with management.

     k. The Company does not have an enterprise-wide performance based profit sharing plan. Sales employees are paid commissions that are typically up to 5% of revenues generated up to a specified quota and then 8% of revenues generated above the quota. Non-sales employees are paid bonuses that range from 1% to 25% of total compensation. For each non-sales employee, either an employment offer letter (in the case of a recently hired) or a recent compensation review defines the compensation arrangement for such employee.

     l. The Company's Employee Handbook outlines a number of benefits made available generally to the Company's employees, including, without limitation, health, medical, dental, life and accidental death and dismemberment insurance, tuition reimbursement, sick pay, vacation pay, benefits continuation, severance pay and unpaid family and medical leave.

     m. The Company maintains key person and accidental death and disability insurance on Charles Gorman, Daniel Frawley, John Barrow and Colin Grant. Under the agreements identified above under Schedule 2.12(ii) of the Company Letter, the Company may be obligated to use proceeds from such policies to finance its obligations to repurchase the Company's capital stock in certain events.

     n. The information with respect to the consolidation of the Company's product development functions disclosed above in Section 2.7 of this Company Letter is incorporated herein by reference.

  2.19(D)  EMPLOYEE PLAN COMPLIANCE

     No disclosure.

  2.19(G)  POST-EMPLOYMENT OBLIGATIONS

     The information disclosed above in Schedules 2.12(ii) and 2.12(iii) of this Company Letter is incorporated herein by reference.

  2.19(H)  EFFECT OF TRANSACTION

     a. Option agreements granted under the Company's 1994 Long-Term Incentive and Stock Option Plan and the Company's 1991 Long-Term Incentive and Stock Option Plan include provisions accelerating the vesting of options thereunder as a result of the transactions contemplated by this agreement.

     b. The termination of the option agreements will result in a FICA withholding obligation of the Company and potential income withholding tax obligation of the Company.

     c. The Company believes that after the consummation of the transactions contemplated under the Agreement, the consolidation of certain functions of the Company's business with functions of the Parent's business may result in outplacement of a number of employees. Representatives of the Company are currently working with representatives of Parent on the details of the plan of consolidation. Such outplacements could result in severance payments, continuation of employment benefits and stock repurchase obligations as required under the Company's Employee Handbook and the agreements listed above in this clause (ii) of Schedule 2.12 of this Company Letter.

  2.19(H)(II)  EXCESS PARACHUTE PAYMENTS

     The acceleration of the number of shares subject to exercise under the option agreement between the Company and Jeffrey Traynor, together with severance payments which may be made by the Company to Mr. Traynor in connection with termination, if any, of his employment by the Company, could result in payments characterized as "excess parachute payments" within the meaning of
Section 280G(b)(1) of the Code. If such payments constitute excess parachute payments, the Company intends to call a shareholder meeting to approve such payments.

  2.19(J)  LABOR DISPUTES/COLLECTIVE BARGAINING AGREEMENTS

     None.

SCHEDULE 2.20  INSURANCE

  GENERAL:

     State Farm Fire and Casualty Company, Business Policy No. 93-CB-2016-3. Expires April 26, 1996.

     The Commercial Insurance Company, Commercial Property and Commercial General Liability Policy No. 95CPP H23644. Expires October 26, 1996.

  WORKERS COMPENSATION:

     State Farm Fire and Casualty Company, Business Policy No. 93-CB-2016-3. Expires April 26, 1996.

     American Policyholders' Insurance Company, Workers Compensation and Employers Liability Policy No. WCC 182243-03-95. Expires February 1, 1996. The Company is currently negotiating an extension of this policy. Specifically requires notification of change in control and approval of experience rating of successor insured.

  MEDICAL AND DENTAL:

     Medica Choice Select (34735)

     United Health and Life Insurance Company, Plan No. 2406

     Tufts Associated Health Plans (51770)

     Zurich Life (Group Number 068432-001-2)

     Prudential Health Care Plan of California Group Dental Care Contract No. GJ-39847, Effective January 1, 1996.

  LIFE INSURANCE

     Prudential Group Insurance Contract No. G-39847, Effective January 1, 1996.

     Prudential Group Insurance Contract No. GK-39847, Effective January 1,
1996.

     Zurich Life (Group Number 068432-001-2)

  DISABILITY

     Fortis Benefits Insurance Company Policy No. G 69,388. Includes Group Term Life Insurance (Noncontributory) and Group Accidental Death and Dismemberment Insurance (Noncontributory).

     Fortis Benefits Insurance Company Policy No. 69,388. Includes Group Short-Term Disability Insurance.

     Fortis Benefits Insurance Company Policy No. 69,388. Includes Group Long Term Disability Insurance.

  KEY PERSON INSURANCE

     Life insurance is covered by Northwestern Mutual Life for John Barrow (Policy 12 998 402), Daniel Frawley (Policy 13000918) and Colin Grant (Policy 12 976 820). Disability insurance is covered by Paul Revere Insurance Group for John Barrow (Policy 01025770590), Daniel Frawley (Policy 1025770600) and Colin Grant (01025770580).

SCHEDULE 2.23  WARRANTIES: INDEMNITIES

     None.

                                  SCHEDULE 4.1

     The following schedule lists discussions, negotiations and draft agreements between the Company and third parties that are not presently finalized but may be completed within the next few months. There can be no assurance that such discussions, negotiations or draft agreements will be finalized.

     -  Bellcore for distribution of the Company's products

     - Digital Equipment Corporation Canada for reengineering and distribution of certain of the Company's products via the Internet

     -  IBPI for distribution of the Company's products in Brazil

     -  Samsung for distribution of the Company's products in Korea

     - Jones Cable for infommercial marketing of the Company's consumer/SOHO products as well as other licensing and custom development arrangements

     - Transactional Media/Kent and Spiegel for infommercial marketing of the Company's consumer/SOHO products

     - American Home Treasures for infommercial marketing of the Company's consumer/SOHO products

     - Dynamic Management Systems for marketing of the Company's consumer/SOHO products in Australia

     - Martin and Rosenthal Pictures for marketing of the Company's consumer/SOHO products in Australia

     - Multimedia International for marketing of the Company's consumer/SOHO products in the Netherlands

     - Technology Transfer for marketing of the Company's consumer/SOHO products in Italy

     - Europress Software for marketing of the Company's consumer/SOHO products in England

     - BPB Publications for marketing of the Company's consumer/SOHO products in India

     - EuroVideo for marketing of the Company's consumer/SOHO products in Germany

     - Point Group for marketing of the Company's consumer/SOHO products via OEM bundling

     - CardMember Publishing for marketing of the Company's consumer/SOHO products via direct mail

     - Publishers Clearing House for marketing of the Company's consumer/SOHO products via direct mail

     - Telebrands for marketing of the Company's consumer/SOHO products in retail outlets

     - Ultramedia for marketing of the Company's consumer/SOHO products via OEM bundling

     - Fingerhut for marketing of the Company's consumer/SOHO products via catalogs and telesales

     - Damark for marketing of the Company's consumer/SOHO products via catalogs

     -  AICPA for marketing of the Company's consumer/SOHO products via catalogs

     - SeniorNet Association for marketing of the Company's consumer/SOHO products via catalogs and learning centers

     - Jones Digital Century for marketing of the Company's consumer/SOHO products via cable

     - BundleMeister for marketing of the Company's consumer/SOHO products via telesales

     - Hewlett-Packard Customer Education for development and distribution of products addressing BP software

     - Sun Microsystems Customer Education for development and distribution of products addressing Sun's Java technology

     - Mediamatics for licensing software MPEG technology for use in the Company's products

     - Sylvan Prometric for a range of joint marketing programs combining the Company's training products with Sylvan Prometric's testing and certification offerings

     - Draft contract with FirstClass Systems Corporation (based on Letter of Intent dated January 22, 1996) for the development of a number of CBT products for the Company

     - Discussions with American Training International regarding licensing LANTrak, an administration and tracking software tool

     - Discussions with KNOWHOW Solutions regarding licensing an administration and tracking software tool

     -  Reynolds for printing services

     -  EMC for tape duplication and other services

     -  3M for CD-ROM mastering, duplication and other services

     - Offer letter to Joanne Crowe for the position of Quality Assurance Director, including 1,500 stock options.

     - Award of 1,200 stock options to Xenia Kwee in recognition of outstanding contributions/performance

     - The Company currently plans to fill a number of additional positions in product development, specifically 1 executive assistant, 1 product manager, 7 software engineers, 3 project managers, 8 content developers, 2 quality assurance engineers, 3 presales support engineers, 1 postsales support person, 1 MIS administrator and 1 Support/MIS Director. The Support/MIS Director position will likely involve approximately 2,000 stock options.

     - The Company also plans to fill a number of positions in sales including 3 Regional Account Managers, 1 National Account Manager and 5 Education Consultants.

     - The Company also plans to create a Manufacturing/Distribution Director position.

     - Severance letter to Nancy Nardone including landmark bonuses, severance pay and incentive bonus

     - Severance letter to Lynn Johnson including landmark bonuses, severance pay and incentive bonus

     - Severance letter to Howard Herseth including landmark bonuses, severance pay and incentive bonus

     - Severance letter to Patrick Waters III including landmark bonuses, severance pay and incentive bonus

     -  Severance letter to Kurt Christensen

     -  Severance letter to Jon Herseth

     - The Company also plans to restructure the manufacturing and distribution group, which may involve further separations from the Company.

     - Renegotiation of loan agreement with First Bank National Association (see Schedule 2.7)

     - Pending agreement to transfer 50% interest in Breeze Thru Ventures, LLC to Allen Interactions, Inc. (see Schedule 2.3)

     - 401K Plan modified to accept new applicants on a quarterly, rather than six monthly, basis.

     The Company plans to open an office in Singapore in the next few months.

SCHEDULE 5.12  AFFILIATES

    Cherry Tree Ventures III, a limited partnership
     Parsnip River Company
     Debra Mann
     Gil Mann
     Daniel Frawlely
     D.M. Winton
     Omega Ventures II, LP
     Bayview Investors, Ltd.
     John Barrow
     John Carney
     Charles J. Gorman
     Tony J. Christianson
     Michael Stark
     Deena Flammang
     Omega Ventures II Cayman, LP
     RS & Co. IV, LP

                      J3 LEARNING CORPORATION EQUITY TABLE

                              (FEBRUARY 22, 1996)

                                                                                                                     TOTAL
                                                                                                                    SHARES/
                                                                                                                   WARRANTS/
                                 SHARES/CLASS         TOTAL SHARES          WARRANTS            OPTIONS             OPTIONS
                               -----------------   ------------------    ---------------    ---------------    ------------------
       EQUITY HOLDERS:         COMMON    PREF. A       #         %         #        %         #        %           #         %
- -----------------------------  -------   -------   ---------   ------    ------   ------    ------   ------    ---------   ------
Cherry Tree Ventures.........  201,000     5,431     206,431    18.70%   24,527    25.87%        0     0.00%     230,958    17.96%
Parsnip River Company (M.
 Winton).....................  143,860     3,885     147,745    13.38%   17,553    18.52         0     0.00%     165,298    12.85%
Deb Mann72,770                   1,889    74,659       6.76%    8,527     9.00%        0     0.00%   83,186        6.47%
Gil Mann.....................   74,546     1,889      76,435     6.92%    8,527     9.00%        0     0.00%      84,962     6.61%
John Barrow..................   67,538         0      67,538     6.12%   11,582    12.22%        0     0.00%      79,120     6.15%
Dan Frawley..................   67,538         0      67,538     6.12%   11,582    12.22%        0     0.00%      79,120     6.15%
Charles Gorman...............   48,890     1,321      50,211     4.55%    5,967     6.29%        0     0.00%      56,178     4.37%
Colin Grant..................   19,290         0      19,290     1.75%    4,666     4.92%        0     0.00%      23,956     1.86%
Shel Mann....................   12,480         0      12,480     1.13%    1,520     1.60%        0     0.00%      14,000     1.09%
John Bergstrom...............      400         0         400     0.04%       47     0.05%        0     0.00%         447     0.03%
 Subtotal: Former LPC
   Shareholders..............  710,784    14,416     725,199    66.70%   94,792    100.0%        0     0.00%     819,991    63.77%
Omega Ventures II Cayman,
 LP..........................    3,311    15,480      18,791     1.70%        0     0.00%        0     0.00%      18,791     1.46%
Omega Ventures II, LP........   12,831    59,983      72,814     6.60%        0     0.00%        0     0.00%      72,814     5.66%
RS & Co, IV, LP..............   10,912    51,013      61,925     5.61%        0     0.00%        0     0.00%      61,925     4.82%
Bayview Investors, LTD. .....    4,027    18,816      22,853     2.07%        0     0.00%        0     0.00%      22,853     1.78%
 Subtotal: Robertson Stephens
   & Co......................   31,081   146,302     176,383    16.98%        0     0.00%        0     0.00%     176,383    13.72%
Interwest Partners V.........    5,371    50,111      55,482     5.03%        0     0.00%        0     0.00%      55,482     4.31%
Interwest Partners V.........       34       339         373     0.03%        0     0.00%        0     0.00%         373     0.03%
St. Paul Fire & Marine
 Insurance Co................   13,514    63,175      76,609     6.95%        0     0.00%        0     0.00%      76,689     5.96%
AT&T Ventures................        0    50,360      50,360     4.56%        0     0.00%        0     0.00%      50,360     3.92%
Nippon Wilson Learning.......        0    19,394      19,394     1.76%        0     0.00%        0     0.00%      19,394     1.51%
 Subtotal: Other New Equity
   Investors.................   18,919   183,379     202,298    18.33%        0     0.00%        0     0.00%     202,298    15.73%
Stock Option Grants
 Outstanding*................        0         0           0     0.00%        0     0.00%   87,200   100.00%      87,200     6.78%
Total Company Equity
 Ownership...................  760,784   343,096   1,103,880   100.00%   94,792    100.0%   87,200   100.00%   1,285,872   100.00%

                                                                                              GRANTS        OPTIONS
                *STOCK OPTION DETAILS:                   AUTHORIZED   GRANTED   EXERCISED   OUTSTANDING    AVAILABLE
- -------------------------------------------------------  ----------   -------   ---------   -----------    ---------
1991 Plan..............................................      29,326    29,326       7,576        21,750            0
1994 Plan..............................................      88,137    65,450           0        65,450       22,687
Stock Option Totals:...................................     117,463    94,776       7,576        87,200       22,687

                      DETAILS OF STOCK OPTIONS OUTSTANDING

                                                  1991
                                                OPTIONS                  1994 OPTIONS                                 TOTAL
                                                --------   ----------------------------------------                  OPTIONS
               NAME                   TITLE     ($12.50)   ($15.00)   ($20.00)   ($30.00)   (OTHER)   1994 TOTAL   OUTSTANDING
- ----------------------------------  ----------  --------   --------   --------   --------   -------   ----------   -----------
Executive Level:
Charles Gorman....................  CEO                     15,250                                      15,250        15,250
Jeff Trayner......................  CFO                      8,000      2,000                           10,000        10,000
Deena Flamming....................  Vice Pres     2,000      1,000      1,000                            2,000         4,000
John Carney.......................  CTO                                           14,000                14,000        14,000
Jim Leidich (former Company
  Director).......................  Director     12,500                                                      0        12,500
Managers:
Shel Mann.........................                2,000      1,000                                       1,000         3,000
Chad Worcester....................                2,000      1,000                                       1,000         3,000
Terry McMullen....................                                      3,000                            3,000         3,000
Tony Abena........................                                      2,000                            2,000         2,000
Peter Brasket.....................                                      1,000                            2,500         2,500
Gary Dreyer.......................                1,000        750                                         750         1,750
Peter Blemker.....................                           1,500                                       1,500         1,500
Jerry Paulin......................                           1,500                                       1,500         1,500
Laura Gilbert.....................                                      1,000                            1,000         1,000
Ken Thoreson (former sales
  manager)........................                             750                                         750           750
Steve McCumber....................                             750                                         750           750
Gary Holloran.....................                             200        500                              700           700
Phyllis Makredes..................                  250        400                                         400           650
Doug King.........................                             400                                         400           400
Rena Dritzchman...................                             400                                         400           400
John Hughes.......................                             400                                         400           400
Lisa Shough.......................                                                   400                   400           400
Dave Pieper.......................                             300                                         300           300
Xenia Kwes........................                             300                                         300           300
Gerry Katz........................                             200                                         200           200
Kim Schwachman....................                2,000        400                                         400         2,400
Non Managers:
Chris Cohen.......................                             300                                         300           300
Karen Turato......................                             300                                         300           300
Sharon Castillo...................                             300                                         300           300
Alan Groupe.......................                             300                                         300           300
Sue Vnoucek.......................                                        200                              200           200
Kara Ellinger.....................                             200                                         200           200
Barry Doctor......................                             200                                         200           200
Lisa Urdahl.......................                             200                                         200           200
Harvey Morris.....................                             200                                         200           200
Jerry Michalski...................                             200                                         200           200
Carolyn Edwards...................                             200                                         200           200
Klarie Egenes.....................                             200                                         200           200
Kevin Lysdahl.....................                             200                                         200           200
Jan Bourne........................                             200                                         200           200
Glenn Brown.......................                             200                                         200           200
John Grondin......................                             200                                         200           200
Bob Hymes.........................                             200                                         200           200
Mary Olian........................                             200                                         200           200
Peter Fountas.....................                             200                                         200           200
David Felling.....................                             150                                         150           150
Ken Zimba.........................                             100                                         100           100
Ann Brady.........................                             100                                         100           100
Grand Total:......................               21,750     40,350     10,700     14,400       0        65,450        87,200

                         REGISTERED COPYRIGHTS SCHEDULE

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

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                                      A-72

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

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                                      A-74

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Distributor Agreement with Sun Microsystems dated July 1, 1991 as amended by
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                                      A-75

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                                      A-76

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Learning dated March 31, 1995

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Learning Company, Limited dated May 13, 1994

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Dealer Agreement with PC Video Source dated October 27, 1992

                        STRATEGIC RELATIONSHIPS SCHEDULE

Agreement with Microsoft Press, a division of Microsoft Corporation, dated July 1, 1991

Independent Courseware Vendor Agreement with Microsoft Corporation dated May 17, 1995

Courseware Development and Redistribution Agreement with Intel Corporation and
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Licensee Agreement with Allen Visual Systems Inc. dated July 14, 1993

Agreement with Computer Associates International, Inc. dated May 20, 1993

Marketing and Distribution Agreement dated May 1, 1991 with Lotus Publishing Corporation (an International Data Group subsidiary) as amended by Addendum dated May 13, 1992 and Addendum dated November 1, 1992

Agreement with Lotus Publishing Corporation dated May 4, 1993 as amended by Addendum dated September 9, 1994

Letter to Oracle Corporation dated October 7, 1992

Master Development and Distribution Agreement with Novell, Inc. dated January 31, 1996

Master Development Agreement with Novell, Inc. dated January 21, 1994 (incorporating Exhibit A) plus Exhibit B dated March 1, 1995

Training Materials Development with WordPerfect Corporation dated April 27, 1994 as amended by Exhibit A dated April 28, 1994; Exhibit C dated May 5, 1994; Exhibit D dated June 30, 1994; Exhibit G dated September 7, 1994 and Letter dated July 21, 1994

Videotape-Training Development and Marketing Agreement with UNIX System Laboratories, Inc., dated March 7, 1992

Video Tape Training Development Agreement with Sybase, Inc. dated August 11,
1992

Video Tape Training Development Agreement with Sybase, Inc. dated August 25,
1993

Letter of Agreement with Uniplex Integration Systems, Inc. dated August 26, 1993 as amended by letter dated September 8, 1993

Republishing, Localization and Distribution Agreement with Nippon Wilson Learning dated March 31, 1995

International Product Development and Distribution Agreement with Nippon Wilson Learning Company, Limited dated May 13, 1994 as amended by Amendment dated February 21, 1996

Video Tape Training Development Agreement with Powersoft Corporation dated February 24, 1995

Agreement with US WEST Communications, Inc. dated May 2, 1995

Corporate Products Cooperative Marketing Agreement with Secure Digital
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                                      A-78

                           END USER LICENSES SCHEDULE

Enterprise License Agreement with FHP, Inc. dated October 31, 1995

Multi-Format License Agreement with Allstate Insurance Company dated December 22, 1995

Multi-Format License Agreement with the Dow Chemical Company dated November 30, 1995

License Agreement with Robert Half International Inc. dated December 31, 1995; amended by Letter Agreement dated January 18, 1996

Enterprise License Agreement with National Semiconductor Corporation dated
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License Agreement with Basic American Foods, a Division of Basic American, Inc.,
dated December 28, 1995

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Multi-Format License Agreement with United States Fidelity and Guaranty dated
December 18, 1995

Multi-Format License Agreement with ADVO, Inc. dated November 8, 1995

Multi-Format License Agreement with Sony Electronics Inc. dated December 28,
1995

Network Lease Agreement with A.G. Edwards & Sons, Inc. dated December 15, 1995

Software License Agreement with The First National Bank of Boston dated July 31,
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License Agreement with the Miller Brewing Company dated December 1, 1995

Letter of Agreement with Amdahl Corporation dated July 30, 1995

License Agreement with the Boeing Company dated May 12, 1995

Annual Library Agreement with Alexander & Alexander, Inc. dated June 17, 1992

Annual Site License Agreement with Duke Power dated June 28, 1993

Annual License Agreement with Union Pacific Railroad Company dated May 1, 1995

Network Lease Agreement with Wisconsin Department of Natural Resources dated August 31, 1995

                        DEVELOPMENT CONTRACTORS SCHEDULE

Development Agreement with FirstClass Systems Corporation dated August 8, 1995

Letter of Intent with FirstClass Systems Product Development Corporation dated January 22, 1996

Verbal agreement with WynEdge, Inc. (WynEdge performs development work on an ongoing basis. They are budgeted for an additional $57,200 over the next 6 months).

Letter of Agreement with Learning-Edge, Inc. dated August 22, 1991

Letter of Agreement with Century Design

Consulting and Video-Based Training Development Agreement (draft) with E.F. Codd & Associates

Consulting Agreement with Dr. Sidnie Feit dated June 11, 1993

Consulting Agreement with Breit Solutions, Inc. dated October 28, 1992

Consulting Agreement with Breit Solutions, Inc. dated December 16, 1992

Consulting Agreement with Breit Solutions, Inc. dated December 21, 1993 (draft)

Letter Agreement with Multimedia Production/Paradigm dated May 28, 1993

Xee Media

Letter Agreement with Judy Rothschadl

Letter of Agreement with Scott Grieve dated June 1, 1992

Various Other Contractors in the Normal Course of Business

                          THIRD PARTY PRODUCT SCHEDULE

Reseller Agreement with KeyStone Learning Systems, Inc. dated May 6, 1994

Distribution Agreement with INTELLINET CORPORATION dated August 1, 1993

Agreement with Learn Key dated September 8, 1992

International Distribution Agreement with American Training International, Inc. dated March 20, 1995 as amended by Amendment dated August 3, 1995 plus Addendum dated December 13, 1995

Distributor Agreement with APTE, Inc. dated August 27, 1993

Distributor Agreement with APTE, Inc. dated September 6, 1994

Distributor Agreement with APTE, Inc. dated February 7, 1995

Distributor Agreement with APTE, Inc. dated April 24, 1995

Distributor Agreement with APTE, Inc. dated August 31, 1995

Agreement with FirstClass Systems Corporation dated May 5, 1995

Distribution Agreement with KNOWHOW Solutions dated April 1, 1995

Course Distribution Agreement with Open Systems Training dated March 23, 1995

Non-Exclusive Reseller Agreement with Relational Courseware, Inc. dated March 3, 1995

              MARKETING CONTRACTORS GREATER THAN $25,000 SCHEDULE

Robe Computer Consultants Exhibit

Group Design contract to be negotiated

General Litho Services contract to be negotiated

Agreement with Brodeur & Partners dated . . .

Master Design Inc

Martin Ross Design

The Graphic Supervisors Inc.

Skyline Displays Midwest Inc.

Skyline Leasing

Studio 1

Agreement with International Data Corporation . . .

Dataquest

Agreement with Gartner Group dated . . .

                            J3 LEARNING CORPORATION

                           FINANCIAL STATEMENTS AS OF
                           DECEMBER 31, 1995 AND 1994
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                            J3 LEARNING CORPORATION

                                 BALANCE SHEETS

                               AS OF DECEMBER 31

                                     ASSETS

                                                                         1995           1994
                                                                      ----------     ----------
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $  928,020     $  194,279
  Accounts receivable, net of reserves of $97,000 and $50,000.......   2,959,792      2,950,830
  Inventories.......................................................   1,116,296      1,270,290
  Prepaids and other................................................     956,108        306,826
  Deferred income tax benefits......................................          --        127,660
                                                                      ----------     ----------
          Total current assets......................................   5,960,216      4,849,885
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, net of accumulated
  depreciation and amortization of $1,017,247 and $632,573..........   1,147,487        613,763
DEFERRED PROGRAM COSTS, net of accumulated amortization of $698,156
  and $4,424,960 (Note 1)...........................................   1,209,975      3,025,991
GOODWILL AND OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $103,784 and $36,418 (Note 2).....................     569,879        587,873
                                                                      ----------     ----------
                                                                      $8,887,557     $9,077,512
                                                                      ==========     ==========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 3).....................  $1,972,750     $1,628,665
  Current maturities of notes payable to shareholders (Note 4)......     291,051        341,916
  Accounts payable..................................................   2,119,008      1,446,242
  Accrued liabilities...............................................     791,580      1,267,748
  Deferred revenue..................................................   1,496,135        158,618
  Income taxes payable..............................................          --        182,268
                                                                      ----------     ----------
          Total current liabilities.................................   6,670,524      5,025,457
LONG-TERM DEBT, net of current maturities (Note 3)..................     257,106      1,293,198
NOTES PAYABLE TO SHAREHOLDERS, net of current maturities (Note 4)...     598,678      1,357,990
DEFERRED INCOME TAXES...............................................          --         20,278
DEFERRED LEASE CREDIT...............................................      23,674         38,615
                                                                      ----------     ----------
          Total liabilities.........................................   7,549,982      7,735,538
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES (Note 8)
SHAREHOLDERS' EQUITY (Note 6):
  Undesignated preferred stock, par value $.01 per share, 656,710
     shares authorized, none outstanding............................          --             --
  Redeemable preferred stock, par value $.01 per share, 343,290 shares authorized, 343,096 issued and outstanding in 1995 (Note
     5).............................................................       3,431             --
  Common stock, par value $.01 per share, 25,000,000 shares
     authorized;
     760,784 and 852,624 shares issued and outstanding..............       7,608          8,526
  Additional paid-in capital........................................   9,893,558      2,437,728
  Stock warrants....................................................     281,529        281,529
  Accumulated deficit...............................................  (8,848,551)    (1,385,809)
                                                                      ----------     ----------
          Total shareholders' equity................................   1,337,575      1,341,974
                                                                      ----------     ----------
                                                                      $8,887,557     $9,077,512
                                                                      ==========     ==========

      The accompanying notes are an integral part of these balance sheets.

                            J3 LEARNING CORPORATION

                            STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31

                                                        1995             1994            1993
                                                    ------------     ------------     -----------
NET SALES.........................................  $ 15,003,696     $ 13,912,818     $ 8,537,902
COST OF SALES.....................................     3,257,030        3,236,638       1,643,312
                                                    ------------     ------------     -----------
     Gross margin.................................    11,746,666       10,676,180       6,894,590
                                                    ------------     ------------     -----------
OPERATING EXPENSES:
  Selling.........................................     7,222,624        3,680,022       2,452,223
  Marketing.......................................     1,514,909        1,098,630         829,135
  Product development.............................     7,656,176        4,613,488       1,274,463
  General and administrative......................     2,897,791        2,800,241       1,446,426
  Amortization of intangible assets...............        67,366          285,023              --
                                                    ------------     ------------     -----------
     Total operating expenses.....................    19,358,866       12,477,404       6,002,247
                                                    ------------     ------------     -----------
OPERATING INCOME (LOSS)...........................    (7,612,200)      (1,801,224)        892,343
INTEREST EXPENSE, net.............................      (327,914)        (342,239)        (89,658)
OTHER INCOME, net.................................       170,992                               --
                                                    ------------     ------------     -----------
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
  INCOME TAXES....................................    (7,769,122)      (2,143,463)        802,685
PROVISION (BENEFIT) FOR INCOME TAXES..............      (306,380)         136,000         322,866
                                                    ------------     ------------     -----------
NET INCOME (LOSS).................................  $ (7,462,742)    $ (2,279,463)    $   479,819
                                                     ===========      ===========      ==========
NET INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT
  SHARE...........................................  $      (9.33)    $      (3.04)    $       .79
                                                     ===========      ===========      ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.....................................       800,000          749,000         611,000
                                                     ===========      ===========      ==========

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                        FOR THE YEARS ENDED DECEMBER 31

                                       REDEEMABLE
                                    PREFERRED STOCK        COMMON STOCK
                                   ------------------   ------------------   ADDITIONAL                                 TOTAL
                                    NUMBER               NUMBER                PAID-IN      STOCK     ACCUMULATED   SHAREHOLDERS'
                                   OF SHARES   AMOUNT   OF SHARES   AMOUNT     CAPITAL     WARRANTS    (DEFICIT)       EQUITY
                                   ---------   ------   ---------   ------   -----------   --------   -----------   -------------
BALANCE, December 31, 1992.......        --       --    611,110,    $6,111   $        --   $    --    $  413,835     $   419,946
  Net income.....................        --       --          --       --             --        --      479,819,         479,819
                                   ---------   ------   ---------   ------   -----------   --------   -----------   -------------
BALANCE, December 31, 1993.......        --       --     611,110    6,111             --        --       893,654         899,765
  Common stock issued to merge
    with HOL (Note 2)............        --       --     236,838    2,368      2,366,012        --            --       2,368,380
  Warrants issued to merge with
    HOL
    (Notes 2 and 5)..............        --       --          --       --             --    83,528            --          83,528
  Warrants issued to shareholders
    (Note 5).....................        --       --          --       --             --   198,001            --         198,001
  Exercise of stock options,
    including effect of income
    tax benefits.................        --       --       4,676       47         71,716        --            --          71,763
  Net loss.......................        --       --          --       --             --        --    (2,279,463 )    (2,279,463)
                                   ---------   ------   ---------   ------   -----------   --------   -----------   -------------
BALANCE, December 31, 1994.......        --       --     852,624    8,526      2,437,728   281,529    (1,385,809 )     1,341,974
  Issuance of redeemable
    preferred stock..............   328,681    3,287          --       --      8,976,360        --            --       8,979,647
  Shareholder notes converted to
    preferred stock, net of debt
    discount (Note 4)............    14,609      146          --       --        342,412        --            --         342,558
  Redemption of preferred
    stock........................      (194)      (2 )        --       --         (5,310)       --            --          (5,312)
  Redemption of common stock.....        --       --     (94,740)    (947 )   (1,893,853)       --            --      (1,894,800)
  Exercise of stock options,
    including effect of income
    tax benefits.................        --       --       2,900       29         36,221        --            --          36,250
  Net loss.......................        --       --          --       --             --        --    (7,462,742 )    (7,462,742)
                                   ---------   ------   ---------   ------   -----------   --------   -----------   -------------
BALANCE, December 31, 1995.......   343,096    $3,431    760,784    $7,608   $ 9,893,558   $281,529   $(8,848,551)   $ 1,337,575
                                   ========    =======  ========    =======   ==========   ========   ===========   ============

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31

                                                                   1995            1994            1993
                                                                -----------     -----------     -----------
OPERATING ACTIVITIES:
  Net income (loss)...........................................  $(7,462,742)    $(2,279,463)    $   479,819
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities --
    Depreciation and amortization.............................    6,143,857       4,310,065       1,024,038
    Deferred income taxes.....................................      107,382         (25,399)        (21,983)
    Changes in other operating items, net of effects from
      merger:
      Accounts receivable.....................................       (8,962)       (911,278)       (685,352)
      Inventories.............................................      153,994         403,022        (105,072)
      Prepaids and other......................................     (649,282)       (216,338)         11,680
      Accounts payable and accrued liabilities................      238,573         648,394        (143,456)
      Income taxes payable....................................     (182,268)       (160,964)        324,335
      Deferred revenue........................................    1,337,517          87,967         (24,906)
                                                                -----------     -----------     -----------
      Net cash provided by (used in) operating activities.....     (321,931)      1,856,006         859,103
                                                                -----------     -----------     -----------
INVESTING ACTIVITIES:
  Merger with HOL, net of cash acquired.......................           --      (1,307,351)             --
  Acquisition of equipment, net...............................     (967,770)       (266,018)        (92,522)
  Expenditures for deferred program costs.....................   (3,847,911)     (1,956,599)     (1,026,191)
                                                                -----------     -----------     -----------
      Net cash used in investing activities...................   (4,815,681)     (3,529,968)     (1,118,713)
                                                                -----------     -----------     -----------
FINANCING ACTIVITIES:
  Issuance of redeemable preferred stock......................    8,979,647              --              --
  Redemption of redeemable preferred stock....................       (5,312)             --              --
  Redemption of common stock..................................   (1,894,800)             --              --
  Net borrowings under revolving line of credit...............      650,000         850,000              --
  Proceeds from term loan.....................................           --       1,750,000              --
  Payments on term loan.......................................   (1,000,000)        (87,500)             --
  Proceeds (payments) on previous bank agreement..............           --        (606,140)        138,308
  Other long-term debt payments...............................     (342,007)        (32,741)        (14,260)
  Proceeds from notes payable to shareholders.................           --       1,000,000         150,000
  Payment on notes payable to shareholders....................     (552,425)       (105,193)             --
  Payment of debt assumed in HOL merger.......................           --        (990,000)             --
  Proceeds from exercise of stock options.....................       36,250          71,763              --
                                                                -----------     -----------     -----------
      Net cash provided by financing activities...............    5,871,353       1,850,189         274,048
                                                                -----------     -----------     -----------
      Increase in cash........................................      733,741         176,227          14,438
CASH AND CASH EQUIVALENTS, beginning of year..................      194,279          18,052           3,614
                                                                -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, end of year........................  $   928,020     $   194,279     $    18,052
                                                                ============    ============    ============
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for --
    Interest..................................................  $   488,838     $   236,641     $    86,845
    Income taxes..............................................       95,496         309,050          20,514
  Purchase of equipment with capital lease obligation.........           --          27,751          82,531
  Common stock and warrants issued in connection with HOL
    merger....................................................           --       2,451,908              --
  Debt issued in connection with HOL merger...................           --       1,130,000              --
  Warrants issued to shareholders.............................           --         198,001              --
  Conversion of shareholder notes and accrued interest for
    redeemable preferred stock................................      342,558              --              --

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Organization

     J3 Learning Corporation (the Company) is a privately held developer and publisher of software education products located in Minneapolis, Minnesota. The Company markets numerous titles in a variety of delivery formats: video, multimedia CDROM and Computer Based Training (CBT), which cover a wide range of topics and audiences from computer software for end users to client/server development programs for software engineers. Products are sold or licensed through direct and telephone sales forces.

  Cash and Cash Equivalents

     The Company considers all short-term, highly liquid investments, primarily money market and checking accounts that are readily convertible into known amounts of cash and that have original maturities of three months or less to be cash equivalents.

  Concentration of Credit Risk

     The Company sells its products through a number of channels, predominantly direct to corporate customers. The company also sells to governmental units and third-party distributors throughout the world. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and channels through which the Company distributes its products and their geographic dispersion. As of December 31, 1995, the Company had no significant concentrations of credit risk.

  Inventories

     Inventories, which primarily consist of finished goods, are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Inventories consist primarily of material costs.

  Leasehold Improvements and Equipment

     Leasehold improvements and equipment are stated at cost. Expenditures which enhance capacity or extend the useful lives of the assets are capitalized while recurring repairs and maintenance costs are expensed as incurred. Depredation and amortization for financial reporting purposes are provided on a straight-line basis over estimated useful lives of three to seven years. Accelerated methods are used for income tax reporting.

  Deferred Program Costs

     The Company capitalizes all outside production costs incurred in the development of new video products. These costs are amortized over a 12-month period using the straight-line method commencing the date of release of the related product. Costs incurred for internal development of new products are charged to expense as incurred.

  Goodwill and Other Intangible Assets

     Goodwill and other intangible assets primarily relates to goodwill acquired in the merger with Hands on Learning (Note 2). Goodwill is being amortized over ten years. The Company continually evaluates whether events or circumstances have occurred which may indicate that the remaining estimated useful lives may warrant revision or that the remaining intangible asset balance may not be recoverable. In the event that factors indicate that the intangible assets in question should be evaluated for possible impairment, a determination of the overall recoverability of such intangible assets would be made.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

  Software Development Costs

     Under SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed," capitalization of computer software development costs is to begin upon the establishment of technological feasibility, limited to the net realizable value of the software product, and cease when the software product is available for general release to customers. Amortization is to be computed on each product based upon the greater of the amount computed on a units sold basis (ratio of gross product revenue to anticipated future gross revenue for that product) or straight-line basis over the remaining estimated economic life of the product Costs of maintenance and customer support are to be charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first.

     The Company's policy is to capitalize certain costs attributable to modifying and improving its software product or to developing additional future product lines subsequent to the establishment of technological feasibility to the extent that costs are realizable from future sales consistent with SFAS No.
86. During 1995, the Company's development efforts focused principally on the development of its multimedia and computer-based training products. As these products have not yet reached technological feasibility, all costs related to development efforts to date have been charged to expense.

  Revenue Recognition

     For sales of product, revenue is recognized upon shipment to customers. The Company also enters into license agreements which grant customers access to the Company's product library over a defined period of time. For these license agreements, the total license fee is recognized ratably over the license period. License fees received or billed and not yet recognized as revenue are included in deferred revenue in the accompanying balance sheets.

  Income Taxes

     Deferred income taxes are provided for differences between the financial reporting basis and tax basis of the Company's assets and liabilities at currently enacted tax rates.

  Share Data

     Net income per common and common equivalent share is based on the weighted average number of shares of common stock outstanding during the year, adjusted for the dilutive effect of common stock equivalents.

  Newly Issued Accounting Pronouncements

     In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" This standard requires impairment losses on long-lived assets to be recognized when an asset's book value exceeds its expected future cash flows (discounted). The Company anticipates adopting this standard on January 1, 1996 and does not expect that adoption will have a material impact on the financial position or results of operations of the Company.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for fiscal years beginning after December 15, 1995. SFAS No. 123 encourages, but does not require, a fair-value based method of accounting for employee stock options or similar equity instruments. It also allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), but requires pro forma

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The Company expects to adopt SFAS No. 123 in 1996. While the Company is still evaluating SFAS No. 123, it currently expects to elect to continue to measure compensation cost under APB No. 25 and comply with the pro forma disclosure requirements. If the Company makes this election, this statement will have no impact on the Company's results of operations or financial position because the Company's plans are fixed stock option plans which have no intrinsic value at the grant date under APB No. 25.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

2. MERGER WITH HANDS ON LEARNING:

     On May 27, 1994, the Company merged with Hands on Learning (HOL), a company that creates video training for client server networks and other technical topics. To effect the merger, the Company issued 236,838 shares of common stock (recorded at $10 per share), 28,124 warrants to acquire the Company's common stock (recorded at $2.97 per warrant), paid $1,200,000 in cash and issued notes payable aggregating $1,130,000.

     The merger has been accounted for using the purchase method of accounting. Results of operations of HOL subsequent to May 27,1994 are included in the accompanying financial statements. The total merger consideration of $4,782,000 plus transaction expenses in excess of the prior carrying amount of the net assets acquired was $4,545,000 and was allocated as follows:

                Inventories......................................  $ 788,000
                Acquired titles..................................  2,907,000
                Other intangible assets..........................    250,000
                Goodwill.........................................    600,000

     The Company's unaudited pro forma statements of operations data, presented as if the merger with HOL occurred effective January 1, 1994 for the year ended December 31, 1994 and January 1, 1993 for the year ended December 31, 1993, are summarized as follows:

                                                               1994           1993
                                                            ----------     ----------
        Net sales.........................................  $15,653,000    $13,042,000
        Loss before provision for income taxes............  (3,995,000)    (3,648,000)
        Net loss..........................................  (4,078,000)    (3,845,000)

     The above pro forma results are not necessarily indicative of what would have occurred had the merger been effective on January 1, 1994 or 1993.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

3. LONG-TERM DEBT:

     The Company's long-term debt obligations as of December 31 are as follows:

                                                                1995          1994
                                                              ---------     ---------
        Revolving line of credit............................  $1,500,000    $ 850,000
        Term loan...........................................    662,500     1,662,500
        Note payable to former HOL shareholder, paid in
          1995..............................................         --       300,000
        Capital lease obligations...........................     67,356       109,363
                                                              ----------    ----------
                  Total debt obligations....................  2,229,856     2,921,863
        Less-Current maturities.............................  1,972,750     1,628,665
                                                              ----------    ----------
                  Long-term debt............................  $ 257,106     $1,293,198
                                                              ==========    ==========

     The Company entered into a revolving credit and term loan agreement (the Agreement) with a bank in May 1994. Under the revolving line of credit, the Company may borrow the lesser of $1,500,000 or the borrowing base, as defined ($1,808,000 at December 31, 1995). Interest under this revolving line of credit is at the bank's reference rate plus 1.5% (10.0% at December 31, 1995). In addition, the Company pays a commitment fee of .5% on the average unused amount of the revolving credit commitment. The maturity date of this revolving line of credit is April 30, 1996.

     Interest under the term loan is at the bank's reference rate plus 2% (10.5% at December 31, 1995). Required principal payments are $87,500 quarterly through March 31, 1997 with any remaining amounts due June 30, 1997. During 1995, the Company made $650,000 of prepayments under the term loan.

     Borrowings under the Agreement are collateralized by all the Company's assets. In addition, the Agreement contain various restrictive covenants which, among other matters, require the Company to meet certain financial ratios. The Company was in compliance with or obtained waivers for all covenants as of and for the year ended December 31, 1995.

     Aggregate maturities of long-term debt are $1,972,750 in 1996 and $257,106 in 1997.

     The Company leases equipment under agreements accounted for as capital leases. Interest on these agreements range from 12.5% to 13.0%. Future minimum lease payments required under these agreements as of December 31, 1995 are as follows:

        1996...............................................................  $42,039
        1997...............................................................   31,236
        1998...............................................................    3,407
                                                                             -------
          Total minimum lease payments.....................................   76,682
        Less-Amount representing interest..................................    9,326
                                                                             -------
          Present value of minimum lease payments..........................   67,356
        Less-Current maturities............................................   35,250
                                                                             -------
          Long-term capital lease obligations..............................  $32,106
                                                                             =======

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

4. NOTES PAYABLE TO SHAREHOLDERS:

Notes payable to shareholders, all of which have a second lien on substantially all the Company's assets, are as follows as of December 31:

                                                                 1995          1994
                                                               --------     ----------
        Notes payable, interest at prime plus 1.5% (10.5% at
          December 31, 1995 and 10.5% at December 31, 1994)
          payable quarterly with principal due on demand.....  $135,000     $  150,000
        Notes payable, interest at 8% with first year's
          interest due May 1995 and quarterly thereafter,
          principal due May 1999.............................   662,034      1,000,000
        Notes payable to former HOL shareholders and current
          Company shareholders, interest at 8%, principal and
          interest due in monthly installments of $20,263
          through October 1996...............................   182,268        724,807
        Unamortized debt discount related to warrants issued
          in connection with 8%, $1,000,000 notes payable to
          shareholders (Note 6)..............................   (89,573)      (174,901)
                                                               --------     ----------
                                                                889,729      1,699,906
        Less-Current maturities..............................   291,051        341,916
                                                               --------     ----------
        Long-term notes payable to shareholders..............  $598,678     $1,357,990
                                                               ========     ==========

     As part of a private placement of preferred stock (see Note 6), the Company converted approximately $286,000 of shareholder notes payable, net of unamortized debt discount of approximately $57,000, and accrued interest of approximately $57,000, into 14,609 shares of redeemable preferred stock.

     During 1995, approximately $333,000 of prepayments were made on the notes payable to former HOL shareholders.

     Aggregate maturities of notes payable to shareholders are $291,051 in 1996 and $598,678 in 1999.

5. REDEEMABLE PREFERRED STOCK:

     During 1995, the board of directors designated 343,290 of the 1,000, 000 shares of Preferred Stock outstanding as Series A Convertible Preferred Stock (Series A Preferred). The holders of the Series A Preferred are entitled to a liquidation preference of $27.38 per share and share in dividends ratably on an as-if-converted-into-common stock basis. The shares are redeemable in cash beginning in 2001 at $27.38 per share plus interest at 6%. Additional redemption rights are granted upon a "change in control" at a price between $30.8025 and $41.07, depending on the date of the change in control. The shares may be converted into shares of common stock on a one-to-one basis, as adjusted, at the option of the holder and would be automatically converted with dosing of an initial public offering of common stock, subject to certain conditions. Each share of Series A Preferred outstanding shall have the number of votes equal to the number of common shares into which it is convertible.

     During 1995, the Company completed private placements of 328,681 shares of Series A preferred stock, resulting in net proceeds of $8,979,647.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

6. SHAREHOLDERS' EQUITY:

  Authorized Shares

     In January 1995, the board of directors amended the Articles of Incorporation to authorize 26 million shares of stock, 25 million of such were designated common shares and 1 million of which were designated preferred shares.

  Stock Options

     The Company has adopted the 1994 Long Term Incentive and Stock Option Plan (the 1994 Plan), a stock plan which provides for the granting of both incentive and nonqualified stock options, stock appreciation rights and stock performance awards. The following is a summary of activity of the 1994 Plan and its predecessor plans for the years ended December 31:

                                                                     1995       1994
                                                                    ------     -------
        Options outstanding beginning of year.....................  68,000      44,576
        Granted at $20.00 per share...............................  10,700          --
        Granted at $15.00 per share...............................      --      43,850
        Exercised at $12.50 per share.............................  (2,900)     (4,676)
        Canceled/expired..........................................    (350)    (15,750)
                                                                    ------      ------
        Options outstanding, end of year..........................  75,450      68,000
                                                                    ======      ======
        Exercisable...............................................  36,999      24,975
                                                                    ======      ======

     The 1994 Plan provides for a maximum of 88,137 shares to be granted to key employees in the form of stock options. At December 31, 1995, options outstanding under the 1994 Plan and its predecessor plans were exercisable through 2004 at prices ranging from $12.50 to $20.00 per share and 34,437 shares were available for future grant.

  Stock Warrants

     In connection with the Company's merger with HOL (see Note 2), the Company issued 66,667 warrants to former HOL shareholders. At the same time, the Company issued 66,667 warrants to shareholders in connection with the 8%, 1,000,000 notes payable issued to shareholders (see Note 4). Each of these warrants entitles holders to purchase one share of the Company's common stock at $15 per share through May 26, 1999. The warrants were recorded at their estimated fair value of $2.97 per warrant.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

7. INCOME TAXES:

     The tax effects of significant temporary differences representing deferred tax assets and liabilities are as follows as of December 31:

                                                                 1995           1994
                                                              -----------     --------
        Bad debt reserve....................................  $    36,758     $ 18,980
        Inventory reserves..................................       94,900       30,436
        Inventory and other costs not current deductible....       74,499       26,235
        Accruals not currently deductible...................       91,863       61,133
        Advanced revenue payments...........................      232,839           --
        Depreciation........................................      (27,863)     (29,402)
        Net operating loss carryforward.....................    1,549,863           --
        Valuation allowance.................................   (2,052,859)          --
                                                              -----------     --------
                                                              $        --     $107,382
                                                              ===========     ========

     In accordance with SFAS No. 109, "Accounting for Income Taxes," a valuation allowance has been established at December 31, 1995 primarily due to the uncertainty of future taxable income.

     The provision for income taxes for the years ended December 31 consists of:

                                                    1995          1994          1993
                                                  ---------     ---------     ---------
        Currently payable (receivable)
          Federal...............................  $(376,351)    $ 138,766     $ 267,258
          State.................................    (37,411)       22,633        77,591
        Deferred taxes..........................    107,382       (25,399)      (21,983)
                                                  ---------     ---------     ---------
             Total provision (benefit) for
               income taxes.....................  $(306,380)    $ 136,000     $ 322,866
                                                  =========     =========     =========

     The differences between the provision (benefit) for income taxes and income taxes computed using the federal statutory rate were as follows for the years ended December 31:

                                                     1995           1994          1993
                                                  -----------     ---------     --------
        Federal income taxes, at statutory
          rate..................................  $(2,641,501)    $(728,777)    $272,913
        State income taxes, net of
          federal tax benefit...................     (307,657)       13,677       47,946
        Nondeductible amortization..............      603,485       846,044           --
        Increase in valuation allowance.........    2,052,859            --           --
        Other, net..............................      (13,566)        5,056        2,007
                                                  -----------     ---------     --------
                                                  $  (306,380)    $ 136,000     $322,866
                                                  ===========     =========     ========

     The Company has net operating loss carryforwards of $5,215,000 at December 31, 1995 which expire in 2010.

8. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Company conducts its operations in leased facilities. Most of the leases require payment of maintenance, insurance, taxes and other expenses in addition to the minimum annual rentals. Lease expense was $437,000 in 1995, $304,000 in 1994 and $270,000 in 1993.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1995 AND 1994

     Future minimum lease payments under noncancelable leases with initial or remaining terms of one year or more were as follows as of December 31, 1995:

                1996..............................................  $340,000
                1997..............................................   282,000
                1998..............................................   157,000
                1999..............................................   157,000
                2000..............................................    92,000

  Litigation

     The Company is involved in various legal matters which are being handled in the ordinary course of business. In the opinion of management, none of these matters are expected to have a material adverse effect on the Company's financial position or results of operations.

  Employment Agreements

     The Company has employment agreements with several officers which provide for minimum annual compensation as well as certain severance benefits upon termination.

                            J3 LEARNING CORPORATION

                           FINANCIAL STATEMENTS AS OF
                           DECEMBER 31, 1994 AND 1993
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
J3 Learning Corporation:

     We have audited the accompanying balance sheets of J3 Learning Corporation (formerly Learn PC, Inc.) (a Minnesota corporation) as of December 31, 1994 and 1993, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our option.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J3 Learning Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
April 6, 1995

                            J3 LEARNING CORPORATION

                                 BALANCE SHEETS

                               AS OF DECEMBER 31

                                     ASSETS

                                                                         1994           1993
                                                                      ----------     ----------
CURRENT ASSETS:
  Cash..............................................................  $  194,279     $   18,052
  Accounts receivable, net of reserves of $50,000 and $35,000.......   2,950,830      1,418,204
  Inventories.......................................................   1,270,290        694,006
  Prepaids and other................................................     306,826         54,090
  Deferred income tax benefits......................................     127,660        109,875
                                                                      ----------     ----------
          Total current assets......................................   4,849,885      2,294,227
LEASEHOLD IMPROVEMENTS AND EQUIPMENT, net of accumulated
  depreciation and amortization of $632,573 and $423,878............     613,763        348,556
DEFERRED PROGRAM COSTS, net of accumulated amortization of
  $5,729,385 and $1,955,569 (Note 1)................................   3,025,991        569,349
GOODWILL AND OTHER INTANGIBLE ASSETS, net of accumulated
  amortization of $285,023 (Note 2).................................     587,873             --
                                                                      ----------     ----------
                                                                      $9,077,512     $3,212,132
                                                                      ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 3).....................  $1,628,665     $  509,780
  Current maturities of notes payable to shareholders (Note 4)......     341,916        150,000
  Accounts payable..................................................   1,446,242        543,425
  Accrued liabilities...............................................   1,267,748        501,593
  Deferred revenue and lease credit.................................     158,618         18,259
  Income taxes payable..............................................     182,268        343,232
                                                                      ----------     ----------
          Total current liabilities.................................   5,025,457      2,066,289
LONG-TERM DEBT, net of current maturities (Note 3)..................   1,293,198        164,631
NOTES PAYABLE TO SHAREHOLDERS, net of current maturities
  (Note 4)..........................................................   1,357,990             --
DEFERRED INCOME TAXES...............................................      20,278         27,892
DEFERRED LEASE CREDIT...............................................      38,615         53,555
                                                                      ----------     ----------
          Total liabilities.........................................   7,735,538      2,312,367
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY (Note 5):
  Preferred stock, par value $.01 per share, 50,000 shares
     authorized; none issued or outstanding.........................          --             --
  Common stock, par value $.01 per share, 5,000,000 shares
     authorized; 852,624 and 611,110 shares issued and
     outstanding....................................................       8,526          6,111
  Additional paid-in capital........................................   2,437,728             --
  Stock warrants....................................................     281,529             --
  Retained earnings (deficit).......................................  (1,385,809)       893,654
                                                                      ----------     ----------
          Total shareholders' equity................................   1,341,974        899,765
                                                                      ----------     ----------
                                                                      $9,077,512     $3,212,132
                                                                      ==========     ==========

      The accompanying notes are an integral part of these balance sheets.

                            J3 LEARNING CORPORATION

                            STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED DECEMBER 31

                                                                       1994            1993
                                                                    -----------     -----------
NET SALES.........................................................  $13,912,818     $ 8,537,902
COST OF SALES.....................................................    3,236,638       1,643,312
                                                                    -----------     -----------
          Gross margin............................................   10,676,180       6,894,590
                                                                    -----------     -----------
OPERATING EXPENSES:
  Selling.........................................................    3,680,022       2,452,223
  Marketing.......................................................    1,098,630         829,135
  Product development.............................................    4,613,488       1,274,463
  General and administrative......................................    2,800,241       1,446,426
  Amortization of intangible assets...............................      285,023              --
                                                                    -----------     -----------
          Total operating expenses................................   12,477,404       6,002,247
OPERATING INCOME (LOSS)...........................................   (1,801,224)        892,343
INTEREST EXPENSE..................................................      342,239          89,658
                                                                    -----------     -----------
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES...................   (2,143,463)        802,685
PROVISION FOR INCOME TAXES........................................      136,000         322,866
                                                                    -----------     -----------
NET INCOME (LOSS).................................................  $(2,279,463)    $   479,819
                                                                    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                        FOR THE YEARS ENDED DECEMBER 31

                                    COMMON STOCK
                                  ----------------
                                  NUMBER             ADDITIONAL               RETAINED        TOTAL
                                    OF                PAID-IN      STOCK      EARNINGS    SHAREHOLDERS'
                                  SHARES    AMOUNT    CAPITAL     WARRANTS   (DEFICIT)       EQUITY
                                  -------   ------   ----------   --------   ----------   -------------
BALANCE, December 31, 1992......  611,110   $6,111   $       --   $     --   $  413,835     $ 419,946
  Net income....................       --       --           --         --      479,819       479,819
                                  -------   ------   ----------   --------   ----------   -------------
BALANCE, December 31, 1993......  611,110    6,111           --         --      893,654       899,765
  Common stock issued to merger
     with HOL (Note 2)..........  236,838    2,368    2,366,012         --           --     2,368,380
  Warrants issued to merge with
     HOL (Notes 2 and 5)........       --       --           --     83,528           --        83,528
  Warrants issued to
     shareholders (Note 5)......       --       --           --    198,001           --       198,001
  Exercise of stock options,
     including effect of income
     tax benefits...............    4,676       47       71,716         --           --        71,763
  Net loss......................       --       --           --         --   (2,279,463)   (2,279,463)
                                  -------   ------   ----------   --------   ----------   -------------
BALANCE, December 31, 1994......  852,624   $8,526   $2,473,728   $281,529   $(1,385,809)   $1,341,974
                                  =======   ======    =========   ========   ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                            STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED DECEMBER 31

                                                                           1994            1993
                                                                        -----------     -----------
OPERATING ACTIVITIES:
  Net income (loss)...................................................  $(2,279,463)    $   479,819
  Adjustments to reconcile net income (loss) to net cash provided by operating activities --
     Depreciation and amortization....................................    4,310,065       1,024,038
     Deferred income taxes............................................      (25,399)        (21,983)
     Changes in other operating items, net of effects from merger:
       Accounts receivable............................................     (911,278)       (685,352)
       Inventories....................................................      403,022        (105,072)
       Prepaids and other.............................................     (216,338)         11,680
       Accounts payable and accrued liabilities.......................      648,394         (91,635)
       Income taxes payable...........................................     (160,964)        324,335
       Deferred revenue and lease credit..............................       87,967         (24,906)
                                                                        -----------     -----------
       Net cash provided by operating activities......................    1,856,006         910,924
                                                                        -----------     -----------
INVESTING ACTIVITIES:
  Merger with HOL, net of cash acquired...............................   (1,307,351)             --
  Acquisition of equipment, net.......................................     (266,018)        (92,522)
  Expenditures for deferred program costs.............................   (1,956,599)     (1,026,191)
                                                                        -----------     -----------
       Net cash used in investing activities..........................   (3,529,968)     (1,118,713)
                                                                        -----------     -----------
FINANCING ACTIVITIES:
  Net borrowings under revolving line of credit.......................      850,000              --
  Proceeds from term loan.............................................    1,750,000              --
  Payments on term loan...............................................      (87,500)             --
  Proceeds (payments) on previous bank agreement......................     (606,140)        138,308
  Payments on capital lease obligations...............................      (32,741)        (14,260)
  Proceeds from notes payable to shareholders.........................    1,000,000         150,000
  Payment on notes payable to shareholders............................     (105,193)             --
  Payment of debt assumed in HOL merger...............................     (990,000)             --
  Proceeds from exercise of stock options.............................       71,763              --
  Payment of amount due to Action Management..........................           --         (51,821)
                                                                        -----------     -----------
       Net cash provided by financing activities......................    1,850,189         222,227
                                                                        -----------     -----------
       Increase in cash...............................................      176,227          14,438
CASH, beginning of year...............................................       18,052           3,614
                                                                        -----------     -----------
CASH, end of year.....................................................  $   194,279     $    18,052
                                                                        ===========     ===========
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the year for --
     Interest.........................................................  $   236,641     $    86,845
     Income taxes.....................................................      309,050          20,514
  Purchase of equipment with capital lease obligation.................       27,751          82,531
  Common stock and warrants issued in connection with HOL merger......    2,451,908              --
  Debt issued in connection with HOL merger...........................    1,130,000              --
  Warrants issued to shareholders.....................................      198,001              --

   The accompanying notes are an integral part of these financial statements.

                            J3 LEARNING CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1993

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Organization

     J3 Learning Corporation (the Company), formerly Learn PC, Inc., is a privately held software education publisher located in Minneapolis, Minnesota. The Company designs, produces, publishes and markets software training products.

  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

  Leasehold Improvements and Equipment

     Leasehold improvements and equipment are stated at cost. Expenditures which enhance capacity or extend the useful lives of the assets are capitalized while recurring repairs and maintenance costs are expensed as incurred. Depreciation and amortization for financial reporting purposes are provided on a straight-line basis over estimated useful lives of three to seven years. Accelerated methods are used for income tax reporting.

  Deferred Program Costs

     The Company capitalizes all outside production costs incurred in the development of new products. These costs are amortized over a 12-month period using the straight-line method commencing the date of release of the related product. Costs incurred for in-house development of new products are charged to expense as incurred.

  Revenue Recognition

     Revenue is generally recognized upon shipment to customers.

  Income Taxes

     Deferred income taxes are provided for differences between the financial reporting basis and tax basis of the Company's assets and liabilities at currently enacted tax rates.

  Reclassifications

     Certain 1993 amounts have been reclassified to conform to the 1994 presentation. These reclassifications have no effect on net income or total shareholders' equity as previously reported.

2. MERGER WITH HANDS ON LEARNING:

     On May 27, 1994, the Company merged with Hands on Learning (HOL), a company that creates video training for client server networks and other technical topics. To effect the merger, the Company issued 236,838 shares of common stock (recorded at $10 per share), 28,124 warrants to acquire the Company's common stock (recorded at $2.97 per warrant), paid $1,200,000 in cash and issued notes payable aggregating $1,130,000.

     The merger has been accounted for using the purchase method of accounting. Results of operations of HOL subsequent to May 27, 1994 are included in the accompanying financial statements. The total merger

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1994 AND 1993

consideration of $4,782,000 plus transaction expenses in excess of the prior carrying amount of the net assets acquired was $4,545,000 and was allocated as follows:

                Inventories......................................  $  788,000
                Acquired titles..................................   2,907,000
                Other intangible assets..........................     250,000
                Goodwill.........................................     600,000

     Acquired titles and other intangible assets are being amortized over one year while goodwill is being amortized over ten years. The Company continually evaluates whether events or circumstances have occurred which may indicate that the remaining estimated useful lives may warrant revision or that the remaining intangible asset balance may not be recoverable. In the event that factors indicate that the intangible assets in question should be evaluated for possible impairment, a determination of the overall recoverability of such intangible assets would be made.

     The Company's unaudited pro forma statements of operations data, presented as if the merger with HOL occurred effective January 1, 1994 for the year ended December 31, 1994 and January 1, 1993 for the year ended December 31, 1993, are summarized as follows:

                                                              1994             1993
                                                          ------------     ------------
        Net sales.......................................  $ 15,653,000     $ 13,042,000
        Loss before provision for income taxes..........    (3,995,000)      (3,648,000)
        Net loss........................................    (4,078,000)      (3,845,000)

     The above pro forma results are not necessarily indicative of what would have occurred had the merger been effective on January 1, 1994 or 1993.

3. LONG-TERM DEBT:

     The Company's long-term debt obligations as of December 31 are as follows:

                                                                  1994          1993
                                                               ----------     --------
        Revolving line of credit.............................  $  850,000     $     --
        Term loan............................................   1,662,500           --
        Note payable to former HOL shareholder, interest at
          12.5%, interest paid monthly with principal due May
          1995...............................................     300,000           --
        Line of credit and note payable to bank, paid in
          1994...............................................          --      606,140
        Capital lease obligations............................     109,363       68,271
                                                               ----------     --------
             Total debt obligations..........................   2,921,863      674,411
        Less -- Current maturities...........................   1,628,665      509,780
                                                               ----------     --------
             Long-term debt..................................  $1,293,198     $164,631
                                                               ==========     ========

     The Company entered into a new revolving credit and term loan agreement (the Agreement) with a bank in May 1994. Under the revolving line of credit, the Company may borrow the lesser of $1,500,000 or the borrowing base, as defined. Interest under this revolving line of credit is at the bank's reference rate plus 1.5% (10.5% at December 31, 1994). In addition, the Company pays a commitment fee of .5% on the average unused amount of the revolving credit commitment. The maturity date of this revolving line of credit is December 31, 1995.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1994 AND 1993

     Interest under the term loan is at the bank's reference rate plus 2% (11% at December 31, 1994). Required principal payments are $87,500 quarterly beginning September 30, 1994 through March 31, 1997 with any remaining amounts due June 30, 1997.

     The Agreement is collateralized by all the Company's assets. In addition, the Agreement contains various restrictive covenants which, among other matters, require the Company to meet certain financial ratios. The Company was in compliance with or obtained waivers for all covenants as of December 31, 1994.

     Aggregate maturities of long-term debt are as follows:

                1995.............................................  $1,628,665
                1996.............................................     386,111
                1997.............................................     378,770
                1998.............................................     353,317
                1999.............................................     175,000
                                                                   ----------
                                                                   $2,921,863
                                                                   ==========

     The Company leases equipment under agreements accounted for as capital leases. Interest on these agreements range from 12.5% to 13.0%. Future minimum lease payments required under these agreements as of December 31, 1994 are as follows:

        1995..............................................................  $ 50,136
        1996..............................................................    42,039
        1997..............................................................    31,236
        1998..............................................................     3,407
                                                                            --------
                  Total minimum lease payments............................   126,818
        Less--Amount representing interest................................    17,455
                                                                            --------
                  Present value of minimum lease payments.................   109,363
        Less--Current maturities..........................................    41,165
                                                                            --------
                  Long-term capital lease obligations.....................  $ 68,198
                                                                            ========

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1994 AND 1993

4. NOTES PAYABLE TO SHAREHOLDERS:

     Notes payable to shareholders, all of which have a second lien on substantially all the Company's assets, are as follows as of December 31:

                                                                  1994          1993
                                                               ----------     --------
        Notes payable, interest at prime plus 1.5% (10.5% at
          December 31, 1994 and 7.5% at December 31, 1993)
          payable quarterly with principal due on demand.....  $  150,000     $150,000
        Notes payable, interest at 8% with first year's
          interest due May 1995 and quarterly thereafter,
          principal due May 1999.............................   1,000,000           --
        Notes payable to former HOL shareholders and current
          Company shareholders, interest at 8%, principal and
          interest due in monthly installments of $20,263
          through May 1998...................................     724,807           --
        Unamortized debt discount related to warrants issued
          in connection with 8%, $1,000,000 notes payable to
          shareholders (Note 5)..............................    (174,901)          --
                                                               ----------     --------
                                                                1,699,906      150,000
        Less -- Current maturities...........................     341,916      150,000
                                                               ----------     --------
        Long-term notes payable to shareholders..............  $1,357,990     $     --
                                                               ==========     ========

     Aggregate maturities of notes payable to shareholders are as follows:

                1995.............................................  $  341,916
                1996.............................................     208,060
                1997.............................................     225,328
                1998.............................................      99,503
                1999.............................................   1,000,000
                                                                   ----------
                          Total                                    $1,874,807
                                                                   ==========

5. SHAREHOLDERS' EQUITY:

  Stock Options

     In 1994, the Company adopted the 1994 Long Term Incentive and Stock Option Plan (the 1994 Plan), a stock plan which provides for the granting of both incentive and nonqualified stock options, stock appreciation rights and stock performance awards. The following is a summary of activity of the 1994 Plan and its predecessor plans for the years ended December 31:

                                                                     1994        1993
                                                                    -------     ------
        Options outstanding, beginning of year....................   44,576     44,576
        Granted at $15.00 per share...............................   43,850         --
        Exercised at $12.50 per share.............................   (4,676)        --
        Canceled/expired..........................................  (15,750)        --
                                                                    -------     ------
        Options outstanding, end of year..........................   68,000     44,576
                                                                    =======     ======

     The 1994 Plan provides for a maximum of 53,137 shares to be granted to key employees in the form of stock options. At December 31, 1994, options outstanding under the 1994 Plan and its predecessor plans were

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1994 AND 1993

exercisable through 2004 at prices ranging from $12.50 to $15.00 per share and 9,837 shares were available for future grant. At December 31, 1994, 24,975 shares were exercisable.

  Stock Warrants

     In connection with the Company's merger with HOL (see Note 2), the Company issued 28,124 warrants to former HOL shareholders. At the same time, the Company issued 66,667 warrants to shareholders in connection with the 8%, 1,000,000 notes payable issued to shareholders (see Note 4). Each of these warrants entitles holders to purchase one share of the Company's common stock at $15 per share through May 26,1999. The warrants have been recorded at their estimated fair value of $2.97 per warrant.

  Co-Sale Agreements

     Certain common shareholders have entered into agreements which restrict the sale or transfer of shares without notification and granting of co-sale rights to other shareholders.

6. INCOME TAXES:

     Deferred income taxes principally relate to depreciation methods, lease payments and certain reserves not deductible for tax purposes. Deferred taxes as of December 31 consisted of the following:

                                                                   1994         1993
                                                                 --------     --------
        Deferred tax assets....................................  $127,660     $109,875
        Deferred tax liabilities...............................   (20,278)     (27,892)
                                                                 --------     --------
                  Net deferred tax assets......................  $107,382     $ 81,983
                                                                 ========     ========

     The Company has not recorded a valuation allowance against deferred tax assets as of December 31, 1994 and 1993.

     The provision for income taxes for the years ended December 31 consists of:

                                                                   1994         1993
                                                                 --------     --------
        Currently payable......................................  $161,399     $344,849
        Deferred taxes.........................................   (25,399)     (21,983)
                                                                 --------     --------
                  Total provision for income taxes.............  $136,000     $322,866
                                                                 ========     ========

     The provision for income taxes differs from the amount computed using the federal statutory rate of 34% primarily due to the net effect of state income taxes and nondeductible amortization related to the excess purchase on the merger with HOL.

7. COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     In 1991, the Company entered into a new operating lease with a third party, principally for office and warehouse space. Under the terms of the agreement, the Company received a lump-sum cash payment of $164,000, along with a furniture and equipment allowance of $104,599. The Company recorded the receipt of the cash as a deferred lease credit which is being recognized over the remaining lease period.

                            J3 LEARNING CORPORATION

                           DECEMBER 31, 1994 AND 1993

     Future minimum lease payments as of December 31, 1994 for all operating leases are as follows:

                1995..............................................  $260,000
                1996..............................................   205,000
                1997..............................................   125,000
                                                                    --------
                Total.............................................  $590,000
                                                                    ========

     Net rental expense was $304,000 in 1994 and $270,000 in 1993.

  Litigation

     The Company is involved in various legal matters which are being handled in the ordinary course of business. In the opinion of management, none of these matters are expected to have a material adverse effect on the Company's financial position or results of operations.

  Employment Agreements

     The Company has employment agreements with various officers which provide for minimum annual compensation as well as certain severance benefits upon termination.

8. SUBSEQUENT EVENTS (UNAUDITED):

     In April 1995, the Company completed a private placement of 233,747 shares of Series A preferred stock. Proceeds under the private placement were $6,400,000. As part of the same transaction, the Company converted approximately $400,000 of shareholder notes payable into 14,609 shares of Series A preferred stock.

     In May 1995, the Company repurchased 94,740 shares of common stock and 194 shares of Series A preferred stock and reissued them as 94,934 shares of Series A preferred stock, resulting in net proceeds to the Company of $739,000.

                      J3 STANDALONE FINANCIAL PROJECTIONS
                                (SEE NOTE BELOW)

               (000's)                                           1996        1997        1998
                                                                -------     -------     -------
Sales-Corporate......................                           $20,488     $28,683     $39,439
Growth over LY.......................                                            40%         38%
Sales-Consumer.......................                           $ 1,984     $ 2,678     $ 3,616
Growth over LY.......................                                            35%         35%
Total Revenue........................                           $22,472     $31,362     $43,055
Growth over LY.......................                                            40%         37%
Revenue %............................                               100%        100%        100%
Cost of Goods Sold...................                                15%         15%         14%
                                                                -------     -------     -------
Gross Margin-$.......................                           $19,083     $26,657     $37,028
Gross Margin-%.......................                                85%         85%         86%
OPERATING EXPENSE:
Selling..............................    $                      $ 8,111     $10,950     $14,782
                                         % of Rev                 36.09%      34.91%      34.33%
                                         % Grwth/LY                           35.00%      35.00%
Client Services......................    $                      $ 1,336     $ 1,603     $ 1,924
                                         % of Rev                  5.95%       5.11%       4.47%
                                         % Grwth/LY                           20.00%      20.00%
Product Dev..........................    $                      $ 4,570     $ 6,170     $ 8,329
                                         % of Rev                 20.34%      19.67%      19.34%
                                         % Grwth/LY                           35.00%      35.00%
Gen Admin............................    $                      $ 2,602     $ 3,122     $ 3,747
                                         % of Rev                 11.58%       9.96%       8.70%
                                         % Grwth/LY                           20.00%      20.00%
Total Op Exp.........................    $                      $16,619     $21,845     $28,782
                                         % of Rev                 73.95%      69.66%      66.85%
                                         % Grwth/LY                           31.45%      31.76%
Operating Income.....................    $                      $ 2,464     $ 4,812     $ 8,246
                                         % of Rev                 10.97%      15.34%      19.15%
                                         % Grwth/LY                           95.29%      71.34%

   Note: These projections were prepared at the request of the Gartner Group

                          J3 LEARNING PRICE LIST 1996

                          FOR INTERNAL USE ONLY 22696

                                                                   STUDENT                 MM ANNUAL
                    CURRICULUM AREA                      VIDEO    MATERIALS   MULTIMEDIA     LEASE
- -------------------------------------------------------  ------   ---------   ----------   ---------
DESKTOP
FOUNDATIONS
Computer Literacy -- Second Edition....................  $  600    $   300     $    900     $   600
Fundamentals of PC Technology..........................  $2,900    $   750     $  4,350     $ 2,900
Introduction to Client/Server Word.....................  $  600    $    60     $    900     $   600
MICROSOFT
Access for Windows 95, Becoming a Proficient User......     TBA        TBA          TBA         TBA
Access 2.0 for Windows.................................  $1,100    $   300     $  1,650     $ 1,100
Access 1.1 for Windows.................................  $1,000    $   300           NA          NA
Excel for Windows 95, Becoming a Proficient User.......  $  900    $   300     $  1,350     $   900
Excel for Windows 95, Gaining Expertise................  $  900    $   300     $  1,350     $   900
Excel 5.0 for Windows..................................  $1,400    $   400     $  2,100     $ 1,400
Excel 4.0 for Windows..................................  $1,400    $   300           NA          NA
Microsoft Project 4.0..................................  $  800    $   400     $  1,200     $   800
PowerPoint for Windows 95..............................  $  800    $   300     $  1,200     $   800
PowerPoint 4.0 for Windows.............................  $  800    $   300     $  1,200     $   800
PowerPoint 3.0 for Windows.............................  $  700    $   300           NA          NA
Microsoft Project 4.0..................................  $  800    $   300     $  1,200     $   800
Word for Windows 95, Becoming a Proficient User........  $  700    $   300     $  1,050     $   700
Word for Windows 95, Gaining Expertise.................  $1,100    $   300     $  1,650     $ 1,100
Word 6.0 for Windows...................................  $1,400    $   400     $  2,100     $ 1,400
Word 2.0 for Windows...................................  $1,400    $   400           NA          NA
Integrating the Microsoft Office (Ver. 4.2)............  $  800    $   300     $  1,200     $   800
NOVELL
Groupwise 4.1 for Windows..............................  $  500    $   200     $    750     $   500
WordPerfect 6.1 for Windows............................  $1,100    $   300     $  1,650     $ 1,100
WordPerfect 6.0 for Windows............................  $1,400    $   400           NA          NA
WordPerfect 5.1-5.2 for Windows........................  $1,400    $   400           NA          NA
WordPerfect 6.0........................................  $1,400    $   400           NA          NA
Paradox 4.0............................................  $1,000    $   300           NA          NA
Quattro Pro 6.0 for Windows............................  $1,000    $   300     $  1,500     $ 1,000
LOTUS
Ami Pro 3.1 for Windows................................  $  500    $   150     $    750     $   500
1-2-3 Release 5 for Windows............................  $1,000    $   300     $  1,500     $ 1,000
1-2-3 Release 4 for Windows............................  $1,000    $   300           NA          NA
1-2-3 Release 3.0-3.4..................................  $1,400    $   400           NA          NA
Approach 3.0 for Windows...............................  $1,000    $   300     $  1,500     $ 1,000
Integrating Lotus SmartSuite Course....................  $  800    $   300           NA          NA
OTHER
Uniplex II Plus Word Processor.........................  $1,600    $   120           NA          NA
Uniplex II Plus Spreadsheet............................  $1,900    $   120           NA          NA
Harvard Graphics 3.0/3.05..............................  $  700    $   300           NA          NA
OPERATING SYSTEMS
Getting Started on Windows 95..........................  $  700    $   200     $  1,000     $   700

                                                                   STUDENT                 MM ANNUAL
                    CURRICULUM AREA                      VIDEO    MATERIALS   MULTIMEDIA     LEASE
- -------------------------------------------------------  ------   ---------   ----------   ---------
Moving Up to Windows 95................................  $  500    $   200     $    750     $   500
Gaining Expertise on Windows 95........................  $  700    $   200     $  1,000     $   700
Windows 3.1............................................  $1,000    $   300     $  1,500     $ 1,000
MS-DOS 6.0-6.2.........................................  $1,000    $   300     $  1,500     $ 1,000
MS-DOS 5.0.............................................  $1,000    $   300           NA          NA
OS/2 Warp..............................................  $1,100    $   300     $  1,650     $ 1,100
Introduction to UNIX World.............................  $  500    $    50     $    750     $   500
The UNIX System for Users..............................  $2,500    $   150     $  3,750     $ 2,500
More of the UNIX System for Users......................  $1,500    $    90     $  2,250     $ 1,500
UNIX System for Advanced Users.........................  $2,000    $   140     $  3,000     $ 2,000
UNIX Software Tools for Programmers....................  $1,500    $    90     $  2,250     $ 1,500
UNIX System Administration I (for UNIX SVR4)...........  $2,000    $   100     $  3,000     $ 2,000
UNIX System Administration II (for UNIX SVR4)..........  $3,000    $   200     $  4,500     $ 3,000
Security for the UNIX System...........................  $1,250    $    40           NA          NA
UNIX System V Release 4 Internals......................  $4,600    $   100           NA          NA
CA/UNICENTER for UNIX: Overview........................  $  800    $    40           NA          NA
DATABASE MANAGEMENT
Introduction to Database World.........................  $  500    $    80     $    750     $   500
Fundamentals of SQL....................................  $2,000    $    90     $  3,000     $ 2,000
Relational Database Design.............................  $2,500    $   120     $  3,700     $ 2,500
Introduction to SYBASE SQL Server......................  $4,000    $   120     $  6,000     $ 4,000
SYBASE SQL Server 4.x..................................  $2,500    $   120           NA          NA
Migrating to SYBASE SQL Server 10......................  $1,500    $    70           NA          NA
SYBASE Performance & Tuning............................  $2,500    $    80           NA          NA
Microsoft SQL Server 4.x...............................  $2,500    $   120           NA          NA
Introduction to the Oracle World.......................  $  500    $    60     $    750     $   500
Work in the SQL* Plus Environment......................  $2,000    $   170     $  3,000     $ 2,000
Design Oracle Databases................................  $2,500    $   150     $  3,750     $ 2,500
Advanced SQL & SQL* Plus...............................  $1,800    $    80     $  2,700     $ 1,800
Develop PL/SQL Applications............................  $1,800    $    80     $  2,700     $ 1,800
Understand Oracle 7 Architecture.......................  $1,500    $    80     $  2,250     $ 1,500
Perform Routine DBA Tasks..............................  $3,000    $   170     $  4,500     $ 3,000
Create & Configure Oracle Databases....................  $1,800    $   110     $  2,700     $ 1,800
Maintain Optimal Database Performance..................  $2,000    $   100     $  3,000     $ 2,000
Access 2.0 for Windows.................................  $1,100    $   300     $  1,650     $ 1,100
Access 1.1 for Windows.................................  $1,000    $   300           NA          NA
Approach 3.0 for Windows...............................  $1,000    $   300     $  1,500     $ 1,000
Paradox 4.0............................................  $1,000    $   300           NA          NA
dBASE IV Release 1.1-1.5...............................  $1,000    $   400           NA          NA
NETWORKING
Introduction to the Network World......................  $  500    $    50     $    750     $   500
TCP/IP Concepts........................................  $2,250    $   120     $  3,400     $ 2,250
Network Administration for UNIX Systems................  $3,500    $   170           NA          NA
Network Programming for UNIX Systems...................  $2,500    $   120           NA          NA
Novell Netware 3.1x Administration.....................  $3,000    $   400     $  4,500     $ 3,000
Novell Netware 4.1 Administration......................  $3,000    $   400     $  4,500     $ 3,000
Microsoft Mail for DOS and Windows (Ver. 3.0-3.2)......  $  700    $   300           NA          NA

                                                                   STUDENT                 MM ANNUAL
                    CURRICULUM AREA                      VIDEO    MATERIALS   MULTIMEDIA     LEASE
- -------------------------------------------------------  ------   ---------   ----------   ---------
Microsoft Mail for DOS (Ver. 3.0-3.2)..................  $  400    $   150           NA          NA
Microsoft Mail for Windows (Ver. 3.0-3.2)..............  $  400    $   150     $    600     $   400
Lotus cc:Mail 2.0 for Windows..........................  $  400    $   150     $    600     $   400
Internet: Global Communications........................  $  500    $   200     $    750     $   500
Internet: Joining the Global Community.................  $  750    $   200     $  1,100     $   750
Lotus Notes 4.0........................................     TBA        TBA          TBA         TBA
Lotus Notes 3.0........................................  $1,000    $   300     $  1,500     $ 1,000
Windows for Workgroups 3.11............................  $  700    $   300     $  1,000     $   700
Groupwise 4.1 for Windows..............................  $  500    $   200     $    750     $   500
SOFTWARE LANGUAGES/SYSTEM DEVELOPMENT TOOLS
ANSI C Language for Programmers........................  $3,250    $   200           NA          NA
Foundations in C++.....................................     TBA        TBA          TBA         TBA
Object-Oriented Programming in C++.....................  $2,500    $    70           NA          NA
Introduction to PowerBuilder...........................  $2,500    $   130     $  3,750     $ 2,500
PowerBuilder Techniques from the Experts...............  $1,500    $   100     $  2,250     $ 1,500
Microsoft Windows Programming Foundations..............  $  500    $    50     $    750     $   500
Introduction to Visual Basic...........................     TBA        TBA          TBA         TBA
Oracle CASE for Systems Clients........................  $  500    $    30           NA          NA
Oracle CASE for Business Managers......................  $1,500    $    40           NA          NA
Oracle CASE for Technical Managers.....................  $3,750    $   100           NA          NA
Oracle CASE for Developers: Strategy & Analysis........  $6,500    $   240           NA          NA
Oracle CASE for Developers: Design-Production..........  $7,500    $   200           NA          NA
Oracle CASE for Technical Operations Personnel.........  $9,500    $   200           NA          NA
X Windows System Workshop..............................  $3,500    $   180           NA          NA
OSF/Motif Workshop.....................................  $3,500    $   300           NA          NA
PACKAGE OFFERS
Lotus SmartSuite Notes Ready Package...................  $3,300    $ 1,200     $  5,000     $ 3,300
Lotus SmartSuite Package...............................  $2,400    $   900     $  3,600     $ 2,400
Microsoft Office 95 Standard Package...................  $3,330    $ 1,250     $  5,000     $ 3,300
Microsoft Office Professional Package..................  $4,150    $ 1,550     $  6,250     $ 4,150
Microsoft Office Package...............................  $3,300    $ 1,250     $  5,000     $ 3,300
Oracle Foundations Package.............................  $7,600    $   540     $ 11,400     $ 7,600
Oracle7 Server Package.................................  $7,000    $   460     $ 10,500     $ 7,000
Perfect Office Package.................................  $2,200    $   800     $  3,300     $ 2,200
PowerBuilder Package...................................  $3,500    $   230     $  5,250     $ 3,500
Sybase Database Programmer Package.....................  $9,800    $   470           NA          NA
TCP/IP for UNIX Systems Package........................  $7,500    $   460           NA          NA
Uniplex II Plus Complete Workshop......................  $3,500    $   280           NA          NA
Introduction to Uniplex II Plus Workshop...............  $1,350    $   120           NA          NA
UNIX User Package......................................  $4,000    $   290     $  6,000     $ 4,000
UNIX Programmer Package................................  $6,500    $   520     $  9,750     $ 6,500
UNIX System Administration II Package..................  $8,750    $   720     $ 13,000     $ 8,750
Windows 95 Package.....................................  $1,500    $   600     $  2,250     $ 1,500

                            J3 LEARNING CBT PRICING

                                  CBT PRICING

I. J3 LEARNING CBT

IA. Courses:

     - Basic Networking Windows NT Server
     - Advanced Networking Windows NT Server
     - Installation and Configuration of Windows NT Workstation
     - Networking Microsoft Windows NT Workstation

                              ANNUAL LEASE PRICING

                               NUMBER OF USERS                 PRICE PER USER
                ---------------------------------------------  ---------------
                     2-5.....................................     $400/user
                     6-10....................................     $350/user
                     11-25...................................     $300/user
                     26-49...................................     $250/user
                     50+.....................................     $200/user

                           PERPETUAL LICENSE PRICING

                               NUMBER OF USERS                 PRICE PER USER
                ---------------------------------------------  ---------------
                     2-5.....................................     $600/user
                     6-10....................................     $525/user
                     11-25...................................     $450/user
                     26-49...................................     $375/user
                     50+.....................................     $300/user

ID. Courses:

     - Database Design and Manipulation with Microsoft SQL Server
     - Database Implementation with Microsoft SQL Server
     - Windows 95 Installation and Architecture
     - Windows 95 Configuration

                              ANNUAL LEASE PRICING

                               NUMBER OF USERS                 PRICE PER USER
                ---------------------------------------------  ---------------
                     2-5.....................................     $200/user
                     6-10....................................     $175/user
                     11-25...................................     $150/user
                     26-49...................................     $125/user
                     50+.....................................     $100/user

                           PERPETUAL LICENSE PRICING

                               NUMBER OF USERS                 PRICE PER USER
                ---------------------------------------------  ---------------
                     2-5.....................................     $300/user
                     6-10....................................     $260/user
                     11-25...................................     $225/user
                     26-49...................................     $185/user
                     50+.....................................     $150/user

                           PERPETUAL LICENSE PRICING

                               NUMBER OF USERS                 PRICE PER USER
                ---------------------------------------------  ---------------
                     2-5.....................................     $300/user
                     6-10....................................     $260/user
                     11-25...................................     $225/user
                     26-49...................................     $185/user
                     50+.....................................     $150/user

                            SOFTWARE TITLE SCHEDULE
                                 1995 REVENUES

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
DESKTOP PRODUCTS
MS OFFICE PRO PKG
VIDEO COURSES...........................      296,293
SITE LICENSE............................       18,450
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................      314,743
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      314,743
                                            ==========
MS OFFICE PKG
VIDEO COURSES...........................      130,163
SITE LICENSE............................            0
STUDENT MATLS...........................       40,856
                                            ----------
        SUB TOTAL.......................      171,019
CONS VIDEOS.............................       10,468
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       10,468
                                            ----------
        TOTAL...........................      181,487
                                            ==========
INTEGRATING MS OFFICE
VIDEO COURSES...........................       82,187
SITE LICENSE............................       27,041
STUDENT MATLS...........................       29,725
                                            ----------
        SUB TOTAL.......................      138,953
CONS VIDEOS.............................       41,674
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       41,674
                                            ----------
        TOTAL...........................      180,627
                                            ==========
LOTUS SS NOTES RDY PKG
VIDEO COURSES...........................       42,753
SITE LICENSE............................        5,400
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................       48,153
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       48,153
                                            ==========
LOTUS SS PKG
VIDEO COURSES...........................       75,885
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................       75,885
CONS VIDEOS.............................        2,580
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................        2,580
                                            ----------
        TOTAL...........................       78,465
                                            ==========
INTEGRATING LOTUS SS
VIDEO COURSES...........................       25,622
SITE LICENSE............................        6,660
STUDENT MATLS...........................        3,000
                                            ----------
        SUB TOTAL.......................       35,282
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       35,282
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
INTERNET VIDEO CRSE
VIDEO COURSES...........................        5,223
VIDEO -- CBT............................
SITE LICENSE............................            0
STUDENT MATLS...........................          510
                                            ----------
        SUB TOTAL.......................        5,733
CONS VIDEOS.............................       16,384
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       16,384
                                            ----------
        TOTAL...........................       22,117
                                            ==========
INTERNET: JOIN GLOBAL COMMUNITY
VIDEO COURSES...........................        4,168
VIDEO -- CBT............................
SITE LICENSE............................            0
STUDENT MATLS...........................          570
                                            ----------
        SUB TOTAL.......................        4,738
CONS VIDEOS.............................       13,185
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       13,185
                                            ----------
        TOTAL...........................       17,923
                                            ==========
COMPUTER LITERACY -- 2ND ED
VIDEO COURSES...........................       86,243
SITE LICENSE............................       26,689
STUDENT MATLS...........................       21,265
                                            ----------
        SUB TOTAL.......................      134,197
CONS VIDEOS.............................       12,030
CAREERTRACK.............................       19,219
                                            ----------
        SUB TOTAL.......................       31,249
                                            ----------
        TOTAL...........................      165,446
                                            ==========
FUND PC TECH -- 2ND ED
VIDEO COURSES...........................      107,657
SITE LICENSE............................        6,148
STUDENT MATLS...........................        5,595
                                            ----------
        SUB TOTAL.......................      119,400
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      119,400
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
MS WINDOWS 3.1
VIDEO COURSES...........................      431,905
SITE LICENSE............................       96,265
STUDENT MATLS...........................      141,605
                                            ----------
        SUB TOTAL.......................      669,775
CONS VIDEOS.............................       54,964
CAREERTRACK.............................       38,355
                                            ----------
        SUB TOTAL.......................       93,319
                                            ----------
        TOTAL...........................      763,094
                                            ==========
MOVE WINDOWS 95
VIDEO COURSES...........................       35,121
VIDEO CBT...............................            0
SITE LICENSE............................          500
STUDENT MATLS...........................        3,309
                                            ----------
        SUB TOTAL.......................       38,930
CONS VID-WIN 95.........................      126,072
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................      126,072
                                            ----------
        TOTAL...........................      165,002
                                            ==========
GAIN EXP WIN95
VIDEO COURSES...........................       25,270
VIDEO CBT...............................            0
SITE LICENSE............................            0
STUDENT MATLS...........................          415
                                            ----------
        SUB TOTAL.......................       25,685
CONS VID-WIN 95.........................       16,858
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       16,858
                                            ----------
        TOTAL...........................       42,543
                                            ==========
WIN95 PKG VIDEO
VIDEO COURSES...........................       16,315
VIDEO CBT...............................            0
SITE LICENSE............................        1,800
STUDENT MATLS...........................        1,448
                                            ----------
        SUB TOTAL.......................       19,563
CONS VID-WIN 95.........................       41,748
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       41,748
                                            ----------
        TOTAL...........................       61,311
                                            ==========
GET START WIND 95
VIDEO COURSES...........................       50,521
VIDEO CBT...............................            0
SITE LICENSE............................          500
STUDENT MATLS...........................        3,481
                                            ----------
        SUB TOTAL.......................       54,502
CONS VIDEOS.............................       45,831
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       45,831
                                            ----------
        TOTAL...........................      100,333
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
DOS 6.0
VIDEO COURSES...........................        6,153
SITE LICENSE............................        1,200
STUDENT MATLS...........................           95
                                            ----------
        SUB TOTAL.......................        7,448
CONS VIDEOS.............................        9,610
CAREERTRACK.............................        2,440
                                            ----------
        SUB TOTAL.......................       12,050
                                            ----------
        TOTAL...........................       19,498
                                            ==========
MS DOS 6.0/6.2
VIDEO COURSES...........................      104,635
SITE LICENSE............................       10,209
STUDENT MATLS...........................       15,441
                                            ----------
        SUB TOTAL.......................      130,285
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      130,285
                                            ==========
MS DOS 5.0
VIDEO COURSES...........................       12,850
SITE LICENSE............................            0
STUDENT MATLS...........................        2,170
                                            ----------
        SUB TOTAL.......................       15,020
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       15,020
                                            ==========
MS DOS 3.0
VIDEO COURSES...........................            0
SITE LICENSES...........................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................            0
CONS VIDEOS.............................            0
CAREERTRACK.............................          465
                                            ----------
        SUB TOTAL.......................          465
                                            ----------
        TOTAL...........................          465
                                            ==========
OS/2 REL 2.0(W)ARP
VIDEO COURSES...........................       25,540
SITE LICENSE............................        4,838
STUDENT MATLS...........................        9,847
                                            ----------
        SUB TOTAL.......................       40,225
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       40,225
                                            ==========
WORD WIN95 PU...........................       23,755
WORD WIN95 GE...........................        7,901

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
WORD 7.0
VIDEO COURSES...........................            0
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................            0
CONS VIDEOS.............................       29,814
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       29,814
                                            ----------
        TOTAL...........................       29,814
                                            ==========
WORD 6.0/WINDOWS
VIDEO COURSES...........................      528,324
SITE LICENSE............................      148,184
STUDENT MATLS...........................      154,506
                                            ----------
        SUB TOTAL.......................      831,014
CONS VIDEOS.............................       99,097
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       99,097
                                            ----------
        TOTAL...........................      930,111
                                            ==========
WORD 2.0/WINDOWS
VIDEO COURSES...........................       25,510
SITE LICENSE............................            0
STUDENT MATLS...........................        8,098
                                            ----------
        SUB TOTAL.......................       33,608
CONS VIDEOS.............................        1,192
CAREERTRACK.............................        3,097
                                            ----------
        SUB TOTAL.......................        4,289
                                            ----------
        TOTAL...........................       37,897
                                            ==========
WORDPERFECT 6.1/WINDOWS
VIDEO COURSES...........................      271,654
SITE LICENSE............................       41,236
STUDENT MATLS...........................       45,498
                                            ----------
        SUB TOTAL.......................      358,388
CONS VIDEOS.............................       47,545
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       47,545
                                            ----------
        TOTAL...........................      405,933
                                            ==========
WORDPERFECT 6.0/WINDOWS
VIDEO COURSES...........................       85,050
SITE LICENSE............................        4,330
STUDENT MATLS...........................       18,643
                                            ----------
        SUB TOTAL.......................      108,023
CONS VIDEOS.............................       37,151
CAREERTRACK.............................        6,094
                                            ----------
        SUB TOTAL.......................       43,245
                                            ----------
        TOTAL...........................      151,268
                                            ==========
WORDPERFECT 5.1-5.2/WINDOWS
VIDEO COURSES...........................       27,808
SITE LICENSE............................          790
STUDENT MATLS...........................        7,773
                                            ----------
        SUB TOTAL.......................       36,371
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       36,371
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
WORDPERFECT 6.0
VIDEO COURSES...........................       25,919
SITE LICENSE............................        4,858
STUDENT MATLS...........................        8,410
                                            ----------
        SUB TOTAL.......................       39,187
CONS VIDEOS.............................        1,936
CAREERTRACK.............................        5,024
                                            ----------
        SUB TOTAL.......................        6,960
                                            ----------
        TOTAL...........................       46,147
                                            ==========
WORDPERFECT 5.1
VIDEO COURSES...........................       29,387
SITE LICENSE............................        2,360
STUDENT MATLS...........................        5,007
                                            ----------
        SUB TOTAL.......................       36,754
CONS VIDEOS.............................        1,212
CAREERTRACK.............................        6,501
                                            ----------
        SUB TOTAL.......................        7,713
                                            ----------
        TOTAL...........................       44,467
                                            ==========
AMI PRO 3.1/WINDOWS
VIDEO COURSES...........................       25,922
SITE LICENSE............................        7,380
STUDENT MATLS...........................        7,248
                                            ----------
        SUB TOTAL.......................       40,550
CONS VIDEOS.............................          258
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................          258
                                            ----------
        TOTAL...........................       40,808
                                            ==========
1-2-3 5.0/WINDOWS
VIDEO COURSES...........................      172,267
SITE LICENSE............................       22,664
STUDENT MATLS...........................       35,693
                                            ----------
        SUB TOTAL.......................      230,624
CONS VIDEOS.............................        8,385
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................        8,385
                                            ----------
        TOTAL...........................      239,009
                                            ==========
1-2-3 4.0/WINDOWS
VIDEO COURSES...........................       66,506
SITE LICENSE............................        4,970
STUDENT MATLS...........................       11,358
                                            ----------
        SUB TOTAL.......................       82,834
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       82,834
                                            ==========
1-2-3 3.0-3.4
VIDEO COURSES...........................       19,298
SITE LICENSE............................        1,320
STUDENT MATLS...........................        5,438
                                            ----------
        SUB TOTAL.......................       26,056
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       26,056
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
EXCEL WIN95 FU..........................       27,853
EXCEL WIN95 GE..........................        7,611
EXCEL 7.0
VIDEO COURSES...........................            0
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................            0
CONS VIDEOS.............................       34,751
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       34,751
                                            ----------
        TOTAL...........................       34,751
                                            ==========
EXCEL 5.0/WINDOWS
VIDEO COURSES...........................      507,156
SITE LICENSE............................      134,905
STUDENT MATLS...........................      146,152
                                            ----------
        SUB TOTAL.......................      788,213
CONS VIDEOS.............................       95,091
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       95,091
                                            ----------
        TOTAL...........................      883,304
                                            ==========
EXCEL 4.0/WINDOWS
VIDEO COURSES...........................       31,704
SITE LICENSE............................            0
STUDENT MATLS...........................        9,890
                                            ----------
        SUB TOTAL.......................       41,594
CONS VIDEOS.............................        1,976
CAREERTRACK.............................        3,289
                                            ----------
        SUB TOTAL.......................        5,265
                                            ----------
        TOTAL...........................       46,859
                                            ==========
QUATTRO PRO 6.0/VIDEO
VIDEO COURSES...........................       25,087
SITE LICENSE............................        1,980
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................       27,067
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       27,067
                                            ==========
ACCESS 2.0/WINDOWS
VIDEO COURSES...........................      256,364
SITE LICENSE............................       43,261
STUDENT MATLS...........................       57,181
                                            ----------
        SUB TOTAL.......................      356,806
CONVID-ACCESS 7.0.......................       18,877
CONS VIDEOS.............................       27,348
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       46,225
                                            ----------
        TOTAL...........................      403,031
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
ACCESS 1.1/WINDOWS
VIDEO COURSES...........................        6,362
SITE LICENSE............................        1,200
STUDENT MATLS...........................        3,660
                                            ----------
        SUB TOTAL.......................       11,222
CONS VIDEOS.............................           81
CAREERTRACK.............................        1,386
                                            ----------
        SUB TOTAL.......................        1,467
                                            ----------
        TOTAL...........................       12,689
                                            ==========
APPROACH 3.0/WINDOWS
VIDEO COURSES...........................       48,050
SITE LICENSE............................        9,165
STUDENT MATLS...........................        9,289
                                            ----------
        SUB TOTAL.......................       66,504
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       66,504
                                            ==========
PARADOX 4.0
VIDEO COURSES...........................       11,624
SITE LICENSE............................        1,200
STUDENT MATLS...........................        3,384
                                            ----------
        SUB TOTAL.......................       16,208
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       16,208
                                            ==========
DBASE IV 1.1-1.5
VIDEO COURSES...........................        6,883
SITE LICENSE............................        2,625
STUDENT MATLS...........................        3,235
                                            ----------
        SUB TOTAL.......................       12,743
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       12,743
                                            ==========
PP/WIN 95...............................       23,559
POWERPOINT 4.0/WINDOWS
VIDEO COURSES...........................      239,407
SITE LICENSE............................       89,657
STUDENT MATLS...........................       67,038
                                            ----------
        SUB TOTAL.......................      396,102
CONS VIDEOS.............................       12,586
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................       12,586
                                            ----------
        TOTAL...........................      408,688
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
POWERPOINT 3.0/WINDOWS
VIDEO COURSES...........................        9,970
SITE LICENSES...........................          750
STUDENT MATLS...........................        6,377
                                            ----------
        SUB TOTAL.......................       17,097
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       17,097
                                            ==========
HARVARD GRAPHICS 3.0-3
VIDEO COURSES...........................       17,536
SITE LICENSES...........................        1,230
STUDENT MATLS...........................        2,817
                                            ----------
        SUB TOTAL.......................       21,583
CONS VIDEOS.............................        4,182
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................        4,182
                                            ----------
        TOTAL...........................       25,765
                                            ==========
GROUPWISE 4.1
VIDEO COURSES...........................        4,230
SITE LICENSES...........................            0
STUDENT MATLS...........................        1,685
                                            ----------
        SUB TOTAL.......................        9,915
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        9,915
MS MAIL 3.0-3.2
VIDEO COURSES...........................       41,135
SITE LICENSES...........................       36,199
STUDENT MATLS...........................        8,016
                                            ----------
        SUB TOTAL.......................       85,350
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       85,350
                                            ==========
CC:MAIL 2.0/WINDOWS
VIDEO COURSES...........................       96,543
SITE LICENSES...........................       22,446
STUDENT MATLS...........................       27,447
                                            ----------
        SUB TOTAL.......................      146,436
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      146,436
                                            ==========
LOTUS NOTES 3.0
VIDEO COURSES...........................      144,751
SITE LICENSES...........................       10,403
STUDENT MATLS...........................       30,200
                                            ----------
        SUB TOTAL.......................      185,354
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      185,354
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
WINDOWS FOR WORKGROUPS 3.11
VIDEO COURSES...........................      105,591
SITE LICENSES...........................       43,163
STUDENT MATLS...........................       11,516
                                            ----------
        SUB TOTAL.......................      160,270
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      160,270
                                            ==========
MS PROJECT 4.0
VIDEO COURSES...........................      144,099
SITE LICENSES...........................      122,958
STUDENT MATLS...........................       32,786
                                            ----------
        SUB TOTAL.......................      189,843
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      189,843
                                            ==========
MISCELLANEOUS ITEMS:
EXCHANGE/MISC...........................     (495,943 )
LOTUS SELECTS...........................      104,054
PC WORLD ROYALTIES......................        4,523
NIPPON ROYALTIES........................      650,077
NETG....................................      150,233
WORDPERFECT.............................       99,264
WIZARD WORKS ROYALTY....................       22,000
QUATTRO-PRO.............................       80,087
DOUBLE IMPACT...........................      175,000
UK BILLINGS.............................      216,412
DEFERRED MTV............................
                                            ----------
        SUB TOTAL.......................    1,005,707
THE CONNECTION -- CV....................       38,694
LOTUS VIDEOS............................       13,652
WP VIDEOS...............................       74,895
QUICKEN.................................       11,653
INDIA/APTECH............................      230,042
QUALITY BOOKS...........................
                                            ----------
        SUB TOTAL.......................      368,936
                                            ----------
        TOTAL...........................    1,374,643
                                            ==========
CD-ROM PRODUCTS
ACCESS 2.0 WIN..........................       75,780
EXCEL 5.0/WIN...........................      139,038
MAIL 3.2 WIN............................        8,472
MS OFFICE PKG...........................       37,949
OFFICE PROF PKG.........................      219,089
POWERPOINT 4.0..........................       66,636
UNIX FOR USERS..........................       20,888
WINDOWS 3.1.............................      150,382
WORD 6.0/WINDOWS........................      162,467
INT MS OFFICE...........................       32,384
MS PROJECT 4.0..........................       34,439
NETWARE 3.1X............................       47,211
WP 6.1 WINDOWS..........................      134,104
123 5.0 WINDOWS.........................       43,319
UNIX SYS ADMIN I........................       14,964

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
COMP LIT 2ND ED.........................       29,456
UNIX SYS ADMIN II.......................       16,746
AMI PRO 3.1.............................        2,505
CC MAIL 2.0 WIN.........................       10,401
APPROACH 3.0............................        6,415
LOTUS NOTES 3.0.........................       20,034
INTRO ORACLE WLD........................       10,271
DESIGN ORACLE DS........................       14,185
LOTUS SS PKG............................        6,188
LOTUS SS NOTE RDY.......................       26,400
TCP/IP CONCEPTS.........................       25,315
QUATTRO PRO 6.0.........................       10,352
UNIX SOFTWARE TOO.......................        1,913
MORE UNIX USERS.........................        5,968
WIN/WORKGROUPS..........................       10,233
INTRO UNIX WORLD........................        4,818
INTRO DB WORLD..........................          638
FUNDAMENTALS SQL........................        4,890
UNIX ADV USERS..........................        6,456
UNDERST ORACLE 7........................        5,023
FREELANCE...............................        9,900
INTRO TO INTERNET.......................        4,800
DB WORLD................................        4,800
WORK SQL+ ENVIR.........................        2,550
INTRO NETWORK WOR.......................        1,100
INTRO POWERBLDR.........................        1,688
INTRO CLIENT/SVR........................          125
WIN 95..................................       11,851
MS DOS 6.0/6.2..........................        1,000
WD/WIN 6.0 INDEO........................        4,515
EXCEL 5.0 INDEO.........................        3,150
PP 4.0 INDEO............................          600
WIN 3.1 INDEO...........................        5,280
ACCESS 2.0 INDEO........................        1,650
WP 6.1 WIN INDEO........................          825
INT MS OFFICE IND.......................        1,200
WIN95 GE INDEO..........................        1,936
WIN95 MU INDEO..........................          750
UNIX SYS ADMIN II.......................        9,009
ORACLE FOUNDATION.......................       14,125
ORACLE 7 SERVER.........................        7,004
MPEG CARDS..............................       23,965
MULTIMEDIA PROMO........................       34,824
                                            ----------
        TOTAL...........................    1,551,976
                                            ----------
DESKTOP PRODUCT TOTAL...................    10,336,020
                                            ==========
TECHNICAL PRODUCTS
UNIFLEX II FLUS WORKSHOP PKG
VIDEO COURSES...........................        3,263
SITE LICENSE............................            0
STUDENT MATLS...........................        1,900
                                            ----------
        SUB TOTAL.......................        5,163
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        5,163
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
INTRO UNIFLEX II FLUS PKG
VIDEO COURSES...........................            0
SITE LICENSE............................            0
STUDENT MATLS...........................        2,350
                                            ----------
        SUB TOTAL.......................        2,350
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        2,350
                                            ==========
UNIX USER PACKAGE
VIDEO COURSES...........................       68,820
LIBRARY PKG CBT.........................
SITE LICENSE............................            0
STUDENT MATLS...........................        4,188
                                            ----------
        SUB TOTAL.......................       73,008
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       73,008
                                            ==========
UNIX PROGRAMMER PACKAGE
VIDEO COURSES...........................       76,738
SITE LICENSE............................        2,500
STUDENT MATLS...........................       22,702
                                            ----------
        SUB TOTAL.......................      101,940
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      101,940
                                            ==========
UNIX SYSTEM ADMIN I PKG
VIDEO COURSES...........................       46,525
SITE LICENSE............................            0
STUDENT MATLS...........................       10,034
                                            ----------
        SUB TOTAL.......................       56,559
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       56,559
                                            ==========
UNIX SYSTEM ADMIN II CERT PKG
VIDEO COURSES...........................      114,839
SITE LICENSE............................            0
STUDENT MATLS...........................       14,083
                                            ----------
        SUB TOTAL.......................      128,922
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      128,922
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
INTRO TO THE UNIX WORLD
VIDEO COURSES...........................       47,522
SITE LICENSE............................            0
STUDENT MATLS...........................       16,881
                                            ----------
        SUB TOTAL.......................       64,403
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       64,403
                                            ==========
THE UNIX SYSTEM FOR USERS
VIDEO COURSES...........................      279,115
SITE LICENSE............................        3,738
STUDENT MATLS...........................      119,568
                                            ----------
        SUB TOTAL.......................      402,421
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      402,421
                                            ==========
MORE OF/UNIX SYSTEM FOR USERS
VIDEO COURSES...........................       57,733
SITE LICENSE............................            0
STUDENT MATLS...........................       35,539
                                            ----------
        SUB TOTAL.......................       93,272
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       93,272
                                            ==========
UNIX SYSTEM/ADVANCED USERS
VIDEO COURSES...........................       70,559
SITE LICENSE............................        1,250
STUDENT MATLS...........................       28,879
                                            ----------
        SUB TOTAL.......................      100,688
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      100,688
                                            ==========
UNIX SOFTWARE TOOLS/PROGRAMMERS
VIDEO COURSES...........................       31,405
SITE LICENSE............................            0
STUDENT MATLS...........................        5,300
                                            ----------
        SUB TOTAL.......................       36,705
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       36,705
                                            ==========
UNIX SYSTEM ADMIN I (SVR4)
VIDEO COURSES...........................      104,445
SITE LICENSE............................            0
STUDENT MATLS...........................        8,428
                                            ----------
        SUB TOTAL.......................      112,873
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      112,873
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
UNIX SYSTEM ADMIN II (SVR4)
VIDEO COURSES...........................       75,530
SITE LICENSE............................       68,000
STUDENT MATLS...........................        9,185
                                            ----------
        SUB TOTAL.......................      152,715
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      152,715
                                            ==========
SHELL/KORNSHELL COMM PROG
VIDEO COURSES...........................       30,067
SITE LICENSE............................            0
STUDENT MATLS...........................        7,267
                                            ----------
        SUB TOTAL.......................       37,334
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       37,334
                                            ==========
SECURITY/UNIX SYSTEM
VIDEO COURSES...........................       32,047
SITE LICENSE............................            0
STUDENT MATLS...........................        1,704
                                            ----------
        SUB TOTAL.......................       33,751
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       33,751
                                            ==========
UNIX SYS V REL 4 INTERNALS
VIDEO COURSES...........................       17,700
SITE LICENSE............................            0
STUDENT MATLS...........................          869
                                            ----------
        SUB TOTAL.......................       18,569
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       18,569
                                            ==========
CA/UNICENTER FOR UNIX:OVERVIEW
VIDEO COURSES...........................        3,140
SITE LICENSE............................            0
STUDENT MATLS...........................          136
                                            ----------
        SUB TOTAL.......................        3,276
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        3,276
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
UNIFLEX II WORD PROCESSOR
VIDEO COURSES...........................            0
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................            0
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................            0
                                            ==========
UNIFLEX II PLUS SPREADSHEET
VIDEO COURSES...........................          224
SITE LICENSES...........................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................          224
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................          224
                                            ==========
ORACLE 7 FOUNDATIONS/APPLIC DEV PKG
VIDEO COURSES...........................       45,570
SITE LICENSES...........................            0
SITE LICENSES...........................        6,795
                                            ----------
        SUB TOTAL.......................       52,365
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       52,365
                                            ==========
ORACLE 7 SERVER/ DB ADMIN PKG
VIDEO COURSES...........................       23,200
SITE LICENSES...........................            0
STUDENT MATLS...........................        2,920
                                            ----------
        SUB TOTAL.......................       26,120
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       26,120
                                            ==========
SYBASE DB ADMIN PKG
VIDEO COURSES...........................       45,490
SITE LICENSES...........................            0
STUDENT MATLS...........................        1,740
                                            ----------
        SUB TOTAL.......................       47,230
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       47,230
                                            ==========
INTRO CLIENT/SERVER WORLD
VIDEO COURSES...........................       35,567
SITE LICENSES...........................        1,239
STUDENT MATLS...........................        9,632
                                            ----------
        SUB TOTAL.......................       46,438
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       46,438
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
INTRO TO DATABASE WORLD
VIDEO COURSES...........................       46,012
SITE LICENSES...........................            0
STUDENT MATLS...........................       21,592
                                            ----------
        SUB TOTAL.......................       67,604
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       67,604
                                            ==========
FUNDAMENTALS OF SQL
VIDEO COURSES...........................      117,600
SITE LICENSES...........................            0
STUDENT MATLS...........................       21,609
                                            ----------
        SUB TOTAL.......................      139,509
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      139,509
                                            ==========
RELATIONAL DATABASE DESIGN
VIDEO COURSES...........................      144,543
SITE LICENSES...........................          938
STUDENT MATLS...........................       16,854
                                            ----------
        SUB TOTAL.......................      162,335
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      162,335
                                            ==========
SYBASE SQL SERVER 4.X
VIDEO COURSES...........................       59,575
SITE LICENSES...........................            0
STUDENT MATLS...........................        4,898
                                            ----------
        SUB TOTAL.......................       64,473
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       64,473
                                            ==========
INTRO TO SYBASE SQL SERVER
VIDEO COURSES...........................      147,435
SITE LICENSES...........................        4,140
STUDENT MATLS...........................       14,864
                                            ----------
        SUB TOTAL.......................      166,439
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      166,439
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
MIGRATING TO SYBASE SQL SERVER
VIDEO COURSES...........................        1,600
SITE LICENSES...........................            0
STUDENT MATLS...........................        1,460
                                            ----------
        SUB TOTAL.......................        3,060
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        3,060
                                            ==========
SYBASE PERFORMANCE & TUNING
VIDEO COURSES...........................       22,990
SITE LICENSES...........................        1,000
STUDENT MATLS...........................          708
                                            ----------
        SUB TOTAL.......................       24,698
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       24,698
                                            ==========
MICROSOFT SQL SERVER
VIDEO COURSES...........................       47,436
SITE LICENSES...........................            0
STUDENT MATLS...........................        7,028
                                            ----------
        SUB TOTAL.......................       54,464
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       54,464
                                            ==========
INTRO TO THE ORACLE WORLD
VIDEO COURSES...........................       22,961
SITE LICENSES...........................            0
STUDENT MATLS...........................        4,564
                                            ----------
        SUB TOTAL.......................       27,525
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       27,525
                                            ==========
WORK IN SQL PLUS ENVIRONMENT
VIDEO COURSES...........................       36,442
SITE LICENSES...........................            0
STUDENT MATLS...........................       15,149
                                            ----------
        SUB TOTAL.......................       51,591
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       51,591
                                            ==========
DESIGN ORACLE DATABASES
VIDEO COURSES...........................       36,669
SITE LICENSES...........................            0
STUDENT MATLS...........................       11,498
                                            ----------
        SUB TOTAL.......................       48,167
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       48,167
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
CREATE & CONFIG ORACLE DB
VIDEO COURSES...........................        8,006
SITE LICENSES...........................            0
STUDENT MATLS...........................          880
                                            ----------
        SUB TOTAL.......................        8,886
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        8,886
                                            ==========
MAINTAIN OPTIMAL DB PERF
VIDEO COURSES...........................        6,640
SITE LICENSES...........................            0
STUDENT MATLS...........................          820
                                            ----------
        SUB TOTAL.......................        7,460
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        7,460
                                            ==========
ADV SQL & SQL PLUS
VIDEO COURSES...........................        9,056
SITE LICENSE............................            0
STUDENT MATLS...........................        2,332
                                            ----------
        SUB TOTAL.......................       11,388
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       11,388
                                            ==========
DEVELOP PL/SQL APPLICATIONS
VIDEO COURSES...........................       21,126
SITE LICENSE............................            0
STUDENT MATLS...........................        3,788
                                            ----------
        SUB TOTAL.......................       24,914
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       24,914
                                            ==========
UNDERSTAND ORACLE7 ARCHITECTURE
VIDEO COURSES...........................       40,155
SITE LICENSE............................            0
STUDENT MATLS...........................        4,382
                                            ----------
        SUB TOTAL.......................       44,537
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       44,537
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
PERFORM ROUTINE DBA TASKS
VIDEO COURSES...........................       58,886
SITE LICENSE............................            0
STUDENT MATLS...........................        9,089
                                            ----------
        SUB TOTAL.......................       67,975
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       67,975
                                            ==========
TCP/IP FOR UNIX SYS PKG
VIDEO COURSES...........................       15,525
SITE LICENSE............................            0
STUDENT MATLS...........................        2,864
                                            ----------
        SUB TOTAL.......................       18,389
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       18,389
                                            ==========
INTRO TO THE NETWORK WORLD
VIDEO COURSES...........................       59,021
SITE LICENSE............................       32,092
STUDENT MATLS...........................       12,623
                                            ----------
        SUB TOTAL.......................      103,736
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      103,736
                                            ==========
TCP/IP CONCEPTS
VIDEO COURSES...........................      156,237
SITE LICENSE............................            0
STUDENT MATLS...........................       37,723
                                            ----------
        SUB TOTAL.......................      193,960
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      193,960
                                            ==========
NETWORK ADMIN FOR UNIX SYSTEMS
VIDEO COURSES...........................       76,565
SITE LICENSE............................            0
STUDENT MATLS...........................        6,000
                                            ----------
        SUB TOTAL.......................       82,565
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       82,565
                                            ==========
NETWORK PROGRAMMING FOR UNIX SYSTEMS
VIDEO COURSES...........................       23,147
SITE LICENSE............................            0
STUDENT MATLS...........................          850
                                            ----------
        SUB TOTAL.......................       24,005
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       24,005
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
MS NETWORK
VIDEO COURSES...........................        3,589
SITE LICENSE............................            0
STUDENT MATLS...........................        1,875
                                            ----------
        SUB TOTAL.......................        5,464
CONS VIDEOS.............................       14,259
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................       14,259
                                            ----------
        TOTAL...........................       19,723
                                            ==========
NOVELL NETWORK ADMIN 3.1X
VIDEO COURSES...........................      259,583
SITE LICENSE............................            0
STUDENT MATLS...........................       19,960
                                            ----------
        SUB TOTAL.......................      279,543
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      279,543
                                            ==========
J3 LEARNING CBT
APTE CCMAIL WIN.........................          825
BASIC NETWK WIN N.......................        6,290
INST & CONFIG WIN.......................        7,929
                                            ----------
        SUB TOTAL.......................       15,044
NETWK WIN NT WKST.......................        5,499
PROJ 4.0 INDKO..........................          768
                                            ----------
        SUBTOTAL........................        6,267
                                            ----------
        TOTAL...........................       21,311
                                            ==========
NETWARE ADMIN 4.1.......................        9,112
ANSI C LANGUAGE/PROGRAMMERS
VIDEO COURSES...........................      125,381
SITE LICENSE............................            0
STUDENT MATLS...........................       17,158
                                            ----------
        SUB TOTAL.......................      142,539
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      142,539
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
OBJECT-ORIENTED PROGRAMMING/C++
VIDEO COURSES...........................      114,199
SITE LICENSE............................            0
STUDENT MATLS...........................       11,554
                                            ----------
        SUB TOTAL.......................      125,753
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      125,753
                                            ==========
INTRODUCTION TO POWERBUILDER
VIDEO COURSES...........................       61,803
VIDEO CBT...............................        1,310
SITE LICENSE............................        1,625
STUDENT MATLS...........................        6,938
                                            ----------
        SUB TOTAL.......................       71,676
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       71,676
                                            ==========
POWERBUILDER TECHNIQUES/EXPERTS
VIDEO COURSES...........................       92,562
SITE LICENSE............................        1,250
STUDENT MATLS...........................       14,863
                                            ----------
        SUB TOTAL.......................      108,675
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................      108.675
                                            ==========
WINDOWS PROG CONC
VIDEO COURSES...........................        2,420
SITE LICENSE............................            0
STUDENT MATLS...........................          600
                                            ----------
        SUB TOTAL.......................        3,020
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................        3,020
                                            ==========
X WINDOW SYS WORKSHOP
  (PARTS 1&2)
VIDEO COURSES...........................       83,651
SITE LICENSE............................            0
STUDENT MATLS...........................       16,154
                                            ----------
        SUB TOTAL.......................       99,805
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUBTOTAL........................            0
                                            ----------
        TOTAL...........................       99,805
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
OSF/MOTIF WORKSHOP (PARTS 1&2)
VIDEO COURSES...........................      123,243
SITE LICENSE............................            0
STUDENT MATLS...........................       22,436
                                            ----------
        SUB TOTAL.......................      145,679
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................      145,679
                                            ==========
ORACLE CASE FOR SYSTEM CLIENTS
VIDEO COURSES...........................          400
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................          400
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................          400
                                            ==========
ORACLE CASE FOR BUSINESS MANAGERS
VIDEO COURSES...........................          966
SITE LICENSE............................            0
STUDENT MATLS...........................           20
                                            ----------
        SUB TOTAL.......................          986
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................          986
                                            ==========
ORACLE CASE FOR TECHNICAL MANAGERS
VIDEO COURSES...........................        1,439
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................        1,439
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        1,439
                                            ==========
ORACLE CASE DEV: STRATEGY & ANALYSIS
VIDEO COURSES...........................       12,825
SITE LICENSE............................            0
STUDENT MATLS...........................        3,198
                                            ----------
        SUB TOTAL.......................       16,023
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       16,023
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
ORACLE CASE DEV: DESIGN THRU PRODUCTION
VIDEO COURSES...........................        7,350
SITE LICENSE............................            0
STUDENT MATLS...........................        1,750
                                            ----------
        SUB TOTAL.......................        9,100
COMS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        9,100
                                            ==========
ORACLE CASE/TECH OPER PERSONNEL
VIDEO COURSES...........................        2,100
SITE LICENSE............................            0
STUDENT MATLS...........................            0
                                            ----------
        SUB TOTAL.......................        2,100
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................        2,100
                                            ==========
ORACLE 7 SERVER PKG
VIDEO COURSES...........................       11,041
SITE LICENSE............................            0
STUDENT MATLS...........................        2,533
                                            ----------
        SUB TOTAL.......................       13,574
CONS VIDEOS.............................            0
CAREERTRACK.............................            0
                                            ----------
        SUB TOTAL.......................            0
                                            ----------
        TOTAL...........................       13,574
                                            ==========
TECHNICAL PRODUCT TOTAL.................    4,060,338
ASSOCIATE PRODUCTS
NBT
NBT/LOTUS ORGANIZER.....................       25,112
NBT/CC:MAIL/DOS.........................        7,305
NBT/CC:MAIL/MAC.........................          395
NBT/CC:MAIL/MOBIL.......................        5,761
NBT/CC:MAIL/OS/2........................        2,495
NBT/CC:MAIL/WIN.........................       13,090
NBT/CC:MAIL/REMOTE......................          495
NBT/SCHEDULE+...........................        2,180
                                            ----------
        TOTAL...........................       56,833
                                            ==========

              PRODUCT LINE                   REVENUE
- ----------------------------------------    ----------
KEYSTONE PRODUCTS
COURSES.................................       23,906
GUIDEBOOK...............................        7,703
                                            ----------
        TOTAL...........................       31,609
                                            ==========
MSU PRODUCTS
COURSES.................................        2,289
STUDENT MATLS...........................            0
                                            ----------
        TOTAL...........................        2,289
                                            ==========
ATI PRODUCTS
COURSES.................................      235,395
SITE LICENSE............................       60,800
GUIDEBOOK/CBT...........................       26,530
                                            ----------
        TOTAL...........................      322,725
                                            ==========
COMSELL.................................        3,760
                                            ----------
        TOTAL...........................        3,760
                                            ==========
INTELLINET NETWARE 4.0
COURSES.................................        3,382
STUDENT MATLS...........................            0
                                            ----------
        TOTAL...........................        3,382
                                            ==========
NETWORK CONCEPTS
COURSES.................................        7,363
STUDENT MATLS...........................        1,910
                                            ----------
        TOTAL...........................        9,273
                                            ==========
NCR PRODUCTS
COURSES.................................        2,442
STUDENT MATLS...........................            0
                                            ----------
        TOTAL...........................        2,442
                                            ==========
FIRST CLASS UNIX........................            0
                                            ----------
        TOTAL...........................        5,316
                                            ==========
KNOWHOW.................................            0
                                            ----------
        TOTAL...........................       42,058
                                            ==========
RCI.....................................            0
                                            ----------
        TOTAL...........................       11,043
                                            ==========
SUBTOTAL ASSOC PROD.....................      490,757
                                            ----------
        GRAND TOTAL.....................    15,003,691
                                            ==========

                                  J3 LEARNING
                           JANUARY, 1996 SALES RECAP

                                 MONTHLY SALES

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
PACKAGE OFFERS
DESKTOP PRODUCTS
MS OFFICE 95 STD PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
MS OFFICE PRO PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................      18            96
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................      18            96
                                   ------     ----------
        TOTAL....................      18            96
                                   ======     ==========
MS OFFICE PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................       3           465
                                   ------     ----------
        SUB TOTAL................       3           465
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       3           465
                                   ======     ==========
INTEGRATING MS OFFICE
VIDEO COURSES....................       3           800
SITE LICENSE.....................
STUDENT MATLS....................      10           300
                                   ------     ----------
        SUB TOTAL................      13         1,100
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      13         1,100
                                   ======     ==========
LOTUS SS NOTES RDY PKG
VIDEO COURSES....................       2         2,234
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       2         2,234
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       2         2,234
                                   ======     ==========
LOTUS SS PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
INTEGRATING LOTUS SS PKG
VIDEO COURSES....................
VIDEO -- CBT.....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
PERFECT OFFICE PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
TECHNICAL PACKAGES
UNIPLEX II+ COMPLETE WKSHOP PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
INTRO TO UNIPLEX II PLUS PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
FOUNDATION COURSES
DESKTOP PRODUCTS
COMPUTER LITERACY 2ND EDITION
VIDEO COURSES....................       2         1,050
SITE LICENSE.....................
STUDENT MATLS....................       3            60
                                   ------     ----------
        SUB TOTAL................       5         1,110
CD-ROM MPEG......................       1           810
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       1           810
                                   ------     ----------
        TOTAL....................       6         1,920
                                   ======     ==========
FUNDAMENTALS OF PC TECH END ED
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
INTERNET: GLOBAL COMMUNICATIONS
VIDEO COURSES....................      18         3,289
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      18         3,289
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      18         3,289
                                   ======     ==========
INTERNET: JOIN GLOBAL COMMUNITY
VIDEO COURSES....................      18         3,821
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      18         3,821
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      18         3,821
                                   ======     ==========
TECHNICAL COURSE
INTRO CLIENT/SERVER WORLD
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................      21           311
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................      21           311
                                   ------     ----------
        TOTAL....................      21           311
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
OPERATING SYSTEMS
TECHNICAL PACKAGES
UNIX USER PACKAGE
VIDEO COURSES....................       7        17,776
SITE LICENSE.....................
STUDENT MATLS....................       7         1,015
                                   ------     ----------
        SUB TOTAL................      14        18,791
CD-ROM MPEG......................       2         1,875
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       2         1,875
                                   ------     ----------
        TOTAL....................      16        20,666
                                   ======     ==========
UNIX PROGRAMMER PACKAGE
VIDEO COURSES....................       3        13,400
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       3        13,400
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       3        13,400
                                   ======     ==========
UNIX SYSTEM ADMIN I PKG
VIDEO COURSES....................       5        17,500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       5        17,500
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       5        17,500
                                   ======     ==========
DESKTOP PACKAGE
WINDOWS 96 PKG
VIDEO COURSES....................      11        13,776
SITE LICENSE
STUDENT MATLS....................      40         1,740
                                   ------     ----------
        SUB TOTAL................      51        15,516
CD-ROM MPEG......................       5         6,120
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       5         6,120
                                   ------     ----------
        TOTAL....................      56        21,636
                                   ======     ==========
TECHNICAL COURSES
INTRO UNIX WORLD
VIDEO COURSES....................      12         3,000
SITE LICENSE.....................
STUDENT MATLS....................      19           615
                                   ------     ----------
        SUB TOTAL................      31         3,615
CD-ROM MPEG......................       4           750
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       4           750
                                   ------     ----------
        TOTAL....................      35         4,365
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
THE UNIX SYSTEM FOR USERS
VIDEO COURSES....................      20        19,601
SITE LICENSE.....................
STUDENT MATLS....................      57         8,435
                                   ------     ----------
        SUB TOTAL................      77        28,036
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      77        28,036
                                   ======     ==========
MORE OF/UNIX SYSTEM FOR USERS
VIDEO COURSES....................       4         3,000
SITE LICENSE.....................
STUDENT MATLS....................      28         3,345
                                   ------     ----------
        SUB TOTAL................      32         6,345
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      32         6,345
                                   ======     ==========
UNIX SYSTEM FOR ADVANCED USERS
VIDEO COURSES....................       5         6,200
SITE LICENSE.....................
STUDENT MATLS....................      29         2,880
                                   ------     ----------
        SUB TOTAL................      34         9,080
CD-ROM MPEG......................       4         3,000
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       4         3,000
                                   ------     ----------
        TOTAL....................      38        12,080
                                   ======     ==========
UNIX SOFTWARE TOOLS FOR
  PROGRAMMERS
VIDEO COURSES....................       8         6,950
SITE LICENSE.....................
STUDENT MATLS....................       2           135
                                   ------     ----------
        SUB TOTAL................      10         7,085
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      10         7,085
                                   ======     ==========
UNIX SYSTEM ADMIN I
  (FOR UNIX SVR4)
VIDEO COURSES....................       7         5,000
SITE LICENSE.....................
STUDENT MATLS....................      23         1,365
                                   ------     ----------
        SUB TOTAL................      30         6,365
CD-ROM MPEG......................       3         1,500
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       3         1,500
                                   ------     ----------
        TOTAL....................      33         7,865
                                   ======     ==========
UNIX SYSTEM ADMIN II
  (FOR UNIX SVR4)
VIDEO COURSES....................       6         7,500
SITE LICENSE.....................
STUDENT MATLS....................       6           530
                                   ------     ----------
        SUB TOTAL................      12         8,030
CD-ROM MPEG......................       2         2,250
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       2         2,250
                                   ------     ----------
        TOTAL....................      14        10,280
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
SECURITY FOR THE UNIX SYSTEM
VIDEO COURSES....................       7         3,457
SITE LICENSE.....................
STUDENT MATLS....................       9           154
                                   ------     ----------
        SUB TOTAL................      16         3,611
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      16         3,611
                                   ======     ==========
UNIX SYSTEM V REL 4 INTERNALS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
CA/UNICENTER FOR UNIX: OVERVIEW
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
INSTALL & CONFIG WINDOWS NT
  WORKSTATION
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................      20         2,930
                                   ------     ----------
        SUB TOTAL................      20         2,930
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      20         2,930
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
NETWORKING WINDOWS NT WORKSTATION
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................      16         1,300
                                   ------     ----------
        SUB TOTAL................      16         1,300
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      16         1,300
                                   ======     ==========
BASIC NETWORKING/
  WINDOWS NT SERVER
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................      26         1,300
                                   ------     ----------
        SUB TOTAL................      26         1,300
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      26         1,300
                                   ======     ==========
DESKTOP COURSES
GET STARTED ON WINDOWS 95
VIDEO COURSES....................     409         3,196
SITE LICENSE.....................
STUDENT MATLS....................   2,969        12,552
                                   ------     ----------
        SUB TOTAL................   3,378        15,748
CD-ROM MPEG......................
CD-ROM INDEO.....................       1           150
                                   ------     ----------
        SUB TOTAL................       1           150
                                   ------     ----------
        TOTAL....................   3,379        15,898
                                   ======     ==========
MOVING UP TO WINDOWS 95
VIDEO COURSES....................     261         2,166
SITE LICENSE.....................
STUDENT MATLS....................   1,479         6,316
                                   ------     ----------
        SUB TOTAL................   1,740         8,482
CD-ROM MPEG......................
CD-ROM INDEO.....................       1           112
                                   ------     ----------
        SUB TOTAL................       1           112
                                   ------     ----------
        TOTAL....................   1,741         8,594
                                   ======     ==========
GAIN EXPERTISE ON WINDOWS 95
VIDEO COURSES....................     406         2,452
SITE LICENSE.....................
STUDENT MATLS....................   2,921        12,182
                                   ------     ----------
        SUB TOTAL................   3,327        14,634
CD-ROM MPEG......................      17            65
CD-ROM INDEO.....................       4           150
                                   ------     ----------
        SUB TOTAL................      21           215
                                   ------     ----------
        TOTAL....................   3,348        14,849
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
WINDOWS 3.1
VIDEO COURSES....................       8         3,285
SITE LICENSE.....................     101         1,500
STUDENT MATLS....................     382         7,551
                                   ------     ----------
        SUB TOTAL................     491        12,336
CD-ROM MPEG......................       6         4,635
CD-ROM INDEO.....................      35         2,550
                                   ------     ----------
        SUB TOTAL................      41         7,185
                                   ------     ----------
        TOTAL....................     532        19,521
                                   ======     ==========
MS-DOS 6.0-6.2
VIDEO COURSES....................       1           950
SITE LICENSE.....................
STUDENT MATLS....................     210         3,675
                                   ------     ----------
        SUB TOTAL................     211         4,625
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................     211         4,625
                                   ======     ==========
MS-DOS 5.0
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
OS/2 WARP
VIDEO COURSES....................       2         2,200
SITE LICENSE.....................       1         5,000
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       3         7,200
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       3         7,200
                                   ======     ==========
WORD PROCESSING
DESKTOP COURSES
WORD FOR WINDOWS 95 PKG
VIDEO COURSES....................       2         1,500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       2         1,500
CD-ROM MPEG......................       3         1,890
CD-ROM INDEO.....................       1           158
                                   ------     ----------
        SUB TOTAL................       4         2,048
                                   ------     ----------
        TOTAL....................       6         3,548
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
WORD FOR WINDOWS 95, BECOME
  PROFICIENT USER
VIDEO COURSES....................     404         2,417
SITE LICENSES....................
STUDENT MATLS....................   8,692        35,028
                                   ------     ----------
        SUB TOTAL................   9,096        37,445
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................   9,096        37,445
                                   ======     ==========
WORD FOR WINDOWS 95, GAIN
  EXPERTISE
VIDEO COURSES....................     939         4,897
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................     939         4,897
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................     939         4,897
                                   ======     ==========
WORD 6.0 FOR WINDOWS
VIDEO COURSES....................      19        25,671
SITE LICENSES....................       2         1,368
STUDENT MATLS....................     299         8,065
                                   ------     ----------
        SUB TOTAL................     320        35,104
CD-ROM MPEG......................
CD-ROM INDEO.....................      27         8,915
                                   ------     ----------
        SUB TOTAL................      27         8,915
                                   ------     ----------
        TOTAL....................     347        44,019
                                   ======     ==========
WORD 7.0 FOR WINDOWS
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
WORD 2.0 FOR WINDOWS
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
WORDPERFECT 6.1 FOR WINDOWS
VIDEO COURSES....................      10         8,615
SITE LICENSES....................       3         2,675
STUDENT MATLS....................      88         1,202
                                   ------     ----------
        SUB TOTAL................     101        12,492
CD-ROM MPEG......................       2         1,535
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       2         1,535
                                   ------     ----------
        TOTAL....................     103        14,027
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
WORDPERFECT 6.0 FOR WINDOWS
VIDEO COURSES....................       6         2,250
SITE LICENSES....................
STUDENT MATLS....................       2            26
                                   ------     ----------
        SUB TOTAL................       8         2,276
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       8         2,276
                                   ======     ==========
WORDPERFECT 5.1-5.2 FOR WINDOWS
VIDEO COURSES....................      10         3,500
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      10         3,500
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      10         3,500
                                   ======     ==========
WORDPERFECT 6.0 FOR DOS
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................      96         2,383
                                   ------     ----------
        SUB TOTAL................      96         2,383
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      96         2,383
                                   ======     ==========
AMI PRO 3.1 FOR WINDOWS
VIDEO COURSES....................       4         2,000
SITE LICENSES....................
STUDENT MATLS....................      16           240
                                   ------     ----------
        SUB TOTAL................      20         2,240
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      20         2,240
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
TECHNICAL COURSE
UNIPLEX II PLUS WORD PROCESSOR
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
SPREADSHEETS
DESKTOP COURSES
EXCEL FOR WINDOWS 95 PACKAGE
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
EXCEL FOR WINDOWS 95, BECOME
  PROFICIENT USER
VIDEO COURSES....................     604         3,532
SITE LICENSES....................
STUDENT MATLS....................   8,692        35,028
                                   ------     ----------
        SUB TOTAL................   9,296        38,560
CD-ROM MPEG......................
CD-ROM INDEO.....................       1           203
                                   ------     ----------
        SUB TOTAL................       1           203
                                   ------     ----------
        TOTAL....................   9,297        38,763
                                   ======     ==========
EXCEL FOR WINDOWS 95, GAINING
  EXPERTISE
VIDEO COURSES....................     629         5,635
SITE LICENSES....................
STUDENT MATLS....................      10           300
                                   ------     ----------
        SUB TOTAL................     639         5,935
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................     639         5,935
                                   ======     ==========
EXCEL 5.0 FOR WINDOWS
VIDEO COURSES....................      11        11,731
SITE LICENSES....................       4         2,520
STUDENT MATLS....................     218         5,389
                                   ------     ----------
        SUB TOTAL................     233        19,640
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................     233        19,640
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
EXCEL 4.0 FOR WINDOWS
VIDEO COURSES....................
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
1-2-3 REL 5.0 FOR WINDOWS
VIDEO COURSES....................       4         3,050
SITE LICENSES....................
STUDENT MATLS....................     188         3,709
                                   ------     ----------
        SUB TOTAL................     192         6,759
CD-ROM MPEG......................      13         5,175
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................      13         5,175
                                   ------     ----------
        TOTAL....................     205        11,934
                                   ======     ==========
1-2-3 REL 4.0 FOR WINDOWS
VIDEO COURSES....................      35         8,750
SITE LICENSES....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      35         8,750
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      35         8,750
                                   ======     ==========
1-2-3 REL 3.0-3.4
VIDEO COURSES....................
LIBRARY PKG CBT..................
SITE LICENSE.....................
STUDENT MATLS....................      15           374
                                   ------     ----------
        SUB TOTAL................      15           374
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      15           374
                                   ======     ==========
QUATTRO PRO 6.0 FOR WINDOWS
VIDEO COURSES....................       1         1,000
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1         1,000
CD-ROM MPEG......................
CD-ROM INDEO.....................       1           700
                                   ------     ----------
        SUB TOTAL................       1           700
                                   ------     ----------
        TOTAL....................       2         1,700
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
TECHNICAL COURSE
UNIPLEX II PLUS SPREADSHEET
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
DATABASE MANAGEMENT SYSTEMS
TECHNICAL PACKAGES
ORACLE FOUNDATIONS PACKAGE
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ORACLE 7 SERVER PKG
VIDEO COURSES....................       1         3,500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1         3,500
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       1         3,500
                                   ======     ==========
SYBASE DATABASE
  PROGRAMER PKG
VIDEO COURSES....................       4         4,900
SITE LICENSE.....................
STUDENT MATLS....................       5         1,175
                                   ------     ----------
        SUB TOTAL................       9         6,075
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       9         6,075
                                   ======     ==========
TECHNICAL COURSES
INTRO TO DATABASE WORLD
VIDEO COURSES....................       5           900
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       5           900
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       5           900
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
FUNDAMENTALS OF SQL
VIDEO COURSES....................      14        14,000
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      14        14,000
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      14        14,000
                                   ======     ==========
RELATIONAL DATABASE DESIGN
VIDEO COURSES....................       4         2,500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       4         2,500
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       4         2,500
                                   ======     ==========
INTRO TO SYBASE SQL SERVER
VIDEO COURSES....................       2         3,000
SITE LICENSE.....................
STUDENT MATLS....................       3           405
                                   ------     ----------
        SUB TOTAL................       5         3,405
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       5         3,405
                                   ======     ==========
SYBASE SQL SERVE 4.X
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................       2           160
                                   ------     ----------
        SUB TOTAL................       2           160
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       2           160
                                   ======     ==========
MIGRATE TO SYBASE SQL SERVER 10
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
SYBASE PERFORMANCE & TUNING
VIDEO COURSES....................      13         2,940
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      13         2,940
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      13         2,940
                                   ======     ==========
MICROSOFT SQL SERVER
VIDEO COURSES....................       1         1,250
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1         1,250
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       1         1,250
                                   ------     ----------
        TOTAL....................       1         1,250
                                   ======     ==========
INTRO TO THE ORACLE WORLD
VIDEO COURSES....................       5         1,050
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       5         1,050
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       5         1,050
                                   ======     ==========
WORK IN SQL PLUS ENVIRONMENT
VIDEO COURSES....................       1         1,200
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1         1,200
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       1         1,200
                                   ======     ==========
DESIGN ORACLE DATABASES
VIDEO COURSES....................       1         2,500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1         2,500
CD-ROM MPEG......................       1         1,875
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       1         1,875
                                   ------     ----------
        TOTAL....................       2         4,375
                                   ======     ==========
ADVANCED SQL & SQL PLUS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
DEVELP PL/SQL APPLICATIONS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
UNDERSTAND ORACLE 7 ARCHITECTURE
VIDEO COURSES....................       2           750
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       2           750
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       2           750
                                   ======     ==========
PERFORM ROUTINE DBA TASKS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
CREATE & CONFIGURE ORACLE
  DATABASES
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
MAINTAIN OPTIMAL DATABASE
  PERFORMANCE
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
DESKTOP COURSES
ACCESS 2.0 FOR WINDOWS
VIDEO COURSES....................       8         4,667
SITE LICENSE.....................       2         1,540
STUDENT MATLS....................      65         1,770
                                   ------     ----------
        SUB TOTAL................      75         7,977
CD-ROM MPEG......................       3         1,535
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       3         1,535
                                   ------     ----------
        TOTAL....................      78         9,512
                                   ======     ==========
ACCESS 1.1 FOR WINDOWS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
APPROACH 3.0 FOR WINDOWS
VIDEO COURSES....................       1           608
SITE LICENSE.....................
STUDENT MATLS....................       2            60
                                   ------     ----------
        SUB TOTAL................       3           668
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       3           668
                                   ======     ==========
PARADOX 4.0
VIDEO COURSES....................       1           500
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       1           500
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       1           500
                                   ======     ==========
DBASE IV REL 1.1-1.5
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................       5           200
                                   ------     ----------
        SUB TOTAL................       5           200
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       5           200
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
PRESENTATION GRAPHICS
POWERPOINT FOR
  WINDOWS 95
VIDEO COURSES....................     406         2,102
SITE LICENSE.....................
STUDENT MATLS....................   2,894        11,576
                                   ------     ----------
        SUB TOTAL................   3,300        13,678
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................   3,300        13,678
                                   ======     ==========
POWERPOINT 4.0 FOR WINDOWS
VIDEO COURSES....................      10         4,397
SITE LICENSE.....................       1         1,368
STUDENT MATLS....................     105         2,294
                                   ------     ----------
        SUB TOTAL................     116         8,059
CD-ROM MPEG......................
CD-ROM INDEO.....................      30         1,080
                                   ------     ----------
        SUB TOTAL................      30         1,080
                                   ------     ----------
        TOTAL....................     146         9,139
                                   ======     ==========
POWERPOINT 3.0 FOR WINDOWS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
HARVARD GRAPHICS 3.0/3.5
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
NETWORKS
TECHNICAL PACKAGE
TCP/IP FOR UNIX SYSTEMS PKG
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
TECHNICAL COURSES
INTRO TO THE NETWORLD WORLD
VIDEO COURSES....................       4         1,000
SITE LICENSE.....................
STUDENT MATLS....................      62           758
                                   ------     ----------
        SUB TOTAL................      66         1,758
CD-ROM MPEG......................       6           660
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       6           660
                                   ------     ----------
        TOTAL....................      72         2,418
                                   ======     ==========
TCP/IP CONCEPTS
VIDEO COURSES....................       6         4,950
SITE LICENSE.....................
STUDENT MATLS....................      26         1,080
                                   ------     ----------
        SUB TOTAL................      32         6,030
CD-ROM MPEG......................      11         8,500
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................      11         8,500
                                   ------     ----------
        TOTAL....................      43        14,530
                                   ======     ==========
NETWORK ADMIN FOR UNIX SYSTEMS
VIDEO COURSES....................       1         1,750
SITE LICENSE.....................
STUDENT MATLS....................       5           170
                                   ------     ----------
        SUB TOTAL................       6         1,920
CD-ROM MPEG......................
CD-ROM INDEO
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       6         1,920
                                   ======     ==========
NETWORK PROGRAMMING FOR UNIX
  SYSTEMS
VIDEO COURSES....................       4         5,000
SITE LICENSE.....................
STUDENT MATLS....................       7           564
                                   ------     ----------
        SUB TOTAL................      11         5,564
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................      11         5,564
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
NOVELL NETWARE 3.1X
  ADMINISTRATION
VIDEO COURSES....................                 2,567
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0         2,567
CD-ROM MPEG......................      18           656
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................      18           656
                                   ------     ----------
        TOTAL....................      18         3,223
                                   ======     ==========
NOVELL NETWARE 4.1X
  ADMINISTRATION
VIDEO COURSES....................      28         8,728
SITE LICENSE.....................
STUDENT MATLS....................       3           560
                                   ------     ----------
        SUB TOTAL................      31         9,288
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................      31         9,288
                                   ======     ==========
GROUPWARE/E-MAIL/PROJECT MGMT
DESKTOP COURSES
MS MAIL FOR WINDOWS & DOS (VER
  3.0-3.2)
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
MS MAIL FOR DOS
  (VER 3.0-3.2)
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
MS MAIL FOR WINDOWS
  (VER 3.0-3.2)
VIDEO COURSES....................      32           767
SITE LICENSE.....................
STUDENT MATLS....................      15         1,138
                                   ------     ----------
        SUB TOTAL................      47         1,905
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................      47         1,905
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
CC:MAIL 2.0 FOR WINDOWS
VIDEO COURSES....................       7         1,688
SITE LICENSE.....................
STUDENT MATLS....................     135         1,050
                                   ------     ----------
        SUB TOTAL................     142         2,738
CD-ROM MPEG......................
CD-ROM INDEO.....................       5           120
                                   ------     ----------
        SUBTOTAL.................       5           120
                                   ------     ----------
        TOTAL....................     147         2,858
                                   ======     ==========
LOTUS NOTES 3.0
VIDEO COURSES....................       3         2,152
SITE LICENSE.....................
STUDENT MATLS....................      36           675
                                   ------     ----------
        SUB TOTAL................      39         2,827
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................      36         2,827
                                   ======     ==========
WINDOWS FOR WORKGROUPS 3.11
VIDEO COURSES....................       1           250
SITE LICENSE.....................
STUDENT MATLS....................      10           300
                                   ------     ----------
        SUB TOTAL................      11           550
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUBTOTAL.................       0             0
                                   ------     ----------
        TOTAL....................      11           550
                                   ======     ==========
MS PROJECT 4.0
VIDEO COURSES....................      13         7,140
VIDEO CBT........................
SITE LICENSE.....................       1           750
STUDENT MATLS....................     100         2,400
                                   ------     ----------
        SUB TOTAL................     114        10,290
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................     114        10,290
                                   ======     ==========
GROUPWISE 4.1 FOR WINDOWS
VIDEO COURSES....................       6         2,975
SITE LICENSE.....................
STUDENT MATLS....................      18           479
                                   ------     ----------
        SUB TOTAL................      24         3,454
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      24         3,454
                                   ======     ==========
SOFTWARE LANGUAGES & OBJECT
  ORIENTED TECH
TECHNICAL COURSES
ANSI C LANGUAGE FOR PROGRAMMERS
VIDEO COURSES....................       6        10,585
SITE LICENSE.....................
STUDENT MATLS....................       8           900
                                   ------     ----------
        SUB TOTAL................      14        11,485
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      14        11,485
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
OBJECT ORIENTED PROGRAMMING IN
  C++
VIDEO COURSES....................      14         4,212
SITE LICENSE.....................
STUDENT MATLS....................      21           325
                                   ------     ----------
        SUB TOTAL................      35         4,537
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      35         4,537
                                   ======     ==========
SYSTEM DEVELOPMENT TOOLS
TECHNICAL PACKAGE
POWERBUILDER PACKAGE
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
TECHNICAL COURSES
INTRO TO POWERBUILDER
VIDEO COURSES....................       2           150
SITE LICENSE.....................
STUDENT MATLS....................      28           805
                                   ------     ----------
        SUB TOTAL................      30           955
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      30           955
                                   ======     ==========
POWERBUILDER TECHNIQUES FROM
  EXPERTS
VIDEO COURSES....................       3           100
SITE LICENSE.....................
STUDENT MATLS....................       1           100
                                   ------     ----------
        SUB TOTAL................       4           200
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       4           200
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
MS WINDOWS PROGRAMMING
  FOUNDATIONS
VIDEO COURSES....................       3           500
SITE LICENSE.....................
STUDENT MATLS....................      10            50
                                   ------     ----------
        SUB TOTAL................      13           550
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      13           550
                                   ======     ==========
X WINDOW SYSTEM WORKSHOP (PARTS 1
  & 2)
VIDEO COURSES....................      15         3,308
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................      15         3,308
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................      15         3,308
                                   ======     ==========
OSF/MOTIF WORKSHOP (PARTS 1 & 2)
VIDEO COURSES....................       3         2,250
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       3         2,250
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       3         2,250
                                   ======     ==========
ORACLE CASE FOR SYSTEM CLIENTS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ORACLE CASE FOR BUSINESS MANAGERS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ORACLE CASE FOR TECHNICAL
  MANAGERS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
ORACLE CASE DEVELOPERS; STRATEGY
  & ANALYSIS
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ORACLE CASE DEVELOPERS: DESIGN
  THRU PRODUCTION
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ORACLE CASE/TECHNICAL OPERATIONS
  PERSONNEL
VIDEO COURSES....................
SITE LICENSE.....................
STUDENT MATLS....................
                                   ------     ----------
        SUB TOTAL................       0             0
CD-ROM MPEG......................
CD-ROM INDEO.....................
                                   ------     ----------
        SUB TOTAL................       0             0
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
TOTAL CORP PRODUCT...............  35,035       601,667
ASSOCIATE PRODUCTS
NBT
NBT/LOTUS ORGANIZE...............       5     160......
NBT/CC:MAIL/DOS..................
NBT/CC:MAIL/MAC..................
NBT/CC:MAIL/MOBILE...............
NBT/CC:MAIL/OS/2.................
NBT/CC:MAIL/WIN..................
NBT/CC:MAIL/REMOTE...............
NBT/SCHEDULE+....................
                                   ------     ----------
        TOTAL....................       5           160
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
KEYSTONE PRODUCTS
  COURSES........................       2           650
    GUIDEBOOK....................
                                   ------     ----------
        TOTAL....................       2           650
                                   ======     ==========
MSU PRODUCTS
  COURSES........................
  STUDENT MATLS..................
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
ATI PRODUCTS
  COURSES........................      21        27,030
  SITE LICENSE...................
  GUIDEBOOK......................
                                   ------     ----------
        TOTAL....................      21        27,030
                                   ======     ==========
COMSELL
        TOTAL....................      21        27,030
                                   ======     ==========
INTELLINET NETWARE 4.0
  COURSES........................
  STUDENT MATLS..................
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
NETWORK CONCEPTS
  COURSES........................
  STUDENT MATLS..................
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
NCR PRODUCTS
  COURSES........................
  STUDENT MATLS..................
                                   ------     ----------
        TOTAL....................       0             0
                                   ======     ==========
FIRST CLASS UNIX
        TOTAL....................
                                   ======     ==========
KNOWHOW
        TOTAL....................       1           750
                                   ======     ==========

          PRODUCT LINE              QTY        REVENUE
- ---------------------------------  ------     ----------
RCI PRODUCTS
  COURSES........................
  STUDENT MATLS..................       4         3,500
                                   ------     ----------
        TOTAL....................       4         3,500
                                   ======     ==========
TOTAL ASSOC PRO..................      33        32,090
MISCELLANEOUS ITEMS:
EXCHANGE/MISC....................                 1,968
LOTUS SELECTS....................                 7,000
PC WORLD ROYALTIES...............
NIPPON ROYALTIES.................                28,953
NIPPON MM SUPPORT................                 7,500
CAREERTRACK......................     935         4,266
CONNECT-WP.......................     118         5,757
CONNECT-QUATPRO..................      25         1,179
WIZARD WORKS.....................
DOUBLE IMPACT....................
UK BILLINGS......................                42,939
MULTIFORMAT-MFA..................               257,400
DEFER ENTERPRISE.................               107,184
LOTUS VIDEOS.....................      89           740
WP VIDEOS........................                 8,379
INDIA/APTECH.....................                 4,167
J3 CONSUMER VIDEOS...............   1,927        23,313
J3 CONSUMER CD-ROM...............     528         2,600
REAL MAGIC CARDS.................      23         2,150
EDUC U/M CROOKSTON...............                 4,500
                                   ------     ----------
        TOTAL MISC...............   3,645       509,995
                                   ------     ----------
        GRAND TOTAL..............  38,713     1,143,752
                                   ======     ==========

                          PRODUCT DEVELOPMENT SCHEDULE
                                  VERSION 1.0

 CURRICULUM                     PRODUCT
    AREA                         TITLE
- -------------   ----------------------------------------
MULTIMEDIA TITLES REV. 3.0
Desktop......   Microsoft Word 97
Desktop......   Microsoft Excel 97
Desktop......   Adv. Microsoft Word 97
Desktop......   Adv. Microsoft Excel 97
- --------------------------------------------------------
Oper. Sys....   Windows 97 Getting Started
Oper. Sys....   Windows 97 Moving Up
Oper. Sys....   Windows 97 Gaining Expertise
Oper. Sys....   Install. & Cfg. of Win NT Wrkstn
                  (Upgrade)
Oper. Sys....   Networking Win NT Wrkstn (Upgrade)
Oper. Sys....   Basic Netwrkng of Win NT Svr (Upgrade)
Oper. Sys....   Adv. Netwrkng w/ Win NT Svr (Upgrade)
Oper. Sys....   Using Win NT Wrkstn
- --------------------------------------------------------
Networking...   NetWare 4.1 Admin. Basics I
Networking...   NetWare 4.1 Admin. Basics II
Networking...   NetWare 4.1 Admin. Adv.
Networking...   NetWare 4.1 Install & Config.
======================================================
MULTIMEDIA TITLES REV. 2X
Database.....   Intro to Oracle World
Database.....   Intro to Sybase SQL Svr
Database.....   Maintain Optimal Database Performance
Database.....   Advanced SQL & SQL Plus
Database.....   Develop PL/SQL Applications
Database.....   Understanding Oracle 7 Architecture
Database.....   Create & Configure Oracle Databases
Database.....   Design Oracle Databases
Database.....   Perform Routine DBA Tasks
Database.....   Fundamentals of SQL
Database.....   Work in SQL Plus Environment
Database.....   PowerBuilder Techniques from the Ex
Database.....   Intro to Database World
Database.....   Relational Database Design
- --------------------------------------------------------
Desktop......   Word for Win 95 Gaining Expertise
Desktop......   Fundamentals of PC Technology
Desktop......   Access for Windows 95 Proficient Use
Desktop......   Access for Windows 95 Gaining Expe
- --------------------------------------------------------
Lang/Tools...   MS Windows Prog. Foundations
Lang/Tools...   Intro to Visual Basic
Lang/Tools...   Foundations in C ++
- --------------------------------------------------------
Networking...   Internet Global Communications
Networking...   Internet Joining the Global Community
Networking...   NetWare 4.1 Admin
Networking...   Network Admin. for UNIX SVR4
Networking...   Network Programming for UNIX SVR
- --------------------------------------------------------
Oper. Sys....   DOS 6.0-6.2
Oper. Sys....   UNIX System for Advanced Users
Oper. Sys....   UNIX System Tools for Programmers
Oper. Sys....   UNIX System Admin. I
Oper. Sys....   UNIX System Admin. II
Oper. Sys....   OSR Wrap
======================================================
CBT TITLES
Database.....   DB Design & Manp. w/SQL Svr.
Database.....   DB Implementation w/SQL Svr.
- --------------------------------------------------------

 CURRICULUM                     PRODUCT
    AREA                         TITLE
- -------------   ----------------------------------------
Desktop......   Microsoft Word 97
Desktop......   Microsoft Excel 97
Desktop......   Adv. Microsoft Word 97
Desktop......   Adv. Microsoft Excel 97
- --------------------------------------------------------
Networking...   NetWare 4.1 Admin. Basics I
Networking...   Netware 4.1 Admin. Basics II
Networking...   NetWare 4.1 Admin. Adv.
Networking...   NetWare 4.1 Install & Config.
Networking...   NetWare 4.1 Design & Implem.
Networking...   Using MS Exchange
Networking...   MS Exchange Server
Networking...   Lotus Notes 4.0 for Mobile Users
Networking...   Lotus Notes 4.0 for Users
Networking...   Lotus Notes 4.0 Administration
Networking...   HP Operation Center
Networking...   Programming Lotus Notes 4.0
- --------------------------------------------------------
Oper. Sys....   Windows 97 Getting Started
Oper. Sys....   Windows 97 Moving Up
Oper. Sys....   Windows 97 Gaining Expertise
Oper. Sys....   Win 95 Installation & Architecture
Oper. Sys....   Win 95 Configuration
Oper. Sys....   Microsoft Basic Networking
Oper. Sys....   Adv. Networking of Win 95
Oper. Sys....   Install & Clg of Win NT Wrkstn (Upgrade)
Oper. Sys....   Networking WIN NT Wrkstn (Upgrade)
Oper. Sys....   Basic Netwrkng of Win NT Svr (Upgrade)
Oper. Sys....   Adv. Netwrkng of Win NT Svr (Upgrade)
Oper. Sys....   Adv. Netwrkng w/Win NT Svr
Oper. Sys....   Basic Netwrkng w/Win NT Svr
Oper. Sys....   Install & Clg of Win NT Wrkstn
Oper. Sys....   Networking Win NT Wrkstn
Oper. Sys....   Using Win NT Wrkstn
- --------------------------------------------------------
Lang/Tools...   Foundation in C ++
Lang/Tools...   Adv. Visual Basic 4.0
Lang/Tools...   Intro to Java Prog.
Lang/Tools...   Intermediate Java Prog.
Lang/Tools...   Java Script
Lang/Tools...   DOP with C ++
Lang/Tools...   Intro to PowerBuilder 5.0
Lang/Tools...   Using PowerBuilder 5.0
Lang/Tools...   Intro. to Visual Basic 4.0
======================================================
VIDEO TITLES
Desktop......   Microsoft Word 97
Desktop......   Microsoft Excel 97
Desktop......   Adv. Microsoft Word 97
Desktop......   Adv. Microsoft Excel 97
Desktop......   Access for Windows 95 Proficient User
Desktop......   Access for Windows 95 Gaining Expertise
Desktop......   Word for Win 95 Gaining Expertise
- --------------------------------------------------------
Oper. Sys....   Windows 97 Getting Started
Oper. Sys....   Windows 97 Moving Up
Oper. Sys....   Windows 97 Gaining Expertise
- --------------------------------------------------------
Lang/Tools...   Foundations in C ++
Lang/Tools...   Intro to Visual Basic 4.0

                                  VERSION 1.0

                                                                   ENGLISH       ENGL. INTEGRATION
           PRODUCT            REL            FEATURES            INTEGRATION         TEST TRIES
- ----------------------------- ---     -----------------------    -----------     ------------------
Tracking and Administration     0     Track J3 MM 2.7            Mar-96          J3 MM desktop
                                      Track J3 CBT                               J3 MM technical
                                      Report on Usage                            NT Workst 2 CBT
                                      Report on Quiz Scores
Tracking and Administration     1     Track KnowHow              May-96          Files from rev 0+
                                      Track ATI                                  ATI file
                                      Administration                             KnowHow Title
                                      Interface
                                      Use: defined fields
Tracking and Administration     2     Track NETG                 Jul-96          Files from rev 1+
                                      Track cbt Systems                          cbt Systems file
                                      Student Interface                          NETG SSe
                                                                                 Net Ware Adm Ess
- ---------------------------------------------------------------------------------------------------
Multimedia                    2.6                                                1 desktop
                                                                                 1 technical
Multimedia                    2.7                                                1 desktop
                                                                                 1 technical
Multimedia                    2.8                                                1 desktop
                                                                                 1 technical
- ---------------------------------------------------------------------------------------------------
CBT Engine                     96     Index                      May-96          Netware Adm Bas 1
                                      Install/Uninstall                          Local Notes Users
                                      Table of Contents
                                      Customizable
- ---------------------------------------------------------------------------------------------------
J3 Intranet                   0.0                                Q396

                                                                     CURRICULUM
COUNTRY       LANGUAGE                 PRODUCT TITLE                    AREA      AUDIENCE    M
- --------    ------------  ----------------------------------------  ------------  ---------  ----
Germany     German        Windows 95 Moving Up DEMO                 Oper. Sys.      User
U.K.        English       Windows 95 Moving Up                      Oper. Sys.      User
U.K.        English       Windows 95 Getting Started                Desktop         User
U.K.        English       Excel for Windows 95 Proficient User      Desktop         User
Korea       Hankul        Windows 95 Moving Up                      Oper. Sys.      User
Korea       Hankul        Windows 95 Moving Up                      Oper. Sys.      User
France      French        Windows 95 Moving Up DEMO                 Oper. Sys.      User
Brazil      Portuguese    Windows 95 Moving Up                      Oper. Sys.      User
Brazil      Portuguese    Word of Windows 95 Proficient User        Desktop         User
Brazil      Portuguese    Excel for Windows 95 Proficient user      Desktop         User
Brazil      Portuguese    Powerpoint for Windows 95                 Grtx            User
Spain       Spanish       Windows 95 Moving Up                      Oper. Sys.      User
Spain       Spanish       Word of Windows 95 Proficient User        Desktop         User
Spain       Spanish       Excel for Windows 95 Proficient User      Desktop         User
Spain       Spanish       Powerpoint for Windows 95                 Grtx            User

                              VIOLATIONS SCHEDULE

I.  TERRITORY CONFLICTS

     Under the agreements identified below (the "Restrictive Agreements"), the Company has granted exclusive distribution rights to the other party to the agreement in identified territories. As indicated below, the Restrictive Agreements identified under paragraphs d and g permit the Company to continue to use identified or pre-existing resellers to distribute products in the identified territories. Except in the case where a reseller has been excepted under the Restrictive Agreements, the rights granted under the Restrictive Agreements may conflict with non-exclusive rights granted to resellers under the agreements marked with an asterisk on the attached Appendix A.

     a. Distributor Agreement, dated March 1, 1995, between the Company and APTECH, a division of Apple Industries Ltd. and Membership Agreement, dated March 1, 1995, between the Company and APTECH; as supplemented by letter, dated March 3, 1995, from the Company to APTECH (grants exclusive distribution rights to APTECH in the Indian subcontinent; no exceptions for any other resellers).

     b. Distributor Agreement, dated April 2, 1995, between the Company and Advanced Technical Systems Ltd (grants exclusive distribution rights to Advanced Technical Systems Ltd in certain territories; no exceptions for any other resellers).

     c. Agreement, dated September 15, 1995, between the Company and Egitim Raporlama Arastirma Ve Danismanlik Ticaret Limited Sirketi of Istanbul (grants exclusive distribution rights to ERAVDLS in Turkey; no exceptions for any other resellers).

     d. Agreement, dated July 1, 1995, between the Company and On Line Group Holdings Limited of Hong Kong (grants exclusive distribution rights to OLGH in certain territories; provides an exception for the following resellers: Amdahl, AT&T, Digital Equipment Corporation, Electronic Data Systems, Fujitsu, IBM, Informix, Ingram Micro, Learning Edge, NETG, Oracle, PowerSoft, Silicon Graphics, Sun Microsystems, Sybase and Unisys; but requires the Company to use best efforts to assign business from such resellers in the territory to OLGH).

     e. Agreement, dated December 1, 1995, between the Company and Pacific Technology Software Ltd. of Hong Kong (grants certain exclusive distribution rights to PTSL in certain territories; no exceptions for other resellers).

     f. Authorized Learning Center Agreement, dated December 31, 1995, between the Company and INFOTECH Computer School (grants certain exclusive distribution rights to INFOTECH in learning centers in Singapore; no exceptions for any other resellers).

     g. International Consumer Products Distribution Agreement, dated December 31, 1995, between the Company and Tithes Marketing (S) Pte Ltd (grants exclusive rights to distribute in Singapore, Malaysia, Brunei, Philippines, Indonesia, Thailand, Vietnam; provides exception for all resellers of the Company as of the date of the agreement).

     h. International Product Development and Distribution Agreement, dated May 13, 1994, between the Company and Nippon Wilson Learning Company (grants certain exclusive distribution rights to NWL in Japan and with respect to Japanese language versions of the Company's products; no exceptions for any other resellers).

II.  CONSUMER PRODUCTS

     Under the Company's agreement with WizardWorks, the Company granted WizardWorks the exclusive rights to market the Company's consumer product line in North America through the following distribution channels ("Restricted Channels"): mass merchandisers, bookstore chains, computer chains and wholesale chains. These rights may conflict with rights granted to resellers under agreements identified on the attached Appendix B (the "Non-Restricted Agreements"). The Non-Restricted Agreements do not restrict such resellers from distributing the Company's products in Restricted Channels, and resellers under such agreements distribute the Company's consumer products. Although the exclusive rights granted to WizardWorks may also conflict with rights granted to other resellers which have contractual rights to market all of the Company's products, such resellers do not in practice currently distribute the Company's consumer product line.

III.  EMPLOYMENT AGENCIES

     Under the Company's agreement with Robert Half International, Inc., the Company agreed to cause its distributors not to resell the Company's products to any Temporary Employment Agency (as defined in the agreement). On schedule 5(b) and in a letter amendment dated December 31, 1995, the agreement excepts certain distributors from the prohibition. The Company's distributors identified on the attached Appendix C were not identified on schedule 5(b) or in the letter amendment and accordingly, any distribution by such distributors to Temporary Employment Agencies would result in a conflict with the Company's agreement with Robert Half International, Inc.

                       APPENDIX A TO VIOLATIONS SCHEDULE

* Distributor Agreement with Sun Microsystems dated July 1, 1991 as amended by Amendment Number One dated October 21, 1992

* Distributor Agreement with Hewlett Packard Company dated November 2, 1993 Distributor Agreement with Informix Software, Inc. dated October 28, 1992

* Distributor Agreement with Silicon Graphics dated June 10, 1992

* Letter of Intent with Oracle Corporation dated December 21, 1994

* Distributor Agreement with Inacom dated September 22, 1993

* Standard Reseller Terms Agreement with NCR Corporation dated November 1, 1992 Agreement with Unisys Corporation dated January 27, 1992

* Agreement with Digital Equipment Corporation dated April 8, 1994

  Video Tape Training Development Agreement with Sybase, Inc. dated August 11, 1992

  Video Tape Training Development Agreement with Sybase, Inc. dated August 25, 1993

* Distributor Agreement with Sybase, Inc. dated May 25, 1994

* Distributor Agreement with Data General Corporation dated October 31, 1990

* Packaged Software Marketing and Distribution Agreement with Wang Laboratories, Inc. dated
  November 12, 1991

* Letter of Agreement with MicroVideo Learning Systems, Inc. dated October 19, 1990

* Customer Agreement with Motorola Computer Group dated January 29, 1993

  Product Distribution Agreement with National Education Training Group, Inc. dated June 9, 1993 and addendum dated December 29, 1994

* Master Procurement and Distribution Agreement with Electronic Data Systems Corporation dated January 1, 1995

  Teaming Agreement with The Network Connection dated January 26, 1994

* Reseller Agreement with Database Technologies, Inc. dated December 19, 1994

* Dealer Agreement with Developer Services, Inc. dated January 24, 1994

  Corporate Products Distribution Agreement with Norstan Inc. dated October 25, 1995

  Annual Site License Agreement with Institute for Advanced Technology dated September 3, 1993

* Distributor Agreement with O/S Services, Ltd. dated February 6, 1992 as amended by Letter dated June 11, 1993

* Distributor Agreement with AT&T Paradyne dated March 2, 1993

* Seller Agreement with Andersen Consulting and Andersen Consulting Financial Limited Partnership dated June 28, 1994

* Seller Agreement with Joy of Education dated April 30, 1993

* Basic Ordering Agreement with Lockheed Integrated Solutions Company Incorporated dated April 23, 1993

* Dealer Agreement with GPN, an agency of the University of Nebraska-Lincoln, dated January 26, 1994

  Master Development and Distribution Agreement with Novell, Inc. dated January 31, 1996

  Master Development Agreement with Novell, Inc. dated January 21, 1994 plus Exhibit B dated March 1, 1995

  Demonstration Agreement with The Masie Center dated February 1, 1996

  Partnership Agreement with DCC dated October 24, 1994

  License Agreement with Global Training Network dba Productivity Point International dated
  December 12, 1995

  CompuServe Incorporated dated January 10, 1996

  Corporate Products Cooperative Marketing Agreement with Secure Digital Communications, Inc. dated December 12, 1995

  Coastal Video Communications Corporation dated September 28, 1995

  Corporate Products Distribution Agreement with Norstan Inc. dated October 25, 1995

  HBM, Inc. dated September 8, 1995

  Authorized Learning Center Agreement with MicroAge Learning Center dated September 8, 1995

  Authorized Learning Center Agreement with On Line Consulting dated December 15 1995

  Authorized Learning Center Agreement with Teknowlogy Inc. dated November 12, 1995

  Courseware Marketing Agreement with Skill Dynamics, an IBM Company, dated June 23, 1993 as amended by Product Exhibit dated May 10, 1994

  Acquisition and Marketing Agreement with Skill Dynamics Canada, an IBM Canada Company, dated October 29, 1993

  International Courseware Marketing Agreement with International Business Machines Corporation dated December 21, 1995

  Letter of Agreement with Amdahl Corporation dated July 30, 1995

  Software License Agreement with Bellevue Community College dated January 11, 1996

  Distribution Agreement with Canadian Continuous Learning Initiative Corporation dated October 16, 1995

* Video Tape Site License with Communications Technology Center dated July 17, 1995

  Online Content Vendor Agreement -- Classroom with Microsoft Corporation dated January 9, 1996

* Video Tape Training Development Agreement with Powersoft Corporation dated February 24, 1995

  Memorandum of Understanding with Singapore Telecommunications Ltd. dated December 1, 1995

  Beta Test Agreement with Universal Pacific Communications, Inc. dated January 5, 1996

* Marketing and Distribution Agreement dated May 1, 1991 with Lotus Publishing Corporation (an International Data Group subsidiary) as amended by Addendum dated May 13, 1992

* Agreement with Lotus Publishing Corporation dated May 4, 1993 as amended by Addendum dated September 19, 1994

* Agreement with DataCal Corporation dated August 3, 1995

  Agreement with Data Listing Services, Inc. dba The Connection dated December 29, 1994

* Distributor Agreement with CareerTrack, Inc. dated January 20, 1996

* Distributor Agreement with Baker and Taylor Video dated March 30, 1992

  Letter Agreement with Specialized Association Services dated November 29, 1995

  Letter Agreement with Air Force Nonappropriated Fund Purchasing Office dated September 1, 1995

  Agreement with Cary Prague Books and Software International dated September, 1995

  Consumer Products Distribution Agreement with Executive Gallery dated September, 1995

  Master Development and Distribution Agreement with Novell, Inc. dated January 31, 1996

  Master Development Agreement with Novell, Inc. dated January 21, 1994 (incorporating Exhibit A) plus Exhibit B dated March 1, 1995

  Training Materials Development with WordPerfect Corporation dated April 27, 1994 as amended by Exhibit A dated April 28, 1994; Exhibit C dated May 5, 1994; Exhibit D dated June 30, 1994; Exhibit G dated September 7, 1994

* Distributor Agreement with Ingram Micro Inc. dated June 27, 1994

  Agreement with SkillPath Publications (division of the Graceland College Center for Professional Development and Lifelong Learning, Inc.) dated July 27, 1995

  Agreement with Quality Books Inc (a Dawson Company) dated June, 1994

  Agreement with Microsoft Press, a division of Microsoft Corporation, dated July 1, 1991

  Creative Services and Promotional Materials Agreement with Microsoft Corporation dated February 28, 1994

  Consumer Products Distribution Agreement with OmniTrak Learning Systems, Inc. dated August 16, 1995

  Agreement with Bundlemeister (a wholly owned subsidiary of Paladin Associates Inc.)

* Nonexclusive Manufacturing and Distribution License Agreement with Double Impact Multimedia, Inc. dated September 30, 1995 as amended by Amendment dated November 30, 1995

* Nonexclusive CD-ROM OEM Distribution Agreement with Double Impact Multimedia, Inc. dated October 23, 1995

  Consumer Products Distribution Agreement with the WizardWorks Group dated November 3, 1995

  CD-ROM OEM Distribution Agreement with Sony Electronic Publishing Company and Allen Interactions Inc. dated December 6, 1994

* Agreement with Transactional Media Inc. dated July 27, 1995 as amended by Letter dated September 6, 1995

  Distributor Agreement with Advanced Technical Systems Ltd dated April 2, 1995

  Distributor Agreement with Aptech, a division of Apple Industries Ltd., dated March 1, 1995

  Authorized Learning Center Agreement with INFOTECH Computer School dated December 31, 1995

  Distributor Agreement with Learn PC UK, Ltd. dated November 8, 1993

  International Corporate Products Distribution Agreement with Media Sales Ltd. dated August 1, 1995

* Republishing, Localization and Distribution Agreement with Nippon Wilson Learning dated March 31, 1995

* International Product Development and Distribution Agreement with Nippon Wilson Learning Company, Limited dated May 13, 1994

* International Distributor Agreement with On Line Group Holdings Limited dated July 1, 1995

  International Distributor Agreement with Pacific Technology Software Ltd. dated December 1, 1995

  International Consumer Products Distribution Agreement with Tithes Marketing
  (S) Pte Ltd dated December 31, 1995

  Distribution Agreement with Egitim Raporlama Arastirma Ve Danismanlik Ticaret Limited Sirketi dated September 15, 1995

  Federal Supply Schedule Multiple Award Contract with the General Services Administration dated September 21, 1995

  Agreement with Microsoft Press, a division of Microsoft Corporation, dated July 1, 1991

  Independent Courseware Vendor Agreement with Microsoft Corporation dated May 17, 1995

* Courseware Development and Redistribution Agreement with Intel Corporation and Computervision Corporation dated February 12, 1993

* Licensee Agreement with Allen Visual Systems Inc. dated July 14, 1993

* Agreement with Computer Associates International, Inc. dated May 20, 1993

* Marketing and Distribution Agreement dated May 1, 1991 with Lotus Publishing Corporation (an International Data Group subsidiary) as amended by Addendum dated May 13, 1992 and Addendum dated November 1, 1992

* Agreement with Lotus Publishing Corporation dated May 4, 1993 as amended by Addendum dated September 9, 1994

* Letter to Oracle Corporation dated October 7, 1992

* Master Development and Distribution Agreement with Novell, Inc. dated January 31, 1996

* Master Development Agreement with Novell, Inc. dated January 21, 1994 (incorporating Exhibit A) plus Exhibit B dated March 1, 1995

* Training Materials Development with WordPerfect Corporation dated April 27, 1994 as amended by Exhibit A dated April 28, 1994; Exhibit C dated May 5, 1994; Exhibit D dated June 30, 1994; Exhibit G dated September 7, 1994 and Letter dated July 21, 1994

* Videotape-Training Development and Marketing Agreement with UNIX System Laboratories, Inc., dated March 7, 1992

* Video Tape Training Development Agreement with Sybase, Inc. dated August 11, 1992

* Video Tape Training Development Agreement with Sybase, Inc. dated August 25, 1993

* Letter of Agreement with Uniplex Integration Systems, Inc. dated August 26, 1993 as amended by letter dated September 8, 1993

* Republishing, Localization and Distribution Agreement with Nippon Wilson Learning dated March 31, 1995

* International Product Development and Distribution Agreement with Nippon Wilson Learning Company, Limited dated May 13, 1994 as amended by Amendment dated February 21, 1996

* Video Tape Training Development Agreement with Powersoft Corporation dated February 24, 1995

* Agreement with US WEST Communications, Inc. dated May 2,1995

  Corporate Products Cooperative Marketing Agreement with Secure Digital Communications dated December 12, 1995

                       APPENDIX B TO VIOLATIONS SCHEDULE

Agreement with Data-Cal Corporation dated August 3, 1995

Agreement with Data Listing Services dba The Connection dated December 29, 1994

Distributor Agreement with CareerTrack, Inc. dated January 20, 1996

Agreement with Baker and Taylor Video dated March 20, 1992

Agreement with Cary Prague Books and Software International dated September,
1995

Agreement with Novell Corporation dated December, 1995 updated by amendment dated January 31, 1996

Distributor Agreement with Ingram Micro Inc. dated June 27, 1994

Agreement with Bundle Meister, Inc. (a wholly owned subsidiary of Paladin Associates Inc.)

Nonexclusive Manufacturing and Distribution license Agreement with Double Impact Multimedia, Inc. dated September 30, 1995 as amended by Amendment dated November 30, 1995

Nonexclusive CD-ROM OEM Distribution Agreement with Double Impact Multimedia, Inc. dated October 23, 1995

Agreement with Transactional Media Inc. dated July 27, 1995

Training Materials Development Agreement with WordPerfect Corporation dated April 27, 1994 as amended by Exhibit A dated April 28, 1994; Exhibit C dated May 5, 1994; Exhibit D dated June 30, 1994; Exhibit G dated September 7, 1994

                                   EXHIBIT C

                               Holders in Escrow

     All holders of Company Common Stock and Company Options.

                            J3 LEARNING CORPORATION

                             SHAREHOLDERS AGREEMENT
                            (WITH VOTING PROVISIONS)

     This Shareholders Agreement (the "Agreement") is made and entered into as of March 11, 1996 between Gartner Group, Inc., a Delaware corporation ("Gartner"), and the shareholders (the "Shareholders") of J3 Learning Corporation, a Minnesota corporation (the "Company") listed on Exhibit A hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                    RECITALS

     A. Concurrently with delivery of this Agreement, Gartner, the Company and GJ Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of Gartner ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive cash and shares of Gartner Common Stock on the basis described in the Merger Agreement.

     B. Certain shareholders of the Company other than the Shareholders (the "Other Shareholders") are concurrently entering into a Shareholders Agreement containing certain terms similar to the terms contained herein (with the exception of those provisions relating to the voting of shares).

     C. Each Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company as is indicated on Exhibit A of this Agreement (the "Shares").

     D. As an inducement to Gartner to enter into the Merger Agreement, each Shareholder is willing to enter into and be bound by this Agreement pursuant to which the Shareholders agree (i) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), (ii) to vote the respective Shares and any other such shares of capital stock of the Company held by such Shareholder so as to facilitate consummation of the Merger, and (iii) to accept certain liabilities in respect of the obligations of the Company pursuant to the Merger Agreement, all as specified herein below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. Each Shareholder severally agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
     (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

          1.2 Additional Purchases. Each Shareholder agrees that any shares of capital stock of the Company that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Agreement to Vote Shares and Irrevocable Proxy.

          (a) At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, each Shareholder severally agrees to vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Gartner and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Each Shareholder severally agrees not to take any actions contrary to such Shareholder's obligations under this Agreement.

          (b) Concurrently with the execution of this Agreement, each Shareholder severally agrees to deliver to Gartner a proxy in the form attached hereto as Exhibit B (the "Proxy"), which shall be irrevocable to the extent provided in the Minnesota Business Corporations Act, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Shareholder set forth therein.

     3. Representations, Warranties and Covenants of the Shareholders. Each Shareholder hereby severally represents, warrants and covenants to Gartner as follows:

          3.1 Ownership of Shares. Such Shareholder (i) is the beneficial owner of the respective number of Shares set forth opposite its name on Exhibit A, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than such Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          3.2 No Proxy Solicitations. Such Shareholder will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders' vote or action by consent of the Company shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

          3.3 Authority; Enforceability. Such Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Affiliate Agreement delivered by such Shareholder pursuant to Section 5.12 of the Merger Agreement. This Agreement and the Affiliate Agreement have each been duly authorized, executed and delivered by or on behalf of such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its respective terms, except, with respect to Section 2 hereof, as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

          3.4 No Conflict. The execution and delivery by such Shareholder of, and the performance by such Shareholder of, its obligations under this Agreement and the Affiliate Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws, partnership agreement, trust agreement or other charter documents of such Shareholder, any agreement or other instrument binding upon such Shareholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Shareholder of its obligations under this Agreement and the Affiliate Agreement, except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (ii) filings under the HSR Act and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of such Shareholder to consummate the transactions contemplated by this Agreement, the Affiliate Agreement and the Merger Agreement.

          3.5 Representations and Warranties of the Company. The representations of the Company set forth in Sections 2.2, 2.8 and 2.18 of the Merger Agreement are true and correct as of the date of the Merger Agreement and will be true as of the Effective Time.

     4. Survival; Limitation.

          4.1 Survival of Representations and Warranties. The representations and warranties of the Shareholders set forth in paragraph 3.5 hereof shall survive for the length of time that the respective underlying representations and warranties of the Company shall survive pursuant to the terms and conditions of the Merger Agreement.

          4.2 Limitation of Damages. The liability of each Shareholder for monetary damages with respect to the foregoing representations and warranties shall be subject to the following limitations, as applicable:

             (i) Nothing herein shall limit the liability of the Company or the Shareholders for any breach of any covenant, or any willful breach of any representation or warranty contained in the Merger Agreement or this Agreement if the Merger does not close (it being understood that for purposes of this first sentence only, the failure of a representation or warranty of the Company in the Merger Agreement to be true as of the Effective Time, so long as such representation or warranty was true as of the date of this Agreement, shall not constitute a "willful breach" of such representation or warranty). If the Merger does close, then resort to the Indemnity Escrow Fund specified in the Merger Agreement shall be the exclusive contractual remedy of Gartner and its affiliates for monetary damages, as against the Company and the Shareholders, with respect to (a) any Losses that Gartner or its affiliates may incur by reason of breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement, and (b) any Losses that Gartner and its affiliates may incur by reason of breach of the representations and warranties of the Shareholders set forth in this Agreement; provided, however, that (a) nothing herein or in the Merger Agreement shall limit any remedy for fraud, (b) nothing herein shall limit the remedies of Gartner and its affiliates under the Merger Agreement, and (c) notwithstanding anything herein to the contrary, resort to the Indemnity Escrow Fund shall not be the exclusive remedy of Gartner and its affiliates for monetary damages, as against the Company and the Shareholders, for any breaches of the representations of warranties of the Company contained in Sections 2.2, 2.8 or 2.18 of the Merger Agreement or this Section 4. In the event of any such breach, Gartner and its affiliates shall be entitled to seek damages to the fullest extent of its or their Losses, subject only to the limitation set forth in paragraphs 4.2(ii), 4.2 (iii), 4.2 (iv) and 4.2(v) hereof.

             (ii) The aggregate liability of any Shareholder (together with its constituent partners and other affiliated persons and entities) to Gartner and its affiliates for monetary damages, hereunder or otherwise pursuant to the Agreement, shall be limited to the aggregate amount of Merger Consideration payable to such respective Shareholder (together with its constituent partners and other affiliated persons and entities) pursuant to the Merger (including for this purpose any portion of such Merger Consideration deposited into the Escrow Fund on behalf of such Shareholder and any portion of such Merger Consideration paid to such Shareholder in respect of Company Options).

             (iii) Subject to the provisions of paragraph 4.2(ii), each Shareholder (together with its constituent partners and other affiliated persons and entities) owning (as of the date hereof and/or immediately prior to the Effective Time) shares of Company Common Stock or Company Options, as those terms are defined in the Merger Agreement (collectively with the Other Shareholders, the "Common Shareholders") shall be responsible, with respect to amounts in excess of the Indemnity Escrow Fund, for that portion of a claim in excess of the Indemnity Escrow Fund that is equal to the total amounts in excess of the Indemnity Escrow Fund, multiplied by a fraction, the numerator of which is the total consideration received by that Common Shareholder (together with its constituent partners and other affiliated persons and entities) in the Merger in exchange for such Common Shareholder's Company Common Stock and Company Options and the denominator of which is the total consideration received by all Common Shareholders in the Merger in exchange for their Company Common Stock and Company Options. The aggregate amount of claims for which the Common Shareholders shall be responsible pursuant to this paragraph 4.2 (iii) shall be referred to as the "Common Shareholder Liability".

             (iv) The owners as of immediately prior to the Effective Time of shares of Company Preferred Stock, as that term is defined in the Merger Agreement (the "Preferred Shareholders"), shall be responsible for that portion of all claims that, in the aggregate, exceed the amount of the Common Shareholder Liability and, subject to the provisions of paragraph 4.2(ii), each such Preferred Shareholder (together with its constituent partners and other affiliated persons and entities) shall be responsible, with respect to amounts in excess of the Common Shareholder Liability, for that portion of the claims in excess of the Common Shareholder Liability that is equal to the total claims in excess of the Common Shareholder Liability, multiplied by a fraction, the numerator of which is the total consideration received by that Preferred Shareholder (together with its constituent partners and other affiliated persons and entities) in the Merger in exchange for that Preferred Shareholder's Company Preferred Stock, and the denominator of which is the total consideration received by all Preferred Shareholders in the Merger in exchange for their Company Preferred Stock.

             (v) With respect to any Shareholder owning (as of immediately prior to the Effective Time) both (a) shares of Company Common Stock or Company Options and (b) shares of Company Preferred Stock, such Shareholder shall be responsible for amounts in excess of the Indemnity Escrow Fund in accordance with both paragraph (iii) hereof (with respect to the shares of Company Common Stock and Company Options then owned) and paragraph (iv) hereof (with respect to the shares of Company Preferred Stock then owned).

     5. Additional Documents. Each Shareholder hereby severally covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Gartner or Shareholder, as the case may be, to carry out the intent of this Agreement.

     6. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which such Shareholder is a party or pursuant to any rights such Shareholder may have.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8. Miscellaneous.

          8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any Shareholder may be assigned by the Shareholder without the prior written consent of Gartner.

          8.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

          8.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Gartner will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of any Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Gartner upon any such violation, Gartner shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Gartner at law or in equity.

          8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Gartner:                Gartner Group, Inc.
                            56 Top Gallant Road
                            Stamford, CT 06904-2212
                            Attn: Chief Financial Officer
                            Telephone: (203) 964-0096
                            Fax: (203) 316-6878

        with a copy to:          Wilson, Sonsini, Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, California 94304-1050
                            Attn: Larry Sonsini, Esq.
                                  Howard Zeprun, Esq.
                            Telephone: (415) 493-9300
                            Fax: (415) 493-6811

     If to a Shareholder:    To the address for notice set forth on Exhibit A
                             hereto.

        with a copy to:          Dorsey & Whitney
                            Pillsbury Center South
                            220 South Sixth Street
                            Minneapolis, MN 55402-1498
                            Attn: Michael Trucano, Esq.
                            Telephone: (612) 340-2600
                            Fax: (612) 340-8738

     If to the Company:          J3 Learning Corporation
                            10729 Bren Road East
                            Minneapolis, MN 55343
                            Attn: President
                            Telephone: (612) 930-4500
                            Fax: (612) 930-4576
        with a copy to:          Dorsey & Whitney
        Pillsbury Center South
                            220 South Sixth Street
                            Minneapolis, MN 55402-1498
                            Attn: Michael Trucano, Esq.
                            Telephone: (612) 340-2600
                            Fax: (612) 340-8738

          or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          8.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          8.10 Effective Time. This Agreement and the Proxy delivered in connection herewith shall become effective only upon execution of the Merger Agreement by each of the Company, Parent and Sub.

          8.11 Rights under Purchase Agreement. As of the Effective Time, all rights of any Shareholder under the Series A Preferred Stock Purchase Agreement, dated February 14, 1995, as amended on May 8, 1995, shall terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be duly executed on the date and year first above written.

                                            GARTNER GROUP, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            SHAREHOLDERS:

                                            CHERRY TREE VENTURES, III, a limited
                                            partnership

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            PARSNIP RIVER COMPANY

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            OMEGA VENTURES II, L.P.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            OMEGA VENTURES II CAYMAN, L.P.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            BAYVIEW INVESTORS, LTD.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            RS & CO. IV, L.P.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            JOHN F. BARROW

                                            ------------------------------------

                                            CHARLES J. GORMAN

                                            ------------------------------------

                                            DANIEL J. FRAWLEY

                                            ------------------------------------
Acknowledged and Accepted by:
J3 LEARNING CORPORATION
By:
- -------------------------------------------------

Name:
- ----------------------------------------------
Title:
- -----------------------------------------------

                      EXHIBIT A TO SHAREHOLDERS AGREEMENT
                            (WITH VOTING PROVISIONS)

                              LIST OF SHAREHOLDERS

                                                                          NUMBER OF SHARES
                                                                  --------------------------------
                                                                                      SERIES A
                        NAME AND ADDRESS                          COMMON STOCK     PREFERRED STOCK
- ----------------------------------------------------------------  ------------     ---------------
Cherry Tree Ventures III, a limited partnership.................     201,000             5,431
1400 Northland Plaza
3800 West 80th Street
Minneapolis, MN 55431
Parsnip River Company...........................................     143,860             3,885
4422 IDS Tower
80 South Eighth Street
Minneapolis, MN 55402
Omega Ventures II, L.P..........................................      12,831            59,983
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Omega Ventures II Cayman, L.P...................................       3,311            15,480
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Bayview Investors, Ltd..........................................       4,027            18,826
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
John F. Barrow..................................................      67,538                 0
5330 Howards Point Road
Shorewood, MN 55331
Charles J. Gorman...............................................      48,890             1,321
6533 Cherokee Trail
Edina, MN 55439
RS & Co. IV, L.P................................................      10,912            51,013
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Daniel J. Frawley...............................................      67,538                 0
5635 Covington Road
Shorewood, MN 55331

                                   EXHIBIT B

                               IRREVOCABLE PROXY

     The undersigned shareholder of J3 Learning Corporation, a Minnesota corporation (the "Company"), hereby irrevocably (to the extent provided for in the Minnesota Business Corporations Act) appoints the directors on the Board of Directors of Gartner Group, Inc., a Delaware corporation ("Gartner"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of March 11, 1996 (the "Merger Agreement"), among Gartner, GJ Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Gartner ("Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the extent provided for in the Minnesota Business Corporations Act), is granted pursuant to the Shareholders Agreement dated as of March 11, 1996 (the "Shareholders Agreement"), among Gartner, the undersigned and certain other shareholders of the Company, and is granted in consideration of Gartner entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company's shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Gartner and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement, at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Gartner and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated: March 11, 1996

                            Print Name of Shareholder:
                                                      --------------------------
                            Signature of Shareholder:
                                                      --------------------------
                            (or authorized representative, agent or partner) Shares beneficially owned:

                        ------------------------------------------------- shares
                            of Common Stock

                        ------------------------------------------------- shares
                            of Series A Preferred Stock

                        LIST OF PERSONS WHO ENTERED INTO
                             SHAREHOLDERS AGREEMENT
                          (INCLUDING VOTING AGREEMENT)

                                                                          NUMBER OF SHARES
                                                                  --------------------------------
                                                                                      SERIES A
                        NAME AND ADDRESS                          COMMON STOCK     PREFERRED STOCK
- ----------------------------------------------------------------  ------------     ---------------
Cherry Tree Ventures III, a limited partnership.................     201,000             5,431
1400 Northland Plaza
3800 West 80th Street
Minneapolis, MN 55431
Parsnip River Company...........................................     143,860             3,885
4422 IDS Tower
80 South Eighth Street
Minneapolis, MN 55402
Omega Ventures II, L.P. ........................................      12,831            59,983
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Omega Ventures II Cayman, L.P...................................       3,311            15,480
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Bayview Investors, Ltd. ........................................       4,027            18,826
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
John F. Barrow..................................................      67,538                 0
5330 Howards Point Road
Shorewood, MN 55331
Charles J. Gorman...............................................      48,890             1,321
6533 Cherokee Trail
Edina, MN 55439
RS & Co. IV, L.P. ..............................................      10,912            51,013
c/o Robertson Stephens & Company
555 California Street
San Francisco, CA 94104
Daniel J. Frawley...............................................      67,538                 0
5635 Covington Road
Shorewood, MN 55331

                            J3 LEARNING CORPORATION

                             SHAREHOLDERS AGREEMENT
                          (WITHOUT VOTING PROVISIONS)

     This Shareholders Agreement (the "Agreement") is made and entered into as of March 11, 1996 between Gartner Group, Inc., a Delaware corporation ("Gartner"), and the shareholders (the "Shareholders") of J3 Learning Corporation, a Minnesota corporation (the "Company") listed on Exhibit A hereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                    RECITALS

     A. Concurrently with delivery of this Agreement, Gartner, the Company and GJ Acquisition Corporation, a Minnesota corporation and a wholly owned subsidiary of Gartner ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into the right to receive cash and shares of Gartner Common Stock on the basis described in the Merger Agreement.

     B. Certain shareholders of the Company other than the Shareholders (the "Other Shareholders") are concurrently entering into a Shareholders Agreement containing terms similar to the terms contained herein and including provisions relating to the voting of shares in favor of the Merger.

     C. Each Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company as is indicated on Exhibit A of this Agreement (the "Shares").

     D. As an inducement to Gartner to enter into the Merger Agreement, each Shareholder is willing to enter into and be bound by this Agreement pursuant to which the Shareholders agree (i) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and (ii) to accept certain liabilities in respect of the obligations of the Company pursuant to the Merger Agreement, all as specified herein below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Agreement to Retain Shares.

          1.1 Transfer and Encumbrance. Each Shareholder severally agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
     (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof.

          1.2 Additional Purchases. Each Shareholder agrees that any shares of capital stock of the Company that such Shareholder purchases or with respect to which such Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. Representations, Warranties and Covenants of the Shareholders. Each Shareholder hereby severally represents, warrants and covenants to Gartner as follows:

          2.1 Ownership of Shares. Such Shareholder (i) is the beneficial owner of the respective number of Shares set forth opposite its name on Exhibit A, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than such Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

          2.2 Authority; Enforceability. Such Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its respective terms.

          2.3 No Conflict. The execution and delivery by such Shareholder of, and the performance by such Shareholder of, its obligations under this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws, partnership agreement, trust agreement or other charter documents of such Shareholder, any agreement or other instrument binding upon such Shareholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Shareholder of its obligations under this Agreement and the Affiliate Agreement, except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (ii) filings under the HSR Act and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of such Shareholder to consummate the transactions contemplated by this Agreement and the Merger Agreement.

          2.4 Representations and Warranties of the Company. The representations of the Company set forth in Sections 2.2, 2.8 and 2.18 of the Merger Agreement are true and correct as of the date of the Merger Agreement and will be true as of the Effective Time.

     3. Survival; Limitation.

          3.1 Survival of Representations and Warranties. The representations and warranties of the Shareholders set forth in paragraph 2.4 hereof shall survive for the length of time that the respective underlying representations and warranties of the Company shall survive pursuant to the terms and conditions of the Merger Agreement.

          3.2 Limitation of Damages. The liability of each Shareholder for monetary damages with respect to the foregoing representations and warranties shall be subject to the following limitations, as applicable:

             (i) Nothing herein shall limit the liability of the Company or the Shareholders for any breach of any covenant, or any willful breach of any representation or warranty contained in the Merger Agreement or this Agreement if the Merger does not close (it being understood that for purposes of this first sentence only, the failure of a representation or warranty of the Company in the Merger Agreement to be true as of the Effective Time, so long as such representation or warranty was true as of the date of this Agreement, shall not constitute a "willful breach" of such representation or warranty). If the Merger does close, then resort to the Indemnity Escrow Fund specified in the Merger Agreement shall be the exclusive contractual remedy of Gartner and its affiliates for monetary damages, as against the Company and the Shareholders, with respect to (a) any Losses that Gartner or its affiliates may incur by reason of breach of any representation, warranty, covenant or agreement of the Company contained in the Merger Agreement, and (b) any Losses that Gartner and its affiliates may incur by reason of breach of the representations and warranties of the Shareholders set forth in this Agreement; provided, however, that (a) nothing herein or in the

        Merger Agreement shall limit any remedy for fraud, (b) nothing herein shall limit the remedies of Gartner and its affiliates under the Merger Agreement, and (c) notwithstanding anything herein to the contrary, resort to the Indemnity Escrow Fund shall not be the exclusive remedy of Gartner and its affiliates for monetary damages, as against the Company and the Shareholders, for any breaches of the representations of warranties of the Company contained in Sections 2.2, 2.8 or 2.18 of the Merger Agreement or this Section 3. In the event of any such breach, Gartner and its affiliates shall be entitled to seek damages to the fullest extent of its or their Losses, subject only to the limitation set forth in paragraphs 3.2(ii), 3.2 (iii), 3.2 (iv) and 3.2(v) hereof.

             (ii) The aggregate liability of any Shareholder (together with its constituent partners and other affiliated persons and entities) to Gartner and its affiliates for monetary damages, hereunder or otherwise pursuant to the Agreement, shall be limited to the aggregate amount of Merger Consideration payable to such respective Shareholder (together with its constituent partners and other affiliated persons and entities) pursuant to the Merger (including for this purpose any portion of such Merger Consideration deposited into the Escrow Fund on behalf of such Shareholder and any portion of such Merger Consideration paid to such Shareholder in respect of Company Options).

             (iii) Subject to the provisions of paragraph 3.2(ii), each Shareholder (together with its constituent partners and other affiliated persons and entities) owning (as of the date hereof and/or immediately prior to the Effective Time) shares of Company Common Stock or Company Options, as those terms are defined in the Merger Agreement (collectively with the Other Shareholders, the "Common Shareholders") shall be responsible, with respect to amounts in excess of the Indemnity Escrow Fund, for that portion of a claim in excess of the Indemnity Escrow Fund that is equal to the total amounts in excess of the Indemnity Escrow Fund, multiplied by a fraction, the numerator of which is the total consideration received by that Common Shareholder (together with its constituent partners and other affiliated persons and entities) in the Merger in exchange for such Common Shareholder's Company Common Stock and Company Options and the denominator of which is the total consideration received by all Common Shareholders the Merger in exchange for their Company Common Stock and Company Options. The aggregate amount of claims for which the Common Shareholders shall be responsible pursuant to this paragraph 3.2 (iii) shall be referred to as the "Common Shareholder Liability".

             (iv) The owners as of immediately prior to the Effective Time of shares of Company Preferred Stock, as that term is defined in the Merger Agreement (the "Preferred Shareholders"), shall be responsible for that portion of all claims that, in the aggregate, exceed the amount of the Common Shareholder Liability and, subject to the provisions of paragraph 3.2(ii), each such Preferred Shareholder (together with its constituent partners and other affiliated persons and entities) shall be responsible, with respect to amounts in excess of the Common Shareholder Liability, for that portion of the claims in excess of the Common Shareholder Liability that is equal to the total claims in excess of the Common Shareholder Liability, multiplied by a fraction, the numerator of which is the total consideration received by that Preferred Shareholder (together with its constituent partners and other affiliated persons and entities) in the Merger in exchange for that Preferred Shareholder's Company Preferred Stock, and the denominator of which is the total consideration received by all Preferred Shareholders in the Merger in exchange for their Company Preferred Stock.

             (v) With respect to any Shareholder owning (as of immediately prior to the Effective Time) both (a) shares of Company Common Stock or Company Options and (b) shares of Company Preferred Stock, such Shareholder shall be responsible for amounts in excess of the Indemnity Escrow Fund in accordance with both paragraph (iii) hereof (with respect to the shares of Company Common Stock and Company Options then owned) and paragraph (iv) hereof (with respect to the shares of Company Preferred Stock then owned).

     4. Additional Documents. Each Shareholder hereby severally covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Gartner or Shareholder, as the case may be, to carry out the intent of this Agreement.

     5. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which such Shareholder is a party or pursuant to any rights such Shareholder may have.

     6. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

     7. Miscellaneous.

          7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any Shareholder may be assigned by the Shareholder without the prior written consent of Gartner.

          7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

          7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Gartner will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of any Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Gartner upon any such violation, Gartner shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Gartner at law or in equity.

          7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Gartner:         Gartner Group, Inc.
                            56 Top Gallant Road
                            Stamford, CT 06904-2212
                            Attn: Chief Financial Officer
                            Telephone: (203) 964-0096
                            Fax: (203) 316-6878

        with a copy to:     Wilson, Sonsini, Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, California 94304-1050
                            Attn: Larry Sonsini, Esq.
                                  Howard Zeprun, Esq.
                            Telephone: (415) 493-9300
                            Fax: (415) 493-6811

     If to a Shareholder:    To the address for notice set forth on Exhibit A
                             hereto.

        with a copy to:     Dorsey & Whitney
                            Pillsbury Center South
                            220 South Sixth Street
                            Minneapolis, MN 55402-1498
                            Attn: Michael Trucano, Esq.
                            Telephone: (612) 340-2600
                            Fax: (612) 340-8738

     If to the Company:     J3 Learning Corporation
                            10729 Bren Road East
                            Minneapolis, MN 55343
                            Attn: President
                            Telephone: (612) 930-4500
                            Fax: (612) 930-4576

        with a copy to:     Dorsey & Whitney
                            Pillsbury Center South
                            220 South Sixth Street
                            Minneapolis, MN 55402-1498
                            Attn: Michael Trucano, Esq.
                            Telephone: (612) 340-2600
                            Fax: (612) 340-8738

     or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

          7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          7.10 Effective Time. This Agreement shall become effective only upon execution of the Merger Agreement by each of the Company, Parent and Sub.

          7.11 Rights under Purchase Agreement. As of the Effective Time, all rights of any Shareholder under the Series A Preferred Stock Purchase Agreement, dated February 14, 1995, as amended on May 8, 1995, shall terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be duly executed on the date and year first above written.

                                            GARTNER GROUP, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            SHAREHOLDERS:

                                            INTERWEST PARTNERS V

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            ST. PAUL FIRE AND MARINE
                                            INSURANCE COMPANY

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            NIPPON WILSON LEARNING
                                            CORPORATION LIMITED

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            AT&T VENTURE COMPANY, L.P.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            COLIN E. GRANT

                                            ------------------------------------

                                            SHELLEY MANN

                                            ------------------------------------

                                            DEBRA MANN

                                            ------------------------------------

                                            GIL MANN

                                            ------------------------------------
Acknowledged and Accepted by:
J3 LEARNING CORPORATION
By:
- ------------------------------------

Name:
- ------------------------------------
Title:
- ------------------------------------

                      EXHIBIT A TO SHAREHOLDERS AGREEMENT
                          (WITHOUT VOTING PROVISIONS)

                              LIST OF SHAREHOLDERS

                                                                          NUMBER OF SHARES
                                                                  --------------------------------
                                                                                      SERIES A
                        NAME AND ADDRESS                          COMMON STOCK     PREFERRED STOCK
- ----------------------------------------------------------------  ------------     ---------------
Colin E. Grant..................................................     19,290                  0
4 Pond Street
Chelmsford, MA 55441
Interwest Partners V............................................      5,371             50,111
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA 94025-7112
Attn: Philip T. Gianos
St. Paul Fire and Marine Insurance Company......................     13,514             63,175
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, MN 55437
Attn: Everett Cox
Nippon Wilson Learning Corporation Limited......................          0             19,394
8-2 Nibancho, Chiyoda-Ku
Tokyo, 102 JAPAN
Attn: Mr. Brian Nichols
Shelley Mann....................................................     12,480                  0
11935 27th Avenue
Plymouth, MN 55441
AT&T Venture Company, L.P.......................................          0             50,360
Suite 130
11 Eagle Rock Avenue
East Hanover, NJ 07936
Attn: Mr. Bill Elliott
Debra Mann......................................................     72,770              1,889
175 Oregon Avenue South
Minneapolis, MN 55426
Gil Mann........................................................     74,546              1,889
175 Oregon Avenue South
Minneapolis, MN 55426

                        LIST OF PERSONS WHO ENTERED INTO
                             SHAREHOLDERS AGREEMENT

                        (NOT INCLUDING VOTING AGREEMENT)

                                                                          NUMBER OF SHARES
                                                                  --------------------------------
                                                                                      SERIES A
                        NAME AND ADDRESS                          COMMON STOCK     PREFERRED STOCK
- ----------------------------------------------------------------  ------------     ---------------
Colin E. Grant..................................................     19,290                  0
4 Pond Street
Chelmsford, MA 55441
Interwest Partners V............................................      5,371             50,111
3000 Sand Hill Road
Building 3, Suite 255
Menlo Park, CA 94025-7112
Attn: Philip T. Gianos
St. Paul Fire and Marine Insurance Company......................     13,514             63,175
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, MN 55437
Attn: Everett Cox
Nippon Wilson Learning Corporation Limited......................          0             19,394
8-2 Nibancho, Chiyoda-Ku
Tokyo, 102 JAPAN
Attn: Mr. Brian Nichols
Shelley Mann....................................................     12,480                  0
11935 27th Avenue
Plymouth, MN 55441
AT&T Venture Company, L.P.......................................          0             50,360
Suite 130
11 Eagle Rock Avenue
East Hanover, NJ 07936
Attn: Mr. Bill Elliott
Debra Mann......................................................     72,770              1,889
175 Oregon Avenue South
Minneapolis, MN 55426
Gil Mann........................................................     74,546              1,889
175 Oregon Avenue South
Minneapolis, MN 55426

                            J3 LEARNING CORPORATION

                              AFFILIATE AGREEMENT

                                 MARCH 11, 1996

Gartner Group, Inc.
56 Top Gallant Road
Stamford, CT 06904

Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of March 11, 1996 (the "Agreement") among Gartner Group, Inc., a Delaware corporation ("Parent"), GJ Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of Parent ("Sub"), and J3 Learning Corporation, a Minnesota corporation (the "Company"), Parent will acquire the Company through the merger of the Sub with and into Company (the "Merger"). Subject to the terms and conditions of the Agreement, at the Effective Time (as defined in the Agreement) outstanding shares of the capital stock of the Company (the "Company Capital Stock") will be converted into the right to receive cash and shares of common stock of Parent (the "Parent Common Stock") on the basis described in the Agreement.

     The undersigned has been advised that as of the date hereof he/she may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used in paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The undersigned understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, shareholders of Parent, the Company, other shareholders of the Company and their respective counsel and accounting firms.

     The undersigned represents and warrants to and agrees with Parent that:

          1. The undersigned has full power to execute and deliver this Affiliate Agreement and to make the representations and warranties herein and to perform its obligations hereunder.

          2. The undersigned has carefully read this Affiliate Agreement and the Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Common Stock to the extent the undersigned felt necessary, with its counsel or counsel for the Company.

          3. The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Act or the Rules and Regulations.

          4. The undersigned has been advised that, since, at the time the Merger is to be submitted for a vote of the shareholders of the Company, the undersigned may be deemed to be an affiliate of the Company and the distribution by the undersigned of any Parent Common Stock will not have been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          5. Except as provided in the Agreement, Parent is under no obligation to register the sale, transfer or other disposition of Parent Common Stock by the undersigned or on its behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          6. Stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Stock and will be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

             "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an Affiliate Agreement dated March 11, 1996 between the registered holder hereof and Parent, a copy of which agreement is on file at the principal offices of Parent."

          7. The legend set forth in paragraph 6 above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Act.

          8. The undersigned is the beneficial owner of all the shares of Company Capital Stock and options to purchase Company Capital Stock as is indicated below on this Affiliate Agreement (the "Company Securities"). Except for the Company Securities, the undersigned does not beneficially own any shares of Company Capital Stock or any other equity securities of the Company or any options, warrants or other rights to acquire any equity securities of the Company.

     Number of shares of Company Capital Stock beneficially owned by the undersigned:

          Common Stock
                      ---------------------
          Series A Preferred Stock
                                  ---------

     Number of shares of Company Capital Stock subject to options or warrants beneficially owned by the undersigned:

          Common Stock
                      ---------------------
          Series A Preferred Stock
                                  ---------

                                          Very truly yours,

                                          --------------------------------------
                                          (print name of shareholder above)

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

Accepted this 11th day of March, 1996, by

     GARTNER GROUP, INC.

By:
- ----------------------------------------------------

Name:
- -------------------------------------------------

Title:
- --------------------------------------------------

                              LIST OF PERSONS WHO
                       ENTERED INTO AFFILIATES AGREEMENTS

     Manuel A. Fernandez, on behalf of Gartner Group, Inc.
     Charles J. Gorman, on behalf of J3 Learning Corporation
     Charles J. Gorman
     Cherry Tree Ventures III, a limited partnership
     Parsnip River Company
     Omega Ventures II, L.P.
     Omega Ventures II Cayman, L.P.
     Bayview Investors, Ltd.
     John F. Barrow
     RS & Co. IV, L.P.
     Daniel J. Frawley
     D.M. Winton
     John Carney
     Tony J. Christianson
     Michael Stark
     Deena Flammang

                                   EXHIBIT E

              List of Persons to Enter Into Employment Agreements

     Charles J. Gorman
     Daniel J. Frawley
     John F. Barrow

                                                                         ANNEX B

     302A.471 RIGHTS OF DISSENTING SHAREHOLDERS -- Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions;

          (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

             (1) alters or abolishes a preferential right of the shares;

             (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

             (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

             (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

          (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation(1), but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

          (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

          (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

          (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subdivision 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subdivision 3. Rights not to apply. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

     Subdivision 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation. (Last amended by Ch. 417.L '94, eff. 8-1-94.)

     302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS -- Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

     Subdivision 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subdivision 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subdivision 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

          (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

          (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

          (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

          (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subdivision 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

          (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

          (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

          (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

     The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subdivision 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subdivision 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedures apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgments in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any. (Last amended by Ch. 17, L. '93, eff. 8-1-93.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Eight of the Registrant's Second Amended Certificate of Incorporation (Exhibit
3.1 hereto) and Article VI of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements (Exhibit 10.1 hereto) with its officers and directors.

     Commencing with the effectiveness of the Merger, the Registrant will either cause J3 to, or will itself directly indemnify the current officers and directors of J3 in accordance with J3's Bylaws in effect immediately before the Merger to any action or inaction by such person prior to the Merger.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

     (A) EXHIBITS


  3.1      Second Amended and Restated Certificate of Incorporation.*
  3.2(2)   Bylaws as amended.
  4.1(2)   Article III of Restated Certificate of Incorporation (See Exhibit 3.1).
  4.2(2)   Form of Certificate for Common Stock.
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati (regarding legality of securities being offered). (see page II-5).
 10.1(2)   Form of Indemnification Agreement.
 10.2(2)   Amended and Restated Registration Agreement dated March 19, 1993 among the
           Registrant, The Dun & Bradstreet Corporation ("D&B") and Dun & Bradstreet
           Enterprises, Inc.
 10.3(2)   Stockholder's Agreement dated as of March 19, 1993 by and between the Registrant and D&B.
 10.4(1)   Lease dated December 29, 1994 by and between Soundview Farms and the Registrant related to premises at 56 Top Gallant Road, 70 Gatehouse Road, and 88 Gatehouse
           Road, Stamford, Connecticut.
 10.6(2)   Long Term Incentive Plan (Tenure Plan), including form of Employee Stock Purchase
           Agreement.
 10.7(3)   1991 Stock Option Plan, as amended, including form of Stock Option Agreement.
 10.8(2)   1993 Director Stock Option Plan.
 10.9(2)   Employee Stock Purchase Plan.
10.10(4)   1994 Long Term Stock Option Plan.
10.11(1)   Forms of Master Client Agreement.
10.12(2)   Commitment Letter dated July 16, 1993 from The Bank of New York.
10.13(3)   Commitment Letter dated July 5, 1994 from Chemical Connecticut Corporation.
10.14(2)   Indemnification Agreement dated April 16, 1993 by and among the Registrant, D&B and the Fund.
10.15(1)   Research Sharing Agreement dated May 17, 1995 between Registrant and SoundView
           Financial Group.
 11.1(1)   Computation of Net Income per Common Share.
 13.1(1)   Annual Report to Stockholders.

 21.1(1)   Subsidiaries of Registrant.
 23.1      Consent of Price Waterhouse LLP
 23.2      Consent of Arthur Andersen LLP
 23.3      Report of Price Waterhouse LLP on Financial Statement Schedule.
 25.1      Power of Attorney. (see page II-4).
 99.1      Form of J3 Learning Corporation Proxy

- ---------------

  * Previously filed.


(1) Incorporated by reference from the Gartner's Annual Report on Form 10-K, dated as of December 21, 1995.

(2) Incorporated by reference from the Gartner's Registration Statement on Form S-1, as amended, effective October 4, 1993.

(3) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on November 3, 1994.

(4) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on May 18, 1995.

     (B) FINANCIAL STATEMENT SCHEDULE

                              GARTNER GROUP, INC.

               SCHEDULE VIII -- VALUATION AND QUALIFYING ACCOUNTS
                           (ALL AMOUNTS IN THOUSANDS)

                                                         ADDITIONS     ADDITIONS
                                            BALANCE AT   CHARGED TO   CHARGED TO                   BALANCE AT
                                            BEGINNING    COSTS AND       OTHER       DEDUCTIONS       END
                                             OF YEAR      EXPENSES    ACCOUNTS(1)   FROM RESERVE    OF YEAR
                                            ----------   ----------   -----------   ------------   ----------
YEAR ENDED SEPTEMBER 30, 1993
Allowance for doubtful accounts and
  returns and allowances..................    $2,803       $  596        $  65         $  686        $2,778
                                              ======       ======         ====         ======        ======
YEAR ENDED SEPTEMBER 39, 1994
Allowance for doubtful accounts and
  returns and allowances..................    $2,778       $1,345        $ 162         $  854        $3,431
                                              ======       ======         ====         ======        ======
YEAR ENDED SEPTEMBER 30, 1995
Allowance for doubtful accounts and
  returns and allowances..................    $3,431       $1,900        $  27         $1,668        $3,690
                                              ======       ======         ====         ======        ======

- ---------------
(1) Allowances of $27,000, $162,000, and $65,000 assumed upon acquisitions of entities in fiscal years 1995, 1994 and 1993, respectively.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements, management's discussion and analysis or notes thereto.

ITEM 22.  UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 10th day of June 1996.


                                          GARTNER GROUP, INC

                                          By:     /s/ MANUEL A. FERNANDEZ

                                            ------------------------------------
                                                    Manuel A. Fernandez
                                             President, Chief Executive Officer
                                                             and
                                                   Chairman of the Board

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Manuel A. Fernandez and John F. Halligan, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                SIGNATURE                                 TITLE                      DATE
- ------------------------------------------  ---------------------------------  -----------------
         /s/ MANUEL A. FERNANDEZ            President, Chief Executive         June 10, 1996
- ------------------------------------------  Officer and Chairman of the Board
           Manuel A. Fernandez              (Principal Executive Officer)
           /s/ JOHN F. HALLIGAN             Executive Vice President, Chief    June 10, 1996
- ------------------------------------------  Financial Officer, Treasurer and
             John F. Halligan               Corporation Secretary (Principal
                                            Financial Officer)
           /s/ WILLIAM O. GRABE             Director                           June 10, 1996
- ------------------------------------------
             William O. Grabe
            /s/ MAX D. HOPPER               Director                           June 10, 1996
- ------------------------------------------
              Max D. Hopper
          /s/ JOHN P. IMLAY, JR.            Director                           June 10, 1996
- ------------------------------------------
            John P. Imlay, Jr.
         /s/ STEPHEN G. PAGLIUCA            Director                           June 10, 1996
- ------------------------------------------
           Stephen G. Pagliuca
           /s/ DENNIS G. SISCO              Director                           June 10, 1996
- ------------------------------------------
             Dennis G. Sisco

                                                                     EXHIBIT 5.1



                               [LETTERHEAD LOGO]



                                 June 10, 1996



Gartner Group, Inc.


56 Top Gallant Road


Stamford, CT 06904-2212



     RE: Registration Statement on Form S-4



Ladies and Gentlemen:



     We have examined the Registration Statement on Form S-4 filed by you with the Securities and Exchange Commission (the "Commission") on or about this date (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock, Class A (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Shares.



     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.



     We consent to the use of this Opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and any amendment thereto.



                                          Very truly yours,



                                          WILSON SONSINI GOODRICH & ROSATI


                                          Professional Corporation



                                          /s/ WILSON SONSINI GOODRICH & ROSATI



                                      11-5

                                 EXHIBIT INDEX



                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
 NUMBER                                  DESCRIPTION                                     PAGE
- --------   ------------------------------------------------------------------------  ------------
  3.1      Second Amended and Restated Certificate of Incorporation.*..............
  3.2(2)   Bylaws as amended. .....................................................
  4.1(2)   Article III of Restated Certificate of Incorporation (See Exhibit
           3.1). ..................................................................
  4.2(2)   Form of Certificate for Common Stock. ..................................
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati (regarding legality of securities being offered) (see page II-5). .............................
 10.1(2)   Form of Indemnification Agreement. .....................................
 10.2(2)   Amended and Restated Registration Agreement dated March 19, 1993 among the Registrant, The Dun & Bradstreet Corporation ("D&B") and Dun &
           Bradstreet Enterprises, Inc. ...........................................
 10.3(2)   Stockholder's Agreement dated as of March 19, 1993 by and between the
           Registrant and D&B. ....................................................
 10.4(1)   Lease dated December 29, 1994 by and between Soundview Farms and the
           Registrant related to premises at 56 Top Gallant Road, 70 Gatehouse
           Road, and 88 Gatehouse Road, Stamford, Connecticut.Address(es): ........
 10.6(2)   Long Term Incentive Plan (Tenure Plan), including form of Employee Stock
           Purchase Agreement. ....................................................
 10.7(3)   1991 Stock Option Plan, as amended, including form of Stock Option
           Agreement. .............................................................
 10.8(2)   1993 Director Stock Option Plan. .......................................
 10.9(2)   Employee Stock Purchase Plan. ..........................................
10.10(4)   1994 Long Term Stock Option Plan. ......................................
10.11(1)   Forms of Master Client Agreement. ......................................
10.12(2)   Commitment Letter dated July 16, 1993 from The Bank of New York. .......
10.13(3)   Commitment Letter dated July 5, 1994 from Chemical Connecticut
           Corporation. ...........................................................
10.14(2)   Indemnification Agreement dated April 16, 1993 by and among the
           Registrant, D&B and the Fund. ..........................................
10.15(1)   Research Sharing Agreement dated May 17, 1995 between Registrant and
           SoundView Financial Group. .............................................
 11.1(1)   Computation of Net Income per Common Share. ............................
 13.1(1)   Annual Report to Stockholders. .........................................
 21.1(1)   Subsidiaries of Registrant. ............................................
 23.1      Consent of Price Waterhouse LLP ........................................
 23.2      Consent of Arthur Andersen LLP .........................................
 23.3      Report of Price Waterhouse LLP on Financial Statement Schedule. ........
 25.1      Power of Attorney. (see page II-4). ....................................
 99.1      Form of J3 Learning Corporation Proxy ..................................


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  * Previously filed.


(1) Incorporated by reference from the Gartner's Annual Report on Form 10-K, dated as of December 21, 1995.

(2) Incorporated by reference from the Gartner's Registration Statement on Form S-1, as amended, effective October 4, 1993.

(3) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on November 3, 1994.


(4) Incorporated by reference from Gartner's Registration Statement on Form S-8 as filed on May 18, 1995.